Exhibit 2.1

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

DFB HEALTHCARE ACQUISITIONS CORP.

BM AH HOLDINGS, LLC,

ACCESS POINT MEDICAL, INC.,

DFB MERGER SUB LLC,

ADAPTHEALTH HOLDINGS LLC,

CLIFTON BAY OFFSHORE INVESTMENTS L.P.,

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.,

BMSB L.P.,

BLUEMOUNTAIN FUSAN FUND L.P.,

and

AH REPRESENTATIVE LLC,

as the COMPANY UNITHOLDERS’ REPRESENTATIVE

Dated as of July 8, 2019

i

EXHIBIT A	Form of Registration Rights Agreement
EXHIBIT B-1	BM Blocker Certificate of Merger
EXHIBIT B-2	A Blocker Certificate of Merger
EXHIBIT C	Form of Surviving Company LLC Agreement
EXHIBIT D	Form of Amended and Restated Certificate of Incorporation of DFB Healthcare
EXHIBIT E	Directors and Officers of DFB Healthcare
EXHIBIT F	Form of Tax Receivable Agreement
EXHIBIT G	Form of Exchange Agreement
EXHIBIT H	Form of Board Designation Letter Agreement

AGREEMENT AND PLAN OF MERGER, dated as of July 8, 2019 (this “Agreement”), by and among DFB Healthcare Acquisitions Corp., a Delaware corporation (“DFB Healthcare”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), and, solely for purposes of Section 7.20, the BM Blocker Sellers and, solely for purposes of Section 7.21, the A Blocker Seller.

WHEREAS, Merger Sub is a wholly-owned direct subsidiary of DFB Healthcare;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 18-209 of the Delaware Limited Liability Company Act (the “DLLCA”) and Section 264 of the DGCL, immediately prior to the Effective Time, the BM Blocker will merge with and into DFB Healthcare (the “BM Blocker Merger”), with DFB Healthcare surviving the BM Blocker Merger;

WHEREAS, subject to Section 7.18, upon the terms and subject to the conditions of this Agreement and in accordance with Section 251 of the DGCL, immediately prior to the Effective Time, the A Blocker will merge with and into DFB Healthcare (the “A Blocker Merger” and, together with the BM Blocker Merger, the “Blocker Mergers”), with DFB Healthcare surviving the A Blocker Merger;

WHEREAS, upon the terms and subject to the conditions of this Agreement and in accordance with Section 18-209 of the DLLCA, DFB Healthcare and the Company will enter into a business combination transaction pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a partially owned subsidiary of DFB Healthcare;

WHEREAS, (a) all members of the board of managers of the Company (the “Company Board”) and (b) the members of the Company holding all the outstanding Company Membership Units entitled to vote have unanimously authorized and approved this Agreement, the Merger and the other transactions contemplated by this Agreement upon the terms and subject to the conditions of this Agreement and in accordance with the DLLCA and the Company’s Organizational Documents;

WHEREAS, the Board of Directors of DFB Healthcare (the “DFB Healthcare Board”) has unanimously (a) approved and adopted this Agreement and declared its advisability and approved the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Exchange Agreement and the Surviving Company LLC Agreement and issuable to the Blocker Sellers hereunder, in each case, in connection with the transactions contemplated by this Agreement and (b) recommended the approval and adoption of this Agreement by the stockholders of DFB Healthcare;

WHEREAS, DFB Healthcare, as the sole member of Merger Sub, has authorized and approved this Agreement and the transactions contemplated by this Agreement, upon the terms and subject to the conditions of this Agreement and in accordance with the DLLCA;

WHEREAS, as of the date hereof, Deerfield has entered into that certain Deerfield PIPE Agreement with DFB Healthcare pursuant to which Deerfield has agreed, subject to the terms and conditions set forth therein, to subscribe for and purchase up to ten million (10,000,000) shares of DFB Healthcare Common Stock in connection with the Closing;

WHEREAS, as of the date hereof, the Company, the BM Blocker and BlueMountain Entities, immediately prior to the execution and delivery of this Agreement, have entered into a letter agreement (the “BM Letter Agreement”) pursuant to which, among other things, immediately prior to the Closing, (a) the BM Note (as such term is defined in the Company LLC Agreement) shall be cancelled and the Company shall issue amended and restated promissory notes (collectively, the “BM Replacement Notes”) made by the Company in favor of the BlueMountain Entities (or its affiliates or permitted transferees) with the aggregate initial principal value set forth in the BM Letter Agreement, and (b) the BM Capped Common Units (as such term is defined in the Company LLC Agreement) shall be cancelled and the Company shall issue notes (the “BM Redemption Notes”) made by the Company in favor of the BM Blocker and BlueMountain Summit Opportunities Fund II (US) L.P. with the aggregate initial principal value set forth in the BM Letter Agreement (such aggregate initial principal value, the “BM Redemption Note Principal”);

WHEREAS, DFB Healthcare and certain Company Unitholders, concurrently with the execution and delivery of this Agreement, have entered into the Lock-up Agreement, dated as of the date hereof (the “Lock-up Agreement”) and concurrently with the Closing, will enter into the Registration Rights Agreement, substantially in the form of Exhibit A (the “Registration Rights Agreement”); and

WHEREAS, certain stockholders of DFB Healthcare and the Company, concurrently with the execution and delivery of this Agreement, have entered into an assignment and assumption agreement, dated as of the date hereof (the “Founders Equity Transfer Agreement”), pursuant to which certain retained founder shares and warrants of DFB Healthcare would be transferred by such stockholders to the Company (or its permitted assigns) in accordance with the terms therein.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, DFB Healthcare, Merger Sub and the Company hereby agree as follows.

ARTICLE I

THE MERGERS AND OTHER TRANSACTIONS

SECTION 1.01                                      The Mergers.

(a)                                 Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DLLCA and the DGCL, immediately prior to the Effective Time, the BM Blocker shall be merged with and into DFB Healthcare.  As a result of the BM Blocker Merger, the separate limited liability company existence of the BM Blocker shall cease and DFB Healthcare shall continue as the surviving company of the BM Blocker Merger.

(b)                                 Subject to Section 7.18, upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DGCL, immediately prior to the Effective Time, the A Blocker shall be merged with and into DFB Healthcare.  As a result of the A Blocker Merger, the separate limited liability company existence of the A Blocker shall cease and DFB Healthcare shall continue as the surviving company of the A Blocker Merger.

(c)                                  Upon the terms and subject to the conditions set forth in Article VIII, and in accordance with the DLLCA, at the Effective Time, Merger Sub shall be merged with and into the Company.  As a result of the Merger, the separate limited liability company existence of Merger Sub shall cease and the Company shall continue as the surviving company of the Merger (the “Surviving Company”).

SECTION 1.02                                      Closing.  Unless this Agreement is terminated earlier pursuant to Article IX, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by DFB Healthcare and the Company, which date shall be as soon as practicable (the “Closing Date”) following the satisfaction or waiver (to the extent such waiver is permitted by applicable Law) of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time) (but in no event later than the second (2nd) Business Day following such satisfaction or waiver of such conditions), at the offices of Greenberg Traurig, LLP, 200 Park Avenue, New York, New York 10166, unless another date, time or place is agreed to in writing by DFB Healthcare and the Company.

SECTION 1.03                                      Effective Time.

(a)                                 Subject to the provisions of this Agreement, as soon as practicable on the Closing Date, the parties hereto shall cause the BM Blocker Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit B-1 with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DLLCA and the DGCL (the “BM Blocker Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the BM Blocker Merger.  The BM Blocker Merger shall become effective at the time that the properly executed and certified copy of the BM Blocker Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such BM Blocker Certificate of Merger and specified in the BM Blocker Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “BM Blocker Effective Time”).

(b)                                 Subject to the provisions of this Agreement, including Section 7.18, as soon as practicable on the Closing Date, the parties hereto shall cause the A Blocker Merger to be consummated by filing a certificate of merger in substantially the form attached hereto as Exhibit

B-2 with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DGCL (the “A Blocker Certificate of Merger”), and shall make all other filings, recordings or publications required under the DGCL in connection with the A Blocker Merger.  The A Blocker Merger shall become effective at the time that the properly executed and certified copy of the A Blocker Certificate of Merger is filed with the Secretary of State of the State of Delaware, or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such A Blocker Certificate of Merger and specified in the A Blocker Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “A Blocker Effective Time” and, together with the BM Blocker Effective Time, the “Blocker Effective Times”).

(c)                                  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date following the Blocker Effective Times, the parties hereto shall cause the Merger to be consummated by filing a certificate of merger, in a form to be reasonably agreed between the Company and DFB Healthcare, with the Secretary of State of the State of Delaware, executed in accordance with, and in such form as is required by, the relevant provisions of the DLLCA (the “Certificate of Merger”), and shall make all other filings, recordings or publications required under the DLLCA in connection with the Merger.  The Merger shall become effective at the time that the properly executed and certified copy of the Certificate of Merger is filed with the Secretary of State of the State of Delaware or, to the extent permitted by applicable Law, at such later time as is agreed to by the parties hereto prior to the filing of such Certificate of Merger and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

SECTION 1.04                                      Effect of the Mergers.

(a)                                 At the BM Blocker Effective Time, the effect of the BM Blocker Merger shall be as provided in the applicable provisions of the DLLCA and the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the BM Blocker Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the BM Blocker shall vest in DFB Healthcare, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the BM Blocker shall become the debts, liabilities, obligations, restrictions, disabilities and duties of DFB Healthcare.

(b)                                 Subject to Section 7.18, at the A Blocker Effective Time, the effect of the A Blocker Merger shall be as provided in the applicable provisions of the DGCL.  Without limiting the generality of the foregoing, and subject thereto, at the A Blocker Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the A Blocker shall vest in DFB Healthcare, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the A Blocker shall become the debts, liabilities, obligations, restrictions, disabilities and duties of DFB Healthcare.

(c)                                  At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DLLCA.  Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, immunities, powers, franchises licenses and authority of the Company and Merger Sub shall vest in the Surviving Company, and all debts, liabilities, obligations, restrictions, disabilities and duties of each of the Company and

Merger Sub shall become the debts, liabilities, obligations, restrictions, disabilities and duties of the Surviving Company.

SECTION 1.05                                      Organizational Documents.

(a)                                 The DFB Healthcare Certificate of Incorporation in effect at each Blocker Effective Time shall be the certificate of incorporation of DFB Healthcare until amended in accordance with applicable Law.

(b)                                 At the Effective Time, the limited liability company agreement of the Surviving Company shall be, and the parties shall take or cause to be taken all action required to cause the limited liability company agreement of the Surviving Company to be, amended and restated to be substantially in the form attached hereto as Exhibit C (the “Surviving Company LLC Agreement”), until thereafter amended in accordance with such limited liability company agreement and applicable Law.

(c)                                  At the Closing, subject to receipt of approval by the stockholders of DFB Healthcare at the DFB Healthcare Stockholders Meeting, DFB Healthcare shall amend and restate the DFB Healthcare Certificate of Incorporation substantially in the form attached hereto as Exhibit D (the “A&R DFB Healthcare COI”), which shall include changing DFB Healthcare’s name to include the word “AdaptHealth”.

SECTION 1.06                                      Directors and Officers.

(a)                                 The board of directors of DFB Healthcare following each Blocker Effective Time and prior to Effective Time shall consist of the board of directors of DFB Healthcare immediately prior to such Blocker Effective Time.

(b)                                 DFB Healthcare shall be the initial manager of the Surviving Company and the officers of the Company as of immediately prior to the Effective Time shall be the initial officers of the Surviving Company.

(c)                                  The parties shall cause the DFB Healthcare Board and the officers of DFB Healthcare as of immediately following the Effective Time to be comprised of the individuals set forth on Exhibit E, each to hold office in accordance with the A&R DFB Healthcare COI and the bylaws of DFB Healthcare until their successors are duly elected and qualified.

SECTION 1.07                                      Trust Disbursement; Contribution of Deerfield PIPE Agreement Proceeds.

(a)                                 At the Effective Time, and upon the terms and subject to the conditions of this Agreement (i) in accordance with the DFB Healthcare Certificate of Incorporation, the Delaware General Corporations Law, and the Trust Agreement, DFB Healthcare shall cause the Trustee to distribute the proceeds of the Trust Fund (the “Trust Account Cash”) in accordance with the Trust Agreement, to the Surviving Company and (ii) DFB Healthcare shall contribute the proceeds from the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement (the “PIPE Proceeds”) to the Surviving Company.

(b)                                 In exchange for the contributions of DFB Healthcare to the Surviving Company of the Trust Account Cash and the PIPE Proceeds, the Surviving Company shall issue to DFB Healthcare, in exchange therefor, a number of Surviving Company Common Units equal to the aggregate number of shares of DFB Healthcare Common Stock outstanding after giving effect to the number of Redemption Shares and the shares of DFB Healthcare Common Stock issued pursuant to the Deerfield PIPE Agreement or any other similar agreement (but excluding any shares of DFB Healthcare Common Stock issued as Blocker Merger Consideration).

ARTICLE II

CONVERSION OF SECURITIES; EXCHANGE OF CERTIFICATES

SECTION 2.01                                      Conversion of Blocker Units and Blocker Shares.

(a)                                 At the BM Blocker Effective Time, by virtue of the BM Blocker Merger and without any action on the part of DFB Healthcare, Merger Sub, or the BM Blocker, the membership interests of the BM Blocker issued and outstanding as of immediately prior to the BM Blocker Effective Time shall be cancelled and shall cease to exist and converted into the right to receive (i) the number of shares of DFB Healthcare Common Stock set forth in the Payment Spreadsheet (the “BM Blocker Merger Closing Consideration”), and (ii) one or more of the BM Redemption Notes with an initial principal value equal to the allocable portion of the BM Redemption Note Principal based on the percentage of the BM Capped Common Units held by the BM Blocker.

(b)                                 At the A Blocker Effective Time, by virtue of the A Blocker Merger and without any action on the part of DFB Healthcare or the A Blocker, the outstanding capital stock of the A Blocker issued and outstanding as of immediately prior to the A Blocker Effective Time shall be cancelled and shall cease to exist and converted into the right to receive the number of shares of DFB Healthcare Common Stock set forth in the Payment Spreadsheet (the “A Blocker Merger Closing Consideration” and collectively with the Contingent Consideration payable to the A Blocker Seller, the “A Blocker Merger Consideration”).

(c)                                  The Parties intend that the Blocker Mergers will each be treated as a reorganization within the meaning of Section 368(a)(1)(A) of the Code and that this Agreement is intended to constitute, and is hereby be adopted as a plan of reorganization for U.S. federal income tax purposes (and applicable state and local tax purposes).

SECTION 2.02                                      Conversion of Company Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of DFB Healthcare, Merger Sub, the Company or the holders of any of the following securities:

(a)                                 Each Company Membership Unit issued and outstanding immediately prior to the Effective Time (other than the Company Membership Units held by DFB Healthcare) shall be canceled and shall be converted into the right to receive the number of Consideration Units set forth in the Payment Spreadsheet (the “Closing Stock Consideration,” and collectively with the Contingent Consideration payable to the Company Unitholders, the “Company Merger

Consideration”), with each Company Unitholder to receive the right to receive the number of Consideration Units set forth opposite such holder’s name as set forth on the Payment Spreadsheet;

(b)                                 Each Incentive Unit that is outstanding immediately prior to the Effective Time shall be canceled and shall be converted into the right to receive the number of Consideration Units set forth in the Payment Spreadsheet, with each holder of an Incentive Unit to receive the number of Consideration Units set forth opposite such holder’s name on the Payment Spreadsheet (such Consideration Units, collectively with the BM Blocker Merger Closing Consideration, the A Blocker Merger Consideration and the Company Merger Consideration, the “Merger Consideration”).  Each Consideration Unit received in exchange for the cancellation of an Incentive Unit shall be subject to the same vesting terms and conditions as were applicable to the Incentive Unit immediately prior to the Effective Time, except that all performance-based vesting conditions (including, without limitation, any vesting conditions based on the achievement of certain valuation thresholds as of a specified date or the consummation of a specific transaction) shall be deemed satisfied in full as of the Effective Time.  The Company shall take all actions reasonably necessary or appropriate to effectuate the treatment of the Incentive Units as contemplated by this Section 2.02(b).

(c)                                  Each membership interest of Merger Sub issued and outstanding as of immediately prior to the Effective Time shall automatically be cancelled and shall cease to exist as of the Effective Time.

SECTION 2.03                                      Contingent Consideration.

(a)                                 Following the Closing, in addition to the consideration to be received pursuant to Section 2.01 and Section 2.02(a) of this Agreement and as part of the overall Merger Consideration, but subject to Section 7.19, the Surviving Company shall issue additional Consideration Units to the Company Unitholders and additional shares of DFB Healthcare Common Stock to applicable Blocker Sellers as follows, with the number of shares of DFB Healthcare Common Stock and Consideration Units allocated between the Company Unitholders and each applicable Blocker Seller, as applicable, based on the relative number of shares of DFB Healthcare Common Stock and Consideration Units, as applicable, received thereby as part of the Closing Merger Consideration, as applicable, and as set forth in the Payment Spreadsheet:

(i)                                     One Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $15.00 or greater during the month of December in 2020 (the “First Stock Target”) (such 1,000,000 shares, the “First Contingent Consideration”);

(ii)                                  An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $18.00 or greater during the month of December in 2021 (the “Second Stock Target”) (such 1,000,000 shares, the “Second Contingent Consideration”); and

(iii)                               An additional one Million (1,000,000) Consideration Units and shares of DFB Healthcare Common Stock in the aggregate, in the event that the average Trading Price of the DFB Healthcare Common Stock is $22.00 or greater during the month of December in 2022 (the “Third Stock Target” and, together with the First Stock Target and Second Stock Target, the “Stock Targets”) (such 1,000,000 shares, the “Third Contingent Consideration” and together with the First Contingent Consideration and Second Contingent Consideration, the “Contingent Consideration”).

(b)                                 If any of the Stock Targets set forth in Section 2.03(a) shall have been achieved, DFB Healthcare shall promptly notify the Company Unitholders’ Representative of such achievement and, within fifteen (15) Business Days following the achievement of the applicable Stock Target, DFB Healthcare shall cause the applicable Contingent Consideration to be issued in accordance with the instructions of the Company Unitholders’ Representative for distribution to each Company Unitholder and any applicable Blocker Seller as specified in the Payment Spreadsheet.  If the Company Unitholders’ Representative believes that any of the Stock Targets set forth in Section 2.03(a) have been achieved and DFB Healthcare does not notify the Company Unitholders’ Representative of such achievement or cause the applicable Contingent Consideration to be issued, the Company Unitholders’ Representative shall be entitled to deliver a written notice of objection to DFB Healthcare within thirty (30) Business Days following the last day of the month in which the Company Unitholders’ Representative believes that such Stock Target was achieved (an “Objection Notice”).  If the Company Unitholders’ Representative delivered an Objection Notice, DFB Healthcare and the Company Unitholders’ Representative shall, during the 30-day period following such objection, negotiate in good faith to reach an agreement.  If, upon completion of such 30-day period, the Company Unitholders’ Representative and DFB Healthcare are unable to reach agreement, they shall promptly thereafter cause an independent accounting firm reasonably acceptable to the Company Unitholders’ Representative and DFB Healthcare (the “Independent Accountant”) to review this Agreement and the disputed price and/ or dates for the purpose determining whether such Stock Target was achieved; provided that Independent Accountant may consider only those items as to which the Company Unitholders’ Representative and DFB Healthcare have disagreed; provided, further, that the Independent Accountant shall act as an expert and not as an arbitrator.  The Company Unitholders’ Representative and DFB Healthcare shall require the Independent Accountant to deliver to them, as promptly as practicable, its determination of whether such Stock Target was achieved.  Such determination will be final and binding upon the parties hereto.  The fees and expenses charged by the Independent Accountant in its determination of whether such Stock Target was achieved shall be borne by the party who was unsuccessful in such determination.

(c)                                  In the event that a Change of Control of the Surviving Company or DFB Healthcare occurs prior to the earlier of (i) the time when all Contingent Consideration has been delivered to the Company Unitholders’ Representative after the achievement of the Stock Targets and (ii) December 31, 2023, the remaining portion of the applicable Contingent Consideration to be received pursuant to Section 2.01 or Section 2.02(a) shall immediately vest and the Company Unitholders and the applicable Blocker Sellers shall be entitled to receive such applicable Contingent Consideration.  For the purposes of this Agreement, a “Change of Control” shall have been deemed to occur with respect to DFB Healthcare or the Surviving Company upon:

(i)                                     the sale, lease, license, distribution, dividend or transfer, in a single transaction or a series of related transactions, of 50% or more of the assets of DFB Healthcare or the Surviving Company, as applicable, and its subsidiaries taken as a whole;

(ii)                                  a merger, consolidation or other business combination of DFB Healthcare (or any subsidiary or subsidiaries that alone or together represent all or substantially all of the consolidated business of DFB Healthcare at that time) or any successor or other entity holding all or substantially all of the assets of DFB Healthcare and its subsidiaries that results in the stockholders of DFB Healthcare (or such subsidiary or subsidiaries) or any successor or other entity holding all or substantially all of the assets of DFB Healthcare and its subsidiaries or the surviving entity thereof, as applicable, immediately before the consummation of such transaction or series of related transactions holding, directly or indirectly, less than 50% of the voting power of DFB Healthcare (or such subsidiary or subsidiaries) or any successor, other entity or surviving entity thereof, as applicable, immediately following the consummation of such transaction or series of related transactions; or

(iii)                               any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Closing Date) shall obtain beneficial ownership (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) of the voting stock of DFB Healthcare representing more than 50% of the voting power of the capital stock of DFB Healthcare entitled to vote for the election of directors of DFB Healthcare.

(d)                                 The Contingent Consideration and the Stock Targets shall be adjusted to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into DFB Healthcare Common Stock), reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to DFB Healthcare Common Stock, occurring on or after the date hereof and prior to the time any such Contingent Consideration is delivered to the Company Unitholders and applicable Blocker Sellers, if any.

SECTION 2.04                                      Limited Liability Company Interest Transfer Books.  At the Effective Time, the limited liability company interest transfer books of the Company shall be closed and there shall be no further registration of transfers of Company Membership Units thereafter on the records of the Company.  From and after the Effective Time, the holders of Company Membership Units outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Company Membership Units, except as otherwise provided in this Agreement or by Law.  For the avoidance of doubt, this Section 2.04 shall not affect the limited liability company interest transfer books of the Surviving Company, the holders of Consideration Units or any rights with respect thereto.

SECTION 2.05                                      Payment Spreadsheet.  Not less than five (5) Business Days prior to the Effective Time, the Company shall deliver to DFB Healthcare, a schedule setting forth the Merger Consideration (which shall include the breakdown of Closing Stock Consideration and Contingent Consideration for each Company Unitholder, and the breakdown of the BM Blocker Merger Closing Consideration, the A Blocker Merger Closing Consideration and Contingent Consideration for each Blocker Seller) payable to the Company Unitholders and the Blocker

Sellers (the “Payment Spreadsheet”).  The allocation of the Merger Consideration among the Company Unitholders and the Blocker Sellers shall be determined in accordance with the provisions of the Company LLC Agreement governing the allocation of such consideration (unless any Company Unitholder or Blocker Seller provides its written consent to a different basis of determination); provided, that, for the avoidance of doubt, with respect to any Blocker, such Merger Consideration shall be payable to the applicable Blocker Seller.  The sum of (i) the number of shares of DFB Healthcare Common Stock issuable pursuant to the Blocker Mergers at Closing as provided in Section 2.01(a) and (b) as set forth on the Payment Spreadsheet and (ii) the number of Consideration Units issuable to the Company Unitholders at Closing pursuant to the Merger as provided in Section 2.02 and as set forth on the Payment Spreadsheet shall be equal to (A) the Aggregate Merger Closing Consideration Amount divided by (B) $10.00.  The allocation of the Merger Consideration set forth in the Payment Spreadsheet shall be binding on all parties and shall be used by DFB Healthcare and Merger Sub for purposes of issuing the Merger Consideration to the Blocker Sellers and the Company Unitholders pursuant to this Article II.  In issuing the Merger Consideration pursuant to this Article II, DFB Healthcare and Merger Sub shall be entitled to rely fully on the allocation of the Merger Consideration set forth in the Payment Spreadsheet.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

As an inducement to DFB Healthcare and Merger Sub to enter into this Agreement, except as set forth in the Company’s disclosure schedule (the “Company Disclosure Schedule”), the Company hereby represents and warrants to DFB Healthcare and Merger Sub as follows:

SECTION 3.01                                      Organization and Qualification; Subsidiaries.

(a)                                 Each of the Company and each subsidiary of the Company (each a “Company Subsidiary”) is a limited liability company or other organization duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization.  Each of the Company and each Company Subsidiary has the requisite limited liability company or other organizational power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a Company Material Adverse Effect.  Each of the Company and each Company Subsidiary is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a Company Material Adverse Effect.

(b)                                 A true and complete list of all the Company Subsidiaries, together with the jurisdiction of organization or incorporation of each Company Subsidiary and the percentage of the outstanding ownership interest of each Company Subsidiary owned by the Company and each other Company Subsidiary, in each case, as of the date hereof, is set forth in Section 3.01(b) of the Company Disclosure Schedule, which has been prepared by the Company and delivered by the Company to DFB Healthcare and Merger Sub prior to the execution and delivery of this

Agreement.  Except as disclosed in Section 3.01(b) of the Company Disclosure Schedule, the Company does not directly or indirectly own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

SECTION 3.02                                      Organizational Documents.  The Company has heretofore furnished to DFB Healthcare a complete and correct copy of the certificate of formation and the limited liability company agreement or equivalent organizational documents, each as amended to date, of the Company and each Company Subsidiary.  Such Organizational Documents are in full force and effect.  Neither the Company nor any Company Subsidiary is in material violation of any of the material provisions of its Organizational Documents.

SECTION 3.03                                      Capitalization.

(a)                                 The outstanding membership interest or other equity interests of the Company and each Company Subsidiary: (i) have been duly authorized and validly issued and are fully paid and nonassessable; (ii) were issued in compliance in all material respects with applicable Law; and (iii) were not issued in breach or violation of any Contract or preemptive rights, rights of first refusal or other similar rights.

(b)                                 As of the date hereof, the outstanding membership interest of the Company consists of 234,171.24 units designated as Common Units (“Company Common Units”) and the Incentive Units (collectively, the “Company Membership Units”), all of which are held by the persons listed in Section 3.03(b) of the Company Disclosure Schedule.  Except for the membership interests held by the members as set forth in Section 3.03(b) of the Company Disclosure Schedule, no membership or other equity or voting interest of the Company, or options, warrants or other rights to acquire any such membership or other equity or voting interest, of the Company is issued and outstanding.

(c)                                  There are no outstanding or authorized options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to any membership interests in the Company or obligating the members or the Company to issue or sell any membership interests, or any other interest, in the Company.  Other than the Organizational Documents, there are no voting trusts, proxies or other agreements or understandings in effect with respect to the voting or transfer of any of the membership interests.  No holder of Company Membership Units has appraisal rights for any such units in connection with the Merger or the other transaction contemplated by this Agreement.

SECTION 3.04                                      Authority Relative to This Agreement.  The Company has all necessary power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by the Company and the consummation by the Company of the Transactions have been duly and validly authorized by all members of the Company Board and the requisite members of the Company holding all the outstanding Company Membership Units entitled to vote, and no other proceedings on the part of the Company or its members are necessary to authorize this Agreement or to consummate the Transactions (other than, with respect to the Merger, the filing and recordation of appropriate merger documents as required by the DLLCA).  This Agreement has been duly and validly executed and delivered by the Company and, assuming due authorization, execution and delivery by DFB Healthcare and Merger Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, by general equitable principles (the “Remedies Exceptions”).

SECTION 3.05                                      No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not: (i) conflict with or violate the Organizational Documents of the Company or any Company Subsidiary; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 3.05(b) have been obtained and all filings and obligations described in Section 3.05(b) have been made, conflict with or violate any United States federal or state, or non-United States, statute, law, ordinance, regulation, rule, code, restriction, executive order, injunction, judgment, directive, decree or other order (“Law”) applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of the Company or any Company Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, (including any Company Permit) franchise or other instrument or obligation binding on the Company or any Company Subsidiary, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a Company Material Adverse Effect.

(b)                                 The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any United States federal, state, county or local or non-United States government, governmental, regulatory or administrative authority, agency, instrumentality or commission or any court, tribunal, or judicial or arbitral body (a “Governmental Authority”), except (i) for applicable requirements, if any, of the Exchange Act, state securities or “blue sky” laws (“Blue Sky Laws”) and state takeover laws, the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay the Company’s ability to consummate the transactions contemplated hereby.

SECTION 3.06                                      Permits; Compliance.  Each of the Company and the Company Subsidiaries is in possession of all franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for each of the Company or the Company Subsidiaries to own, lease and operate its properties or to carry on its business as it is now being conducted (the “Company Permits”), except where failure to have such Company Permits would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole.  The Company Permits held by the Company and the Company Subsidiaries are valid and in full force and effect in all material respects, and no suspension, revocation, involuntary termination or cancellation of any of the Company Permits is pending or, to the knowledge of the Company, threatened in writing.  Neither the Company nor any Company Subsidiary is or during the past three (3) years has been, in material conflict with, or in material default, breach or violation of, (a) any Law applicable to the Company or any Company Subsidiary or by which any property or asset of the Company or any Company Subsidiary is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, Company Permit, franchise or other instrument or obligation to which the Company or any Company Subsidiary is a party or by which the Company or any Company Subsidiary or any property or asset of the Company or any Company Subsidiary is bound, in each case, except for any such conflicts, defaults, breaches or violations that would not reasonably be expected to have a Company Material Adverse Effect.  None of the Company or the Company Subsidiaries have been charged with or received notice that it is under investigation with respect to a material violation of any applicable Law that remains unresolved as of the date hereof.  The Company and the Company Subsidiaries have filed all material reports required to be filed with any Governmental Authority on or prior to the date hereof.

SECTION 3.07                                      Financial Statements.

(a)                                 The Company has delivered to DFB Healthcare true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2016, December 31, 2017 and December 31, 2018 and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for each of the years then ended (collectively, the “Audited Financial Statements”), which are attached as Section 3.07(a) of the Company Disclosure Schedule, and which contains an unqualified report of the Company’s auditors.  Each of the Audited Financial Statements (including the notes thereto) was prepared in accordance with United States generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of the Company and the consolidated Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein.

(b)                                 The Company has made available to DFB Healthcare a true and complete draft of the consolidated unaudited balance sheet of the Company and the Company Subsidiaries as of March 31, 2019 (the “2019 Balance Sheet”), and a draft of the related unaudited consolidated statements of income and cash flows of the Company and the Company Subsidiaries for the 3-month period then ended, which are attached as Section 3.07(b) of the Company Disclosure Schedule.  Such unaudited financial statements were prepared in accordance with GAAP applied on a consistent basis throughout the periods indicated (except for the omission of footnotes and subject to year-end adjustments) and fairly present, in all material respects, the financial position, results of operations and cash flows of the Company and the Company Subsidiaries as at the date thereof and for the period indicated therein, except as otherwise noted therein and subject to normal year-end adjustments and the absence of footnote disclosure.

(c)                                  Except as and to the extent set forth on the 2019 Balance Sheet, neither the Company nor any Company Subsidiary has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business or in connection with the Transactions since the date of such 2019 Balance Sheet; (ii) obligations for future performance under any contract to which the Company or any Company Subsidiary is a party; or (iii) liabilities and obligations which are not, individually or in the aggregate, material to the Company and the Company Subsidiaries taken as a whole.

(d)                                 The Company maintains a standard system of accounting established and administered in accordance with GAAP.  The Company has designed and maintains a system of internal controls over financial reporting sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.  The Company and its Company Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

SECTION 3.08                                      Absence of Certain Changes or Events.  Since the date of the 2019 Balance Sheet, except as set forth in Section 3.08 of the Company Disclosure Schedule, or as expressly contemplated by this Agreement, (a) the Company and the Company Subsidiaries have conducted their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any Company Material Adverse Effect, and (c) none of the Company or any Company Subsidiary has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.01 (other than Section 6.01(b)(viii)).

SECTION 3.09                                      Absence of Litigation.  Except as set forth in Section 3.09 of the Company Disclosure Schedule or except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, there is no litigation, suit, claim, action, proceeding or investigation (an “Action”) pending or, to the knowledge of the Company, threatened in writing against the Company or any Company Subsidiary, or any property or asset of the Company or any Company Subsidiary, before any Governmental Authority (other than routine claims for benefits pursuant to a Plan).  Except as set forth in Section 3.09 of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary nor any material property or asset of the Company or any Company Subsidiary is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the Company, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 3.10                                      Employee Benefit Plans.

(a)                                 Section 3.10(a) of the Company Disclosure Schedule lists all material Plans.

(b)                                 With respect to each Plan set forth on Section 3.10(a) of the Company Disclosure Schedule, to the extent applicable, the Company has furnished to DFB Healthcare (i) a true and complete copy of each Plan, trust, group insurance contract and/or other funding arrangement, (ii) copies of the most recent summary plan descriptions and summary of material modifications, (iii) copies of the three (3) most recently filed Internal Revenue Service (“IRS”) Form 5500 annual reports and accompanying schedules, (iv) copies of the most recently received IRS determination letter for each such Plan and (v) copies of the non-discrimination testing results, if applicable, for the past three (3) plan years.

(c)                                  None of the Plans is nor was within the past six (6) years, and neither the Company, any Company Subsidiaries nor any of their ERISA Affiliates has or reasonably expected to have any liability or obligation (but excluding any liability or obligation in respect of any products sold by the Company or any Company Subsidiary) under: (i) a multiemployer plan (within the meaning of Section 3(37) or 4001(a)(3) of ERISA) (a “Multiemployer Plan”), (ii) a plan subject to Section 412 of the Code and/or Title IV of ERISA or (iii) a multiple employer plan subject to Section 413(c) of the Code.  Except as set forth on Section 3.10 (c) of the Company Disclosure Schedule, none of the Plans provides for or promises retiree medical or life insurance benefits to any current or former employee, officer, director, manager or consultant of the Company or any Company Subsidiary after termination of employment or service except as may be required under Section 4980B of the Code and Parts 6 and 7 of Title I of ERISA and the regulations thereunder.  Each of the Plans is subject only to the Laws of the United States or a political subdivision thereof.

(d)                                 Except as set forth on Section 3.10(d) of the Company Disclosure Schedule, none of the Plans obligates the Company or any Company Subsidiary to pay separation, severance, termination or similar-type benefits solely as a result of the transactions contemplated by this Agreement.  The consummation of the transaction contemplated by this Agreement will not (either alone or in combination with another event) result in any payment or benefit to any “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) that would not be deductible as a result of the application of Section 280G of the Code from and after the Closing.

(e)                                  Each Plan is now and for the past six (6) years has been operated in all material respects in accordance with its terms and the requirements of all applicable Laws including, without limitation, ERISA and the Code.  The Company and the Company Subsidiaries have performed in all material respects all obligations required to be performed by them under the Plans.

(f)                                   No Action is pending or, to the knowledge of the Company, threatened with respect to any Plan (other than claims for benefits in the ordinary course).

(g)                                  Each Plan that is intended to be qualified under Section 401(a) of the Code or Section 401(k) of the Code has timely received a favorable determination letter from the IRS that the Plan is so qualified, and, to the knowledge of the Company, no fact or event has occurred since the date of such determination letter or letters from the IRS that would reasonably be expected to result in the Plan failing to be so qualified.

(h)                                 To the knowledge of the Company, there has not been any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) nor any reportable events (within the meaning of Section 4043 of ERISA) with respect to any Plan.  Neither the Company nor any Company Subsidiary has incurred any liability under, arising out of or by operation of Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course), including, without limitation, any liability in connection with (i) the termination or reorganization of any employee benefit plan subject to Title IV of ERISA, or (ii) the withdrawal from any Multiemployer Plan or multiple employer plan subject to Section 413(c) of the Code, and no fact or event exists which could reasonably be expected to give rise to any such liability.  There have been no acts or omissions by the Company or, to the knowledge of the Company, any ERISA Affiliate that have given rise to any fines, penalties, taxes or related charges under Sections 502 or 4071 of ERISA or Section 511 or Chapter 43 of the Code for which the Company, any Company Subsidiary or DFB Healthcare may be liable.

(i)                                     With respect to each Plan, all contributions, premiums or payments required to be made with respect to any Plan have been timely made.

(j)                                    Each Plan that constitutes a nonqualified deferred compensation plan, subject to Section 409A of the Code (“Section 409A”), has been administered, in both form and operation, in compliance and in all material respects, with the provisions of Section 409A of the Code and the treasury regulations and guidance promulgated thereunder.

SECTION 3.11                                      Labor and Employment Matters.

(a)                                 Except as set forth in Section 3.11(a) of the Company Disclosure Schedule, (i) there are no material Actions pending or, to the knowledge of the Company, threatened between the Company or any Company Subsidiary and any of their respective employees; (ii) neither the Company nor any Company Subsidiary is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by the Company or any Company Subsidiary, nor, to the knowledge of the Company, are there any activities or proceedings of any labor union to organize any such employees; (iii) to the knowledge of the Company, there are no unfair labor practice complaints pending against the Company or any Company Subsidiary before the National Labor Relations Board or any current union representation questions involving employees of the Company or any Company Subsidiary; and (iv) there is no strike, slowdown, work stoppage or lockout, or, to the knowledge of the Company, threat thereof, by or with respect to any employees of the Company or any Company Subsidiary.

(b)                                 The Company and the Company Subsidiaries are in compliance in all material respects with all applicable laws relating to the employment of labor, including those related to wages, hours, and collective bargaining and are not liable for any arrears of wages, penalties or other sums for failure to comply with any of the foregoing.  The Company and the Company Subsidiaries have paid in full to all employees or adequately accrued for in accordance with GAAP consistently applied all wages, salaries, commissions, bonuses, benefits and other compensation due to or on behalf of such employees and there is no Action with respect to payment of wages, salary or overtime pay that has been asserted or is now pending or threatened before any Governmental Authority with respect to any persons currently or formerly employed by the

Company or any Company Subsidiary.  Neither the Company nor any Company Subsidiary is a party to, or otherwise bound by, any consent decree with, or citation by, any Governmental Authority relating to employees or employment practices with continuing obligations on the Company.  There is no charge or proceeding with respect to a violation of any occupational safety or health standards that has been asserted or is now pending or, to the knowledge of the Company, threatened with respect to the Company.  There is no Action involving allegations of discrimination in employment or employment practices, for any reason, including, without limitation, age, gender, race, religion or other legally protected category, which has been asserted or is now pending or, to the knowledge of the Company, threatened against the Company or any Company Subsidiary before the United States Equal Employment Opportunity Commission, or any other Governmental Authority in any jurisdiction in which the Company or any Company Subsidiary has employed or employ any person.

SECTION 3.12                                      Real Property; Title to Assets.

(a)                                 Neither the Company nor any Company Subsidiary owns a fee interest in any real property.

(b)                                 Section 3.12(b) of the Company Disclosure Schedule lists each material parcel of real property currently leased or subleased by the Company or any Company Subsidiary (collectively, the “Leased Real Property”).  True, correct and complete copies of each lease, sublease, assignment of the lease, any guaranty given or leasing commissions payable by the Company or any Company Subsidiary in connection therewith and each amendment to any of the foregoing relating to the Leased Real Property have been delivered to DFB Healthcare.  All such current leases and subleases are in full force and effect, are valid and effective in accordance with their respective terms, subject to the Remedies Exceptions, and there is not, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a default) by the Company or any Company Subsidiary or, to the Company’s knowledge, by the other party to such lease or sublease, or person in the chain of title to such leased premises.

(c)                                  There are no material contractual or legal restrictions that preclude or restrict the ability to use any real property owned or leased by the Company or any Company Subsidiary for the purposes for which it is currently being used.  There are no material latent defects or adverse physical conditions affecting the real property, and improvements thereon, owned or leased by the Company or any Company Subsidiary.

(d)                                 Each of the Company and the Company Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold or sublease hold interests in, all of its properties and assets, tangible and intangible, real, personal and mixed, used or held for use in its business, free and clear of all mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind, including, without limitation, any easement, right of way or other encumbrance to title, or any option, right of first refusal, or right of first offer, other than those that would not have or would not reasonably be expected to have a Company Material Adverse Effect.

SECTION 3.13                                      Intellectual Property.

(a)                                 Section 3.13(a) of the Company Disclosure Schedule contains a true, correct and complete list of all of the following that are owned by the Company and the Company Subsidiaries: (i) registered Intellectual Property rights; and (ii)  applications for registrations of other Intellectual Property rights; and specifies the owner for each such item.

(b)                                 Except as set forth Section 3.13(b) of the Company Disclosure Schedule, to the Company’s knowledge, the Company or one of the Company Subsidiaries owns or has the right to use pursuant to a valid written license, all material Intellectual Property rights necessary for, or used or held for use in, the operation of the business of the Company and the Company Subsidiaries as currently conducted (collectively, the “Company Intellectual Property Rights”).  The Company or one of the Company Subsidiaries solely and exclusively owns the Company-Owned Intellectual Property Rights, including the Intellectual Property set forth on Section 3.13(a)(i) and 3.13(a)(ii) of the Company Disclosure Schedule.  The Intellectual Property disclosed in Section 3.13(a)(i) and (ii) of the Company Disclosure Schedule is subsisting, and to the Company’s knowledge, the Intellectual Property disclosed in Section 3.13(a)(i) of the Company Disclosure Schedule is valid, and enforceable.  No loss or expiration of any of the registered Company-Owned Intellectual Property Rights is threatened or, other than upon the expiration of its statutory term in the ordinary course, pending.  The Company-Owned Intellectual Property Rights shall, in all material respects, be available for use by the Company and the applicable Company Subsidiaries immediately after the Closing Date on materially the same terms and conditions to those under which each such entity owned or used such Intellectual Property immediately prior to the Closing Date.  The Company and each of its applicable Company Subsidiaries have taken commercially reasonable actions to maintain and protect the secrecy and confidentiality and value of the trade secrets included in the Company Intellectual Property Rights.

(c)                                  Except as set forth Section 3.13(c) of the Company Disclosure Schedule, (i) there are no claims against the Company or any of the Company Subsidiaries that are presently pending, or to the Company’s knowledge threatened, (A) contesting the validity, use, ownership or enforceability of any of the Company Intellectual Property Rights, or (B) alleging any infringement or misappropriation of any Intellectual Property rights of other persons, and, with respect to each of the foregoing clauses (A) and (B), to the Company’s knowledge, there is no reasonable basis for any such claim; (ii) to the Company’s knowledge, the operation of the Company’s and the Company Subsidiaries’ businesses as currently conducted does not infringe or misappropriate, and has not in the prior three (3) year period infringed or misappropriated, any Intellectual Property rights of other persons; and (iii) to the Company’s knowledge, no third party has infringed or misappropriated any of the Company Intellectual Property Rights.

(d)                                 Except as set forth Section 3.13(d) of the Company Disclosure Schedule, all past and present employees of the Company and the Company Subsidiaries who have contributed to or participated in the conception, creation or other development of any material Intellectual Property for the Company or any of the Company Subsidiaries (or has been employed or engaged to do so) have executed written agreements with the Company or one of the Company Subsidiaries pursuant to which such persons assigns to the Company or the applicable Company Subsidiary their entire right, title, and interest in and to any Intellectual Property created or otherwise developed by such person in the course of his, her or its relationship with the Company or the applicable Company Subsidiary, without further consideration or any restrictions or obligations whatsoever, including on the use or other disposition or ownership of such Intellectual Property rights.

(e)                                  Each of the Company, the Company Subsidiaries and, to the Company’s knowledge, each counterparty is in compliance in all material respects with each license pursuant to which the Company or any of the Company Subsidiaries has granted or has been granted a license to any material Intellectual Property.

(f)                                   The Company and each of the Company Subsidiaries have complied in all material respects with (i) all applicable data protection and privacy Laws (with the exception of Healthcare Information Laws addressed in Section 3.23) governing the collection, dissemination, storage or use of Personal Information, and (ii) any privacy policies or related policies, programs or other notices, and any contractual obligations concerning the collection, dissemination, storage or use of Personal Information.  In the past three (3) years and except as set forth in Section 3.13(f), neither the Company nor any of the Company Subsidiaries has (A) experienced any data security breaches or (B) been subject to or received notice of any audits, proceedings or investigations by, any Governmental Authority or other person or received any claims or complaints regarding the collection, dissemination, storage or use of Personal Information or the violation of any applicable data protection or privacy Laws, and to the Company’s knowledge, there is no reasonable basis for the same.

SECTION 3.14                                      Taxes.

(a)                                 The Company is currently, and has been at all times since formation, treated as a partnership for U.S. federal and state income tax purposes.

(b)                                 The Company and each of its Company Subsidiaries (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that the Company or any of its Company Subsidiaries are otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of the Company and its Company Subsidiaries, for any material Taxes of the Company or any of its Company Subsidiaries that have not been paid, whether or not shown as being due on any Tax Return.

(c)                                  Neither the Company nor any Company Subsidiary is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) except any such agreements entered into in the ordinary course of business, the primary subject of which is not Tax.

(d)                                 None of the Company and its Company Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any:  (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Code Section 481(c) (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Code Section 7121 (or any corresponding or similar provision of state, local or foreign income Tax law) executed on or prior to the Closing Date; or (iii) installment sale, open transaction or intercompany transaction (as defined in Treasury Regulations Section 1502-13) made on or prior to the Closing Date.

(e)                                  Each of the Company and its Company Subsidiaries has withheld and paid to the appropriate Tax authority all material Taxes required to have been withheld and paid in connection with amounts paid or owing to any current or former employee, independent contractor, creditor, member or other third party and has complied in all material respects with all applicable laws, rules and regulations relating to the payment and withholding of Taxes.

(f)                                   Neither the Company nor any of its Company Subsidiaries has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(g)                                  Neither the Company nor any of its Company Subsidiaries has any material liability for the Taxes of any person (other than the Company and its Company Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

(h)                                 Neither the Company nor any of its Company Subsidiaries has any request for a material ruling in respect of Taxes pending between the Company or any Company Subsidiary and any Tax authority.

(i)                                     The Company has made available to DFB Healthcare true, correct and complete copies of the U.S. federal income Tax Returns filed by the Company and its Company Subsidiaries for tax years 2014 through 2017.

(j)                                    Neither the Company nor any of its Company Subsidiaries has, any year for which the applicable statute of limitations remains open, distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(k)                                 Neither the Company nor any of the Company Subsidiaries has engaged in or entered into a “listed transaction” with the meaning of Treasury Regulation Sections 1.6011-4(b)(2) or 301.6111-2(b)(2).

(l)                                     Neither the IRS nor any other United States or non-United States taxing authority or agency is now asserting any deficiency or claim for any Taxes or interest thereon or penalties in connection therewith.

(m)                             There are no Tax liens upon any assets of the Company or any of the Company Subsidiaries except liens for current Taxes not yet due.

(n)                                 As used in this Agreement, (i) the term “Tax” (including, with correlative meaning, the term “Taxes”), includes all federal, state, local and foreign income, profits, franchise, gross receipts, environmental, capital stock, severances, stamp, payroll, sales, employment, unemployment, disability, use, property, withholding, excise, production, value added, occupancy and other taxes, duties or assessments of any nature whatsoever, together with all interest, penalties and additions imposed with respect to such amounts and any interest in respect of such penalties and additions, and (ii) the term “Tax Return” includes all returns and reports (including elections, declarations, disclosures, schedules, estimates and information returns, as well as attachments thereto and amendments thereof) required to be supplied to a Tax authority relating to Taxes.

(o)                                 The Company has made a proper election under Section 754 of the Code, which election remains in effect.

(p)                                 The Company and each Company Subsidiary that is treated as a partnership for federal income tax purposes will close its books as of the Closing Date for purposes of Section 706 of the Code and the regulations thereunder.

(q)                                 Except as set forth on Section 3.14(q) of the Company Disclosure Schedule, each of the Company Subsidiaries, is currently, and has been at all times since formation, treated as a partnership or disregarded entity for U.S. federal and state income tax purposes.

SECTION 3.15                                      Environmental Matters.  Except as described in Section 3.15 of the Company Disclosure Schedule or except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole, (a) none of the Company nor any of the Company Subsidiaries has materially violated since January 1, 2018 or is in material violation of any Environmental Law; (b) none of the properties currently owned, leased or operated by the Company or any Company Subsidiary (including, without limitation, soils and surface and ground waters) are contaminated with any Hazardous Substance which requires reporting, investigation, remediation, monitoring or other response action by the Company or any Company Subsidiary pursuant to applicable Environmental Laws; (c) none of the Company or any of the Company Subsidiaries is, in any material respect, actually liable pursuant to applicable Environmental Laws for any off-site contamination by Hazardous Substances; (d)  each of the Company and each Company Subsidiary has all material permits, licenses and other authorizations required under applicable Environmental Law (“Environmental Permits”); and (e) each of the Company and each Company Subsidiary is in material compliance with its Environmental Permits.

SECTION 3.16                                      Material Contracts.

(a)                                 Subsections (i) through (xii) of Section 3.16(a) of the Company Disclosure Schedule list, as of the date of this Agreement, the following types of contracts and agreements (other than a Plan) to which the Company or any Company Subsidiary is a party (such contracts and agreements as are required to be set forth in Section 3.16(a) of the Company Disclosure Schedule being the “Material Contracts”):

(i)                                     each contract and agreement that involves consideration payable to the Company or any of the Company Subsidiaries reasonably expected to exceed $500,000, in the aggregate, in the current fiscal year or the next fiscal year, including contracts or agreements for the sale of products, Inventory or other personal property, or for the furnishing of services by the Company or any Company Subsidiary to any person, including customers of contract manufacturing organizations;

(ii)                                  each contract and agreement for the purchase of Inventory, spare parts, other materials or personal property, with any contract manufacturing organization, with any supplier or for the furnishing of services to the Company or any Company Subsidiary or otherwise related to their respective businesses to which the Company or any Company Subsidiary is a party, in each case, that involves consideration payable by the Company or any of the Company Subsidiaries that is reasonably expected to exceed $500,000, in the aggregate, in the current fiscal year or the next fiscal year;

(iii)                               all broker, distributor, dealer or manufacturer’s representative contracts and agreements to which the Company or any Company Subsidiary is a party;

(iv)                              all contracts involving the payment of royalties or other amounts calculated based upon the revenues or income of the Company or any Company Subsidiary or income or revenues related to any product of the Company or any Company Subsidiary to which the Company or any Company Subsidiary is a party;

(v)                                 all contracts and agreements evidencing indebtedness for borrowed money;

(vi)                              all partnership or joint venture agreements with a third party involving the sharing of the Company’s and/or its Company Subsidiaries’ profits with such third party;

(vii)                           all contracts since January 1, 2018 that involve the acquisition or disposition, directly or indirectly (by merger or otherwise), of material assets (other than in the ordinary course of business) or capital stock or other equity interests of another person;

(viii)                        all contracts and agreements with any Governmental Authority to which the Company or any Company Subsidiary is a party, other than any Company Permit or any contract with a Governmental Authority that involves consideration of less than (A) $1,000,000 per year or (B) $3,000,000 in the aggregate;

(ix)                              all material contracts or arrangements that result in any person or entity holding a power of attorney from the Company or any Company Subsidiary that relates to the Company, any Company Subsidiary or their respective businesses;

(x)                                 all contracts and agreements that limit, or purport to limit, the ability of the Company or any Company Subsidiary to compete in any line of business or with any person or entity or in any geographic area or during any period of time;

(xi)                              all contracts with a Third Party Payor from which the Company has received reimbursement in excess of $5,000,000 in any twelve (12) month period; and

(xii)                           all contracts and agreements pursuant to which (i) the Company or any Company Subsidiary has a license under, or a covenant not to sue with respect to Intellectual Property material to the operation of the businesses or operations of the Company and the Company Subsidiaries taken as a whole, other than non-exclusive licenses to commercially available, off the shelf software, (ii) the Company or any Company Subsidiary has granted to a third party a license under, or a covenant not to sue in respect of, any Company Owned Intellectual Property that is material to the operation of the businesses or operations of the Company and the Company Subsidiaries taken as a whole, other than non-exclusive licenses granted in the ordinary course of business.

(b)                                 each Material Contract is a legal, valid and binding obligation of the Company or the Company Subsidiaries and, to the knowledge of the Company, the other parties thereto, and neither the Company nor any Company Subsidiary is in material breach or violation of, or default under, any Material Contract nor has any Material Contract been canceled by the other party, except as would not, individually or in the aggregate, reasonably be expected to be material to the Company and the Company Subsidiaries, taken as a whole; to the Company’s knowledge, no other party is in material breach or violation of, or default under, any Material Contract; the Company and the Company Subsidiaries have not received any written claim of default under any such agreement.  The Company has furnished or made available to DFB Healthcare true and complete copies of all Material Contracts, including any and all amendments thereto.

SECTION 3.17                                      Insurance.

(a)                                 Section 3.17(a) of the Company Disclosure Schedule sets forth, with respect to each insurance policy under which the Company or any Company Subsidiary is an insured, a named insured or otherwise the principal beneficiary of coverage as of the date of this Agreement, (i) the names of the insurer, the principal insured and each named insured, and (ii) the policy number.

(b)                                 With respect to each such insurance policy, except as would not, individually or in the aggregate, be material to the Company and the Company Subsidiaries, taken as a whole: (i) the policy is legal, valid, binding and enforceable against the Company or the applicable Company Subsidiary in accordance with its terms (subject to the Remedies Exceptions) and, except for policies that have expired under their terms in the ordinary course, is in full force and effect; and (ii) neither the Company nor any Company Subsidiary is in material breach or default (including any such breach or default with respect to the payment of premiums or the giving of notice), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination under the policy.

SECTION 3.18                                      Suppliers.  None of the top ten (10) suppliers of the Company and its Company Subsidiaries (based on the payments to such supplier during the 12-month period ended December 31, 2018) (i) has cancelled or otherwise terminated any contract with the Company or any Company Subsidiary prior to the expiration of the contract term, or (ii) to the

Company’s knowledge, has threatened, or indicated its intention, in writing to cancel or otherwise terminate its relationship with the Company or its Company Subsidiaries or to reduce substantially its sale to the Company or any Company Subsidiary of any products, equipment, goods or services.  Neither the Company nor any Company Subsidiary has (x) breached, in any material respect, any agreement with or (y) engaged in any fraudulent conduct with respect to, any such supplier of the Company or a Company Subsidiary.

SECTION 3.19                                      Certain Business Practices.  None of the Company, any Company Subsidiary or, to the Company’s knowledge, any directors, managers or officers, agents or employees of the Company or any Company Subsidiary, has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity; (b) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (c) made any payment in the nature of criminal bribery.

SECTION 3.20                                      Interested Party Transactions.  Except as set forth in Section 3.20 of the Company Disclosure Schedule, no director, manager, officer or other affiliate of the Company or any Company Subsidiary is a party to any Contract with the Company or any Company Subsidiary pursuant to which the Company or such Company Subsidiary continues to have material obligations or liabilities to such director, manager, officer or affiliate other than Contracts governing an employee’s services to the Company or any Company Subsidiary and employee benefits.

SECTION 3.21                                      Company Unitholders.  Each Company Unitholder is an “accredited investor” as that term is defined in Rule 501 of Regulation D under the Securities Act.

SECTION 3.22                                      Regulatory Compliance.

(a)                                 Except as set forth on Section 3.22(a) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, each of the Company and the Company Subsidiaries and their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, and to the Company’s knowledge, independent contractors, is and has been in compliance in all material respects with all Healthcare Laws, and neither the Company nor any of the Company Subsidiaries has received written or, to the Company’s knowledge, other notice of any investigation with respect to any alleged material violation of any Healthcare Laws.  To the knowledge of the Company, no investigation or review by any Governmental Authority concerning any material violation of any Healthcare Law by the Company, any Company Subsidiary, or any of their respective directors, limited liability company managers (or equivalent governing authority), officers, employees or independent contractors is currently pending or threatened.

(b)                                 Except as set forth on Section 3.22(b) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary, nor to the Company’s knowledge, any of their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, independent contractors, agents or person with a “direct or indirect ownership interest” (as that phrase is defined in 42 C.F.R. 420.201) in the Company or any Company Subsidiary: (i) has been excluded by the Office of Inspector General for the Department

of Health and Human Services, the System for Award Management or the General Services Administration from participation in any “Federal Health Care Program” or “State Health Care Program” (each as defined in 42 U.S.C. 1320a-7a(f) and 42 U.S.C. 1320a-7(h)), including Medicare or Medicaid; (ii) has been charged with or convicted of a criminal offense related to any Healthcare Law or been charged with or convicted of a criminal offense related to fraud, theft, embezzlement, breach of fiduciary responsibility, or other financial misconduct in connection with the delivery of a health care item or service, or in connection with a program operated by or financed in whole or in part by a Federal Health Care Program or State Health Care Program; (iii) has been assessed a civil monetary penalty under Section 1128A of the Social Security Act (42 U.S.C. 1320a-7a) or any regulations promulgated thereunder; (iv) is currently listed on the System for Award Management published list of parties excluded from federal procurement programs and non-procurement programs; (v) is the target or subject of any current or potential investigation relating to any offense related to Medicare, Medicaid or any other Federal Health Care Program or State Health Care Program; or (vi) has a continuing obligation in respect of any order, individual integrity agreement, corporate integrity agreement, or other formal or informal agreement (i.e., deferred prosecution agreement) with any Governmental Authority concerning compliance with any Healthcare Law.

(c)                                  Except as set forth in Section 3.22(c) of the Company Disclosure Schedule, no person has filed or, to the Company’s knowledge, has threatened to file, against the Company or any Company Subsidiary, an action under any Healthcare Law, including any federal or state whistleblower statute and specifically including pursuant to the False Claims Act of 1862 (31 U.S.C. 3729 et seq.).

(d)                                 The Company and each Company Subsidiary is, and during the past three (3) years has been, duly accredited, certified, enrolled and in good standing in all material respects as required to participate in and receive reimbursement under all Third Party Payor Programs in which the Company or any Company Subsidiary have participated and/or to which the Company or any Company Subsidiary has provided services or products and (i) is not subject to any suspension, revocation, or other limitation on such participation status, (ii) is in compliance in all material respects with the conditions of participation and all applicable conditions of payment for such Third Party Payor Programs, and (iii) is in compliance in all material respects with the Medicare Durable Medical Equipment, Prosthetics, Orthotics, and Supplies (“DMEPOS”) Supplier Standards listed in 42 C.F.R. 424.56(c) and the DMEPOS Quality Standards established by CMS under the Medicare Modernization Act of 2003.  Section 3.22(d) of the Company Disclosure Schedule lists each Federal Health Care Program in which the Company and each Company Subsidiary participates and lists all provider numbers for each Federal Health Care Program.  Except as set forth on Section 3.22(d)(ii) of the Company Disclosure Schedule, neither the Company nor any Company Subsidiary has received written or, to the Company’s knowledge, other notice of any actual or alleged material violation of, or failure to be in material compliance with, any Third Party Payor Program.

(e)                                  The billing practices of the Company and the Company Subsidiaries with respect to all Third Party Payors and Third Party Payor Programs are currently and have since the date of the 2019 Balance Sheet been in material compliance with all applicable Healthcare Laws as well as the material provisions of any other Third Party Payor Program agreement to which it is bound.  Except for routine, immaterial billing errors or overpayments in individual patient bills, neither the Company nor any Company Subsidiary has billed, received, and retained any payment or reimbursement in excess of amounts allowed by (i) applicable Healthcare Laws, (ii) the applicable reimbursement rates established from time to time by Third Party Payor Programs, or (iii) the terms of each participating provider agreement or similar contract or arrangement between the Company or a Company Subsidiary, on one hand, and a Third Party Payor, on the other. None of the Company or the Company Subsidiaries is subject to, or has been subject to, any pre-payment utilization review or any utilization review by any Third Party Payor Program.

(f)                                   Except as set forth on Section 3.22(f) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, the Company and each Company Subsidiary does and has at all times (i) filed all material reports, claims and billings required to be filed with respect to each Third Party Payor in compliance in all material respects with applicable Healthcare Laws and applicable Third Party Payor Program requirements, and (ii) paid all material and undisputed refunds, overpayments, discounts and adjustments due with respect to any such report or billing.  There are no material pending, or to the Company’s knowledge, threatened audits, investigations, appeals, adjustments or Actions relating to such reports, claims or billings.  Except as would not have a Company Material Adverse Effect, all claims submitted by the Company and the Company Subsidiaries were for medically necessary goods actually sold or services actually performed by the billing Company or Company Subsidiary to eligible patients.  The Company and each Company Subsidiary maintains sufficient documentation that is required by Healthcare Laws or applicable Third Party Payor Programs to support in all material respects the Company’s and each Company Subsidiary’s billings to Third Party Payors.  To the extent the Company or any Company Subsidiary has identified any overpayments from any Federal Health Care Program, the Company or such Company Subsidiary has notified the applicable agency and returned such overpayments within 60 days in accordance with the requirements under the Patient Protection and Affordable Care Act of 2010, as amended, and the Health Care and Education Reconciliation Act of 2010, as amended.

(g)                                  Except as set forth on Section 3.22(g) of the Company Disclosure Schedule or as would not have a Company Material Adverse Effect, neither the Company nor any Company Subsidiary has any material outstanding liabilities as of the date hereof, except for routine recoupments, refunds, set-offs and adjustments subject to reconciliation in the ordinary course of business (i) to any Third Party Payor or Third Party Payor Program, or (ii) to any third party contractor administering claims for any Third Party Payor or Third Party Payor Program, nor to the Company’s knowledge, is there any basis for such recoupments, except as recorded as a contingent or actual liability, as applicable.  There are no material claims, actions or appeals pending before any Governmental Authority, including CMS, with respect to any claims filed by the Company or any Company Subsidiary with any Federal Health Care Program or State Health Care Program, nor have there been any material disallowances by any commission, board or agency in connection with any audit, inquiry or review of such claims.  To the Company’s knowledge, no event has occurred which would provide the basis for termination of (i) the Company’s or any Company Subsidiary’s Medicare or Medicaid provider agreement, or (ii) any participating provider agreement or similar contract or arrangements between the Company or any Company Subsidiary, on one hand, and a Third Party Payor on the other hand.

(h)                                 Except as set forth on Section 3.22(h) of the Company Disclosure Schedule, the Company and the Company Subsidiaries and, to the Company’s knowledge, their respective directors, limited liability company managers (or equivalent governing authority), officers, employees, independent contractors, and agents are operating and have operated in compliance with all applicable Healthcare Laws (including 42 U.S.C. § 1395nn and regulations adopted pursuant thereto) with respect to direct and indirect compensation arrangements, ownership interests or other financial relationships between such person and any physician in a position to refer, recommend or arrange for the referral of patients (each a “Referral Source”) or to whom such person refers, recommends or arranges for the referral of patients (each a “Referral Recipient”).

(i)                                     The Company and the Company Subsidiaries maintain, and have at all times during the past three (3) years maintained, a compliance program materially in conformance with the elements of a corporate compliance and ethics program identified in U.S.S.G. 8B2.1 and the criteria established by the Office of Inspector General of the U.S. Department of Health and Human Services.

SECTION 3.23                                      Compliance with Healthcare Information Laws.

(a)                                 Except as set forth on Section 3.23(a) of the Company Disclosure Schedule, the Company and the Company Subsidiaries are and at all times have been in compliance in all material respects with all applicable Healthcare Information Laws with regard to the businesses and operations in which the Company and the Company Subsidiaries are engaged.  The Company and each Company Subsidiary has adopted and implemented reasonable and appropriate internal policies and procedures and safeguards to maintain privacy and security of Protected Health Information, as defined under HIPAA (“PHI”) including, without limitation, electronic PHI, in compliance in all material respects with its obligations under Healthcare Information Laws.  The Company and/or the Company Subsidiaries have made available to DFB Healthcare copies of policies and procedures and any and all other materials related to compliance with the Healthcare Information Laws.

(b)                                 Neither the Company nor any Company Subsidiary has experienced any: (i) breach of privacy, security or confidentiality with respect to PHI that required notification to affected individuals or any Governmental Authority under the Healthcare Information Laws, or (ii) any Security Incident (as defined by HIPAA) outside of immaterial, routine incidents that do not constitute a material threat to the security of PHI and have not resulted in unauthorized access to or use or disclosure of PHI.

(c)                                  The format and transmission of information in the course of the transactions conducted by the Company and the Company Subsidiaries meets and has met the standards set forth and referenced in the Healthcare Information Laws. The Company and the Company Subsidiaries have not received any oral, written or other complaint, claim, demand, inquiry, or other notice, including a notice of investigation, from any person (including any governmental, regulatory or self-regulatory authority or entity) regarding the collection, processing, use, storage, transfer or disclosure of individually identifiable health-related information or alleging that the collection, processing, use, storage, security, transfer or disclosure of individually identifiable health-related information is in violation of any applicable Healthcare Information Laws.

(d)                                 Neither the Company nor any Company Subsidiary has received any written or, to the Company’s knowledge, oral communication from any Governmental Authority with respect to compliance with Healthcare Information Laws.  There is no pending or, to the Company’s knowledge, threatened litigation, investigation, or enforcement Action by any Governmental Authority, including without limitation the U.S. Department of Health and Human Services, Office for Civil Rights or any state Attorney General, with respect to compliance by the Company or any Company Subsidiary with Healthcare Information Laws, and there are no written or, to the Company’s knowledge, other forms of complaints to any such Governmental Authority regarding such compliance with Healthcare Information Laws.

(e)                                  To the extent required under the Healthcare Information Laws or applicable Contracts, the Company and the Company Subsidiaries are a party to business associate contracts with all appropriate business associate parties in material compliance with such Healthcare Information Laws or Contracts.

SECTION 3.24                                      Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of the Company or any Company Subsidiary.

SECTION 3.25                                      No Other Representations and Warranties.  THE PARTIES ACKNOWLEDGE AND AGREE THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS ARTICLE III AS MODIFIED BY THE COMPANY DISCLOSURE SCHEDULE OR IN ANY TRANSACTION DOCUMENTS, THE COMPANY IS NOT MAKING ANY OTHER REPRESENTATION OR WARRANTY, NOR HAS IT MADE IN ANY EVENT ANY REPRESENTATION OR WARRANTY WITH RESPECT TO MATERIALS FURNISHED TO DFB HEALTHCARE OR ITS REPRESENTATIVES DURING THE DILIGENCE PROCESS OR OTHERWISE (INCLUDING FINANCIAL FORECASTS, PROJECTIONS, ESTIMATES OR BUDGETS HERETOFORE DELIVERED TO OR MADE AVAILABLE TO DFB HEALTHCARE OR ITS COUNSEL, ACCOUNTANTS OR ADVISORS OF FUTURE REVENUES, EXPENSES OR EXPENDITURES OR FUTURE RESULTS OF OPERATIONS OF THE COMPANY) OR MATTERS THAT WERE DISCUSSED ON OR PRIOR TO THE DATE HEREOF OR OTHERWISE.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF DFB HEALTHCARE

As an inducement to the Company and the Blockers to enter into this Agreement, except as set forth in the DFB Healthcare SEC Reports (to the extent the qualifying nature of such disclosure is readily apparent from the content of such DFB Healthcare SEC Reports, but excluding disclosures referred to in “Forward Looking Statements”, “Risk Factors” and any other disclosures therein to the extent they are of a predictive or cautionary nature or related to forward looking statements), DFB Healthcare hereby represents and warrants to the Company and the Blockers as follows:

SECTION 4.01                                      Corporate Organization.  Each of DFB Healthcare and Merger Sub is a corporation or a limited liability company, respectively, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted, except where the failure to have such power, authority and governmental approvals would not have a DFB Healthcare Material Adverse Effect.  Each of DFB Healthcare and Merger Sub is duly qualified or licensed as a foreign limited liability company or other organization to do business, and is in good standing, in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its business makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not have a DFB Healthcare Material Adverse Effect.

SECTION 4.02                                      Certificate of Incorporation and By-laws.  Each of DFB Healthcare and Merger Sub have heretofore furnished to the Company a complete and correct copy of the certificate of incorporation and the by-laws, as amended to date, of DFB Healthcare, and a complete and correct copy of the certificate of formation and the limited liability company, as amended to date, of Merger Sub.  Such Organizational Documents are in full force and effect.  Neither DFB Healthcare nor of Merger Sub are in material violation of any of the material provisions of its respective Organizational Documents.

SECTION 4.03                                      Capitalization.

(a)                                 The authorized capital stock of DFB Healthcare consists of (i) 200,000,000 shares of DFB Healthcare Common Stock, par value $0.0001 per share, and (ii) 1,000,000 shares of preferred stock, par value $0.0001 per share (“DFB Healthcare Preferred Stock”).  As of the date of this Agreement, (i) 31,250,000 shares of DFB Healthcare Common Stock are issued and outstanding (which includes 25,000,000 shares subject to Redemption Rights), all of which are validly issued, fully paid and non-assessable, (ii) no shares of DFB Healthcare Common Stock are held in the treasury of DFB Healthcare, and (iii) 12,666,666 shares of DFB Healthcare Common Stock are reserved for future issuance pursuant to warrants.  As of the date of this Agreement, there are no shares of DFB Healthcare Preferred Stock issued and outstanding.  Except as set forth in this Section 4.03 or as contemplated by this Agreement and the Deerfield PIPE Agreement, there are no options, warrants, convertible securities or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of DFB Healthcare or obligating DFB Healthcare to issue or sell any shares of capital stock of, or other equity interests in, DFB Healthcare.  All shares of DFB Healthcare Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid and non-assessable.  DFB Healthcare is not a party to, or otherwise bound by, and has not granted, any equity appreciation rights, participations, phantom equity or similar rights.  There are no voting trusts, voting agreements, proxies, shareholder agreements or other agreements with respect to the voting or transfer of DFB Healthcare Common Stock or any of the equity interests or other securities of DFB Healthcare.  Except as set forth in the Organizational Documents of DFB Healthcare, there are no outstanding contractual obligations of DFB Healthcare to repurchase, redeem or otherwise acquire any shares of DFB Healthcare Common Stock.  Except as contemplated by this Agreement, there are no outstanding contractual obligations of DFB Healthcare to make any investment (in the form of a loan, capital contribution or otherwise) in, any person.

(b)                                 The Surviving Company Common Units to be issued pursuant to the Merger in accordance with Section 2.01 and Section 2.02(a) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or the Surviving Company LLC Agreement.  The shares of Class B Common Stock to be issued pursuant to the Merger in accordance with Section 2.01 and Section 2.02(a) will be duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights created by statute or the A&R DFB Healthcare COI.

(c)                                  All outstanding membership interests of Merger Sub have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by DFB Healthcare free and clear of all liens, other than transfer restrictions under applicable securities laws and DFB Healthcare’s and Merger Sub’s respective Organizational Documents.  Merger Sub is the only subsidiary of DFB Healthcare.  Except for Merger Sub, DFB Healthcare does not directly or indirectly own any equity or similar interest in, or any interest convertible or exchangeable or exercisable for, any equity or similar interest in any corporation, partnership, joint venture, business association or other person.

(d)                                 Each founding shareholder of DFB Healthcare (each, a “Founder”) is obligated to vote all of the shares of DFB Healthcare Common Stock that he, she or it owns in favor of approving the Transactions.  No Founder is entitled to have redeemed any of his, her or its shares of DFB Healthcare Common Stock pursuant to DFB Healthcare’s Organizational Documents.

(e)                                  The Closing Stock Consideration and the Blocker Merger Closing Consideration being delivered by DFB Healthcare hereunder shall be duly and validly issued, fully paid and nonassessable, and each share thereof shall be free and clear of preemptive rights and all liens, other than transfer restrictions under applicable securities laws and DFB Healthcare’s Organizational Documents.  The Closing Stock Consideration and the Blocker Merger Closing Consideration being delivered by DFB Healthcare hereunder will be issued in compliance with all applicable securities Laws and other applicable Laws and without contravention of any other person’s or entity’s rights therein or with respect thereto.

SECTION 4.04                                      Authority Relative to This Agreement.  Both DFB Healthcare and Merger Sub have all necessary power and authority to execute and deliver this Agreement and subject to obtaining the approval of the stockholders of DFB Healthcare, to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by DFB Healthcare and Merger Sub, and the consummation by DFB Healthcare and Merger Sub of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of DFB Healthcare or Merger Sub are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the then-outstanding shares of DFB Healthcare Common Stock and by the holders of a majority of the common units of Merger Sub, the filing and recordation of appropriate merger documents as required by the DLLCA and with respect to the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to the Blocker Sellers hereunder and the amendment and restatement of the DFB Healthcare Certificate of Incorporation pursuant to this Agreement, the approval of majority of the then-outstanding shares of DFB Healthcare Common Stock).  This Agreement has been duly and validly executed and delivered by DFB Healthcare and Merger Sub and, assuming due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of DFB Healthcare or Merger Sub, enforceable against DFB Healthcare or Merger Sub in accordance with its terms, subject to the Remedies Exceptions.

SECTION 4.05                                      No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Agreement by DFB Healthcare and Merger Sub do not, and the performance of this Agreement by DFB Healthcare and Merger Sub will not, (i) conflict with or violate the Organizational Documents of either DFB Healthcare or Merger Sub; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 4.05(b) have been obtained and all filings and obligations described in Section 4.05(b) have been made, conflict with or violate any Law applicable to DFB Healthcare or Merger Sub or by which any of their property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of DFB Healthcare or Merger Sub pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on DFB Healthcare or Merger Sub, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a DFB Healthcare Material Adverse Effect.

(b)                                 The execution and delivery of this Agreement by DFB Healthcare and Merger Sub do not, and the performance of this Agreement by DFB Healthcare and Merger Sub will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay DFB Healthcare’s or Merger Sub’s ability to consummate the transactions contemplated hereby.

SECTION 4.06                                      Compliance.  Neither DFB Healthcare nor Merger Sub is in conflict with, or in default, breach or violation of, (a) any Law applicable to DFB Healthcare or Merger Sub or by which any property or asset of DFB Healthcare or Merger Sub is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which DFB Healthcare or Merger Sub is a party or by which DFB Healthcare or Merger Sub or any property or asset of DFB Healthcare or Merger Sub is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a DFB Healthcare Material Adverse Effect.  DFB Healthcare and Merger Sub are in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for DFB Healthcare or Merger Sub to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 4.07                                      SEC Filings; Financial Statements.

(a)                                 DFB Healthcare has timely filed all forms, reports and documents, including any exhibits thereto, required to be filed by it with the Securities and Exchange Commission (the “SEC”) since February 15, 2018, together with any amendments, restatements or supplements thereto (collectively, the “DFB Healthcare SEC Reports”).  DFB Healthcare has furnished to the Company true and correct copies of all amendments and modifications that have not been filed by DFB Healthcare with the SEC to all agreements, documents and other instruments that previously had been filed by DFB Healthcare with the SEC and are currently in effect.  The DFB Healthcare SEC Reports (i) were prepared in all material respects in accordance with either the requirements of the Securities Act of 1933, as amended (the “Securities Act”), the Exchange Act and the Sarbanes-Oxley Act, as the case may be, and the rules and regulations promulgated thereunder, and (ii) did not, at the time they were filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.  Each director and executive officer of DFB Healthcare has filed with the SEC on a timely basis all statements required with respect to DFB Healthcare by Section 16(a) of the Exchange Act and the rules and regulations thereunder.  As used in this Section 4.07(a), the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied or otherwise made available to the SEC or Nasdaq Capital Market.

(b)                                 Each of the financial statements (including, in each case, any notes thereto) contained in the DFB Healthcare SEC Reports was prepared in accordance with GAAP and Regulation S-X or Regulation S-K, as applicable, applied on a consistent basis throughout the periods indicated (except as may be indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) and each fairly presents, in all material respects, the financial position, results of operations and cash flows of DFB Healthcare as at the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein (subject, in the case of unaudited statements, to normal and recurring year-end adjustments which have not had, and would not reasonably be expected to have a DFB Healthcare Material Adverse Effect).  DFB Healthcare has no off-balance sheet arrangements that are not disclosed in the DFB Healthcare SEC Reports.  No financial statements other than those of DFB Healthcare are required by U.S. GAAP to be included in the consolidated financial statements of DFB Healthcare.

(c)                                  Except as and to the extent set forth in the DFB Healthcare SEC Reports, neither DFB Healthcare nor Merger Sub has any liability or obligation of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for liabilities and obligations arising in the ordinary course of DFB Healthcare’s and Merger Sub’s business.

(d)                                 DFB Healthcare is in compliance in all material respects with the applicable listing and corporate governance rules and regulations of the Nasdaq Capital Market.

(e)                                  The information supplied by DFB Healthcare for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DFB Healthcare, (ii) the time of the DFB Healthcare Stockholders’ Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made herein with respect to any information supplied or to be supplied by the Company for inclusion in the Proxy Statement.

SECTION 4.08                                      Absence of Certain Changes or Events.  Since March 31, 2019 except as expressly contemplated by this Agreement, (a) DFB Healthcare and Merger Sub have conducted their respective businesses in the ordinary course and in a manner consistent with past practice, (b) there has not been any DFB Healthcare Material Adverse Effect, and (c) neither DFB Healthcare nor Merger Sub has taken any action that, if taken after the date of this Agreement, would constitute a breach of any of the covenants set forth in Section 6.02 (other than Section 6.02(b)(vii)).

SECTION 4.09                                      Absence of Litigation.  There is no Action pending or, to the knowledge of the DFB Healthcare, threatened in writing against DFB Healthcare or Merger Sub, or any property or asset of DFB Healthcare or Merger Sub (including the Trust Fund), before any Governmental Authority, except as would not, individually or in the aggregate, be material to DFB Healthcare and Merger Sub, taken as a whole.  Neither DFB Healthcare nor Merger Sub nor any material property or asset of DFB Healthcare or Merger Sub is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of the DFB Healthcare, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 4.10                                      Board Approval; Vote Required.

(a)                                 The DFB Healthcare Board, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the transactions contemplated hereby, including the Blocker Mergers, are fair to and in the best interests of DFB Healthcare and its stockholders, (ii) approved this Agreement and the Blocker Mergers and declared their advisability, (iii) recommended that the stockholders of DFB Healthcare approve and adopt this Agreement, the Blocker Mergers and the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (iv) amendment and restatement of the DFB Healthcare Certificate of Incorporation set forth in the A&R DFB Healthcare COI substantially in the form attached as Exhibit D, (v) the New Stock Incentive Plan, (vi) the New ESPP and (vii) the transactions contemplated hereby be submitted for consideration by the stockholders of DFB Healthcare at the DFB Healthcare Stockholders’ Meeting.

(b)                                 The only vote of the holders of any class or series of capital stock of DFB Healthcare necessary to approve this Agreement, the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to Blocker Sellers hereunder and amendment and restatement of the DFB Healthcare Certificate of Incorporation as contemplated by this Agreement, the New Stock Incentive Plan and the New ESPP is the affirmative vote of the holders of a majority of the outstanding shares of DFB Healthcare Common Stock.

(c)                                  The board of directors or similar governing body of Merger Sub, by resolutions duly adopted by unanimous vote of those voting at a meeting duly called and held and not subsequently rescinded or modified in any way, has duly (i) determined that this Agreement and the Merger are fair to and in the best interests of Merger Sub and its equityholder, (ii) approved this Agreement and the Merger and declared their advisability, (iii) recommended that the equityholder of Merger Sub approve and adopt this Agreement and approve the Merger and directed that this Agreement and the transactions contemplated hereby be submitted for consideration by the equityholder of Merger Sub.

SECTION 4.11                                      Post-Closing Operations; No Prior Operations of Merger Sub.

(a)                                 DFB Healthcare and Merger Sub are qualified and able to acquire and hold or control each Permit necessary for the conduct of the business of the Company and the Company Subsidiaries after the Closing under applicable Law, including but not limited to the rules and regulations of the Governmental Authority that issued such Permit and there are no facts or circumstances that exist which would materially impair, delay or preclude DFB Healthcare’s ability to obtain any Permits necessary for DFB Healthcare to conduct the business of the Company and the Company Subsidiaries.

(b)                                 DFB Healthcare owns, beneficially and of record, all of the issued and outstanding limited liability company interests of Merger Sub.  Merger Sub was formed solely for the purpose of engaging in the transactions contemplated by this Agreement and has not engaged in any business activities or conducted any operations other than as contemplated by this Agreement.  DFB Healthcare has, as the sole member of Merger Sub, approved the Merger and the other Transactions.

SECTION 4.12                                      DFB Healthcare Material Contracts.

(a)                                 The DFB Healthcare SEC Reports include true, correct and complete copies of each “material contract” (as such term is defined in Regulation S-K of the SEC) to which DFB Healthcare or Merger Sub is party (the “DFB Healthcare Material Contracts”).

(b)                                 Each DFB Healthcare Material Contract is in full force and effect and, to the knowledge of DFB Healthcare, is valid and binding upon and enforceable against each of the parties thereto, except insofar as enforceability may be limited by the Remedies Exceptions.  True, correct and complete copies of all DFB Healthcare Material Contracts have been made available to the Company.

SECTION 4.13                                      Employees.

Other than any former officers or as described in the DFB Healthcare SEC Reports, DFB Healthcare has never had any employees.  Other than reimbursement of any out-of-pocket expenses incurred by DFB Healthcare’s officers and directors in connection with activities on DFB Healthcare’s behalf in an aggregate amount not in excess of the amount of cash held by DFB

Healthcare outside of the Trust Account, DFB Healthcare has no unsatisfied material liability with respect to any employee.  DFB Healthcare does not currently maintain or have any direct liability under any benefit plan, and neither the execution and delivery of this Agreement or the other Ancillary Agreements nor the consummation of the Transactions will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of DFB Healthcare, or (ii) result in the acceleration of the time of payment or vesting of any such benefits.

SECTION 4.14                                      Taxes.

(a)                                 DFB Healthcare and Merger Sub: (i) have duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by any of them as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) have timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that DFB Healthcare or Merger Sub are otherwise obligated to pay, except with respect to Taxes that are not yet due and payable, being contested in good faith or that are described in clause (a)(v) below; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; (iv) do not have any deficiency, audit, examination, investigation or other proceeding in respect of a material amount of Taxes or material Tax matters pending or threatened in writing, for a Tax period which the statute of limitations for assessments remains open; and (v) have provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of DFB Healthcare, for any material Taxes of DFB Healthcare that have not been paid, whether or not shown as being due on any Tax Return.

(b)                                 Neither DFB Healthcare nor Merger Sub is a party to, is bound by or has an obligation under any Tax sharing agreement, Tax indemnification agreement, Tax allocation agreement or similar contract or arrangement (including any agreement, contract or arrangement providing for the sharing or ceding of credits or losses) or has a potential liability or obligation to any person as a result of or pursuant to any such agreement, contract, arrangement or commitment other than an agreement, contract, arrangement or commitment the primary purpose of which does not relate to Taxes.

(c)                                  None of DFB Healthcare or Merger Sub will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of any: (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income Tax law); (ii) “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income Tax Law) executed on or prior to the Closing Date; or (iii) installment sale made on or prior to the Closing Date.

(d)                                 Neither DFB Healthcare nor Merger Sub has been a member of an affiliated group filing a consolidated, combined or unitary U.S. federal, state, local or foreign income Tax Return.

(e)                                  Neither DFB Healthcare nor Merger Sub has any material liability for the Taxes of any person under Treasury Regulation section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor.

(f)                                   Neither DFB Healthcare nor Merger Sub has any request for a material ruling in respect of Taxes pending between DFB Healthcare and/or Merger Sub, on the one hand, and any Tax authority, on the other hand.

(g)                                  Neither DFB Healthcare nor Merger Sub has in any year for which the applicable statute of limitations remains open distributed stock of another person, or has had its stock distributed by another person, in a transaction that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(h)                                 Neither DFB Healthcare nor Merger Sub has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(i)                                     There are no Tax liens upon any assets of DFB Healthcare or Merger Sub.

SECTION 4.15                                      Listing.

The issued and outstanding DFB Healthcare Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “DFBHU.”  The issued and outstanding DFB Healthcare Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed for trading on the Nasdaq Capital Market under the symbol “DFBH.”  The issued and outstanding DFB Healthcare Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq Capital Market under the symbol “DFBHW.”  There is no Action pending or, to the knowledge of DFB Healthcare, threatened in writing against DFB Healthcare by the Nasdaq Capital Market or the SEC with respect to any intention by such entity to deregister the DFB Healthcare Units, the shares of DFB Healthcare Common Stock or the DFB Healthcare Warrants or terminate the listing of DFB Healthcare on the Nasdaq Capital Market.  None of DFB Healthcare or any of its affiliates has taken any action in an attempt to terminate the registration of the DFB Healthcare Units, the shares of DFB Healthcare Common Stock or the DFB Healthcare Warrants under the Exchange Act.

SECTION 4.16                                      Brokers.  No broker, finder or investment banker (other than Goldman Sachs & Co. LLC, Deutsche Bank Securities Inc. and Leerink Partners LLC) is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of DFB Healthcare or Merger Sub.

SECTION 4.17                                      DFB Healthcare Trust Fund.

(a)                                 As of the date of this Agreement (and immediately prior to the Effective Time), DFB Healthcare has (and will have immediately prior to the Effective Time) at least that amount set forth on DFB Healthcare’s balance sheet dated as of December 31, 2018 (which has previously been delivered to the Company) less (a) Taxes paid or payable with respect thereto, (b) up to two hundred and fifty thousand dollars ($250,000) in interest income (net of franchise and income taxes payable) which may be used by DFB Healthcare for working capital purposes and

(c) distributions to DFB Healthcare of the amount requested by DFB Healthcare to be used to redeem the shares of DFB Healthcare Common Stock held by stockholders of DFB Healthcare who shall have exercised their Redemption Rights in the trust fund established by DFB Healthcare for the benefit of its public stockholders (the “Trust Fund”) maintained in a trust account at J.P. Morgan Chase Bank (the “Trust Account”), such monies invested in United States Government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, and held in trust by Continental Stock Transfer & Trust Co. (the “Trustee”) pursuant to the Investment Management Trust Agreement, dated as of February 15, 2018, between DFB Healthcare and the Trustee (the “Trust Agreement”).  Upon consummation of the Merger and notice thereof to the Trustee pursuant to the Trust Agreement, DFB Healthcare shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release as promptly as practicable, the Trust Funds in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however that the liabilities and obligations of DFB Healthcare due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to stockholders of DFB Healthcare who shall have exercised their Redemption Rights, (b) to the underwriters, of approximately $7,875,000, for deferred underwriting commissions placed in the Trust Fund and payable upon consummation of the Merger, (c) with respect to filings, applications and/or other actions taken pursuant to this Agreement required under Law, (d) to the Trustee for fees and costs incurrent in accordance with the Trust Agreement; and (e) to third parties (e.g., professionals, printers, etc.) who have rendered services to DFB Healthcare in connection with its efforts to effect the Merger.

(b)                                 The Trust Agreement has not been amended or modified and is valid and in full force and effect and is enforceable in accordance with its terms, subject to the Remedies Exceptions.  DFB Healthcare has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by DFB Healthcare or the Trustee.  There are no separate contracts, agreements, side letters or other understandings (whether written or unwritten, express or implied): (i) between DFB Healthcare and the Trustee that would cause the description of the Trust Agreement in the DFB Healthcare SEC Reports to be inaccurate in any material respect; or (ii) to the knowledge of DFB Healthcare, that would entitle any person (other than stockholders of DFB Healthcare who shall have elected to redeem their shares of DFB Healthcare Common Stock pursuant to DFB Healthcare’s Organizational Documents) to any portion of the proceeds in the Trust Account.  Prior to the Closing, none of the funds held in the Trust Account may be released except: (A) to pay income and franchise taxes from any interest income earned in the Trust Account; and (B) upon the exercise of Redemption Rights in accordance with the provisions of DFB Healthcare’s Organizational Documents. There are no Actions pending or, to the knowledge of DFB Healthcare, threatened in writing with respect to the Trust Account.

SECTION 4.18                                      Prior Business Operations.

DFB Healthcare has limited its activities to those activities (a) contemplated in the Prospectus or (b) otherwise necessary to consummate the Transactions.

SECTION 4.19                                      DFB Healthcare’s and Merger Sub’s Investigation and Reliance.  Each of DFB Healthcare and Merger Sub is a sophisticated purchaser and has made its own independent investigation, review and analysis regarding the Company and the Company Subsidiaries and the Transactions, which investigation, review and analysis were conducted by DFB Healthcare and Merger Sub together with expert advisors, including legal counsel, that they have engaged for such purpose.  DFB Healthcare, Merger Sub and their Representatives have been provided with full and complete access to the Representatives, properties, offices, plants and other facilities, books and records of the Company and the Company Subsidiaries and other information that they have requested in connection with their investigation of the Company, the Company Subsidiaries and the Transactions.  Neither DFB Healthcare nor Merger Sub is relying on any statement, representation or warranty, oral or written, express or implied, made by the Company or any of the Company Subsidiaries or Representatives (including, without limitation, the equityholders of the Company), except as expressly set forth in Article III (as modified by the Company Disclosure Schedule).  Neither the Company nor any of its equityholders, affiliates or Representatives shall have any liability to DFB Healthcare, Merger Sub or any of their respective equityholders, affiliates or Representatives resulting from the use of any information, documents or materials made available to DFB Healthcare or Merger Sub, whether orally or in writing, in any confidential information memoranda, “data rooms,” management presentations, due diligence discussions or in any other form in expectation of the Transactions.  Neither the Company nor any of its equityholders, affiliates or Representatives is making, directly or indirectly, any representation or warranty with respect to any estimates, projections or forecasts involving the Company and the Company Subsidiaries.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE BLOCKERS

As an inducement to DFB Healthcare and Merger Sub to enter into this Agreement, each Blocker hereby represents and warrants to DFB Healthcare and Merger Sub, solely with respect to such Blocker and, in the event of the A Blocker, solely following the A Blocker Election Date and subject to any disclosure schedules provided by the A Blocker prior to the A Blocker Election Date, as follows:

SECTION 5.01                                      Organization.

(a)                                 The BM Blocker is a limited liability company, duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite limited liability company power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.  Other than the Company Common Units, the BM Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

(b)                                 The A Blocker is a corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware and has the requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as it is now being conducted.  Other than the Company Common Units, the A Blocker does not own any equity or similar interest in, or any interest convertible into or exchangeable or exercisable for any equity or similar interest in, any corporation, limited liability company, partnership, joint venture or business association or other entity.

SECTION 5.02                                      Authority Relative to This Agreement.  Such Blocker has all necessary power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the Transactions.  The execution and delivery of this Agreement by such Blocker, and the consummation by such Blocker of the Transactions, have been duly and validly authorized by all necessary action, and no other proceedings on the part of such Blocker are necessary to authorize this Agreement or to consummate the Transactions (other than the approval and adoption of this Agreement by the holders of a majority of the common units of such Blocker, the filing and recordation of appropriate merger documents as required by the DLLCA or DGCL, as applicable).  This Agreement has been duly and validly executed and delivered by Blocker and, assuming due authorization, execution and delivery by each other party, constitutes a legal, valid and binding obligation of such Blocker, enforceable against such Blocker in accordance with its terms, subject to the Remedies Exceptions.

SECTION 5.03                                      Capitalization.

(a)                                 All outstanding units of the BM Blocker have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the BM Blocker Seller free and clear of all liens, other than transfer restrictions under applicable securities laws and the BM Blocker Seller’s and the BM Blocker’s respective Organizational Documents.  The representations in this Section 5.03(a) are being made solely by the BM Blocker.

(b)                                 All outstanding capital stock of the A Blocker have been duly authorized, validly issued, fully paid and are non-assessable and are not subject to preemptive rights, and are held by the A Blocker Seller free and clear of all liens, other than transfer restrictions under applicable securities laws and the A Blocker Seller’s and the A Blocker’s respective Organizational Documents.  The representations in this Section 5.03(b) are being made solely by the A Blocker.

SECTION 5.04                                      No Conflict; Required Filings and Consents.

(a)                                 The execution and delivery of this Agreement by such Blocker does not, and the performance of this Agreement by such Blocker will not, (i) conflict with or violate the Organizational Documents of Blocker; (ii) assuming that all consents, approvals, authorizations and other actions described in Section 5.04(b) have been obtained and all filings and obligations described in Section 5.04(b) have been made, conflict with or violate any Law applicable to Blocker or by which any of its property or assets is bound or affected; or (iii) result in any breach of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of such Blocker pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation binding on such Blocker, except, with respect to clauses (ii) and (iii), for any such conflicts, violations, breaches, defaults or other occurrences which would not reasonably be expected to have a material adverse effect.

(b)                                 The execution and delivery of this Agreement by such Blocker does not, and the performance of this Agreement by such Blocker will not, require any material consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws, the HSR Act, and filing and recordation of appropriate merger documents as required by the DLLCA, and (ii) such consents, approvals, authorizations, permissions, filings or notifications, which, if not made or obtained, would not, individually or in the aggregate, materially impair or delay such Blocker’s ability to consummate the transactions contemplated hereby.

SECTION 5.05                                      Compliance.  Such Blocker is not in conflict with, or in default, breach or violation of, (a) any Law applicable to such Blocker or by which any property or asset of such Blocker is bound or affected, or (b) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which such Blocker is a party or by which such Blocker or any property or asset of such Blocker is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have a material adverse effect on such Blocker.  Such Blocker is in possession of all material franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority necessary for such Blocker to own, lease and operate its properties or to carry on its business as it is now being conducted.

SECTION 5.06                                      Absence of Litigation.  There is no Action pending or, to the knowledge of such Blocker, threatened in writing against such Blocker, or any property or asset of such Blocker, before any Governmental Authority, except as would not, individually or in the aggregate, be material to such Blocker.  Neither such Blocker nor any material property or asset of such Blocker is subject to any continuing order of, consent decree, settlement agreement or other similar written agreement with, or, to the knowledge of Blocker, continuing investigation by, any Governmental Authority, or any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

SECTION 5.07                                      No Other Activities.  Except as set forth on Schedule 5.07, such Blocker (i) was formed solely for the purpose of holding the Company Common Units held by it, (ii) has not conducted any business or engaged in any activities other than those directly related to holding the Company Common Units held by it, (iii) has no assets other than the Company Common Units held by it, (iv) other than non-material ordinary course administrative expenses and obligations, has no liabilities or obligations whatsoever, and (v) is not a party to any Contract other than the Company’s Organizational Documents and this Agreement, and, in the case of the BM Blocker, the BM Letter Agreement.

SECTION 5.08                                      Employees.  Such Blocker does not have and has never had any employees.

SECTION 5.09                                      Brokers.  No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the Transactions based upon arrangements made by or on behalf of such Blocker.

SECTION 5.10                                      Taxes.

(a)                                 Such Blocker is currently, and has been at all times since formation, been treated as a corporation U.S. federal and state income tax purposes.

(b)                                 Such Blocker (i) has duly and timely filed (taking into account any extension of time within which to file) all material Tax Returns required to be filed by it as of the date hereof and all such filed Tax Returns are complete and accurate in all material respects; (ii) has timely paid all Taxes that are shown as due on such filed Tax Returns and any other material Taxes that such Blocker is otherwise obligated to pay, except with respect to Taxes that are being contested in good faith, and no material penalties or charges are due with respect to the late filing of any Tax Return required to be filed by or with respect to any of them on or before the A Blocker Effective Time and the BM Blocker Effective Time; (iii) with respect to all material Tax Returns filed by or with respect to any of them, have not waived any statute of limitations with respect to Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency; and (iv) does not have any deficiency, audit, examination, investigation or other proceeding in respect of Taxes or Tax matters pending or proposed or threatened in writing.

(c)                                  Except as set forth on Schedule 5.10(c), such Blocker has never (i) held any assets other than Company Common Units or cash distributed to such Blocker with respect to such Company Common Units, or (ii) had an operations or otherwise engaged in any business other than holding such Company Common Units.

(d)                                 Such Blocker has not any material liability for the Taxes of any other person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract or otherwise.

ARTICLE VI

CONDUCT OF BUSINESS PENDING THE MERGER

SECTION 6.01                                      Conduct of Business by the Company Pending the Merger.

(a)                                 The Company agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, unless DFB Healthcare shall otherwise consent in writing:

(i)                                     the businesses of the Company and the Company Subsidiaries shall be conducted in all material respects in, and the Company and the Company Subsidiaries shall not take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice; and

(ii)                                  the Company shall use its commercially reasonable efforts to preserve substantially intact the business organization of the Company and the Company Subsidiaries, to keep available the services of the current officers, employees and consultants of the Company and the Company Subsidiaries and to preserve the current relationships of the Company and the Company Subsidiaries with customers, suppliers and other persons with which the Company or any Company Subsidiary has significant business relations.

(b)                                 By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement or as set forth in Section 6.01 of the Company Disclosure Schedule neither the Company nor any Company Subsidiary shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, any of the following without the prior written consent of DFB Healthcare, which consent shall not be unreasonably withheld, conditioned or delayed:

(i)                                     amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents;

(ii)                                  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, (A) any equity interests of the Company or any Company Subsidiary, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of the Company or any Company Subsidiary (except for the issuance of Company Common Units issuable pursuant to any Plans in the ordinary course of business, including upon conversions or exercises of existing options, warrants, convertible securities or other rights of any kind to acquire Company Common Units) or (B) any assets of the Company or any Company Subsidiary, except in the ordinary course of business and in a manner consistent with past practice;

(iii)                               declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock, other than for tax distributions to its members in accordance with its Organizational Documents;

(iv)                              except as set forth in Section 6.01(b)(iv) of the Company Disclosure Schedules, reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests;

(v)                                 (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, other than a Permitted Acquisition (provided that the aggregate consideration for all such Permitted Acquisitions does not exceed $100,000,000); or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice, any loans and advances to employees of the Company or any Company Subsidiary or borrowings under existing credit facilities, other than any indebtedness in connection with any Permitted Acquisition;

(vi)                              except as set forth in Section 6.01(b)(vi) of the Company Disclosure Schedules, as required by applicable Law or the terms of a Plan in effect as of the date hereof, (A) hire any additional employees or consultants with an annual base salary or fee in excess of $200,000 except in the ordinary course of business or to fill current vacancies or vacancies arising after the date of this Agreement due to the termination of any employee’s employment or consultant’s services, (B) increase the compensation payable or to become payable or the benefits provided to its managers, directors or officers, except for increases in the ordinary course of business and consistent with past practice, (C) grant any severance or termination pay to, or enter into any employment, consulting or severance agreement with, any director or officer of the Company or of any Company Subsidiary, or (D) amend, modify or terminate any Plan, other than in the ordinary course of business in connection with the Company’s annual review and renewal cycle;

(vii)                           take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(viii)                        make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability, except in the ordinary course of business;

(ix)                              amend, modify or consent to the termination of any Material Contract except in the ordinary course of business, or amend, waive, modify or consent to the termination of the Company’s or any Company Subsidiary’s material rights thereunder, except in the ordinary course of business;

(x)                                 permit any material item of Company Intellectual Property Rights to lapse or to be abandoned, invalidated, dedicated, or disclaimed, or otherwise become unenforceable, except in the ordinary course of business; or

(xi)                              enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 6.02                                      Conduct of Business by DFB Healthcare Pending the Merger.

(a)                                 DFB Healthcare agrees that, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, except as expressly contemplated or permitted by any other provision of this Agreement or any Ancillary Agreement, unless the Company shall otherwise consent in writing, the businesses of DFB Healthcare and Merger Sub shall be conducted in all material respects in, and neither DFB Healthcare nor Merger Sub shall take any action except in all material respects in, the ordinary course of business and in a manner consistent with past practice.

(b)                                 By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or any Ancillary Agreement, neither DFB Healthcare nor Merger Sub shall, between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, directly or indirectly, do, any of the following without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

(i)                                     amend or otherwise change its certificate of formation, limited liability company agreement, certificate of incorporation or by-laws or equivalent organizational documents;

(ii)                                  issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any equity interests of DFB Healthcare or Merger Sub, or any options, warrants, convertible securities or other rights of any kind to acquire any equity interests, or any other ownership interest (including, without limitation, any phantom interest), of DFB Healthcare or Merger Sub (except for the issuances and sales of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement at a price of not less than $10 per share, provided, that in no event shall the aggregate gross proceeds of such issuances and sales be more than $100,000,000);

(iii)                               amend, terminate, waive or modify in any manner the Deerfield PIPE Agreement;

(iv)                              declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its membership interests or capital stock (except pursuant to the Redemption Rights);

(v)                                 reclassify, combine, split, subdivide or redeem, or purchase or otherwise acquire, directly or indirectly, any of its equity interests (except pursuant to the Redemption Rights);

(vi)                              (A) acquire (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets; or (B) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person, or make any loans or advances, or grant any security interest in any of its assets except in the ordinary course of business and consistent with past practice;

(vii)                           take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(viii)                        make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(ix)                              liquidate, dissolve, reorganize or otherwise wind-up the business or operations of DFB Healthcare or Merger Sub; or

(x)                                 enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 6.03                                      Conduct of Business by each Blocker Pending the Blocker Mergers.  Between the date of this Agreement and the Effective Time or the earlier termination of this Agreement, each Blocker shall not, directly or indirectly, do, any of the following without the prior written consent of DFB Healthcare or the Company, which consent shall not be unreasonably withheld, conditioned or delayed:

(a)                                 (i) acquire, or dispose of, any material property or assets or (ii) mortgage or encumber any property or assets;

(b)                                 enter into any Contract;

(c)                                  make any amendment to its Organizational Documents;

(d)                                 issue or sell any equity interests or options, warrants or other rights to purchase any equity interests of the Blocker or split, combine or subdivide the equity interests of the Blocker;

(e)                                  undertake any operations or actions, except for operations or actions as are reasonable and appropriate in furtherance of the Transactions;

(f)                                   take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, other than as required by GAAP;

(g)                                  make any material tax election or settle or compromise any material United States federal, state, local or non-United States income tax liability;

(h)                                 liquidate, dissolve, reorganize; or

(i)                                     enter into any binding agreement or otherwise make a commitment, to do any of the foregoing.

SECTION 6.04                                      Claims Against Trust Account.

(a)                                 The Company understands that, except for a portion of the interest earned on the amounts held in the Trust Fund, DFB Healthcare may disburse or cause to be disbursed monies from the Trust Fund only: (i) to its public stockholders who exercise their Redemption Rights or in the event of the dissolution and liquidation of DFB Healthcare, (ii) to DFB Healthcare (less DFB Healthcare’s deferred underwriting compensation only) after DFB Healthcare consummates a business combination (as described in the Prospectus) or (iii) as consideration to the sellers of a target business with which DFB Healthcare completes a business combination.

(b)                                 The Company agrees that, notwithstanding any other provision contained in this Agreement, the Company does not now have, and shall not at any time prior to the Effective Time have, any claim to, or make any claim against, the Trust Fund, regardless of whether such claim arises as a result of, in connection with or relating in any way to, the business relationship between the Company on the one hand, and DFB Healthcare on the other hand, this Agreement, or any other agreement or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to in this Section 6.04(b) as the “Claims”).  Notwithstanding any other provision contained in this Agreement, the Company hereby irrevocably waives any Claim it may have, now or in the future (in each case, however, prior to the consummation of a business combination), and will not seek recourse against the Trust Fund for any reason whatsoever in respect thereof; provided, however, that the foregoing waiver will not limit or prohibit or limit the Company from (i) pursuing a claim against DFB Healthcare or the public stockholders of DFB Healthcare pursuant to this Agreement for specific performance or other equitable relief in connection with the transactions contemplated by this Agreement or (ii) pursuing any claims that the Company may have against DFB Healthcare’s assets or funds that are not held in the Trust Account.  In the event that the Company commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to DFB Healthcare, which proceeding seeks, in whole or in part, relief against the Trust Fund in violation of the foregoing, DFB Healthcare shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event DFB Healthcare prevails in such action or proceeding.

ARTICLE VII

ADDITIONAL AGREEMENTS

SECTION 7.01                                      Proxy Statement.

(a)                                 As promptly as practicable after the delivery of the PCAOB Audited Financials by the Company to DFB Healthcare, DFB Healthcare shall prepare and file with the SEC the proxy statement (as amended or supplemented from time to time, the “Proxy Statement”) to be sent to the stockholders of DFB Healthcare soliciting proxies from such stockholders to obtain the DFB Healthcare Stockholder Approval at the meeting of DFB Healthcare’s stockholders (the “DFB Healthcare Stockholders’ Meeting”) to be held to consider approval and adoption of (i) this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the A&R DFB Healthcare COI, (iv) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (v) the New Stock Incentive Plan, (vi) the New ESPP, (vii) a proposal to adjourn the DFB Healthcare Stockholders’ Meeting, as necessary, to solicit additional proxies if there are not sufficient votes at the time of the DFB Healthcare Stockholders’ Meeting to approve the foregoing proposals, and (viii) any other proposals the parties deem necessary to effectuate the Merger or as may be mutually agreed upon by the Company and DFB Healthcare.  The Company shall furnish all information concerning the Company as DFB Healthcare may reasonably request in connection with such actions and the preparation of the Proxy Statement.  As promptly as practicable after finalization of the Proxy Statement, DFB Healthcare shall mail the Proxy Statement to its stockholders.

(b)                                 Prior to filing with the SEC, DFB Healthcare will make available to the Company drafts of the Proxy Statement and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Proxy Statement or such other document and will provide the Company with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith.  DFB Healthcare shall not file any such documents with the SEC without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed). DFB Healthcare will advise the Company promptly after it receives notice thereof, of: (A) the time when the Proxy Statement has been filed; (B) in the event the preliminary Proxy Statement is not reviewed by the SEC, the expiration of the waiting period in Rule 14a-6(a) under the Exchange Act; (C) in the event the preliminary Proxy Statement is reviewed by the SEC, receipt of oral or written notification of the completion of the review by the SEC; (D) the filing of any supplement or amendment to the Proxy Statement; (E) the issuance of any stop order by the SEC; (F) any request by the SEC for amendment of the Proxy Statement; (G) any comments from the SEC relating to the Proxy Statement and responses thereto; and (H) requests by the SEC for additional information.  DFB Healthcare shall promptly respond to any SEC comments on the Proxy Statement and shall use its commercially reasonable efforts to have the Proxy Statement cleared by the SEC under the Exchange Act as soon after filing as practicable; provided, that prior to responding to any requests or comments from the SEC, DFB Healthcare will make available to the Company drafts of any such response and provide the Company with a reasonable opportunity to comment on such drafts.  DFB Healthcare shall make all necessary filings, if any with respect to the transactions contemplated by this Agreement under the Securities Act, the Exchange Act and applicable Blue Sky Laws, and any rules and regulations thereunder.

(c)                                  If, at any time prior to the Effective Time, any event or circumstance relating to DFB Healthcare or Merger Sub, or their respective officers or directors or otherwise supplied by DFB Healthcare or Merger Sub for inclusion in the Proxy Statement, should be discovered by DFB Healthcare which should be set forth in an amendment or a supplement to the Proxy Statement, DFB Healthcare shall promptly inform the Company.  All documents that DFB Healthcare is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

(d)                                 The Company represents that the information supplied by the Company for inclusion in the Proxy Statement shall not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of DFB Healthcare, (ii) the time of the DFB Healthcare Stockholders’ Meeting, and (iii) the Effective Time, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation is made herein with respect to any information supplied or to be supplied by DFB Healthcare for inclusion in the Proxy Statement.  If, at any time prior to the Effective Time, any event or circumstance relating to the Company or any Company Subsidiary, or their respective officers, managers or directors or otherwise supplied by the Company for inclusion in the Proxy Statement, should be discovered by the Company which should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform DFB Healthcare.  All documents that the Company is responsible for filing with the SEC in connection with the Merger or the other transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.  Notwithstanding the foregoing, DFB Healthcare acknowledges that it has received from the Company certain projections and other forecasts, including, without limitation, projected financial statements, cash flow items, certain business plan information and other data related to the Company.  DFB Healthcare acknowledges that there are uncertainties inherent in attempting to make such projections, forecasts and plans, DFB Healthcare is familiar with such uncertainties and is taking full responsibility for making its own evaluation of the adequacy and accuracy of all projections, forecasts and plans so furnished to it and the Company is making no representation and shall have no claim against anyone with respect to any of the foregoing.

SECTION 7.02                                      DFB Healthcare Stockholders’ Meetings.  DFB Healthcare shall, as promptly as practicable, establish a record date (which date shall be mutually agreed with the Company) for, duly call, give notice of, convene and hold the DFB Healthcare Stockholders’ Meeting for the purpose of voting upon (i) the approval and adoption of this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the approval and adoption of the A&R DFB Healthcare COI, (iv) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and Exchange Agreement, and (v) the approval and adoption of the New Stock Incentive Plan and New ESPP, and DFB Healthcare shall hold the DFB Healthcare Stockholders’ Meeting within thirty (30) Business Days following the date the Proxy Statement is first mailed to the stockholders of DFB Healthcare.  DFB Healthcare shall use its reasonable best efforts to solicit from its stockholders proxies in favor of, the approval and adoption of this Agreement, approval and adoption of the A&R DFB Healthcare COI and the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement and issuable to the Blocker Sellers hereunder and shall take all other action necessary or advisable to secure the required vote or consent of its stockholders.  DFB Healthcare covenants that none of the DFB Healthcare Board or any committee thereof shall withdraw or modify, or propose publicly or by formal action of the DFB Healthcare Board to withdraw or modify, in a manner adverse to the Company, the approval or recommendation by the DFB Healthcare Board of the proposals set forth in the Proxy Statement and the Proxy Statement shall include the recommendation of the DFB Healthcare Board to the stockholders of DFB Healthcare in favor of the proposals set forth in the Proxy Statement.  Promptly following the execution of this Agreement, DFB Healthcare shall approve and adopt this Agreement and approve the Merger, as the sole stockholder of Merger Sub.

SECTION 7.03                                      Access to Information; Confidentiality.

(a)                                 Except as required pursuant to any confidentiality agreement or similar agreement or arrangement to which the Company or DFB Healthcare or any of their respective subsidiaries is a party or pursuant to applicable Law, from the date of this Agreement until the Effective Time, the Company and DFB Healthcare shall (and shall cause their respective subsidiaries to):  (i) provide to the other party (and the other party’s officers, managers, directors, employees, accountants, consultants, legal counsel, agents and other representatives, collectively, “Representatives”) access at reasonable times upon prior notice to the officers, employees, agents, properties, offices and other facilities of such party and its subsidiaries and to the books and records thereof; and (ii) furnish promptly to the other party such information concerning the business, properties, contracts, assets, liabilities, personnel and other aspects of such party and its subsidiaries as the other party or its Representatives may reasonably request; provided, however, that (A) the DFB Healthcare and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Company; and (B) nothing herein shall require the Company to provide access to, or to disclose any information to, DFB Healthcare or any of its Representatives if such access or disclosure, in the good faith reasonable belief of the Company, (x) would waive any legal privilege or (y) would be in violation of applicable laws or regulations of any Governmental Authority or the provisions of any agreement to which the Company is a party (taking into account the confidential nature of the disclosure).

(b)                                 All information obtained by the parties pursuant to this Section 7.03 shall be kept confidential in accordance with the confidentiality agreement, dated June 7, 2018 (the “Confidentiality Agreement”), between Deerfield Management Company, L.P. (Series C) and AdaptHealth LLC (formerly, QMES LLC).

(c)                                  No investigation pursuant to this Section 7.03 shall affect any representation or warranty in this Agreement of any party hereto or any condition to the obligations of the parties hereto.

(d)                                 The Company hereby waives the provisions of the Confidentiality Agreement as and to the extent necessary to permit the consummation of the Transactions.

(e)                                  Notwithstanding anything in this agreement to the contrary, each party (and its representatives, agents and employees) may consult any tax advisor regarding the tax treatment and tax structure of the transactions contemplated hereby and may disclose to any person, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated hereby and all materials (including opinions or other tax analyses) that are provided relating to such treatment or structure.

SECTION 7.04                                      Solicitation.

(a)                                 From and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, the Company shall not, and shall cause the Company Subsidiaries not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or assets of, recapitalization or similar business combination transaction involving any person that is not DFB Healthcare (“Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of the Company or any of the Company Subsidiaries, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to an Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action.  The Company shall, and shall instruct and cause the Company Subsidiaries and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an Acquisition Proposal.  The Company shall promptly notify DFB Healthcare (and in any event within twenty-four hours) of the receipt of any Acquisition Proposal after the date hereof.

(b)                                 From and after the date hereof until the Effective Time or, if earlier, the valid termination of this Agreement in accordance with Section 9.01, DFB Healthcare shall not, and shall cause Merger Sub not to and shall direct its and their Representatives not to, (i) initiate, solicit, facilitate or encourage (including by way of furnishing non-public information), whether publicly or otherwise, any inquiries with respect to, or the making of, any merger, purchase of a material portion of the ownership interests or assets of, recapitalization or similar business combination transaction involving any person that is not the Company (“DFB Healthcare Acquisition Proposal”), (ii) engage in any negotiations or discussions concerning, or provide access to its properties, books and records or any confidential information or data to, any person relating to an DFB Healthcare Acquisition Proposal, (iii) enter into, engage in and maintain discussions or negotiations with respect to any DFB Healthcare Acquisition Proposal (or inquiries, proposals or offers or other efforts that would reasonably be expected to lead to any DFB Healthcare Acquisition Proposal) or otherwise cooperate with or assist or participate in, or facilitate any such inquiries, proposals, offers, efforts, discussions or negotiations, (iv) amend or grant any waiver or release under any standstill or similar agreement with respect to any class of equity interests of DFB Healthcare or Merger Sub, (v) approve, endorse or recommend, or propose publicly to approve, endorse or recommend, any DFB Healthcare Acquisition Proposal, (vi) approve, endorse, recommend, execute or enter into any agreement in principle, letter of intent, memorandum of understanding, term sheet, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other Contract relating to any DFB Healthcare Acquisition Proposal or any proposal or offer that could reasonably be expected to lead to a DFB Healthcare Acquisition Proposal, or (vii) resolve or agree to do any of the foregoing or otherwise authorize or permit any of its Representatives to take any such action.  DFB Healthcare shall, and shall instruct and cause Merger Sub and each of their respective Representatives to immediately cease any solicitations, discussions or negotiations with any person (other than the parties hereto and their respective Representatives) in connection with an DFB Healthcare Acquisition Proposal.  DFB Healthcare shall promptly notify the Company (and in any event within twenty-four hours) of the receipt of any DFB Healthcare Acquisition Proposal after the date hereof.

SECTION 7.05                                      Employee Benefits Matters.

(a)                                 With respect to each person who is an employee of the Company or any Company Subsidiary immediately prior to the Closing (a “Continuing Employee”), for the period beginning on the Closing Date, and ending on December 31, 2020, or, in each case, if earlier, on the date of the termination of employment of the relevant Continuing Employee (the “Continuation

Period”), DFB Healthcare shall provide each such Continuing Employee with (i) a base salary or base wage rate and incentive compensation and commission opportunities (excluding equity compensation opportunities) that are no less favorable to the Continuing Employee’s base salary or base wage rate and incentive compensation and commission opportunities (excluding equity compensation opportunities) in effect for such Continuing Employee as of immediately prior to the Closing, and (ii) with employee retirement, health, welfare and other material fringe benefits (excluding any defined benefit pension plans and equity compensation plans) that are substantially similar, in the aggregate, to those being provided or made available to such Continuing Employees immediately prior to the Closing under the Plans.  Further, DFB Healthcare shall, or shall cause the Company, to provide each Continuing Employee whose employment is terminated during the Continuation Period with severance payments and benefits at least equal to the severance payments and benefits such Continuing Employee was eligible to receive as of immediately prior to the Closing.

(b)                                 For purposes of eligibility to participate and vesting and, with respect to the determination of the level or amount of (i) benefits for the Continuation Period and (ii) vacation and severance pay for the Continuation Period, benefit accrual under the benefit and compensation plans, programs, agreements and arrangements of DFB Healthcare, the Company or any of their respective affiliates (the “DFB Healthcare Plans”) in which Continuing Employees are eligible to participate following the Closing, other than any retiree medical plan, equity compensation plan and/or defined benefit plan, DFB Healthcare, the Company or their respective subsidiaries shall credit each Continuing Employee with his or her years of service with the Company, the Company Subsidiaries and any predecessor entities, to the same extent as such Continuing Employee was entitled immediately prior to the Closing to credit for such service under any similar Plan, except where such credit would result in a duplication of benefits.  DFB Healthcare shall, and shall cause its affiliates to, use commercially reasonable efforts to cause each Continuing Employee to be immediately eligible to participate, without any waiting time, in any and all DFB Healthcare Plans that are group health plans to the extent coverage under such DFB Healthcare Plan replaces coverage under a substantially similar Plan in which such Continuing Employee participated immediately before such replacement to the extent such waiting time was met under such Plan.  For purposes of each DFB Healthcare Plan providing medical, dental, pharmaceutical and/or vision benefits to any Continuing Employee, DFB Healthcare shall, and shall cause its affiliates to, use commercially reasonable efforts to cause all pre-existing condition exclusions and actively-at-work requirements of such DFB Healthcare Plan to be waived for such Continuing Employee and his or her covered dependents to the extent such requirements were met or not applicable under the corresponding Plan, and DFB Healthcare shall, and shall cause its affiliates to, cause any eligible expenses incurred by such Continuing Employee and his or her covered dependents under a Plan during the portion of the plan year prior to the Closing Date to be taken into account under such DFB Healthcare Plan for purposes of satisfying all deductible, co-insurance, co-payment and maximum out-of-pocket requirements applicable to such employee and his or her covered dependents for the applicable plan year as if such amounts had been paid in accordance with such DFB Healthcare Plan.

(c)                                  The provisions of this Section 7.05 are solely for the benefit of the parties to this Agreement, and no provision of this Section 7.05 shall constitute or be deemed to (i) guarantee employment for any period of time for, or preclude the ability of DFB Healthcare or the Company (or any of their affiliates) to terminate, any Continuing Employee, other employee or other service provider for any reason, (ii) confer upon any person (including any current or former director, officer or employee of, or consultant or independent contractor to, DFB Healthcare or the Company) any third party beneficiary or other rights or remedies, (iii) establish, amend or modify any DFB Healthcare Plan, Plan, or any or any other “employee benefit plan” as defined in Section 3(3) of ERISA, or any other benefit plan, program, agreement or arrangement maintained or sponsored by the Company, the DFB Healthcare, or any of their respective affiliates, or (iv) alter or limit the ability of the DFB Healthcare and its subsidiaries (including, after the Closing Date, the Company and its Company Subsidiaries) to amend, modify or terminate any DFB Healthcare Plan, Plan or any other benefit or employment plan, program, agreement or arrangement after the Closing Date.

SECTION 7.06                                      Section 280G.  Prior to the Closing, the Company shall request from each person (each, a “Disqualified Individual”) to whom any payment or benefit is required or proposed to be made in connection with the transactions contemplated by this Agreement that could constitute “parachute payments” under Section 280G(b)(2) of the Code (“Section 280G Payments”) execute a waiver agreement providing that such Disqualified Individual has waived his or her right to receive some or all of such payment or benefit (the “Waived Benefits”), to the extent necessary so that all remaining payments and benefits applicable to such Disqualified Individual shall not be deemed a parachute payment, and accepting in substitution for the Waived Benefits the right to receive the Waived Benefits if and only if approved by the stockholders of the Company in a manner that complies with Section 280G(b)(5)(B) of the Code.  In connection with the foregoing, DFB Healthcare shall provide the Company with all information reasonably necessary to allow the Company to determine whether any payments made or to be made or benefits granted or to be granted pursuant to any Contract entered into or negotiated by DFB Healthcare or its affiliates (“DFB Healthcare Payments”), together with all Section 280G Payments, could reasonably be considered to be “parachute payments” within the meaning of Section 280G(b)(2) of the Code at least fifteen (15) Business Days prior to the Closing Date (and shall further provide any such updated information as is reasonably necessary prior to the Closing Date).  Prior to the Closing, the Company shall submit the Waived Benefits of each Disqualified Individual who has executed a waiver in accordance with this Section 7.06 for approval of the Company’s stockholders and such Disqualified Individual’s right to receive the Waived Benefits shall be conditioned upon receipt of the requisite approval by the Company’s stockholders in a manner that complies with Section 280G(b)(5)(B) of the Code; provided, that in no event shall this Section 7.06 be construed to require the Company (or any of its affiliates) to compel any Disqualified Individual to waive any existing rights under any Contract or agreement that such Disqualified Individual has with any of the Company or any Company Subsidiary or any other person and in no event shall the Company (or any of its affiliates) be deemed in breach of this Section 7.06 if any such Disqualified Individual refuses to waive any such rights or it the stockholders fail to approve any Waived Benefits. Notwithstanding anything to the contrary in this Section 7.06 or otherwise in this Agreement, to the extent DFB Healthcare has provided inaccurate information, or DFB Healthcare’s omission of information has resulted in inaccurate information, with respect to any DFB Healthcare Payments, there shall be no breach of the covenant contained herein to the extent caused by such inaccurate or omitted information.  The Company shall provide DFB Healthcare and its counsel with a copy of the Section 280G calculations, as well as any waiver agreement, the disclosure statement and the stockholder consent contemplated by this Section 7.06 within a reasonable time prior to delivery to each Disqualified Individual and the stockholders of the Company of such waiver agreement, disclosure statement and stockholder consent, respectively, and the Company shall consider in good faith any changes reasonably requested by DFB Healthcare or its counsel.  Prior to the Closing Date, the Company shall, to the extent that the Company receives waivers from any Disqualified Individual, deliver to DFB Healthcare and its counsel evidence that a vote of the stockholders of the Company was solicited in accordance with the foregoing provisions of this Section 7.06 with respect to the Waived Benefits pursuant to such waiver and that either (a) the requisite number of votes of the stockholders of the Company was obtained with respect to such Waived Benefits (the “280G Approval”) or (b) the 280G Approval was not obtained, and, as a consequence, such Waived Benefits shall not be made or provided.

SECTION 7.07                                      Managers’ and Officers’ Indemnification.  The certificate of formation and limited liability company agreement of the Surviving Company shall contain provisions no less favorable with respect to indemnification and advancement and reimbursement of expenses than are set forth in Section 3.3 of the Company LLC Agreement, which provisions shall not be amended, repealed or otherwise modified for a period of six years from the Effective Time in any manner that would affect adversely the rights thereunder of individuals who, at or prior to the Effective Time, were managers, officers, employees, fiduciaries or agents of the Company, unless such modification shall be required by law.

SECTION 7.08                                      Notification of Certain Matters.  The Company shall give prompt notice to DFB Healthcare, and DFB Healthcare shall give prompt notice to the Company, of (a) the occurrence, or non-occurrence, of any event the occurrence, or non-occurrence, of which could reasonably be expected to cause the conditions set forth in Article VIII to not be satisfied; provided, however, that the delivery of any notice pursuant to this Section 7.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

SECTION 7.09                                      Further Action; Reasonable Best Efforts.

(a)                                 Upon the terms and subject to the conditions of this Agreement, each of the parties hereto shall (i) at the request of the other party hereto, execute and deliver such other instruments and do and perform such other acts and things as may be reasonably necessary or desirable for effecting completely the consummation of the Merger and the other Transactions and (ii) use its reasonable best efforts to take promptly, or cause to be taken, all appropriate action, and to do promptly, or cause to be done, all things necessary, proper or advisable under applicable Laws or otherwise to consummate and make effective the Transactions, to satisfy the conditions to the obligations to consummate the Merger, to effect all necessary registrations and filings and to remove any injunctions or other impediments or delays, legal or otherwise, in order to consummate and make effective the Transactions for the purpose of securing to the parties hereto the benefits contemplated by this Agreement, including, without limitation, using its reasonable best efforts to obtain all permits, consents, waivers, approvals, authorizations, qualifications and orders of Governmental Authorities as are necessary for the consummation of the Transactions and to fulfill the conditions to the Merger.  In case, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers, managers and directors of each party to this Agreement shall use their reasonable best efforts to take all such action.

(b)                                 In furtherance and not in limitation of Section 7.09(a), to the extent required under any Laws that are designed to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade, including the HSR Act (“Antitrust Laws”), each party hereto agrees to promptly make any required filing or application under Antitrust Laws, as applicable.  DFB Healthcare shall pay the applicable filing fees due under the HSR Act. The parties hereto agree to supply as promptly as reasonably practicable any additional information and documentary material that may be requested pursuant to Antitrust Laws and to take all other actions necessary, proper or advisable to cause the expiration or termination of the applicable waiting periods under Antitrust Laws as soon as practicable, including by requesting early termination of the waiting period provided for under the Antitrust Laws. Each party shall, in connection with its efforts to obtain all requisite approvals and authorizations for the Transactions under any Antitrust Law, use its commercially reasonable efforts to: (i) cooperate in all respects with each other party or its affiliates in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private person; (ii) keep the other parties reasonably informed of any communication received by such party or its Representatives from, or given by such party or its Representatives to, any Governmental Authority and of any communication received or given in connection with any proceeding by a private person, in each case regarding any of the Transactions; (iii) permit a Representative of the other parties and their respective outside counsel to review any communication given by it to, and consult with each other in advance of any meeting or conference with, any Governmental Authority or, in connection with any proceeding by a private person, with any other person, and to the extent permitted by such Governmental Authority or other person, give a Representative or Representatives of the other parties the opportunity to attend and participate in such meetings and conferences; (iv) in the event a party’s Representative is prohibited from participating in or attending any meetings or conferences, the other parties shall keep such party promptly and reasonably apprised with respect thereto; and (v) use commercially reasonable efforts to cooperate in the filing of any memoranda, white papers, filings, correspondence or other written communications explaining or defending the Transactions, articulating any regulatory or competitive argument, and/or responding to requests or objections made by any Governmental Authority.

(c)                                  No party hereto shall take any action that could reasonably be expected to adversely affect or materially delay the approval of any Governmental Authority of any required filings or applications under Antitrust Laws. The parties hereto further covenant and agree, with respect to a threatened or pending preliminary or permanent injunction or other Order, decree or ruling or statute, rule, regulation or executive Order that would adversely affect the ability of the parties to consummate the Transactions, to use commercially reasonable efforts to prevent or lift the entry, enactment or promulgation thereof, as the case may be.

SECTION 7.10                                      Public Announcements.  The initial press release relating to this Agreement shall be a joint press release the text of which has been agreed to by each of DFB Healthcare and the Company.  Thereafter, between the date of this Agreement and the Closing Date or the earlier termination of this Agreement, unless otherwise required by applicable Law or the requirements of the Nasdaq Capital Market, each of DFB Healthcare and the Company shall each use its reasonable best efforts to consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement, the Merger or any of the other Transactions.

SECTION 7.11                                      PCAOB Audited Financials.  The Company shall use reasonable best efforts to deliver true and complete copies of the audited consolidated balance sheet of the Company and the consolidated Company Subsidiaries as of December 31, 2016, December 31, 2017 and December 31, 2018, and the related audited consolidated statements of income and cash flows of the Company and the consolidated Company Subsidiaries for such years, each audited in accordance with the auditing standards of the PCAOB, together with separate audited financial statements of any Company Subsidiaries required to be included in the Proxy Statement (collectively, the “PCAOB Audited Financials”) not later than August 15, 2019.

SECTION 7.12                                      Trust Account.  As of the Effective Time, the obligations of DFB Healthcare to dissolve or liquidate within a specified time period as contained in DFB Healthcare’s Certificate of Incorporation will be terminated and DFB Healthcare shall have no obligation whatsoever to dissolve and liquidate the assets of DFB Healthcare by reason of the consummation of the Merger or otherwise, and no stockholder of DFB Healthcare shall be entitled to receive any amount from the Trust Account.  At least 72 hours prior to the Effective Time, DFB Healthcare shall provide notice to the Trustee in accordance with the Trust Agreement and shall deliver any other documents, opinions or notices required to be delivered to the Trustee pursuant to the Trust Agreement and cause the Trustee prior to the Effective Time to, and the Trustee shall thereupon be obligated to cause the Trust Account and the Trust Agreement to terminate.

SECTION 7.13                                      Contact with Customers, Suppliers and other Business Relations.  From the date hereof until the Closing Date, DFB Healthcare and Merger Sub shall not, and shall cause their affiliates not to, and shall direct their Representatives not to, contact or communicate with any customers, Suppliers, distributors or licensors of the Company or any other persons having a business relationship with the Company regarding the Transactions without the prior written consent of the Company (which shall not be unreasonably withheld, delayed or conditioned). DFB Healthcare and its Representatives may freely contact the Company’s employees set forth on Section 7.13 of the Company Disclosure Schedule (the “Management Team”) to discuss the post-Closing transition relating to the transactions contemplated hereby and may contact other employees of the Company to discuss the post-Closing transition relating to the transactions contemplated hereby only with the prior written consent of an individual from the Management Team (which shall not be unreasonably withheld, delayed or conditioned).

SECTION 7.14                                      Change of Name; Listing.  Prior to the Closing, DFB Healthcare shall apply for a new ticker symbol with the Nasdaq Stock Market that reflects the name “AdaptHealth” contingent on obtaining DFB Healthcare Stockholder Approval and shall undertake commercially reasonable efforts to adopt the new name.  During the period from the date hereof until the Closing, DFB Healthcare shall use commercially reasonable efforts to remain listed as a public company on the Nasdaq Capital Market or another tier of the Nasdaq Stock Market.

SECTION 7.15                                      Exchange of Surviving Company Common Units for DFB Healthcare Common Stock.  DFB Healthcare shall at all times when Surviving Company Common Units are outstanding, reserve and keep available out of its authorized but unissued capital stock, for the purpose of effecting the conversion of Surviving Company Common Units, such number of its duly authorized shares of DFB Healthcare Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding Surviving Company Common Units; and if at any time the number of authorized but unissued shares of DFB Healthcare Common Stock shall not be sufficient to effect the conversion of all then-outstanding Surviving Company Common Units, DFB Healthcare shall take such action as may be necessary to increase its authorized but unissued shares of DFB Healthcare Common Stock to such number of shares as shall be sufficient for such purposes, including, without limitation, engaging in best efforts to obtain the requisite stockholder approval necessary to amend DFB Healthcare’s Organizational Documents.

SECTION 7.16                                      Deerfield PIPE Agreement.  DFB Healthcare hereby acknowledges and agrees that the Company has the right to cause DFB Healthcare to enforce Deerfield’s obligations under the Deerfield PIPE Agreement, including, without limitation with respect to the voting and transfer of shares, and DFB Healthcare further acknowledges that money damages would not be an adequate remedy at Law if Deerfield fails to perform in any material respect any of Deerfield’s obligations under the Deerfield PIPE Agreement and accordingly, upon the written request of the Company, DFB Healthcare shall, in addition to any other remedy at Law or in equity, seek an injunction or similar equitable relief restraining Deerfield from committing or continuing any such breach or threatened breach or to seek to compel specific performance of the obligations of any other party under the Deerfield PIPE Agreement without the posting of any bond, in accordance with the terms and conditions of the Deerfield PIPE Agreement in any court of the United States or any State thereof having jurisdiction, and if any action should be brought in equity to enforce any of the provisions of the Deerfield PIPE Agreement, DFB Healthcare shall not raise the defense that there is an adequate remedy at Law.

SECTION 7.17                                      Founder Letter Agreement.  DFB Healthcare shall enforce to the fullest extent permitted by Law the restrictions on transfer of the shares of DFB Healthcare Common Stock acquired by the Sponsor and other DFB Healthcare insiders prior to the consummation of DFB Healthcare’s initial public offering (the “Founder Common Stock”), as well as the waiver of each of the Founders’ respective rights to redeem such Founder Common Stock in accordance with that certain letter agreement, dated as of February 15, 2018, among DFB Healthcare, the Sponsor and the individuals party thereto.

SECTION 7.18                                      A Blocker Merger.  Following the date hereof, the Company, DFB Healthcare and the A Blocker shall use their respective commercially reasonable efforts to, and shall negotiate in good faith to, agree, prior to the filing of the Proxy Statement with the SEC, on the terms and conditions upon which the A Blocker Merger would occur (the date the Company, DFB Healthcare and the A Blocker determine such merger may occur, the “A Blocker Election Date”).  To the extent that the Company, DFB Healthcare and the A Blocker do not reach agreement on the terms and conditions pursuant to which the A Blocker Merger can occur on the Closing Date, all provisions in this Agreement (including any representations and warranties with respect to, or covenants applicable to) with respect to the “A Blocker Merger” shall have no force and effect and shall be deemed to be disregarded for all purposes hereunder and the Company and DFB Healthcare shall be entitled to make any amendments to this Agreement as may be reasonable necessary to provide for the foregoing.

SECTION 7.19                                      Redemption Pool.  DFB Healthcare and the Company shall provide the opportunity for the Company Unitholders and Blocker Sellers to elect to have shares of DFB Healthcare Common Stock or Consideration Units redeemed by the issuer thereof on the Closing Date, at a price per share of DFB Healthcare Common Stock or Consideration Unit, as applicable, equal to $10.00, in an aggregate amount equal to the Redemption Pool Amount, and on the terms and conditions set forth on Schedule 7.19.  The “Redemption Pool Amount” shall be an amount in cash, not to exceed $50,000,000, equal to the sum of (x) $25,000,000 and (y) thirty-three and one-third percent (33 1/3%) of the amount by which the Available Cash as of the Closing Date exceeds $225,000,000.  To the extent that any shares of DFB Healthcare Common Stock or Consideration Units, as applicable, are redeemed with any portion of the Redemption Pool Amount (any such shares of DFB Healthcare Common Stock or Consideration Units so redeemed are referred to herein as “Redeemed Interests”), the applicable Company Unitholder or Blocker Seller of such Redeemed Interests shall not be entitled to receive any (x) Contingent Consideration or (y) any retained founder shares and warrants of DFB Healthcare pursuant to the terms of the Founders Equity Transfer Agreement.

SECTION 7.20                                      BM Blocker Indemnity.  Each BM Blocker Seller shall severally indemnify DFB Healthcare for its pro rata share based on its ownership of the BM Blocker of all Taxes recognized or attributable to the BM Blocker (i) on or before the Closing Date, and (ii) arising from or attributable to the transactions contemplated by this Agreement or the BM Letter Agreement.  DFB Healthcare shall timely file, or cause to be timely filed, all Tax Returns of the BM Blocker that are due to be filed after the Closing Date, subject to the next sentence of this Section 7.20.  The BM Blocker Sellers shall prepare, or cause to be prepared, each Tax Return for any taxable period ending on or before, or including, the Closing Date (such Tax Returns, “BM Prepared Tax Returns”).  DFB Healthcare shall promptly provide any information reasonably requested by the BM Blocker Sellers that is relevant to the preparation of the BM Prepared Tax Returns.  The BM Blocker Sellers shall provide a draft of each BM Prepared Tax Return to DFB Healthcare for its review and comment not later than thirty (30) days prior to the due date for filing, and shall consider in good faith any comments that are provided by DFB Healthcare not less than ten (10) days prior to such due date; provided, however, that in the event of a dispute between the parties as to the preparation of the BM Prepared Tax Return, such dispute shall be promptly submitted for arbitration to a mutually acceptable “big 4” accounting firm, or if no such firm accepts the engagement, an accounting firm mutually acceptable to the parties (the “Arbitrator’s Determination”).  If the Arbitrator’s Determination is not made prior to the due date for filing a BM Prepared Tax Return, such return will be filed reflecting the BM Blocker Sellers’ position and shall be subsequently amended as needed to reflect the Arbitrator’s Determination.  The BM Blocker Sellers shall severally (and not jointly) be responsible for paying their pro rata share of any Taxes shown as due on each BM Prepared Tax Return, which payment shall be made to DFB Healthcare not more than two (2) Business Days prior to the due date for payment, or, in the event of an Arbitrator’s Determination, promptly upon such determination.  Notwithstanding any other provision herein, this Section 7.20 shall survive the Closing until the later of (x) the filing of the BM Prepared Tax Returns and the payment of Taxes reflected on such returns consistent with this Section 7.20, or (y) one year from the Closing Date; provided, however, that such one year period shall be tolled for any period during the pendency of an inquiry or audit from a taxing authority with respect to Taxes covered by this Section 7.20 that are the subject of such inquiry or audit.

SECTION 7.21                                      A Blocker Indemnity.  Following the date of the A Blocker Merger (if the A Blocker Merger is consummated), the A Blocker Seller shall indemnify DFB Healthcare for all Taxes recognized by or attributable to the A Blocker (i) on or before the Closing Date, and (ii) arising from or attributable to the transactions contemplated by this Agreement.

Notwithstanding any other provision herein, this Section 7.21 shall survive the Closing until the expiration of the statute of limitations with respect to such Taxes.

ARTICLE VIII

CONDITIONS TO THE MERGER

SECTION 8.01                                      Conditions to the Obligations of Each Party.  The obligations of the Company, DFB Healthcare and Merger Sub to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) of the following conditions:

(a)                                 DFB Healthcare Stockholder Approval.  Each of (i) this Agreement, (ii) the issuance of DFB Healthcare Common Stock pursuant to the Deerfield PIPE Agreement, (iii) the reservation of DFB Healthcare Common Stock issuable to the Company Unitholders and the Blocker Sellers hereunder as Contingent Consideration and issuable to the Company Unitholders pursuant to the Surviving Company LLC Agreement and the Exchange Agreement, (iv) the amendment and restatement to the DFB Healthcare Certificate of Incorporation set forth in the A&R DFB Healthcare COI in the form attached as Exhibit D, (v) the New Stock Incentive Plan and (vi) the New ESPP shall have been approved and adopted by the requisite affirmative vote of the stockholders of DFB Healthcare in accordance with the Proxy Statement, the DGCL, DFB Healthcare’s Organizational Documents and the rules and regulations of the Nasdaq Capital Market (the “DFB Healthcare Stockholder Approval”).

(b)                                 No Order.  No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, judgment, decree, writ, injunction, determination, order or award which is then in effect and has the effect of making the Merger or Transaction illegal or otherwise prohibiting consummation of the Merger or the other Transactions.

(c)                                  U.S. Antitrust Approvals and Waiting Periods.  All required filings under the HSR Act shall have been completed and any applicable waiting period (and any extension thereof) applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, and any pre-Closing approvals or clearances reasonably required thereunder shall have been obtained.

(d)                                 Governmental Consents.  The consents, approvals and authorizations legally required to be obtained to consummate the Merger set forth on Section 8.01(d) of the Company Disclosure Schedule shall have been obtained from and made with all Governmental Authorities.

(e)                                  Available Cash.  After giving effect to (i) the exercise of Redemption Rights by holders of the outstanding shares of DFB Healthcare Common Stock and (ii) the sale and issuance by DFB Healthcare of DFB Healthcare Common Stock between the date of this Agreement and the Effective Time pursuant to the Deerfield PIPE Agreement and the sale and issuance by DFB Healthcare of any other securities of DFB Healthcare in accordance with the provisions of this Agreement between the date of this Agreement and the Effective Time, the amount of cash held by DFB Healthcare in the aggregate, whether in or outside the Trust Account (collectively, the “Available Cash”) shall be equal to at least $225,000,000.

SECTION 8.02                                      Conditions to the Obligations of DFB Healthcare and Merger Sub.  The obligations of DFB Healthcare and Merger Sub to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)                                 Representations and Warranties of the Company.  The (i) representations and warranties of the Company contained in Section 3.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing except for de minimis errors therein or any issuance, conversion, redemption, exchange or other transaction involving equity interests in the Company permitted herein or contemplated hereby (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) and (ii) the representations and warranties of the Company contained in Section 3.01 (Organization and Qualification; Subsidiaries), Section 3.02 (Organizational Documents), Section 3.04 (Authority Relative to This Agreement) and Section 3.24 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of the Company contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect.

(b)                                 Representations and Warranties of Blockers.  The (i) representations and warranties of each Blocker contained in Section 5.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing except for de minimis errors therein and (ii) the representations and warranties of each Blocker contained in Section 5.01 (Organization), Section 5.02 (Authority Relative to This Agreement) and Section 5.09 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date). All other representations and warranties of each Blocker contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a material adverse effect on such Blocker.

(c)                                  Agreements and Covenants.  The Company and each Blocker, respectively, shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(d)                                 Material Adverse Effect.  Since the date of this Agreement no Company Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a Company Material Adverse Effect shall have occurred.

(e)                                  Officer Certificate.  The Company shall have delivered to DFB Healthcare a certificate, dated the Closing Date, signed by the president of the Company, certifying as to the satisfaction of the conditions specified in Sections 8.02(a), 8.02(b) and 8.02(c).

(f)                                   Secretary’s Certificate The Company shall have delivered to DFB Healthcare a certificate, dated the Closing Date, signed by the Secretary of the Company certifying as to the resolutions of the Company Board and the members of the Company holding all the outstanding Company Membership Units entitled to vote authorizing and approving this Agreement, the Merger and the other transactions contemplated by this Agreement.

(g)                                  Payment Spreadsheet.  The Company shall have delivered to DFB Healthcare the Payment Spreadsheet in accordance with Section 2.04.

(h)                                 Surviving Company LLC Agreement.  Each of the Company and the Company Unitholders shall have delivered to DFB Healthcare counterpart signatures of the Surviving Company LLC Agreement executed by the Company and the Company Unitholders.

(i)                                     Maximum Debt.  As of the Closing Date, the Company shall not have Indebtedness of more than the sum of (x) $470,000,000, (y) any capital or capitalized lease obligations with respect to the acquisition of durable medical or respiratory equipment and (z) any Indebtedness incurred between the date hereof and the Closing to pay the cash purchase price by the Company or any of the Company Subsidiaries and related fees and expenses in connection with any Permitted Acquisition.  The Company shall have furnished to DFB Healthcare a certificate dated as of the Closing Date signed on its behalf by its chief financial officer certifying the Indebtedness of the Company as of the Closing Date.

(j)                                    PCAOB Audited Financials.  The Company shall have delivered to DFB Healthcare the PCAOB Audited Financials.

(k)                                 Registration Rights Agreement.  Each of the Company and the Company Unitholders shall have delivered to DFB Healthcare counterpart signatures of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A executed by the Company and the Company Unitholders.

SECTION 8.03                                      Conditions to the Obligations of the Company.  The obligations of the Company to consummate the Merger and the other Transactions are subject to the satisfaction or waiver (where permissible) of the following additional conditions:

(a)                                 Representations and Warranties.  The (i) representations and warranties of DFB Healthcare contained in Section 4.03 (Capitalization) shall be true and correct in all respects as of the Closing as though made at and as of the Closing Date except for de minimis errors therein or any issuance of equity interests in DFB Healthcare permitted herein (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), and (ii) the representations and warranties of DFB Healthcare contained in Section 4.01 (Corporate Organization), Section 4.02 (Certificate of Incorporation and By-laws), Section 4.04 (Authority Relative to this Agreement) and Section 4.16 (Brokers) shall be true and correct in all respects as of the Closing as though made on the Closing (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date).  All other representations and warranties of DFB Healthcare contained in this Agreement shall be true and correct (without giving effect to any limitation as to “materiality” or “DFB Healthcare Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a DFB Healthcare Material Adverse Effect.

(b)                                 Agreements and Covenants.  DFB Healthcare and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time.

(c)                                  Material Adverse Effect.  Since the date of this Agreement no DFB Healthcare Material Adverse Effect shall have occurred and no event or circumstance that may result in or cause a DFB Healthcare Material Adverse Effect shall have occurred.

(d)                                 Officer Certificate.  DFB Healthcare shall have delivered to the Company a certificate, dated the Closing Date, signed by the president of DFB Healthcare, certifying as to the satisfaction of the conditions specified in Sections 8.03(a), 8.03(b) and 8.03(c).

(e)                                  Secretary’s Certificate.  DFB Healthcare shall have delivered to the Company, dated the Closing Date, signed by the Secretary of DFB Healthcare certifying as to the resolutions of DFB Healthcare’s and Merger Sub’s respective board of directors unanimously authorizing and approving this Agreement, the Merger and the other transactions contemplated by this Agreement.

(f)                                   Surviving Company LLC Agreement.  DFB Healthcare shall have delivered to the Company a counterpart signature of the Surviving Company LLC Agreement executed by DFB Healthcare.

(g)                                  Disbursement of Trust Account.  DFB Healthcare shall have made all necessary and appropriate arrangements with the Trustee to have all of the funds contained in the Trust Account disbursed to the Company immediately prior to the Effective Time in exchange for Surviving Company Common Units, and all such funds released from the Trust Account shall be available to the Company.

(h)                                 Tax Receivable Agreement.  DFB Healthcare shall have delivered to the Company Unitholders a counterpart signature of the Tax Receivable Agreement substantially the form attached hereto as Exhibit F executed by DFB Healthcare.

(i)                                     Exchange Agreement.  DFB Healthcare shall have delivered to the Company Unitholders a counterpart signature of the Exchange Agreement substantially in the form attached hereto as Exhibit G (the “Exchange Agreement”) executed by DFB Healthcare.

(j)                                    Registration Rights Agreement.  DFB Healthcare shall have delivered to the Company a counterpart signature of the Registration Rights Agreement substantially in the form attached hereto as Exhibit A, executed by DFB Healthcare.

(k)                                 Board Designation Letter Agreement.  DFB Healthcare shall have delivered to the Company a counterpart signature of the Board Designation Letter Agreement substantially in the form attached hereto as Exhibit H, executed by DFB Healthcare.

ARTICLE IX

TERMINATION, AMENDMENT AND WAIVER

SECTION 9.01                                      Termination.  This Agreement may be terminated and the Merger and the other Transactions may be abandoned at any time prior to the Effective Time, notwithstanding any requisite approval and adoption of this Agreement and the Transactions by the members and the stockholders of the Company or DFB Healthcare, respectively, as follows:

(a)                                 by mutual written consent of DFB Healthcare and the Company; or

(b)                                 by either DFB Healthcare or the Company if the Effective Time shall not have occurred on or before January 31, 2020 (the “Outside Date”); provided, however, that this Agreement may not be terminated under this Section 9.01(b) by or on behalf of any party that is in breach or violation of any representation, warranty, covenant, agreement or obligation contained herein and such breach or violation is the primary cause of the failure of a condition set forth in Article VII to be satisfied on or prior to the Outside Date; or

(c)                                  by either DFB Healthcare or the Company if any Governmental Authority in the United States shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction, order, decree or ruling (whether temporary, preliminary or permanent) which has become final and nonappealable and has the effect of making consummation of the Transactions, including the Merger, illegal or otherwise preventing or prohibiting consummation of the Transaction, including the Merger; or

(d)                                 by either DFB Healthcare or the Company if this Agreement shall fail to receive the requisite vote for approval at the DFB Healthcare Stockholders’ Meeting duly convened or any adjournment or postponement thereof; or

(e)                                  by DFB Healthcare upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 8.02(a) and Section 8.02(b) would not be satisfied (“Terminating Company Breach”); provided, that DFB Healthcare has not waived such Terminating Company Breach and DFB Healthcare or Merger Sub is not then in material breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare or Merger Sub set forth in this Agreement; provided, further, however, that, if such Terminating Company Breach is curable by the Company, DFB Healthcare may not terminate this Agreement under this Section 9.01(e) for so long as the Company continues to exercise its reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by DFB Healthcare to the Company; or

(f)                                   by DFB Healthcare if the PCAOB Audited Financials shall not have been delivered to DFB Healthcare by the Company on or before September 30, 2019; or

(g)                                  by the Company upon a breach of any representation, warranty, covenant or agreement on the part of DFB Healthcare and Merger Sub set forth in this Agreement, or if any representation or warranty of DFB Healthcare and Merger Sub shall have become untrue, in either case such that the conditions set forth in Section 8.03(a) and Section 8.03(b) would not be satisfied (“Terminating DFB Healthcare Breach”); provided, that the Company has not waived such Terminating DFB Healthcare Breach and the Company is not then in material breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement; provided, further, however, that, if such Terminating DFB Healthcare Breach is curable by DFB Healthcare and Merger Sub, the Company may not terminate this Agreement under this Section 9.01(g) for so long as DFB Healthcare and Merger Sub continue to exercise their reasonable efforts to cure such breach, unless such breach is not cured within thirty (30) days after notice of such breach is provided by the Company to DFB Healthcare.

SECTION 9.02                                      Effect of Termination.  In the event of the termination of this Agreement pursuant to Section 9.01, this Agreement shall forthwith become void, and there shall be no liability under this Agreement on the part of any party hereto.

SECTION 9.03                                      Fees and Expenses.  Except as set forth in this Section 9.03, all Expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such expenses, whether or not the Merger or any other transaction is consummated.  DFB Healthcare shall not incur any Expenses in connection with this Agreement and the transactions contemplated by this Agreement or due upon the Closing of the Transaction in excess of $13,000,000, plus out-of-pocket costs and expenses of DFB Healthcare in connection with required regulatory and SEC filings, without the prior written consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed). Notwithstanding the foregoing, each of the Company and DFB Healthcare shall pay fifty percent (50%) of (i) the SEC and other regulatory filing fees incurred in connection with the Proxy Statement and (ii) the filing fee for the notification and report forms filed under HSR.  “Expenses”, as used in this Agreement, shall include all reasonable out-of-pocket expenses (including, without limitation, all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party hereto and its affiliates) incurred by a party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Proxy Statement, the solicitation of stockholder approvals, the filing of any required notices under Antitrust Laws or other similar regulations and all other matters related to the closing of the Merger and the other transactions contemplated by this Agreement.

SECTION 9.04                                      Amendment.  This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors or managers at any time prior to the Effective Time; provided, however, and subject to adjustments expressly set forth herein, that, after the approval and adoption of this Agreement and the Transactions by the members of the Company, no amendment may be made that would reduce the amount or change the type of consideration into which each Company Common Unit shall be converted upon consummation of the Merger; provided, further, however, that this Agreement may be amended in accordance with Section 7.18 to, if necessary, remove any provisions with respect to the A Blocker Merger.  Subject to Section 7.18, this Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

SECTION 9.05                                      Waiver.  At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any obligation or other act of any other party hereto, (b) waive any inaccuracy in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any agreement of any other party or any condition to its own obligations contained herein.  Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

ARTICLE X

GENERAL PROVISIONS

SECTION 10.01                               Non-Survival of Representations, Warranties and Agreements.  The representations, warranties, agreements and covenants in this Agreement shall terminate at the Effective Time, except that this Section 10.01 shall not limit any covenant or agreement of the parties that by its terms requires performance after the Closing.  Effective as of the Closing, there are no remedies available to the parties hereto with respect to any breach of the representations, warranties, covenants or agreements of the parties to this Agreement, except, with respect to those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part after the Closing, the remedies that may be available under Section 10.06.

SECTION 10.02                               Notices.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 10.02):

if to DFB Healthcare or Merger Sub:

DFB Healthcare Acquisitions Corp.
780 Third Avenue

New York, New York 10017
Telephone: (212) 551-1600
Attention:      Chris Wolfe
Email:            chris.wolfe@dfbhealthcare.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York  10166

Facsimile:  (212) 801-6400

Telephone: (212) 801-9200
Attention:      Alan I. Annex, Esq.
Email:            annexa@gtlaw.com

if to the Company:

AdaptHealth Holdings LLC
122 Mill Road, Suite A130

Phoenixville, Pennsylvania 19460

Attention:      Luke McGee

Email:            luke.mcgee@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:      Steven J. Gartner and Michael E. Brandt
Email:            sgartner@willkie.com and mbrandt@willkie.com

SECTION 10.03                               Certain Definitions.

(a)                                 For purposes of this Agreement:

“A Blocker Seller” means Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership.

“affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person.

“Aggregate Merger Closing Consideration Amount” means $515,000,000.

“Ancillary Agreements” means the Surviving Company LLC Agreement, Lock-up Agreement, Registration Rights Agreement, Exchange Agreement, Tax Receivable Agreement, Deerfield PIPE Agreement and Founders Equity Transfer Agreement.

“Blocker Merger Closing Consideration” means the BM Blocker Merger Closing Consideration and the A Blocker Merger Closing Consideration.

“Blocker Merger Consideration” means the BM Blocker Merger Closing Consideration and the A Blocker Merger Consideration.

“Blocker Sellers” means the A Blocker Seller and the BM Blocker Sellers.

“BlueMountain Entities” means BlueMountain Summit Opportunities Fund II (US) L.P, BMSP L.P., BlueMountain Foinaven Master Fund L.P, and BlueMountain Fursan Fund L.P.

“BM Blocker Sellers” means, collectively, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, and BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by Law to be closed.

“Class B Common Stock” means voting, non-economic common stock of DFB Healthcare, designated as Class B Common Stock in the A&R DFB Healthcare COI, to be issued at the Effective Time to the Company Unitholders.

“Closing Merger Consideration” means the Closing Stock Consideration and the Blocker Merger Closing Consideration.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“Company LLC Agreement” means the Fourth Amended and Restated Limited Liability Company Agreement of the Company, as amended or otherwise modified.

“Company-Owned Intellectual Property Rights” means all Intellectual Property owned by the Company or any Company Subsidiary and used in its business as currently conducted.

“Company Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of the Company and the Company Subsidiaries taken as a whole or (ii) the ability of the Company to consummate the Transactions or otherwise prevent or materially delay the Company from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether a Company Material Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which the Company operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) any matter described in the Company Disclosure Schedule; (e) the execution and delivery of this Agreement or the public announcement, performance, pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of the Company or its Company Subsidiaries, with customers, employees, suppliers or other persons or any litigation arising from this Agreement or the Transactions; (f) any retrospective or prospective change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (g) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (h) any action required to be taken to or in accordance with this Agreement or taken (or omitted to be taken) at the request of DFB Healthcare or with DFB Healthcare’s express written consent; (i) any failure by the Company to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a Company Material Adverse Effect); or (j) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (f), (g) and (j), to the extent that such conditions have a greater adverse materially disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and its Company Subsidiaries operate.

“Company Unitholders” means the holders of Company Membership Units prior to the Effective Time.

“Consideration Unit” means one (1) Surviving Company Common Unit and one (1) share of Class B Common Stock.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases, and purchase orders, whether written or oral.

“control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, or as trustee or executor, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, as trustee or executor, by contract or credit arrangement or otherwise.

“Deerfield” means Deerfield Private Design Fund IV, L.P.

“Deerfield PIPE Agreement” means that certain subscription agreement by and between DFB Healthcare and Deerfield.

“DFB Healthcare Certificate of Incorporation” means the DFB Healthcare Certificate of Incorporation, as amended and restated on February 15, 2018.

“DFB Healthcare Common Stock” means DFB Healthcare’s common stock, par value $0.0001 per share.

“DFB Healthcare Material Adverse Effect” means any event, circumstance, change or effect that, individually or in the aggregate with all other events, circumstances, changes and effects, is or is reasonably likely to have a material adverse effect on (i) the business, condition (financial or otherwise), assets, liabilities or results of operations of DFB Healthcare and its subsidiaries taken as a whole or (ii) the ability of DFB Healthcare to consummate the Transactions or otherwise prevent or materially delay DFB Healthcare from performing its obligations under this Agreement; provided, however, that any event, circumstance, change or effect that to the extent resulting or arising from any of the following shall not be considered when determining whether a DFB Healthcare Material Adverse Effect shall have occurred: (a) any changes in regional or global economic conditions, including changes affecting credit, financial or capital markets or changes in interest rates or exchange rates; (b) any changes in general economic conditions in the industries or markets in which DFB Healthcare operates; (c) any regulatory, legislative or political conditions, in each case in the United States or any other jurisdiction; (d) the execution and delivery of this Agreement or the public announcement, performance, pendency or consummation of the Transactions; (e) any retrospective or prospective change in applicable Laws, regulation or GAAP (or authoritative interpretations thereof) or the enforcement, implementation or interpretation thereof; (f) any geopolitical conditions, the outbreak or escalation of hostilities, any acts of war, sabotage or terrorism, or any escalation or worsening of any such acts of war, sabotage or terrorism; (g) any failure by DFB Healthcare to meet any internal or published projections, forecasts or revenue or earnings predictions (it being understood that the underlying facts or occurrences giving rise to or contributing to such decline may be taken into account in determining whether there has been or would be a DFB Healthcare Material Adverse Effect); (h) any action required to be taken pursuant to or in accordance with this Agreement or taken (or omitted to be taken) at the request of the Company or with the Company’s express written consent; or (i) volcanoes, tsunamis, pandemics, earthquakes, floods, storms, hurricanes, tornados or other natural disasters, except, in the cases of clauses (e), (f) and (i), to the extent that such conditions have a greater adverse materially disproportionate effect on the Company and its Company Subsidiaries, taken as a whole, relative to the adverse effect such changes have on others operating in the industries in which the Company and its Company Subsidiaries operate.

“DFB Healthcare Units” means one share of DFB Healthcare Common Stock and one-third of one DFB Healthcare Warrant.

“DFB Healthcare Warrants” means the warrants of DFB Healthcare contemplated under the DFB Healthcare Warrant Agreement.

“DGCL” means the Delaware General Corporation Law.

“Environmental Laws” means any United States federal, state or local or non-United States laws relating to: (i) releases or threatened releases of Hazardous Substances or materials containing Hazardous Substances; (ii) the manufacture, handling, transport, use, treatment, storage or disposal of Hazardous Substances or materials containing Hazardous Substances; or (iii) pollution or protection of the environment, health, safety or natural resources.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any entity that together with the Company is deemed to be a “single employer” for purposes of Section 4001(b)(i) of ERISA and/or Sections 414(b), (c) and/or (m) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as they may be amended from time to time.

“Hazardous Substances” means (i) those substances defined in or regulated under the following United States federal statutes and their state counterparts, as each may be amended from time to time, and all regulations thereunder: the Hazardous Materials Transportation Act, the Resource Conservation and Recovery Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Clean Water Act, the Safe Drinking Water Act, the Atomic Energy Act, the Federal Insecticide, Fungicide, and Rodenticide Act and the Clean Air Act; (ii) petroleum and petroleum products, including crude oil and any fractions thereof; (iii) natural gas, synthetic gas, and any mixtures thereof; (iv) polychlorinated biphenyls, asbestos and radon; (v) any other contaminant; and (vi) any substance, material or waste regulated by any Governmental Authority pursuant to any Environmental Law.

“Healthcare Information Laws” means the (a) Health Insurance Portability and Accountability Act of 1996 (Pub. L. No. 104-191) and any regulations promulgated thereunder (HIPAA); (b) the Health Information Technology for Economic and Clinical Health Act (Title XIII of the American Recovery and Reinvestment Act of 2009) and any regulations promulgated thereunder; and (c) any state and local laws regulating the privacy and/or security of individually identifiable information, including state laws providing for notification of breach of privacy or security of individually identifiable information, in each case with respect to the laws described in clauses (a), (b) and (c) of this definition, as the same may be amended, modified or supplemented from time to time, any successor statutes thereto, any and all rules or regulations promulgated from time to time thereunder.

“Healthcare Laws” means all Laws relating to the regulation, provision or administration of, or payment for, healthcare products or services, including, but not limited to (a) all Laws pertaining to healthcare fraud and abuse, including without limitation the federal Anti-Kickback Statute (42 U.S.C. § 1320a-7b(b)), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code, the Physician Self-Referral Law, commonly known as the “Stark Law” (42 U.S.C. §§ 1395nn and 1396b), the civil False Claims Act (31 U.S.C. §3729 et seq.), the Federal Criminal False Claims Act (18 U.S.C. §  287), the False Statements Relating to Health Care Matters law (18 U.S.C. § 1035), Health Care Fraud (18 U.S.C. § 1347), all state self-referral prohibitions, anti-kickback Laws, illegal remuneration and provider conflict of interest Laws, or any regulations promulgated pursuant to such statutes, or similar state or local statutes or regulations; (b) Medicare (Title XVIII of the Social Security Act) and the regulations promulgated thereunder; (c) Medicaid (Title XIX of the Social Security Act) and the regulations promulgated thereunder as well as applicable state Medicaid statutes and regulations; (d) TRICARE (10 U.S.C. § 1071 et seq.) and the regulations promulgated thereunder; (e) the federal Food Drug and Cosmetic Act (21 U.S.C. 301 et seq.); (f) all Laws relating to licensure, certification or registration requirements of all Governmental Authorities applicable to the Company’s and the Company Subsidiaries’ business; (g) all Laws relating to medical devices, durable medical equipment, home medical equipment, orthotics, and prosthetics, or to the manufacturing, sale or distribution of such products; (h) all Laws relating to the licensure of Healthcare Providers and relationships with Healthcare Providers; and (i) all applicable quality, safety certification and accreditation standards and requirements relating to, medical devices, durable medical equipment, home medical equipment, orthotics or prosthetics, or to the manufacturing, sale, distribution or storage of such products, each of (a) through (i) as amended from time to time.

“Healthcare Provider” means any physician, physician assistant, physical therapist, nurse, nurse practitioner, technician, allied healthcare provider, or any other person who is required by Healthcare Laws to be licensed or certified to furnish professional services as an independent contractor or employee of the professional entities.

“Incentive Units” means the 29,823 units of the Company designated as Incentive Units under the Company LLC Agreement.

“Indebtedness” means any indebtedness or obligations for borrowed money, including any indebtedness evidenced by notes, bonds, debentures or similar Contracts, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of the Company Subsidiaries, or guarantee any of the foregoing indebtedness, obligations or debt securities of another person or enter into any “keep well” or other agreement to maintain any of the foregoing.

“Intellectual Property” means (i) patents and patent applications, together with all reissues, continuations, continuations-in-part, divisionals, revisions, extensions or reexaminations thereof, (ii) trademarks and service marks, trade dress, trade names, Internet domain names and other source identifiers together all applications, registrations, and renewals in connection therewith, together with all of the goodwill associated with the foregoing, (iii) copyrights and moral rights, and registrations and applications for registration thereof, (iv) trade secrets (including know how, formulas, compositions, inventions (whether or not patentable or reduced to practice)), customer and supplier lists, improvements, protocols, processes, methods and techniques, research and development information, industry analyses, algorithms, architectures, layouts, drawings, specifications, designs, plans, methodologies, proposals, industrial models, technical data, financial and accounting and all other data, databases and database rights, pricing and cost information, business and marketing plans and proposals, and customer and supplier lists (including lists of prospects and related information, in each case, to the extent constituting a trade secret under applicable law); and (v) all other intellectual property or proprietary rights of any kind or description.

“Inventories” means all inventories, merchandise, goods, raw materials, packaging, labels, supplies and other personal property which are maintained, held or stored by or for the Company or any Company Subsidiary at the Closing, and any prepaid deposits for any of the same.

“knowledge” or “to the knowledge” of a person means in the case of the Company, the knowledge of Luke McGee, Josh Parnes, Gregg Holst, Chris Joyce and Wendy Russalesi after reasonable inquiry, and in the case of DFB Healthcare, the knowledge of Richard Barsch and Christopher Wolfe after reasonable inquiry.

“New ESPP” means the new employee stock purchase plan for DFB Healthcare that is intended to qualify as an “employee stock purchase plan” under Section 423 of the Code, in the form and substance reasonably acceptable to DFB Healthcare and the Company, which plan shall reserve for issuance a number of shares of DFB Healthcare Common Stock to be determined by the Company in good faith consultation with DFB Healthcare and advice of an independent third-party compensation consultant.

“New Stock Incentive Plan” means the new omnibus stock incentive plan for DFB Healthcare, in form and substance reasonably acceptable to DFB Healthcare and the Company, that provides for the grant of awards to employees and other service providers of DFB Healthcare and its subsidiaries (including the Company and the Company Subsidiaries) in the form of options, restricted stock, restricted stock units, or other equity-based awards based on shares of DFB Healthcare Common Stock, which plan shall reserve for issuance a number of shares of DFB Healthcare Common Stock to be determined by the Company in good faith consultation with DFB Healthcare and advice of an independent third-party compensation consultant.

“Order” means any order, writ, judgment, injunction, decree, determination or award of any Governmental Authority.

“Organizational Documents” means: (i) in the case of a person that is a corporation or a company, its articles or certificate of incorporation and its bylaws, memorandum of association, articles of association, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization; (ii) in the case of a person that is a partnership, its articles or certificate of partnership, formation or association, and its partnership agreement (in each case, limited, limited liability, general or otherwise); (iii) in the case of a person that is a limited liability company, its articles or certificate of formation or organization, and its limited liability company agreement or operating agreement; and (iv) in the case of a person that is none of a corporation, partnership (limited, limited liability, general or otherwise), limited liability company or natural person, its governing instruments as required or contemplated by the laws of its jurisdiction of organization.

“PCAOB” means the Public Company Accounting Oversight Board.

“Permit” means any franchises, grants, authorizations, licenses, permits, easements, variances, exceptions, consents, certificates, approvals and orders of any Governmental Authority.

“Permitted Acquisition” means any acquisition (including, without limitation, by merger, consolidation, or acquisition of equity or assets or any other business combination) of any corporation, limited liability company, partnership, other business organization or any division thereof or any material amount of assets, in each case, involving consideration of $15,000,000 or less.

“person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Personal Information” means any information which on its own or in combination with any other piece of information allows the identification of a natural person, including, without limitation, a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number, biometric identifiers or any other piece of information that allows the identification of or contact with a natural person.

“Plans” means, collectively, (i) all employee benefit plans (as defined in Section 3(3) of ERISA), (ii) all phantom equity, bonus, option, incentive, deferred compensation, retiree medical or life insurance, supplemental retirement, severance, change in control or other benefit plans, programs or arrangements, and (iii) all employment, consulting, termination, severance or other similar Contracts, in each case, under which the Company or any of its Company Subsidiaries has or reasonably expect to have any liability or obligation, contingent or otherwise (including liabilities and/or obligations arising from being deemed an ERISA Affiliate) or which are maintained, contributed to or sponsored by the Company or any Company Subsidiary for the benefit of any current or former employee, officer, director, manager and/or consultant of the Company or any Company Subsidiary.

“Products” mean any products or services that are manufactured by, offered for sale, distributed, or otherwise provided by the Company or the Company Subsidiaries to purchasers, whether directly or through multiple tiers of distribution.

“Prospectus” means the final prospectus of DFB Healthcare, dated as of February 16, 2018

“Redemption Rights” means the redemption rights provided for in Section 9.2 of Article IX of the DFB Healthcare Certificate of Incorporation.

“Redemption Shares” means shares of DFB Healthcare Common Stock redeemed by the holders thereof prior to the Closing pursuant to such holders’ Redemption Rights.

“Sponsor” means Deerfield/RAB Ventures, LLC, a Delaware limited liability company.

“subsidiary” or “subsidiaries” of the Company, the Surviving Company, DFB Healthcare or any other person means an affiliate controlled by such person, directly or indirectly, through one or more intermediaries.

“Supplier” means any person that supplies materials, components, or other goods or services that are utilized in or comprise the Products of the Company or the Company Subsidiaries.

“Surviving Company Common Units” means units of the Company designated as Common Units under the Surviving Company LLC Agreement to be issued at the Effective Time.

“Third Party Payor” means state or local governmental insurance programs, private, non-governmental insurance and managed care programs, employers, unions, trusts, or third party administrators, including, but not limited to, any Governmental Authority that sponsors a health benefit program, including Medicare, Medicaid, CHAMPUS/TRICARE or any federal health care program, with which the Company or any Company Subsidiary contracts to provide goods and services or through which the Company or any Company Subsidiary receives payments or reimbursements for goods and services provided.

“Third Party Payor Programs” means all payment or reimbursement programs (including but not limited to those programs that are sponsored or maintained by any Third Party Payor and/or those programs under which a Third Party Payor bills and collects), in which the Company or any Company Subsidiary participates and/or the Company or any Company Subsidiary provides products or services, regardless of whether the Company or the applicable Company Subsidiary is an in-network or out-of-network provider/supplier.

“Trading Day” means any day on which the DFB Healthcare Common Stock is traded and/or quoted on the Nasdaq Capital Market or, if the Nasdaq Capital Market is not the principal trading market for the DFB Healthcare Common Stock, then on the principal securities exchange or securities market on which the DFB Healthcare Common Stock is then traded.

“Trading Price” means on any particular Trading Day (A) if the DFB Healthcare Common Stock is quoted on the Nasdaq Capital Market or listed or quoted on another principal trading market, the closing or last reported price of a share of DFB Healthcare Common Stock for such Trading Day on such trading market (as reported by Bloomberg L.P. or a similar organization or agency succeeding to its functions of reporting prices), or (B) in the event no trading price is established for the DFB Healthcare Common Stock for a Trading Day, the greater of (A) the last price established for the DFB Healthcare Common Stock in the most recent preceding Trading Day on which the DFB Healthcare Common Stock was traded or (B) the last bid for the DFB Healthcare Common Stock in the most recent preceding Trading Day in which the DFB Healthcare Common Stock was traded (in each case, as reported by Bloomberg L.P. or a similar organization succeeding to its functions of reporting prices).

“Transaction Documents” means this Agreement, including all Schedules and Exhibits hereto, the Company Disclosure Schedule, the Ancillary Agreements, and all other agreements, certificates and instruments executed and delivered by DFB Healthcare, Merger Sub or the Company in connection with the Transaction.

“Transactions” mean the transactions contemplated by this Agreement and the Transaction Documents.

“Treasury Regulations” means the United States Treasury regulations issued pursuant to the Code.

(b)                                 The following terms have the meaning set forth in the Sections set forth below:

Defined Term	Location of Definition

2019 Balance Sheet	§ 3.07(b)
280G Approval	§ 7.06
A&R DFB Healthcare COI	§ 1.05(c)
A Blocker	Preamble
A Blocker Certificate of Merger	§ 1.03(b)
A Blocker Effective Time	§ 1.03(b)
A Blocker Election Date	§ 7.18
A Blocker Merger	Recitals
A Blocker Merger Closing Consideration	§ 2.01 (b)
Action	§ 3.09
Agreement	Preamble
Acquisition Proposal	§ 7.04(a)
Antitrust Laws	§ 7.09(b)
Arbitrator’s Determination	§ 7.20
Audited Financial Statements	§ 3.07(a)
Available Cash	§ 8.01(e)
Blockers	Preamble
Blocker Effective Times	§ 1.03(b)
Blocker Mergers	Recitals
BM Blocker	Preamble
BM Blocker Certificate of Merger	§ 1.03(a)
BM Blocker Effective Time	§ 1.03(a)
BM Blocker Merger	Recitals
BM Blocker Merger Closing Consideration	§ 2.01(a)
BM Letter Agreement	Recitals
BM Prepared Tax Returns	§ 7.20
BM Redemption Notes	Recitals
BM Redemption Note Principal	Recitals

Defined Term	Location of Definition

Blue Sky Laws	§ 3.05(b)
Certificate of Merger	§ 1.03(c)
Change of Control	§ 2.03(c)
Claims	§ 6.04(b)
Closing	§ 1.02
Closing Date	§ 1.02
Closing Stock Consideration	§ 2.02(a)
Company	Preamble
Company Board	Recitals
Company Common Units	§ 3.03(b)
Company Disclosure Schedule	Article III
Company Intellectual Property Rights	§ 3.13(b)
Company Membership Units	§ 3.03(b)
Company Merger Consideration	§ 2.02(a)
Company Permits	§ 3.06
Company Subsidiary	§ 3.01(a)
Company Unitholders’ Representative	Preamble
Company Unitholders’ Representative Amount	§ 10.12(d)
Confidentiality Agreement	§ 7.03(b)
Contingent Consideration	§ 2.03(a)(iii)
Continuing Employee	§ 7.05(a)
Continuation Period	§ 7.05(a)
DFB Healthcare	Preamble
DFB Healthcare Acquisition Proposal	§ 7.04(b)
DFB Healthcare Board	Recitals
DFB Healthcare Material Contracts	§ 4.12(a)
DFB Healthcare Payments	§ 7.06
DFB Healthcare Plans	§ 7.05(b)
DFB Healthcare Preferred Stock	§ 4.03(a)
DFB Healthcare SEC Reports	§ 4.07(a)
DFB Healthcare Stockholder Approval	§ 8.01(a)
DFB Healthcare Stockholders’ Meeting	§ 7.01(a)
Disqualified Individual	§ 7.06
DLLCA	Recitals
DMEPOS	§ 3.22(d)
Effective Time	§ 1.03(c)
Environmental Permits	§ 3.15
Exchange Agreement	§ 8.03(i)
Expenses	§ 9.03
First Contingent Consideration	§ 2.03(a)(i)
First Stock Target	§ 2.03(a)(i)
Founder	§ 4.03(d)
Founder Common Stock	§ 7.17
Founders Equity Transfer Agreement	Recitals
GAAP	§ 3.07(a)

Defined Term	Location of Definition

Governmental Authority	§ 3.05(b)
HSR Act	§ 3.05(b)
Independent Accountant	§ 2.03(b)
IRS	§ 3.10(b)
Law	§ 3.05(a)
Leased Real Property	§ 3.12(b)
Lock-up Agreement	Recitals
Management Team	§ 7.13
Material Contracts	§ 3.16(a)
Merger	Recitals
Merger Consideration	§ 2.02(b)
Merger Sub	Preamble
Multiemployer Plan	§ 3.10(c)
Objection Notice	§ 2.03(b)
Outside Date	§ 9.01(b)
PCAOB Audited Financials	§ 7.11
Payment Spreadsheet	§ 2.05
PHI	§ 3.23(a)
PIPE Proceeds	§ 1.07(a)
Proxy Statement	§ 7.01(a)
Redemption Pool Amount	§ 7.19
Redeemed Interests	§ 7.19
Referral Recipient	§ 3.22(h)
Referral Source	§ 3.22(h)
Registration Rights Agreement	Recitals
Remedies Exceptions	§ 3.04
Representatives	§ 7.03(a)
SEC	§ 4.07(a)
Second Contingent Consideration	§ 2.03(a)(ii)
Second Stock Target	§ 2.03(a)(ii)
Section 280G Payments	§ 7.06
Section 409A	§ 3.10(j)
Securities Act	§ 4.07(a)
Stock Targets	§ 2.03(a)(iii)
Surviving Company	§ 1.01(c)
Surviving Company LLC Agreement	§ 1.05(b)
Tax	§ 3.14(n)
Tax Return	§ 3.14(n)
Terminating Company Breach	§ 9.01(e)
Terminating DFB Healthcare Breach	§ 9.01(g)
Third Contingent Consideration	§ 2.03(a)(iii)
Third Stock Target	§ 2.03(a)(iii)
Trust Account	§ 4.17(a)
Trust Account Cash	§ 1.07(a)

Defined Term	Location of Definition

Trust Agreement	§ 4.17(a)
Trust Fund	§ 4.17(a)
Trustee	§ 4.17(a)
Waived Benefits	§ 7.06

SECTION 10.04                               Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the Transactions is not affected in any manner materially adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the Transactions be consummated as originally contemplated to the fullest extent possible.

SECTION 10.05                               Entire Agreement; Assignment.  This Agreement and the Ancillary Agreements and other Transaction Documents constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.  This Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise).

SECTION 10.06                               Specific Performance.  The parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof (including the parties’ obligation to consummate the Transactions) in the Delaware Chancery Court or, if that court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity.  Each of the parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

SECTION 10.07                               Parties in Interest.  This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, other than Section 7.07 (which is intended to be for the benefit of the persons covered thereby and may be enforced by such persons).

SECTION 10.08                               Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  All actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware.  The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware

Chancery Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions may not be enforced in or by any of the above-named courts.

SECTION 10.09                               Waiver of Jury Trial.  Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement or the Transactions.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement and the Transactions, as applicable, by, among other things, the mutual waivers and certifications in this Section 10.09.

SECTION 10.10                               Headings.  The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

SECTION 10.11                               Counterparts.  This Agreement may be executed and delivered (including by facsimile or portable document format (pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

SECTION 10.12                               Company Unitholders’ Representative.

(a)                                 The Company Unitholders’ Representative is hereby approved to serve as the representative of the Company Unitholders with respect to the matters expressly set forth in this Agreement to be performed by the Company Unitholders’ Representative.  Each of the Company Unitholders have irrevocably appointed the Company Unitholders’ Representative as the agent, proxy and attorney in fact for such Company Unitholders for the matters expressly set forth in this Agreement to be performed by the Company Unitholders’ Representative. All decisions and actions by the Company Unitholders’ Representative shall be binding upon all of the Company Unitholders, and no Company Unitholder shall have the right to object, dissent, protest or otherwise contest the same.  DFB Healthcare and Merger Sub shall be entitled to rely on the actions taken by the Company Unitholders’ Representative without independent inquiry into the capacity of the Company Unitholders’ Representative to so act.  All actions, notices, communications and determinations by the Company Unitholders’ Representative to carry out such functions shall conclusively be deemed to have been authorized by, and shall be binding upon, the Company Unitholders.

(b)                                 The Company Unitholders’ Representative may resign from its position as Company Unitholders’ Representative at any time by written notice delivered to the Company Unitholders.  If there is a vacancy at any time in the position of the Company Unitholders’

Representative for any reason, such vacancy shall be filled by a majority vote of the Company Unitholders.

(c)                                  All acts of the Company Unitholders’ Representative hereunder in its capacity as such shall be deemed to be acts on behalf of the Company Unitholders and not of the Company Unitholders’ Representative individually.  The Company Unitholders’ Representative shall not have any liability for any amount owed to DFB Healthcare pursuant to this Agreement.  The Company Unitholders’ Representative shall not be liable to the Company, DFB Healthcare, Merger Sub, or any other person in his or its capacity as the Company Unitholders’ Representative, for any liability of a Company Unitholder or otherwise, or for anything which it may do or refrain from doing in connection with this Agreement.  The Company Unitholders’ Representative shall not be liable to the Company Unitholders, in his, her or its capacity as the Company Unitholders’ Representative, for any liability of a Company Unitholder or otherwise, or for any error of judgment, or any act done or step taken or omitted by it in good faith, or for any mistake in fact or Law, or for anything which it may do or refrain from doing in connection with this Agreement, except in the case of the Company Unitholders’ Representative’s gross negligence or willful misconduct as determined in a final and non-appealable judgment of a court of competent jurisdiction.  The Company Unitholders’ Representative may seek the advice of legal counsel in the event of any dispute or question as to the construction of any of the provisions of this Agreement or its duties or rights hereunder, and it shall incur no liability in its capacity as the Company Unitholders’ Representative to DFB Healthcare, Merger Sub, the Company, or the Company Unitholders and shall be fully protected with respect to any action taken, omitted or suffered by it in good faith in accordance with the advice of such counsel.  The Company Unitholders’ Representative shall not by reason of this Agreement have a fiduciary relationship in respect of any Company Unitholder, except in respect of amounts received on behalf of the Company Unitholders.

(d)                                 The Company may apportion up to $500,000 in the Payment Spreadsheet to the Company Unitholders’ Representative (the “Company Unitholders’ Representative Amount”) as an Expense of the Company to pay any fees, costs, expenses or other obligations incurred by the Company Unitholders’ Representative acting in its capacity as such; provided, that the Company Unitholders’ Representative Amount shall be released to the Company Unitholders and the Blocker Sellers pro rata following the date of determination of the Third Stock Target.  Without limiting the foregoing, each Company Unitholder shall indemnify and defend the Company Unitholders’ Representative and hold the Company Unitholders’ Representative harmless against any loss, damage, cost, liability or expense actually incurred without fraud, gross negligence or willful misconduct by the Company Unitholders’ Representative (as determined in a final and non-appealable judgment of a court of competent jurisdiction) and arising out of or in connection with the acceptance, performance or administration of the Company Unitholders’ Representative’s duties under this Agreement.  Any expenses or taxable income incurred by the Company Unitholders’ Representative in connection with the performance of its duties under this Agreement shall not be the personal obligation of the Company Unitholders’ Representative but shall be payable by and attributable to the Company Unitholders.  Notwithstanding anything to the contrary in this Agreement, the Company Unitholders’ Representative shall be entitled and is hereby granted the right to set off and deduct any unpaid or non-reimbursed expenses and unsatisfied liabilities incurred by the Company Unitholders’ Representative in connection with the performance of its duties hereunder from amounts actually delivered to the Company Unitholders’

Representative pursuant to this Agreement.  The Company Unitholders’ Representative may also from time to time submit invoices to the Company Unitholders covering such expenses and liabilities, which shall be paid by the Company Unitholders promptly following the receipt thereof.

[Signature Page Follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

DFB HEALTHCARE ACQUISITIONS CORP.

By	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Financial Officer

DFB MERGER SUB LLC

By	/s/ Chris Wolfe
Name:	Chris Wolfe
Title:	Chief Financial Officer

BM AH HOLDINGS, LLC

By	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

ACCESS POINT MEDICAL, INC.

By	/s/ Luke McGee
Name:	Luke McGee
Title:	Chief Executive Officer

[Signature Page to Agreement and Plan of Merger]

ADAPTHEALTH HOLDINGS LLC

By	/s/ Luke McGee
Name:	Luke McGee
Title:	Chief Executive Officer

AH REPRESENTATIVE LLC

By	/s/ Alan Quasha
Name:	Alan Quasha
Title:	Managing Member

CLIFTON BAY OFFSHORE INVESTMENTS L.P.

By	/s/ Susan V. Demers
Name:	Susan V. Demers for
Title:	Vicali Services (BVI) Inc. - Sole Director For and on behalf of Clifton Bay Management Ltd. - General Partner

BLUEMOUNTAIN FOINAVEN MASTER FUND L.P.

By	BlueMountain Capital Management, LLC, its investment manager

By	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BMSB L.P.

By	BlueMountain Capital Management, LLC, its investment manager

By	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

BLUEMOUNTAIN FURSAN FUND L.P.

By	/s/ Richard Horne
Name:	Richard Horne
Title:	Deputy General Counsel, Tax

[Signature Page to Agreement and Plan of Merger]

EXHIBIT A

Registration Rights Agreement

[See Attached]

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of [•], 2019, by and among (i) AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), (ii) AdaptHealth Holding Corporation, a Delaware corporation (“Pubco”), (iii) each of the Persons listed on the Schedule of Investors attached hereto as of the date hereof, and (iv) each of the other Persons set forth from time to time on the Schedule of Investors who, at any time, own securities of the Company or Pubco and enter into a joinder to this Agreement agreeing to be bound by the terms hereof (each Person identified in the foregoing (iii) and (iv), an “Investor” and, collectively, the “Investors”). Unless otherwise provided in this Agreement, capitalized terms used herein shall have the meanings set forth in Section 12 hereof.

WHEREAS, Pubco and certain of the Investors (the “Original Holders”) are parties to that certain Registration Rights Agreement, dated as of February 15, 2018 (the “Prior Agreement”);

WHEREAS, the Original Holders currently hold an aggregate of 6,250,000 shares (the “Founder Shares”) of Common Stock issued prior to Pubco’s initial public offering;

WHEREAS, one of the Original Holders currently holds an aggregate of 4,333,333 warrants (the “Private Placement Warrants”) to purchase, at an exercise price of $11.50 per share (subject to adjustment), shares of Common Stock;

WHEREAS, the Company and Pubco have entered into an Agreement and Plan of Merger, dated as of July 8, 2019 (the “Merger Agreement”), pursuant to which, on the date hereof, DFB Merger Sub LLC, a Delaware limited liability company, has merged with and into the Company (the “Merger”), with the Company surviving the Merger as a partially-owned subsidiary of Pubco;

WHEREAS, the Merger Agreement contemplates an “Up-C” structure such that, following the Merger, certain Investors(1) will hold Common Units that will be exchangeable for Common Stock of Pubco;

WHEREAS, in connection with the execution and delivery of the Merger Agreement, Pubco and one of the Investors have entered into a Subscription Agreement, dated as of July 8, 2019 (the “Subscription Agreement”), pursuant to which, on the date hereof, such Investor has purchased an aggregate of [•] shares of Common Stock (the “PIPE Shares”);

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and to provide for the terms and conditions included herein and to include the recipients of the other Registrable Securities identified herein.

(1)  NTD: All holders of existing Company Common Units that will hold Surviving Company Common Units or DFB Healthcare Common Stock following the closing shall be entitled to sign this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

1.                                      Resale Shelf Registration Rights.

(a)                                 Registration Statement Covering Resale of Registrable Securities. Pubco shall use its reasonable best efforts to prepare and file or cause to be prepared and filed with the Commission, no later than thirty (30) days following the consummation of the Merger (the “Filing Deadline”), a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 of the Securities Act registering the resale from time to time by the Investors of all of the Registrable Securities held by the Investors (the “Resale Shelf Registration Statement”). The Resale Shelf Registration Statement shall be on Form S-3 (“Form S-3”) or, if Form S-3 is not then available to Pubco, on Form S-1 or such other appropriate form permitting Registration of such Registrable Securities for resale by such Investors. Pubco shall use reasonable best efforts to cause the Resale Shelf Registration Statement to be declared effective as soon as possible after filing, but in no event later than the earlier of (i) sixty (60) days following the Filing Deadline or (ii) ten (10) Business Days after the Commission notifies Pubco that it will not review the Resale Shelf Registration Statement, if applicable (the “Effectiveness Deadline”); provided, that the Effectiveness Deadline shall be extended to ninety (90) days after the filing deadline if the Registration Statement is reviewed by, and receives comments from, the Commission.  Once effective, Pubco shall use reasonable best efforts to keep the Resale Shelf Registration Statement continuously effective and to be supplemented and amended to the extent necessary to ensure that such Registration Statement is available or, if not available, to ensure that another Registration Statement is available, under the Securities Act at all times until such date as all Registrable Securities covered by the Shelf Resale Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn (the “Effectiveness Period”).  The Resale Shelf Registration Statement shall contain a Prospectus in such form as to permit any Investor to sell such Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar provision adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement (subject to lock-up restrictions provided in this Agreement and in the Lock-Up Agreements), and shall provide that such Registrable Securities may be sold pursuant to any method or combination of methods legally available to, and requested by, the Investors.

(b)                                 Notwithstanding the registration obligations set forth in this Section 1, in the event the Commission informs Pubco that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, Pubco agrees to promptly (i) inform each of the holders thereof and use its reasonable best efforts to file amendments to the Resale Shelf Registration Statement as required by the Commission and/or (ii) withdraw the Resale Shelf Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to Pubco for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, Pubco shall be obligated to use its reasonable best efforts to advocate with the Commission for the registration of all of the Registrable Securities

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in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation of the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that Pubco used diligent efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Investors, subject to a determination by the Commission that certain Investors must be reduced first based on the number of Registrable Securities held by such Investors.  In the event Pubco amends the Resale Shelf Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, Pubco will use its reasonable best efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to Pubco or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Resale Shelf Registration Statement, as amended, or the New Registration Statement.

(c)                                  Registrations effected pursuant to this Section 1 shall not be counted as Demand Registrations effected pursuant to Section 2.

2.                                      Demand Registrations.

(a)                                 Requests for Registration. Subject to the terms and conditions of this Agreement and of the Lock-Up Agreements, at any time or from time to time, the holders of Registrable Securities may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or, if available, on Form S-3 (including a shelf registration pursuant to Rule 415 under the Securities Act) or any similar short-form registration statement, including an automatic shelf registration statement (as defined in Rule 405) (an “Automatic Shelf Registration Statement”), if available to Pubco (“Short-Form Registrations”) in accordance with Section 2(b) and Section 2(c) below (such holders being referred to herein as the “Initiating Investors” and all registrations requested by the Initiating Investors being referred to herein as “Demand Registrations”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities requested to be registered and the intended method of distribution. Within five (5) Business Days after receipt of any such request, Pubco shall give written notice of such requested registration to all other holders of Registrable Securities and, subject to the terms and conditions set forth herein, shall include in such registration (and in all related registrations and qualifications under state blue sky laws or in compliance with other registration requirements and in any related underwriting) all such Registrable Securities with respect to which Pubco has received written requests for inclusion therein within five (5) Business Days after the receipt of Pubco’s notice. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of

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Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(b)                                 Long-Form Registrations. The Investors holding a majority of the Registrable Securities may request one (1) Long-Form Registration in which Pubco shall pay all Registration Expenses whether or not any such Long-Form Registration has become effective; provided that, Pubco shall not be obligated to effect, or to take any action to effect, any Long-Form Registration unless the aggregate market price of the Registrable Securities requested to be registered in such Long-Form Registration exceeds $20,000,000 at the time of request; provided, further, that Pubco shall only be obligated to effect, or take any action to effect, one (1) Long-Form Registration. A registration shall not count as the sole permitted Long-Form Registration until it has become effective and unless the holders of Registrable Securities are able to register and sell at least 90% of the Registrable Securities requested to be included in such registration; provided that in any event Pubco shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations hereunder.

(c)                                  Short-Form Registrations. In addition to the Long-Form Registration provided pursuant to Section 2(b), each of (i) the Investors holding a majority of the Common Units not held by Pubco, (ii) the Investors holding a majority of the Founder Shares and (iii) the Investors holding a majority of the PIPE Shares shall be entitled to request an unlimited number of Short-Form Registrations in which Pubco shall pay all Registration Expenses whether or not any such Short-Form Registration has become effective; provided, however, that Pubco shall not be obligated to effect any such Short-Form Registration: (i) if the holders of Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such Short-Form Registration, propose to sell Registrable Securities with an aggregate market price at the time of request of less than $5,000,000, or (ii) if Pubco has, within the twelve (12) month period preceding the date of such request, already effected three (3) Short-Form Registrations for the holders of Registrable Securities requesting a Short-Form Registration pursuant to this Section 2(c). Demand Registrations shall be Short-Form Registrations whenever Pubco is permitted to use any applicable short form registration and if the managing underwriters (if any) agree to the use of a Short-Form Registration. For so long as Pubco is subject to the reporting requirements of the Exchange Act, Pubco shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities. If Pubco is qualified to and, pursuant to the request of the holders of a majority of the Registrable Securities, has filed with the Commission a registration statement under the Securities Act on Form S-3 pursuant to Rule 415 (a “Shelf Registration”), then Pubco shall use its reasonable best efforts to cause the Shelf Registration to be declared effective under the Securities Act as soon as practicable after filing, and, if Pubco is a WKSI at the time of any such request, to cause such Shelf Registration to be an Automatic Shelf Registration Statement, and once effective, Pubco shall cause such Shelf Registration to remain effective (including by filing a new Shelf Registration, if necessary) for a period ending on the earlier of (i) the date on which all Registrable Securities included in such registration have been sold or distributed pursuant to the Shelf Registration or (ii) the date as of which all of the Registrable Securities included in such registration are able to be sold within a 90-day period in compliance with Rule 144 under the Securities Act. If for any reason Pubco ceases to be a WKSI or becomes ineligible to utilize Form

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S-3, Pubco shall prepare and file with the Commission a registration statement or registration statements on such form that is available for the sale of Registrable Securities.

(d)                                 Shelf Takedowns. At any time when the Resale Shelf Registration Statement or a Shelf Registration for the sale or distribution by holders of Registrable Securities on a delayed or continuous basis pursuant to Rule 415, including by way of an underwritten offering, block sale or other distribution plan (each, a “Resale Shelf Registration”) is effective and its use has not been otherwise suspended by Pubco in accordance with the terms of Section 2(f) below, upon a written demand (a “Takedown Demand”) by any Investor that is, in either case, a Shelf Participant holding Registrable Securities at such time (the “Initiating Holder”), Pubco will facilitate in the manner described in this Agreement a “takedown” of Registrable Securities off of such Resale Shelf Registration (a “take down offering”) and Pubco shall pay all Registration Expenses in connection therewith; provided that Pubco will provide (x) in connection with any non-marketed underwritten takedown offering (other than a Block Trade), at least two (2) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant, (y) in connection with any Block Trade initiated prior to the three (3) year anniversary of the consummation of the Merger, notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant no later than noon Eastern time on the Business Day prior to the requested Takedown Demand and (z) in connection with any marketed underwritten takedown offering, at least five (5) Business Days’ notice of such Takedown Demand to each holder of Registrable Securities (other than the Initiating Holder) that is a Shelf Participant. In connection with (x) any non-marketed underwritten takedown offering initiated prior to the three (3) year anniversary of the consummation of the Merger and (y) any marketed underwritten takedown offering, if any Shelf Participants entitled to receive a notice pursuant to the preceding sentence request inclusion of their Registrable Securities (by notice to Pubco, which notice must be received by Pubco no later than (A) in the case of a non-marketed underwritten takedown offering (other than a Block Trade), the Business Day following the date notice is given to such participant, (B) in the case of a Block Trade, by 10:00 p.m. Eastern time on the date notice is given to such participant and (C) in the case of a marketed underwritten takedown offering, three (3) Business Days following the date notice is given to such participant), the Initiating Holder and the other Shelf Participants that request inclusion of their Registrable Securities shall be entitled to sell their Registrable Securities in such offering. Each holder of Registrable Securities that is a Shelf Participant agrees that such holder shall treat as confidential the receipt of the notice of a Takedown Demand and shall not disclose or use the information contained in such notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(e)                                  Priority on Demand Registrations and Takedown Offerings. Pubco shall not include in any Demand Registration that is an underwritten offering any securities that are not Registrable Securities without the prior written consent of the managing underwriters and the holders of a majority of the Registrable Securities then outstanding. If a Demand Registration or a takedown offering is an underwritten offering and the managing underwriters advise Pubco in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, which can be sold in an orderly manner in such offering within a price

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range acceptable to the holders of a majority of the Registrable Securities held by Initiating Investors, Pubco shall include in such offering prior to the inclusion of any securities which are not Registrable Securities the Registrable Securities requested to be included in such registration (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder).

(f)                                   Restrictions on Demand Registrations and Takedown Offerings. Any demand for the filing of a registration statement or for a registered offering (including a takedown offering) hereunder will be subject to the constraints of any applicable lock-up arrangements to which any demanding Investor is party, and any such demand must be deferred until such lock-up arrangements no longer apply.

(i)                                     Pubco shall not be obligated to effect any Demand Registration within 30 days prior to Pubco’s good faith estimate of the date of filing of an underwritten public offering of Pubco’s securities and for such a period of time after such a filing as the managing underwriters request, provided that such period shall not exceed 90 days from the effective date of any such underwritten public offering. Pubco may postpone, for up to 60 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of any Resale Shelf Registration (and therefore suspend sales of the Registrable Securities included therein) by providing written notice to the holders of Registrable Securities if the board of directors of Pubco reasonably determines in good faith that the offer or sale of Registrable Securities would be expected to have a material adverse effect on any proposal or plan by Pubco or any subsidiary thereof to engage in any material acquisition or disposition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or similar transaction or would require Pubco to disclose any material nonpublic information which would reasonably be likely to be detrimental to Pubco and its subsidiaries; provided that in such event, the holders of Registrable Securities initially requesting such Demand Registration or Takedown Demand shall be entitled to withdraw such request. Pubco may delay or suspend the effectiveness of a Demand Registration or takedown offering pursuant to this Section 2(f)(i) only once in any consecutive twelve-month period; provided that, for the avoidance of doubt, Pubco may in any event delay or suspend the effectiveness of Demand Registration or takedown offering in the case of an event described under Section 5(g) to enable it to comply with its obligations set forth in Section 5(f). Pubco may extend the Suspension Period for an additional consecutive 60 days with the consent of the Applicable Approving Party.

(ii)                                  In the case of an event that causes Pubco to suspend the use of any Resale Shelf Registration as set forth in Section 2(f)(i) or pursuant to Section 5(g) (a “Suspension Event”), Pubco shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration (a “Suspension Notice”) to suspend sales of the Registrable Securities and such notice shall state generally the basis for the notice and that such suspension shall continue only for so long as the Suspension Event or its effect is continuing. A holder of Registrable Securities shall not effect any sales of the Registrable Securities pursuant to such Resale Shelf Registration (or such filings) at any time after it

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has received a Suspension Notice from Pubco and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of Pubco until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement. The holders of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Resale Shelf Registration (or such filings) following further written notice to such effect (an “End of Suspension Notice”) from Pubco, which End of Suspension Notice shall be given by Pubco to the holders of Registrable Securities and to such holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iii)                               Notwithstanding any provision herein to the contrary, if Pubco shall give a Suspension Notice with respect to any Resale Shelf Registration pursuant to this Section 2(f), Pubco agrees that it shall extend the period of time during which such Resale Shelf Registration shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and provide copies of the supplemented or amended prospectus necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Common Stock covered by such Resale Shelf Registration are no longer Registrable Securities.

(g)                                  Selection of Underwriters. In connection with any Demand Registration, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer the offering; provided that such selection shall be subject to the written consent of Pubco, which consent will not be unreasonably withheld, conditioned or delayed. If any takedown offering is an underwritten offering, the Applicable Approving Party shall have the right to select the investment banker(s) and manager(s) to administer such takedown offering. In each case, the Applicable Approving Party shall have the right to approve the underwriting arrangements with such investment banker(s) and manager(s) on behalf of all holders of Registrable Securities participating in such offering. All Investors proposing to distribute their securities through underwriting shall (together with Pubco and the Company) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting.

(h)                                 Other Registration Rights. Pubco represents and warrants to each holder of Registrable Securities that the registration rights granted in this Agreement do not conflict with any other registration rights granted by Pubco.  Except as provided in this Agreement, Pubco shall not grant to any Persons the right to request Pubco to register any equity securities of Pubco, or any securities, options or rights convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Registrable Securities then outstanding.

(i)                                     Revocation of Demand Notice or Takedown Notice. At any time prior to the effective date of the registration statement relating to a Demand Registration or the “pricing”

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of any offering relating to a Takedown Demand, the holders of Registrable Securities that requested such Demand Registration or takedown offering may revoke such request for a Demand Registration or takedown offering on behalf of all holders of Registrable Securities participating in such Demand Registration or takedown offering without liability to such holders of Registrable Securities, in each case by providing written notice to Pubco.

3.                                      Piggyback Registrations.

(a)                                 Right to Piggyback. Whenever Pubco proposes to register any of its securities under the Securities Act (other than (i) pursuant to the Resale Shelf Registration Statement, (ii) pursuant to a Demand Registration, (iii) pursuant to a Takedown Demand, (iv) in connection with registrations on Form S-4 or S-8 promulgated by the Commission or any successor forms, (v) a registration relating solely to employment benefit plans, (vi) in connection with a registration the primary purpose of which is to register debt securities, or (vii) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities) and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), Pubco shall give prompt written notice to all holders of Registrable Securities of its intention to effect such a Piggyback Registration and, subject to the terms of Sections 3(c) and 3(d) hereof, shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws or in compliance with other registration requirements and in any related underwriting) all Registrable Securities with respect to which Pubco has received written requests for inclusion therein within 10 business days after the delivery of Pubco’s notice; provided that any such other holder may withdraw its request for inclusion at any time prior to executing the underwriting agreement or, if none, prior to the applicable registration statement becoming effective.

(b)                                 Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities shall be paid by Pubco in all Piggyback Registrations, whether or not any such registration became effective.

(c)                                  Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of Pubco, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities Pubco proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(d)                                 Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of Pubco’s securities other than holders of Registrable Securities, and the managing underwriters advise Pubco in writing that in their opinion the number of securities requested to be included in such registration exceeds the number

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of securities which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, Pubco shall include in such registration (i) first, the securities requested to be included therein by the holders initially requesting such registration, (ii) second, the Registrable Securities requested to be included in such registration by the Investors which, in the opinion of such underwriters, can be sold, without any such adverse effect (pro rata among the holders of such Registrable Securities on the basis of the number of Registrable Securities owned by each such holder), and (iii) third, other securities requested to be included in such registration which, in the opinion of such underwriters, can be sold, without any such adverse effect.

(e)                                  Other Registrations. If Pubco has previously filed a registration statement with respect to Registrable Securities pursuant to Section 2 or pursuant to this Section 3, and if such previous registration has not been withdrawn or abandoned, then Pubco shall not be required to file or cause to be effected any other registration of any of its equity securities or securities convertible or exchangeable into or exercisable for its equity securities under the Securities Act (except on Form S-8 or any successor form) at the request of any holder or holders of such securities until a period of at least 90 days has elapsed from the effective date of such previous registration.

(f)                                   Right to Terminate Registration. Pubco shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by Pubco in accordance with Section 7.

4.                                      Agreements of Holders.

(a)                                 If required by the managing underwriter(s), in connection with any underwritten Public Offering on or after the date hereof, each holder that beneficially owns 1% or more of the outstanding Common Stock shall enter into lock-up agreements with the managing underwriter(s) of such underwritten Public Offering in such form as agreed to by such managing underwriter(s).

(b)                                 The holders of Registrable Securities shall use reasonable best efforts to provide such information as may reasonably be requested by Pubco, or the managing underwriter, if any, in connection with the preparation of any Registration Statement, including amendments and supplements thereto, in order to effect the Registration Statement, including amendments and supplements thereto, in order to effect the Registration of any Registrable Securities under the Securities Act pursuant to Section 3 and in connection with Pubco’s obligation to comply with federal and applicable state securities laws.

5.                                      Registration Procedures. In connection with the Registration to be effected pursuant to the Resale Shelf Registration Statement, and whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a takedown offering, Pubco shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto Pubco shall as expeditiously as reasonably possible:

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(a)                                 prepare in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder and file with the Commission a registration statement, and all amendments and supplements thereto and related prospectuses as may be necessary to comply with applicable securities laws, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that at least five (5) Business Days before filing a registration statement or prospectus or any amendments or supplements thereto, Pubco shall furnish to counsel selected by the Applicable Approving Party copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(b)                                 notify each holder of Registrable Securities of (A) the issuance by the Commission of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by Pubco or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(c)                                  prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(d)                                 furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus), each Free-Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(e)                                  during any period in which a prospectus is required to be delivered under the Securities Act, promptly file all documents required to be filed with the Commission, including pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Act;

(f)                                   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as the lead underwriter or the Applicable Approving Party reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that Pubco shall not be required to (i) qualify generally to do business in any jurisdiction where it would

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not otherwise be required to qualify but for this Section 5(f), (ii) consent to general service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction);

(g)                                  promptly notify in writing each seller of such Registrable Securities (i) after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (ii) after receipt thereof, of any request by the Commission for the amendment or supplementing of such registration statement or prospectus or for additional information, and (iii) at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such seller, Pubco promptly shall prepare, file with the Commission and furnish to each such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

(h)                                 cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Pubco are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with FINRA;

(i)                                     provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(j)                                    enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the Applicable Approving Party or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares and preparing for and participating in such number of “road shows”, investor presentations and marketing events as the underwriters managing such offering may reasonably request);

(k)                                 make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of Pubco as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, managers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

(l)                                     take all reasonable actions to ensure that any Free-Writing Prospectus utilized in connection with any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed

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in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(m)                             otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission;

(n)                                 permit any holder of Registrable Securities who, in its good faith judgment (based on the advice of counsel), could reasonably be expected to be deemed to be an underwriter or a controlling Person of Pubco to participate in the preparation of such registration or comparable statement and to require the insertion therein of material furnished to Pubco in writing, which in the reasonable judgment of such holder and its counsel should be included;

(o)                                 in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Common Stock included in such registration statement for sale in any jurisdiction, Pubco shall use its reasonable best efforts promptly to obtain the withdrawal of such order;

(p)                                 use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(q)                                 cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities to be sold under the registration statement and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(r)                                    cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(s)                                   if such registration includes an underwritten public offering, use its reasonable best efforts to obtain a cold comfort letter from Pubco’s independent public accountants and addressed to the underwriters, in customary form and covering such matters of the type customarily covered by cold comfort letters as the underwriters in such registration reasonably request;

(t)                                    provide a legal opinion of Pubco’s outside counsel, dated the effective date of such registration statement (and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement), with respect to the registration

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statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters;

(u)                                 if Pubco files an Automatic Shelf Registration Statement covering any Registrable Securities, use its reasonable best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(v)                                 if Pubco does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(w)                               subject to the terms of Section 2(c) and Section 2(d), if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when Pubco is required to re-evaluate its WKSI status Pubco determines that it is not a WKSI, use its reasonable best efforts to refile the registration statement on Form S-3 and keep such registration statement effective (including by filing a new Resale Shelf Registration or Shelf Registration, if necessary) during the period throughout which such registration statement is required to be kept effective.

6.                                      Termination of Rights. Notwithstanding anything contained herein to the contrary, the right of any Investor to include Registrable Securities in any Demand Registration or any Piggyback Registration shall terminate on such date that such Investor (together with its affiliates) beneficially owns less than 1% of the outstanding Common Stock and may sell all of the Registrable Securities owned by such Investor pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise; provided, however, that with respect to any Investor whose rights have terminated pursuant to this Section 6, if following such a termination, such Investor loses the ability to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise due to a change in interpretive guidance by the Commission, then such Investor’s right to include Registrable Securities in any Demand Registration or any Piggyback Registration shall be reinstated until such time as the Investor is once again able to sell all of its Registrable Securities pursuant to Rule 144 of the Securities Act without any restrictions as to volume or the manner of sale or otherwise.

7.                                      Registration Expenses.

(a)                                 All expenses incident to Pubco’s performance of or compliance with this Agreement, including, without limitation, all registration, qualification and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, stock exchange rules and filings, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for Pubco and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by Pubco (all such expenses being herein called “Registration Expenses”), shall be borne by Pubco

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as provided in this Agreement and, for the avoidance of doubt, Pubco also shall pay all of its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by Pubco are then listed. Each Person that sells securities pursuant to a Demand Registration, a Takedown Demand or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions and transfer taxes applicable to the securities sold for such Person’s account.

(b)                                 Pubco shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel chosen by the Applicable Approving Party and one local counsel (if necessary) for each applicable jurisdiction and chosen by the applicable holder of Registrable Securities, in each case, for the purpose of rendering a legal opinion on behalf of such holders in connection with any underwritten Demand Registration, takedown offering or Piggyback Registration.

8.                                      Additional Payments Under Certain Circumstances.

(a)                                 Payments (“Additional Payments”) with respect to the shares of Common Stock included in the Registrable Securities shall be assessed as follows if any of the following events occur (each such event in clauses (i) through (ii) below being herein called a “Registration Default”):

(i)                     the Resale Shelf Registration Statement has not been declared effective by the Effectiveness Deadline; or

(ii)                  the Resale Shelf Registration Statement is declared effective by the Commission but thereafter ceases to be effective prior to the expiration of the Effectiveness Period (unless and except to the extent that another Registration Statement covering the applicable Registrable Securities is effective during the Effectiveness Period).

(b)                                 Additional Payments shall accrue on the applicable Registrable Securities for each such day from and including the date on which any such Registration Default occurs to but excluding the date on which all such Registration Defaults have been cured at a rate of $0.05 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization) per month or portion thereof (on a 30/360 basis); provided, however, that the Company’s obligation to pay Additional Payments extends only to any shares of Common Stock included in the Registrable Securities that are affected by the Registration Default; and provided further that Additional Payments shall in no event accrue on account of any Registrable Securities during any period that such Registrable Securities may not be sold pursuant to the terms of the Lock-Up Agreements or any other applicable lock-up arrangements to which the applicable Investor is party. Other than the obligation of payment of any Additional Payments in accordance with the terms hereof, the Company will have no other liabilities for monetary damages with respect to its registration obligations.  With respect to each Investor, the Company’s obligations to pay Additional Payments remain in effect only so long as the applicable shares of Common Stock held by the Investor are Registrable Securities.  Notwithstanding anything to the contrary contained herein, (i) in no event shall the aggregate of all Additional Payments payable by the

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Company hereunder on account of any share of Common Stock exceed $0.50 per share (subject to proportionate adjustment in the event of any stock split, reverse stock split or other recapitalization), (ii) no Additional Payments shall accrue during any Suspension Period, (iii) a Registration Default shall be deemed not to have occurred and be continuing, and no Additional Payments shall accrue as a result thereof, if the Registration Default relates to any information supplied or failed to be supplied by an Investor in relation to any Registration Statement or the related Prospectus.  No Additional Payments shall be payable (i) if as of the relevant Registration Default, the Registrable Securities may be sold by the Investors without volume or manner of sale restrictions under Rule 144, as determined by counsel to the Company pursuant to a written opinion letter to such effect, addressed and reasonably acceptable to the Company’s transfer agent or (ii) with respect to any period after the expiration of the Effectiveness Period (it being understood that this clause shall not relieve the Company of any Additional Payments accruing prior to the expiration of the Effectiveness Period).

(c)                                  Any amounts of Additional Payments pursuant to this Section 8 will be payable in cash in arrears on the last day of each month following the date on which a Registration Default occurs. The amount of Additional Payments will be determined on the basis of a 360-day year comprised of twelve 30-day months, and the actual number of days on which Additional Payments accrued during such period.

9.                                      Indemnification.

(a)                                 Pubco agrees to (i) indemnify and hold harmless, to the fullest extent permitted by law, each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act) against all losses, claims, actions, damages, liabilities and expenses caused by (A) any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or (B) any violation or alleged violation by Pubco of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration, qualification or compliance, and (ii) pay to each Investor and their respective officers, directors, members, partners, agents, affiliates and employees and each Person who controls such Investor (within the meaning of the Securities Act or the Exchange Act), as incurred, any legal and any other expenses reasonably incurred in connection with investigating, preparing or defending any such claim, loss, damage, liability or action, except insofar as the same are caused by or contained in any information furnished in writing to Pubco or any managing underwriter by such Investor expressly for use therein; provided, however, that the indemnity agreement contained in this Section 9 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall Pubco be liable in any such case for any such claim, loss, damage, liability or action to the extent that it solely arises out of or is based upon an untrue statement of any material fact contained in the registration statement or omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was

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made in the registration statement, in reliance upon and in conformity with written information furnished by such Investor expressly for use in connection with such registration statement. In connection with an underwritten offering, Pubco shall indemnify any underwriters or deemed underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act or the Exchange Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b)                                 In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to Pubco in writing such information relating to such holder as Pubco reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify Pubco, its officers, directors, employees, agents and representatives and each Person who controls Pubco (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds actually received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c)                                  Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any Person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (as well as one local counsel for each applicable jurisdiction) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration, at the expense of the indemnifying party. No indemnifying party, in the defense of such claim or litigation, shall, except with the consent of each indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

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(d)                                 Each party hereto agrees that, if for any reason the indemnification provisions contemplated by Sections 9(a) or 9(b) are unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, relates to information supplied by such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation (even if the holders or any underwriters or all of them were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 9(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses (or actions in respect thereof) referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such indemnified party in connection with investigating or, except as provided in Section 9(c), defending any such action or claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The sellers’ obligations in this Section 9(d) to contribute shall be several in proportion to the amount of securities registered by them and not joint and shall be limited to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration.

(e)                                  The indemnification and contribution provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

10.                               Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (b) completes and executes all questionnaires, powers of attorney, custody agreements, stock powers, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any underwritten registration shall be required to make any representations or warranties to Pubco or the underwriters (other than representations and warranties regarding such holder, such holder’s title to the securities, such Person’s authority to

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sell such securities and such holder’s intended method of distribution) or to undertake any indemnification obligations to Pubco or the underwriters with respect thereto that are materially more burdensome than those provided in Section 9. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by Pubco and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 10 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 10, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, Pubco and the underwriters created pursuant to this Section 10.

11.                               Other Agreements.  Pubco shall file all reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder and shall take such further action as the Investors may reasonably request, all to the extent required to enable such Persons to sell securities pursuant to (a) Rule 144 adopted by the Commission under the Securities Act (as such rule may be amended from time to time) or any similar rule or regulation hereafter adopted by the Commission or (b) a registration statement on Form S-3 or any similar registration form hereafter adopted by the Commission. Upon request, Pubco shall deliver to the Investors a written statement as to whether it has complied with such requirements. Pubco shall at all times use its reasonable best efforts to cause the securities so registered to continue to be listed on one or more of the New York Stock Exchange, the American Stock Exchange and the Nasdaq Stock Market.  Pubco shall use its best efforts to facilitate and expedite transfers of Registrable Securities pursuant to Rule 144, which efforts shall include timely notice to its transfer agent to expedite such transfers of Registrable Securities.

12.                               Definitions.

(a)                                 “Applicable Approving Party” means the holders of a majority of the Registrable Securities participating in the applicable offering or, in the case of a Short-Form Registration effected pursuant to Section 2.3(c), the holders of a majority of the type of Registrable Securities that initiated such Short-Form Registration.

(b)                                 “Block Trade” means any non-marketed underwritten takedown offering taking the form of a bought deal or block sale to a financial institution.

(c)                                  “Business Day” means any day that is not a Saturday or Sunday or a legal holiday in the state in which Pubco’s chief executive office is located or in New York, NY.

(d)                                 “Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

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(e)                                  “Commission” means the U.S. Securities and Exchange Commission.

(f)                                   “Common Stock” means the Class A Common Stock of Pubco, par value $0.0001 per share.

(g)                                  “Common Unit” has the meaning set forth in the LLC Agreement.

(h)                                 “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(i)                                     “FINRA” means the Financial Industry Regulatory Authority.

(j)                                    “Free-Writing Prospectus” means a free-writing prospectus, as defined in Rule 405 of the Securities Act.

(k)                                 “LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company, dated as of or about the date hereof, by and among the Company, Pubco and the other members of the Company (as the same may be amended, supplemented or modified from time to time in accordance with the terms thereof).

(l)                                     “Lock-Up Agreements” means those certain Lock-Up Agreements, dated as of July 8, 2019, by and among Pubco, the Company, and certain of the Persons listed on the Schedule of Investors attached hereto.

(m)                             “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

(n)                                 “Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

(o)                                 “Public Offering” means any sale or distribution by Pubco and/or holders of Registrable Securities to the public of Common Stock pursuant to an offering registered under the Securities Act.

(p)                                 “Register,” “Registered” and “Registration” mean a registration effected by preparing and filing a Registration Statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such Registration Statement becoming effective.

(q)                                 “Registrable Securities” means (i) any Common Stock issued with respect to or in exchange for any Common Units held by the Investors, (ii) any Founder Shares held by the Investors, (iii) any Private Placement Warrants (or underlying securities) held by the Investors, (iv) any PIPE Shares held by the Investors (v) any Common Stock issued to an Investor pursuant to the terms of the Merger Agreement or (vi) any Common Stock issued or issuable with respect

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to the securities referred to in the preceding clauses (i) through (v) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when they have been sold or distributed to the public pursuant to an offering registered under the Securities Act or sold to the public through a broker, dealer or market maker in compliance with Rule 144 following the consummation of the Merger or repurchased by Pubco or any of its subsidiaries. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire directly or indirectly such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Common Stock be registered pursuant to this Agreement.

(r)                                    “Registration Statement” means any registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of Common Stock or Registrable Securities, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement (other than a registration statement on Form S-4 or Form S-8, or their successors).

(s)                                   “Rule 144”, “Rule 158”, “Rule 405”, “Rule 415” and “Rule 430B” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the Commission, as the same shall be amended from time to time, or any successor rule then in force.

(t)                                    “Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

(u)                                 “Shelf Participant” means any holder of Registrable Securities listed as a potential selling stockholder in connection with the Resale Shelf Registration Statement or the Shelf Registration or any such holder that could be added to such Resale Shelf Registration Statement or Shelf Registration without the need for a post-effective amendment thereto or added by means of an automatic post-effective amendment thereto.

(v)                                 “WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

13.                               Miscellaneous.

(a)                                 No Inconsistent Agreements. Neither the Company nor Pubco shall hereafter enter into any agreement with respect to its securities which is inconsistent with or violates or in any way impairs the rights granted to the Investors in this Agreement.

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(b)                                 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions among the parties hereto, written or oral, with respect to the subject matter hereof, including without limitation the Prior Agreement.

(c)                                  Remedies. Any Person having rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that, in addition to any other rights and remedies existing in its favor, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(d)                                 Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended or waived only with the prior written consent of Pubco and the holders of a majority of the Registrable Securities then outstanding; provided, that no amendment may materially and disproportionately adversely affect the rights of any holder of Registrable Securities compared to other holders of Registrable Securities without the consent of such adversely affected holder; and provided further, that the definition of “Effectiveness Period” and Section 8 (Additional Payments Under Certain Circumstances) may not be amended without the prior written consent of Deerfield Private Design Fund IV, L.P. Any amendment or waiver effected in accordance with this Section 13(d) shall be binding upon each Investor, Pubco and the Company. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(e)                                  Successors and Assigns. All covenants and agreements in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors and assigns of the parties hereto whether so expressed or not. In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities.

(f)                                   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid, illegal or unenforceable in any respect under any applicable law, such provision shall be ineffective only to the extent of such prohibition, invalidity, illegality or unenforceability, without invalidating the remainder of this Agreement.

(g)                                  Counterparts. This Agreement may be executed simultaneously in counterparts (including by means of telecopied, facsimile or portable data format (PDF) signature pages), any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

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(h)                                 Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” herein shall mean “including without limitation.”

(i)                                     Governing Law; Jurisdiction. All issues and questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware.  Each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

(j)                                    Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by or email or by registered or certified mail (postage prepaid, return receipt requested) to each Investor at the address indicated on the Schedule of Investors attached hereto and to Pubco and the Company at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 13(j)):

if to Pubco:

AdaptHealth Holding Corporation
780 Third Avenue

New York, New York 10017
Telephone: (212) 551-1600
Attention:                 Chris Wolfe
Email:                                    chris.wolfe@dfbhealthcare.com

with a copy to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York  10166

Facsimile No.:  (212) 801-6400

Telephone No.: (212) 801-9200

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Attention: Alan I. Annex, Esq.

Email:            annexa@gtlaw.com

if to the Company:

AdaptHealth Holdings, LLC

122 Mill Road, Suite A130

Phoenixville, Pennsylvania 19460

Attention: Luke McGee

Email: luke.mcgee@adapthealth.com

with a copy to:

Willkie Farr & Gallagher LLP

787 Seventh Avenue

New York, New York 10019

Attention: Steven J. Gartner and Michael E. Brandt

Facsimile: (212) 728-8111

Email:            sgartner@willkie.com and mbrandt@willkie.com

(k)                                 Mutual Waiver of Jury Trial. As a specifically bargained inducement for each of the parties to enter into this Agreement (with each party having had opportunity to consult counsel), each party hereto expressly and irrevocably waives the right to trial by jury in any lawsuit or legal proceeding relating to or arising in any way from this Agreement or the transactions contemplated herein, and any lawsuit or legal proceeding relating to or arising in any way to this Agreement or the transactions contemplated herein shall be tried in a court of competent jurisdiction by a judge sitting without a jury.

(l)                                     No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

* * * * *

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IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.

COMPANY:

ADAPTHEALTH HOLDINGS LLC

By:
Name:
Title:

PUBCO:

ADAPTHEALTH HOLDING CORPORATION

By:
Name:
Title:

INVESTORS:

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SCHEDULE OF INVESTORS

Name and Address

[           ]

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REGISTRATION RIGHTS AGREEMENT JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of (as the same may hereafter be amended, the “Registration Rights Agreement”), among AdaptHealth Holdings Corporation, a Delaware corporation, AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the other persons named as parties therein.

By executing and delivering this Joinder to Pubco, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Registration Rights Agreement as a holder of Registrable Securities in the same manner as if the undersigned were an original signatory to the Registration Rights Agreement.

Accordingly, the undersigned has executed and delivered this Joinder as of the     day of              , 20  .

INVESTOR:

[•]

By:
Its:

Address for Notices:

[•]
[•]
[•]
[•]

Agreed and Accepted as of

ADAPTHEALTH HOLDINGS LLC

By:
Its:

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EXHIBIT B-1

BM Blocker Certificate of Merger

[See Attached]

STATE OF DELAWARE

CERTIFICATE OF MERGER OF

DOMESTIC LIMITED LIABILITY COMPANY

INTO A

DOMESTIC CORPORATION

Pursuant to Title 8, Section 264(c) of the Delaware General Corporation Law and Title 6, Section 18-209 of the Delaware Limited Liability Company Act, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is DFB Healthcare Acquisitions Corp. , a Delaware Corporation, and the name of the limited liability company being merged into this surviving corporation is BM AH Holdings, LLC.

SECOND: The Agreement and Plan of Merger has been approved, adopted, certified, executed and acknowledged by the surviving corporation and the merging limited liability company.

THIRD: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., a Delaware corporation.

FOURTH:  The merger is to become effective on [•].

FIFTH: The Agreement of Merger is on file at 780 Third Avenue, New York, NY., the place of business of the surviving corporation.

SIXTH: A copy of the Agreement of Merger will be furnished by the corporation on request, without cost, to any stockholder of any constituent corporation or member of any constituent limited liability company.

SEVENTH: The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by an authorized officer, the                        day of                                 , A.D.,                 .

By:
Authorized Officer

Name:

Title:

EXHIBIT B-2

A Blocker Certificate of Merger

[See Attached]

STATE OF DELAWARE
CERTIFICATE OF MERGER OF
DOMESTIC CORPORATIONS

Pursuant to Title 8, Section 251(c) of the Delaware General Corporation Law, the undersigned corporation executed the following Certificate of Merger:

FIRST: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., and the name of the corporation being merged into this surviving corporation is Access Point Medical, Inc.

SECOND: The Agreement of Merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations.

THIRD: The name of the surviving corporation is DFB Healthcare Acquisitions Corp., a Delaware corporation.

FOURTH:  The Certificate of Incorporation of the surviving corporation shall be its Certificate of Incorporation.

FIFTH:  The merger is to become effective on [•].

SIXTH: The Agreement of Merger is on file at 780 Third Avenue, New York, NY, the place of business of the surviving corporation.

SEVENTH: A copy of the Agreement of Merger will be furnished by the surviving corporation on request, without cost, to any stockholder of the constituent corporations.

IN WITNESS WHEREOF, said surviving corporation has caused this certificate to be signed by an authorized officer, the                     day of                                 , A.D.,                      .

By:
Authorized Officer

Name:

Title:

EXHIBIT C

Surviving Company LLC Agreement

[See Attached]

AdaptHealth Holdings LLC

A Delaware Limited Liability Company

FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

THE MEMBERSHIP INTERESTS IN THE COMPANY REPRESENTED BY THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY OTHER APPLICABLE SECURITIES LAWS. SUCH MEMBERSHIP INTERESTS MAY NOT BE SOLD, ASSIGNED, PLEDGED OR OTHERWISE DISPOSED OF AT ANY TIME WITHOUT EFFECTIVE REGISTRATION UNDER SUCH ACT AND OTHER LAWS OR EXEMPTION THEREFROM, AND COMPLIANCE WITH THE OTHER SUBSTANTIAL RESTRICTIONS ON TRANSFERABILITY SET FORTH HEREIN.

i

ii

FIFTH AMENDED AND RESTATED
LIMITED LIABILITY COMPANY AGREEMENT OF

ADAPTHEALTH HOLDINGS LLC

A Delaware Limited Liability Company

THIS FIFTH AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT (as amended, modified or supplemented from time to time, this “Agreement”) of AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), dated as of [  ], 2019 (the “Effective Date”) by and among the Company and each of the undersigned members hereto (each individually a “Member” and collectively, the “Members”).

WHEREAS, the Company was formed as a limited liability company under the Delaware Limited Liability Company Act (the “Act”), by filing a Certificate of Formation with respect thereto (the “Certificate”) with the Delaware Secretary of State;

WHEREAS, the Members entered into that certain Fourth Amended and Restated Limited Liability Company Agreement of the Company (the “Previous Agreement”), dated as of March 20, 2019; and

WHEREAS, in connection with the transactions contemplated by the Merger Agreement (as defined below), the parties now desire to amend and restate the Previous Agreement in its entirety in order to, among other things, add Pubco (as defined below) as a Member and to set forth the respective rights and obligations of the Members and the Company as set forth herein.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, each intending to be legally bound, agree as follows:

ARTICLE I.
DEFINITIONS

SECTION 1.1.                                                      Definitions. The following terms shall have the following meanings for purposes of this Agreement:

“Act” has the meaning ascribed to it in the Recitals to this Agreement.

“Affiliate” means, with respect to any specified Person at any time, each Person directly or indirectly controlling, controlled by or under direct or indirect common control with such specified Person at such time, and the officers, directors and managers of such specified Person. For purposes of this definition, “control”, when used in reference to any specified Person, means the power to direct the management and policies of such specified Person, directly or indirectly, whether through the ownership of voting securities or other ownership interest, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agents” means a Person’s officers, employees, directors, shareholders, partners, members, and legal and financial advisors.

“Agreement” has the meaning ascribed to it in the preamble to this Agreement.

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“Amended and Restated Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Pubco, dated on or about the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“APM” means Access Point Medical LLC, a Delaware limited liability company.

“BlueMountain” means BlueMountain Summit Opportunities Fund II (US) L.P.  Such term also includes each Permitted Transferee of BlueMountain to whom Units have been Transferred or issued in accordance with the provisions of this Agreement.

“Blue River” means Blue River NJ LLC, a New Jersey limited liability company.

“Business Day” means any weekday other than a weekday on which commercial banks in the State of Delaware are authorized or required to be closed.

“Capital Account” means, with respect to any Holder, the account maintained for such Holder in accordance with the following provisions:

(a)                                 To each Holder’s Capital Account there shall be added such Holder’s Capital Contributions, such Holder’s allocable share of Net Income and any items in the nature of income or gain that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any Company liabilities assumed by such Holder or that are secured by any property distributed to such Holder.

(b)                                 From each Holder’s Capital Account there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Holder pursuant to any provision of this Agreement, such Holder’s allocable share of Net Losses and any items in the nature of expenses or losses that are specially allocated to such Holder pursuant to Section 4.3(b) hereof, and the amount of any liabilities of such Holder assumed by the Company or that are secured by any property contributed by such Holder to the Company.

(c)                                  In the event any Unit in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred Unit.

(d)                                 In determining the amount of any liability for purposes of subparagraphs (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)                                  The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Code Section 704(b) and the Regulations promulgated thereunder, and shall be interpreted and applied by the Manager in a manner consistent with such Regulations. Additional adjustments to Capital Accounts shall be made by the Manager in accordance with such Regulations.

“Capital Contribution” means the amount of cash and the initial Gross Asset Value of any property other than cash (net of any liabilities to which such property is subject or assumed by the Company) contributed or deemed contributed from time to time to the Company by a

2

Holder. If any Unit is transferred, the transferee shall succeed to the Capital Contribution of the transferor to the extent it relates to the transferred Unit.

“Cash Payment” has the meaning ascribed to it in the Exchange Agreement.

“Certificate” has the meaning ascribed to it in the Recitals to this Agreement.

“Class” means any class of Unit authorized from time to time.

“Class A Common Stock” means Pubco’s common stock, par value $0.0001 per share.

“Class B Common Stock” means voting, non-economic common stock of Pubco, designated as Class B Common Stock in the Amended and Restated Certificate of Incorporation.

“Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

“Common Units” means the units of ownership interest in the Company authorized in Section 2.8.

“Company” has the meaning ascribed to it in the preamble to this Agreement.

“Confidential Information” means oral and written information concerning the Company or its Subsidiaries or their respective businesses or operations furnished to any Holder or Agent thereof by or on behalf of the Company (irrespective of the form of communication and whether such information is so furnished before, on or after the date hereof), and all analyses, compilations, data, studies, notes, interpretations, memoranda or other documents prepared by any Holder or any Agent thereof containing or based in whole or in part on any such furnished information; provided that the term “Confidential Information” does not, with respect to any Holder, include any information which (i) at the time of disclosure is or thereafter becomes generally available to the public (other than as a result of a disclosure directly or indirectly by such Holder or any of its Agents in violation of Article IX) (ii) is or becomes available to such Holder on a non-confidential basis from a source other than the Company or its agents, representatives or advisors (provided that such source was not known by such Holder to be prohibited from disclosing such information to such Holder by a legal, contractual or fiduciary obligation), or (iii) is independently developed by such Holder, without use of or reliance on Confidential Information or violation of such Holder’s obligations hereunder.

“Depreciation” means, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable for federal income tax purposes with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the Company uses the “remedial allocation method” under Regulation §1.704-3(d) for any property, Depreciation for such property shall be determined in accordance with

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Regulation §1.704-3(d)(2), and provided further that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be calculated with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

“Distributable Assets” means, with respect to any fiscal period, all receipts by the Company of cash and other assets from any and all sources, reduced by operating expenses, contributions of capital to Subsidiaries, investments and payments required to be made in connection with any loan to the Company and any reserves as determined in the good-faith judgment of the Manager.

“Exchange” has the meaning ascribed to it in the Exchange Agreement.

“Exchange Agreement” means that certain Exchange Agreement, dated as of the date hereof, by and between the Company, Pubco and the other Members from time to time party thereto.

“Exchange Rate” has the meaning ascribed to it in the Exchange Agreement.

“Exchangeable Units” has the meaning ascribed to it in the Exchange Agreement.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)                                 The initial Gross Asset Value of any asset contributed by a Holder to the Company shall be the gross fair market value of such asset on the date of the contribution, as determined by the contributing Holder and the Manager.

(b)                                 The Gross Asset Values of all Company assets shall be adjusted to equal their respective gross fair market values, as determined by the Manager, as of the following times:

(i)                                     the acquisition of an additional interest in the Company by a new or existing Holder in exchange for more than a de minimis Capital Contribution, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

(ii)                                  the distribution by the Company to a Holder of more than a de minimis amount of Company property as consideration for an entire or partial interest in the Company, if the Manager reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Holders in the Company;

(iii)                               the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g), but not a termination of the Company under Section 708(b)(1)(B) of the Code;

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(iv)                              the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company; and

(v)                                 such other times as the Manager shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)                                  The Gross Asset Value of any Company asset distributed to a Holder shall be the gross fair market value of such asset on the date of distribution, as determined by the Manager.

(d)                                 The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subparagraph (d) to the extent that the Manager determines that an adjustment pursuant to subparagraph (b) of this definition of Gross Asset Value is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subparagraph (d).

(e)                                  The Gross Asset Value of each Company asset shall be adjusted by the Depreciation with respect to such asset.

“Gvodas” means Jedi Enterprises, LLC, a Delaware limited liability company.

“Holder” means any Person who owns any Unit and is permitted to own such Unit consistent with the terms of this Agreement, without regard to whether such Holder has been admitted as a Member.

“Incentive Member” has the meaning ascribed to it in Section 2.8(b).

“Incentive Unit Agreement” means with respect to each Member holding Incentive Units, that certain agreement dated as of the date of issuance of such Member’s Incentive Units between the Company and such Member.

“Incentive Units” has the meaning ascribed to it in Section 2.8(b).

“Institutional Representatives” has the meaning ascribed to it in Section 3.6.

“Joinder Agreement” has the meaning ascribed to in Section 6.1(f).

“Liquidation Value” means the amount that would be distributed with respect to a Unit if the Company sold all of its assets for their fair market value, paid all of its liabilities (limited with respect to any nonrecourse liability to the fair market value of the assets that secure such liability), and distributed the balance in liquidation of the Company.

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“Manager” means Pubco or any successor thereto appointed in accordance with Section 3.1(c).

“McLarty” means McLarty Capital Partners SBIC, L.P.

“Member” means (i) each Person admitted as a Member as of the date hereof and (ii)  each other Person who is hereafter admitted as a Member in accordance with the terms of this Agreement and the Act. The Members shall constitute the “members” (as that term is defined in the Act) of the Company.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of July 8, 2019, Pubco, BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company, the Company, AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers (as defined therein) and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (as defined therein).

“Net Exchanged Unit Amount” has the meaning ascribed to it in the Exchange Agreement.

“Net Income” or “Net Loss” means for each fiscal year or other appropriate period of the Company, an amount equal to the Company’s Taxable Income or Tax Loss for such fiscal year or period, determined with the following adjustments:

(a)                                 Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be added to such taxable Income or Tax Loss;

(b)                                 Any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition of Net Income or Net Loss shall be subtracted from such Taxable Income or Tax Loss;

(c)                                  In the event the Gross Asset Value of any Company asset is adjusted pursuant to subparagraph (b) or (c) of the definition of Gross Asset Value, the amount of such adjustment shall be taken into account as gain (if the adjustment increases the Gross Asset Value of the asset) or loss (if the adjustment decreases the Gross Asset Value of the asset) from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)                                 Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)                                  In lieu of the depreciation, amortization, and other cost recovery deductions

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taken into account in computing such taxable income or loss, Depreciation shall be taken into account for such fiscal year or period;

(f)                                   To the extent an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or 743(b) is required pursuant to Regulations Section 1.704- 1(b)(2)(iv)(m) to be taken into account in determining Capital Accounts, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)                                  Notwithstanding any other provision of this definition of Net Income or Net Loss, any items that are specially allocated pursuant to Section 4.3(b) hereof shall not be taken into account in computing Net Income or Net Loss. To the extent permitted by the Regulations, the amounts of the items of Company income, gain, loss, or deduction available to be specially allocated pursuant to Section 4.3(b) hereof shall be determined by applying rules analogous to those set forth in this definition of Net Income or Net Loss.

“Ocean Rock” means Ocean Rock NJ LLC, a New Jersey limited liability company.

“Officer” means each Person designated as an officer of the Company pursuant to and in accordance with the provisions of Section 3.2, subject to any resolution of the Manager appointing such Person as an officer or relating to such appointment.

“Parnes” means Joshua Parnes.

“Permitted Transfer” has the meaning ascribed to it in Section 6.1(a).

“Person” means any natural person, corporation, limited liability company, partnership, trust, joint stock company, business trust, unincorporated association, joint venture, governmental authority or other legal entity of any nature whatsoever.

“Previous Agreement” has the meaning ascribed to it in the Recitals to this Agreement.

“Pubco” means DFB Healthcare Acquisitions Corp., a Delaware corporation.

“Regulations” means the income tax regulations, including temporary regulations, promulgated under the Code, as such regulations may be amended from time to time (and including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning ascribed to it in Section 4.3(b).

“Restricted Period” means, as to a Holder, the period beginning on the date on which such Person becomes a Holder and ending one (1) year following the date on which either (a) neither such Person nor any Permitted Transferee of such Person owns any Units, or other equity interest in the Company, or (b) such Person offers to transfer all of such Person’s Units, and other equity interests in the Company held by such Person, to the Company for a redemption price of One Dollar ($1).

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“Rollover Member” means Verus Equity Holding Company LLC.

“Safe Harbor Election” has the meaning ascribed to it in Section 2.8(c).

“Sale of the Company” means the occurrence of any of the following events, in each case whether in a single transaction or a series of related transactions: (i) any Person (including, without limitation, any one or more Persons acting together as a “group” (as such term is defined in Section 13(d) of the Securities and Exchange Act of 1934, as amended, and the rules promulgated thereunder)), other than any Holder of the Company or Affiliate of such Holder as of the date of this Agreement, acquires direct or indirect beneficial ownership of fifty percent (50%) or more of the capital or profits interests or voting power of the Company; (ii) the merger or consolidation of the Company with or into any other entity in a transaction in which the Holders of the Company and the Affiliates of such Holders immediately prior to the consummation of such transaction collectively own less than 50% of the capital and profits interests or voting power of the entity surviving such transaction (or any other business combination having a similar effect); or (iii) the sale, assignment or transfer of all or substantially all of the assets, business or properties of the Company.

“Secondary Indemnitors” has the meaning ascribed to it in Section 3.3(g).

“Securities Act” means the Securities Act of 1933, or any successor federal statute, and the rules and regulations promulgated by the Securities and Exchange Commission thereunder, as the same may be amended from time to time.

“Subsidiary” shall mean, as to any Person, (a) any corporation more than fifty percent (50%) of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the Directors of such corporation (irrespective of whether or not at the time, any class or classes of the stock of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, (b) any partnership, limited liability company, association, joint venture or other entity in which such Person directly or indirectly through Subsidiaries has more than a fifty percent (50%) interest in the total capital, profits, or total voting interests of such entity at any time and (c) any partnership in which such Person is a general partner.

“Tax Distribution” has the meaning ascribed to it in Section 4.4(c).

“Tax Matters Member” has the meaning ascribed to it in Section 11.3(b).

“Taxable Income” or “Tax Loss” shall mean with respect to each taxable year or other period, an amount equal to the Company’s taxable income or loss for such period for U.S. federal income tax purposes, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be separately stated pursuant to Code Section 703(a)(1) shall be included in such taxable income or loss).

“Threshold Amount” has the meaning ascribed to it in Section 2.8(a).

“Transaction” has the meaning ascribed to it in Section 9.2(c).

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“Transfer” means a transfer, sale, assignment, pledge, hypothecation or other disposition, whether directly or indirectly pursuant to the creation of a derivative security, the grant of an option or other right or the imposition of a restriction on disposition or voting, and irrespective of whether any of the foregoing are effected, with or without consideration, voluntarily or involuntarily, by operation of law or otherwise, or whether inter vivos or upon death.

“Unit” means an interest in the capital, profits, losses and distributions of the Company as provided herein.

SECTION 1.2.                                                      Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references to “Sections” and “Articles” shall refer to Sections and Articles of this Agreement unless otherwise specified. The words “hereof” and “herein” and similar terms shall relate to this Agreement.

ARTICLE II.
GENERAL PROVISIONS

SECTION 2.1.                                                      Formation. The Company has been organized as a Delaware limited liability company by the execution and filing of the Certificate by an authorized person under and pursuant to the Act. The rights, powers, duties, obligations and liabilities of the Holders shall be determined pursuant to the Act and this Agreement. To the extent that the rights, powers, duties, obligations and liabilities of any Holder are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.

SECTION 2.2.                                                      Name. The name of the Company is “AdaptHealth Holdings LLC” and all Company business shall be conducted in that name or in such other names that comply with applicable law as the Manager may select from time to time.

SECTION 2.3.                                                      Term. The term of the Company commenced on the date the original Certificate was filed with the office of the Secretary of State of the State of Delaware, and shall continue in existence perpetually until termination or dissolution in accordance with the provisions of Section 5.2.

SECTION 2.4.                                                      Purpose; Powers. The Company is authorized to engage in any lawful act or activity for which limited liability companies may be organized under the Act. The Company was formed for the purpose of acquiring, establishing, owning, operating, and selling durable medical equipment businesses and related businesses, and may engage in any and all activities necessary, desirable or incidental to the accomplishment of the foregoing. Notwithstanding anything herein to the contrary, nothing set forth herein shall be construed as authorizing the Company to possess any purpose or power, or to do any act or thing, forbidden by law to a limited liability company organized under the laws of the State of Delaware.

SECTION 2.5.                                                      Foreign Qualification. The Manager shall cause the Company to comply with all requirements necessary to qualify the Company as a foreign limited liability

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company in any jurisdiction in which it conducts business unless the Manager shall determine otherwise and determine that the failure so to qualify would not have a material adverse effect on the Company.

SECTION 2.6.                                                      Registered Office; Registered Agent; Principal Office; Other Offices. The registered office of the Company required by the Act to be maintained in the State of Delaware shall be the office of the initial registered agent named in the Certificate or such other office (which need not be a place of business of the Company) as the Manager may designate from time to time in the manner provided by law. The registered agent of the Company in the State of Delaware shall be the initial registered agent named in the Certificate or such other Person or Persons as the Manager may designate from time to time in the manner provided by law. The principal office of the Company shall be at such place as the Manager may designate from time to time with written notice to the Members, and the Company shall maintain records at such place.

SECTION 2.7.                                                      No State Law Partnership. The Members intend that the Company shall not be a partnership (including a limited partnership) or joint venture, and that no Holder, Member, Manager or Officer shall be a partner or joint venturer of any other Holder, Member, Manager or Officer by virtue of this Agreement, for any purposes other than as set forth in the next sentence of this Section 2.7, and this Agreement shall not be construed to the contrary. The Members intend that the Company shall be treated as a partnership for federal and, if applicable, state or local income tax purposes, and each Holder and the Company shall file all tax returns and shall otherwise take all tax and financial reporting positions in a manner consistent with such treatment. Neither the Company nor any Holder may make an election for the Company to be taxable as a corporation for federal income tax purposes or to be excluded from the application of the provisions of subchapter K of chapter 1 of subtitle A or any similar provisions of applicable state law, and no provision of this Agreement shall be construed to sanction or approve such election.

SECTION 2.8.                                                      Rights and Privileges of Classes of Units.  A class of Units designated as “Common Units” is hereby created and the Company is authorized to issue up to [200,000,000] Common Units.  The ownership of outstanding Common Units are listed on Schedule A to this Agreement, as updated from time to time as indicated on the schedule. A Holder of a Common Unit shall be entitled to the allocations and distributions with respect to such Unit as set forth in Article IV, and a Holder of a Common Unit shall have the right to one vote per Common Unit owned by such Member.  Initially, Common Units shall be uncertificated but the Manager may determine in good faith to certificate some or all of the Units for business purposes of the Company at any time by resolution thereof.

SECTION 2.9.                                                      Issuance of Additional Units.

(a)                                 From time to time, following the admission of any new Members, or following the issuance, transfer or forfeiture of any Unit, the Manager shall update Schedule A to reflect such changes; provided, however, that no such update shall constitute an amendment to this Agreement.

(b)                                 At any time that Pubco issues one or more shares of Class A Common Stock (other than an issuance of the type covered by Section 2.9(d) or an issuance to a holder of

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Exchangeable Units pursuant to the Exchange Agreement, as described in Section 2.9(c)), Pubco shall contribute to the Company all of the net proceeds (if any) received by Pubco with respect to such share or shares of Class A Common Stock. Upon the contribution by Pubco to the Company of all of such net proceeds so received by Pubco, the Manager shall cause the Company to issue a number of Common Units determined based upon the Exchange Rate then in effect, registered in the name of Pubco; provided, however, that if Pubco issues any shares of Class A Common Stock in order to purchase or fund the purchase of Units from a Member (other than a Subsidiary of Pubco), then the Company shall not issue any new Common Units registered in the name of Pubco in accordance with Section 2.9(c) and Pubco shall not be required to transfer such net proceeds to the Company (it being understood that such net proceeds shall instead be subsequently transferred by Pubco to such other Member as consideration for such purchase). Notwithstanding the foregoing, this Section 2.9(b) shall not apply to the issuance and distribution to holders of shares of Class A Common Stock of rights to purchase equity securities of Pubco under a “poison pill” or similar shareholder’s rights plan (it being understood that (i) upon exchange of Exchangeable Units for Class A Common Stock pursuant to the Exchange Agreement, such Class A Common Stock would be issued together with any such corresponding right and (ii) in the event such rights to purchase equity securities of Pubco are triggered, Pubco will ensure that the holders of Common Units that have not been Exchanged prior to such time will be treated equitably vis-à-vis the holders of Class A Common Stock under such plan).

(c)                                  At any time a holder of Exchangeable Units exchanges such Units for shares of Class A Common Stock or a Cash Payment, the Company shall cancel such Exchangeable Units. Upon the cancellation by the Company of the Exchangeable Units exchanged for shares of Class A Common Stock, the Manager shall cause the Company to issue a number of Common Units equal to the Net Exchanged Unit Amount, registered in the name of Pubco in accordance with Section 2.6 of the Exchange Agreement.

(d)                                 If at any time Pubco issues one or more shares of Class A Common Stock in connection with an equity incentive program, whether such share or shares are issued upon exercise (including cashless exercise) of an option, settlement of a restricted stock unit, as restricted stock or otherwise, the Manager shall cause the Company to issue a corresponding number of Common Units, registered in the name of Pubco (determined based upon the Exchange Rate then in effect); provided that Pubco shall be required to contribute all (but not less than all) of the net proceeds (if any) received by Pubco from or otherwise in connection with such issuance of one or more shares of Class A Common Stock, including the exercise price of any option exercised, to the Company. If any such shares of Class A Common Stock so issued by Pubco in connection with an equity incentive program are subject to vesting or forfeiture provisions, then the Common Units that are issued by the Company to Pubco in connection therewith in accordance with the preceding provisions of this Section 2.9(d)) shall be subject to vesting or forfeiture on the same basis; if any of such shares of Class A Common Stock vest or are forfeited, then a corresponding number of the Common Units (determined based upon the Exchange Rate then in effect) issued by the Company in accordance with the preceding provisions of this Section 2.9(d)) shall automatically vest or be forfeited. Any cash or property held by Pubco or the Company or on any of such Person’s behalf in respect of dividends paid on restricted shares of Class A Common Stock that fail to vest shall be returned to the Company upon the forfeiture of such restricted shares of Class A Common Stock.

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(e)                                  Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, the maximum number of shares of Class A Common Stock as shall be issuable upon Exchange of all outstanding Common Units and shares of Class B Common Stock; provided that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or cash in lieu of shares of Class A Common Stock in the amount provided by the Exchange Agreement). If any shares of Class A Common Stock require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon an Exchange, Pubco shall use reasonable efforts to cause the exchange of such shares of Class A Common Stock to be duly registered or approved, as the case may be. Pubco shall list and use its reasonable efforts to maintain the listing of the Class A Common Stock required to be delivered upon any such Exchange prior to such delivery upon the national securities exchange upon which the outstanding shares of Class A Common Stock are listed at the time of such Exchange (it being understood that any such shares may be subject to transfer restrictions under applicable securities laws). Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable.

(f)                                   For purposes of this Section 2.9, “net proceeds” means gross proceeds to Pubco from the issuance of Class A Common Stock or other securities less all reasonable bona fide out-of-pocket fees and expenses of Pubco, the Company and their respective Subsidiaries actually incurred in connection with such issuance.

(g)                                  The Company shall undertake all actions with respect to the Common Units, to maintain at all times a one-to-one ratio between the number of Common Units owned by Pubco, directly or indirectly, and the number of outstanding shares of Class A Common Stock, disregarding, for purposes of maintaining the one-to-one ratio, (i) options, rights or securities of Pubco authorized under the Company’s existing equity incentive plan that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company), (ii) treasury stock or (iii) preferred stock or other debt or equity securities (including without limitation warrants, options or rights) issued by Pubco that are convertible into or exercisable or exchangeable for Class A Common Stock (except to the extent the net proceeds from such other securities, including any exercise or purchase price payable upon conversion, exercise or exchange thereof, has been contributed by Pubco to the equity capital of the Company).

(h)                                 From and after the Effective Date to the extent required by Section 2.9(b), the Manager may authorize and create, and cause the Company to issue, additional Units or other equity securities in the Company (including creating preferred interests or other classes or series of securities having such rights, preferences and privileges as determined by the Manager) solely to the extent they are in the aggregate substantially equivalent to a class of equity securities of Pubco; provided that, following the Effective Date, in each case the Company shall not issue equity securities in the Company to any Person unless such Person shall have executed a Joinder Agreement and all other documents, agreements or instruments deemed necessary or desirable in the discretion of the Manager.

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SECTION 2.10.                                               Repurchase or Redemption of Class A Common Stock. If, at any time, any shares of Class A Common Stock are repurchased or redeemed (whether automatically or by means of another arrangement) by Pubco for cash, then the Manager shall cause the Company, immediately prior to such repurchase or redemption of such shares, to redeem a corresponding number of Common Units held by Pubco (determined based upon the Exchange Rate then in effect), at an aggregate redemption price equal to the aggregate purchase or redemption price of the share or shares of Class A Common Stock being repurchased or redeemed by Pubco (plus any reasonable expenses related thereto) and upon such other terms as are the same for the share or shares of Class A Common Stock being repurchased or redeemed by Pubco.

SECTION 2.11.                                               Changes in Common Stock. In addition to any other adjustments required hereby, any subdivision (by stock split, stock dividend, reclassification, recapitalization or otherwise) or combination (by reverse stock split, reclassification, recapitalization or otherwise) of Class A Common Stock, Class B Common Stock or other capital stock of Pubco shall be accompanied by an identical subdivision or combination, as applicable, of the Common Units or other equity securities of the Company, as applicable.

SECTION 2.12.                                               Title to Company Assets. All Company assets shall be deemed to be owned by the Company as an entity, and no Holder, individually, shall have any direct ownership interest in any Company assets. Each Holder, to the extent permitted by applicable law, hereby waives its rights to a partition of the assets and, to that end, agrees that it will not seek or be entitled to a partition of any assets, whether by way of physical partition, judicial sale or otherwise, except as otherwise expressly provided in Section 4.4.

ARTICLE III.
MANAGEMENT

SECTION 3.1.                                                      Management.

(a)                                 Except as otherwise specifically provided in this Agreement or the Act, the business, property and affairs of the Company shall be managed, operated and controlled at the sole, absolute and exclusive direction of the Manager in accordance with the terms of this Agreement. No Member shall have management authority or voting or other rights over, or any other ability to take part in the conduct or control of the business of, the Company. The Manager is hereby designated as a “manager” within the meaning of Section 18-101(10) of the Act. The Manager is, to the extent of its rights and powers set forth in this Agreement, an agent of the Company for the purpose of the Company’s business, and the actions of the Manager taken in accordance with such rights and powers shall bind the Company (and no Member shall have such right). The Manager shall have all necessary powers to carry out the purposes, business and objectives of the Company. The Manager may delegate in its discretion the authority to sign agreements and other documents and take other actions on behalf of the Company to any Person (including any Member, officer or employee of the Company) to enter into and perform any document on behalf of the Company.

(b)                                 Without limiting Section 3.1(a), the Manager shall have the sole power and authority to effect any of the following by the Company or any of its Subsidiaries in one or a series of related transactions, in each case without the vote, consent or approval of any Member, unless

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otherwise provided in this Agreement: (i) any sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Company (including the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company); (ii) any merger, consolidation, reorganization or other combination of the Company with or into another entity, (iii) any acquisition; (iv) any issuance of debt or equity securities; (v) any incurrence of indebtedness; or (vi) any dissolution. Except for any vote, consent or approval of any Member expressly required by this Agreement, if a vote, consent or approval of the Members is required by the Act or other applicable law with respect to any action to be taken by the Company or matter considered by the Manager, each Member will be deemed to have consented to or approved such action or voted on such matter in accordance with the consent or approval of the Manager on such action or matter.

(c)                                  [Following the Effective Date, the Manager shall be elected annually by the Members in accordance with this Section 3.1(c), and the Manager so elected shall serve as the Manager until a successor has been duly elected as the Manager in accordance with this Section 3.1(c). Not more than one year after the later of (a) the Effective Date and (b) the last meeting of the Members or action by written consent of the Members at which or pursuant to which the Manager was elected in accordance with this Section 3.1(c), the Manager at such time (or the Members if the Manager shall fail to take such action) shall either (i) call and hold a meeting of the Members for purposes of electing the Manager or (ii) seek written consents from the requisite Members to elect the Manager pursuant to Section 3.8. A Person shall be elected as the Manager if the election of such Manager is approved by Members holding a majority of the outstanding Common Units by vote at a meeting held for such purpose or by action by written consent; provided, however, that if the Person so elected as the Manager was not the Manager immediately prior to such election, such election shall not be effective, and such Person shall not become the Manager, unless and until such Person has executed and delivered to the Company the written agreement of such Person to be bound by the terms of this Agreement applicable to the Manager, in form and substance reasonably satisfactory to the Manager serving immediately prior to such election or to the Members holding a majority of the outstanding Common Units.](1) [Pubco may withdraw as the Manager and appoint as its successor at any time upon written notice to the Company (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice. No appointment of a Person other than Pubco (or its successor, as the case may be) as Manager shall be effective unless Pubco (or its successor, as the case may be) and the new Manager provide all Members with contractual rights, directly enforceable by such Members against the new Manager, to cause the new Manager to comply with all of the Manager’s obligations under this Agreement.](2)

(d)                                 [The Manager may resign as the Manager at any time and may be removed at any time, with or without cause, by the Members holding a majority of the outstanding Common Units by vote at a meeting of the Members held for such purpose or by action by written consent; provided, however, that no (i) such resignation or removal shall be effective until a successor Manager has been duly elected in accordance with Section 3.1(c), and (ii) Pubco shall not resign

(1)  NTD: This language to be included only if Manager holds a majority of Common Units at Closing.

(2)  NTD: This language to be included if Manager holds less than a majority of Common Units at Closing.

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as the Manager for so long as it is a Member. If for any reason a Manager ceases to serve as the Manager prior to the election of a successor Manager in accordance with Section 3.1(c), Pubco shall automatically, and without any action of the Company or any Member, become the Manager and serve as the Manager until another Person is duly elected as the Manager in accordance with Section 3.1(c).](3)

(e)                                  [(d)] No Member or Manager in its capacity as such shall receive any fees or other compensation (whether in the form of cash or equity or other interests in the Company) for services rendered by it, him or her in the management of the Company’s business (other than pursuant to any employment agreement or arrangement with any Manager or Member who is also an employee of the Company).  The Company shall reimburse the Manager (and its employees, if any, and officers) for reasonable expenses incurred and paid by any of them in their capacity as Manager (or employees or officers thereof), including, but not limited to, telephone expenses, travel expenses incurred in connection with meeting, and any other out-of-pocket expenditures attributable to the Company.

SECTION 3.2.                                                      Officers.

(a)                                 Designation and Appointment. The Manager may, from time to time, employ and retain Persons as may be necessary or appropriate for the conduct of the Company’s business (subject to the supervision and control of the Manager), including employees, agents and other Persons who may be designated as Officers of the Company with such titles as shall be determined by the Manager. Any number of offices may be held by the same Person. In its discretion, the Manager may choose not to fill any office for any period as it may deem advisable. Any Officers so designated shall have such authority and perform such duties as the Manager may, from time to time, delegate to them. Each Officer shall hold office for such time as shall be designated by the Manager.

(b)                                 Resignation/Removal. Any Officer may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time is specified, at the time of its receipt by the Manager. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. Any Officer may be removed as such, either with or without cause at any time by the Manager, subject to the terms and conditions of any employment agreement to which such Officer is a party with the Company or any Subsidiary. Designation of an Officer shall not of itself create any contractual or employment rights.

(c)                                  Duties of Officers Generally. The Officers, in the performance of their duties as such, shall owe to the Company duties of loyalty and due care of the type owed by the officers of a corporation to such corporation and its stockholders under the laws of the State of Delaware.

SECTION 3.3.                                                      Indemnification and Exculpation by the Company.

(a)                                 No Mandatory Indemnitee shall, in his or her capacity as such, be liable to

(3)  NTD: This language to be included only if Manager holds a majority of Common Units at Closing.

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the Company or any other Member for any expenses, damages, liabilities, costs or losses arising out of the performance of his, her or its duties as a Mandatory Indemnitee, other than those expenses, damages, liabilities, costs or losses arising out of or attributable to such Person’s Uncovered Act.  No Member shall be personally liable for any debts, liabilities or obligations of the Company by reason of such Member’s status as a Member, whether to the Company, any Member or to the creditors of the Company.

(b)                                 The Company, to the maximum extent permitted by law, shall indemnify and hold harmless the Manager and each Member and their respective Affiliates and each of its and their respective officers, directors, management committee members, trustees, partners or members, as the case may be, (“Mandatory Indemnitees”) and may indemnify and hold harmless each of the Officers, employees or agents of the Company (“Permitted Indemnitees” and collectively with the Mandatory Indemnitees, the “Covered Persons”), from and against any and all judgments, interest on such judgments, fines, penalties, charges, costs, amounts paid in settlement, expenses and reasonable attorneys’ fees incurred in connection with any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or commission, whether pending or threatened, and whether or not a Covered Person is or may be a party thereto, which arise out of the business or affairs of the Company or their activities with respect thereto (“Indemnified Damages”), except for any such Indemnified Damages (i) that are taxes imposed on or against any Holder and any Affiliate thereof, (ii) that have resulted primarily from gross negligence, fraud, bad faith, deceit, wrongful taking or self-dealing, willful misconduct, willful breach of this Agreement, or knowing violation of law by the Covered Person, (iii) that have resulted primarily from activities in breach of this Agreement or from ultra vires acts, (iv) in connection with any proceeding by or in right of the Company in which such Covered Person was adjudged liable to the Company or (v) in connection with any proceeding charging improper personal benefit to such Covered Person (whether or not involving action in an official capacity) in which such person was adjudged liable on the basis that personal benefit was improperly received (clauses (i) through (v), the “Uncovered Acts”). Any repeal or modification of any portion of the foregoing provisions of this Section 3.3(a) or the adoption of any provision of this Agreement inconsistent with any portion of the foregoing provisions of this Section 3.3(a) shall not adversely affect any right or protection of any person indemnified under this Section 3.3(a) for any act or omission occurring, or any cause of action, suit, claim or other matter arising or accruing, prior to the effective date of such repeal, modification or adoption. This Section 3.3(a) shall not be deemed exclusive of any other provisions for indemnification, or advancement of expenses in connection with such indemnification of Members, Manager, directors, officers, employees, agents, trustees, partners and fiduciaries that may be included in any statute or is approved by the Manager or the Members.

(c)                                  Expenses (including reasonable attorneys’ fees) incurred by a Covered Person in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Covered Person to repay such amount if it shall ultimately be determined that such Covered Person is not entitled to be indemnified by the Company authorized in this Section 3.3. In addition, any expenses (including reasonable attorneys’ fees) incurred by Covered Person in enforcing the right to indemnification pursuant to this Section 3.3 shall be paid by the Company upon a determination primarily in favor of such Covered Person.

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(d)                                 The Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such Covered Person and incurred by such Covered Person in any such capacity, or arising out of such Covered Person’s status as such, whether or not the Company would have the power to indemnify such Person against such liability under this Section 3.3.

(e)                                  The indemnification and advancement of expenses provided by, or granted pursuant to, this Section 3.3 shall, unless otherwise provided when authorized or ratified, continue as to a Covered Person who has ceased to maintain the status which caused such Person to be a Covered Person and shall inure to the benefit of the heirs, executors and administrators of such Covered Person.

(f)                                   The rights of any Person to indemnification as provided herein shall not be deemed exclusive of any other rights to which such Person may now or at any time be entitled under applicable law, including without limitation, this Agreement, any other agreement, a resolution of the Manager or any committee thereof, any liability insurance policy of the Company or any Subsidiary thereof or otherwise.

(g)                                  The Company hereby acknowledges that certain of the Covered Persons may have certain rights to indemnification, advancement of expenses and/or insurance provided by other parties, employers or other Affiliates (collectively, the “Secondary Indemnitors”).  Notwithstanding anything to the contrary in this Section 3.3, the Members and the Company hereby agree that if the Company has an indemnification obligation under this Agreement or pursuant to any other agreement: (i) the Company is the indemnitor of first resort (i.e., the Company’s obligations to the Covered Persons are primary and any obligation of the Secondary Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Covered Persons are secondary), (ii) the Company shall be required to advance the full amount of expenses incurred by the Covered Persons and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement by or on behalf of any such Covered Person to the extent legally permitted and as required by this Agreement (or any agreement between the Company, on the one hand, and one or more of the Covered Persons, on the other hand), without regard to any rights the Covered Persons may have against the Secondary Indemnitors, and (iii) the Company irrevocably waives, relinquishes and releases the Secondary Indemnitors from any and all claims against the Secondary Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof.  The Members further agree that no advancement or payment by the Secondary Indemnitors on behalf of any Covered Person with respect to any claim for which such Covered Person has sought indemnification from the Company shall affect the foregoing, and the Secondary Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Covered Person against the Company.

SECTION 3.4.                                                      Directors & Officers Insurance. The Company shall procure directors and officers liability insurance for the protection of the Manager, Officers and other applicable representatives of the Company provided that such insurance is available on commercially reasonable terms.

SECTION 3.5.                                                      Nature of Obligations between Members. Except as otherwise

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expressly provided herein, nothing contained in this Agreement shall be deemed to constitute any Member an agent or legal representative of any other Member or to create any fiduciary relationship for any purpose whatsoever, apart from such obligations between members of a limited liability company as may be created under the Act. Except as otherwise expressly provided in this Agreement, a Member shall not have any authority to act for, or to assume any obligation or responsibility on behalf of, any other Member or the Company.

SECTION 3.6.                                                      Business Opportunities.  Nothing in this Agreement shall be deemed to restrict in any way the rights of any Member or of any Affiliate thereof (collectively, the “Institutional Representatives”), to conduct any other business or activity whatsoever (including, without limitation, in any business that is competitive with the Company or any business that might be considered an opportunity of the Company), whether presently existing or hereafter created.  No Institutional Representative shall be accountable to the Company or to any Member with respect to that business or activity, and the organization of the Company shall be without prejudice to the Institutional Representative’s rights to maintain, expand, exploit or diversify such other interests and activities of such opportunities, and to receive and enjoy profits or compensation therefrom.  Each Member waives any rights such Member might otherwise have to share or participate in such other interests, activities or opportunities of any Institutional Representative.  Subject to the foregoing, the Manager has fiduciary duties to the Company and the Members that are equivalent to the fiduciary duties owed by directors of a corporation incorporated in the State of Delaware to such corporation and its stockholders.

SECTION 3.7.                                                      [Voting.

(a)                                 Meetings of the Members may be called by the Manager and shall be called by the Manager upon the written request of Members holding at least 25% of the outstanding Common Units. Such request shall state the location of the meeting and the nature of the business to be transacted at the meeting. Written notice of any such meeting shall be given to all Members not less than two Business Days nor more than 30 days prior to the date of such meeting. Members may vote in person, by proxy or by telephone at any meeting of the Members and may waive advance notice of such meeting. Whenever the vote or consent of Members is permitted or required under this Agreement, such vote or consent may be given at a meeting of the Members or may be given in accordance with the procedure prescribed in this Section 3.7.  Except as otherwise expressly provided in this Agreement, the affirmative vote of the Members holding a majority of the outstanding Common Units shall constitute the act of the Members.

(b)                                 Each Member may authorize any Person or Persons to act for it by proxy on all matters in which such Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by such Member or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy shall be revocable at the pleasure of the Member executing it.

(c)                                  Each meeting of Members shall be conducted by an Officer designated by the Manager or such other individual person as the Manager deems appropriate.

(d)                                 Any action required or permitted to be taken by the Members may be taken

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without a meeting if the requisite Members whose approval is necessary consent thereto in writing.] (4)

ARTICLE IV.
CAPITAL CONTRIBUTIONS; ALLOCATIONS; DISTRIBUTIONS

SECTION 4.1.                                                      Capital Contributions. The Members have made, or shall be deemed to have made, the initial Capital Contributions to the Company as set forth in the books and records of the Company. Except as set forth in Section 2.12, no Holder shall be entitled to make any additional Capital Contributions without the approval of the Manager or required to make any additional Capital Contributions without such Holder’s express written agreement.

SECTION 4.2.                                                      Capital Accounts.

(a)                                 Creation. There shall be established for each Holder on the books of the Company a Capital Account that shall be increased or decreased in the manner set forth in this Agreement.

(b)                                 Negative Balance. A Holder shall not have any obligation to the Company or to any other Holder to restore any negative balance in the Capital Account of such Holder.

(c)                                  Current Balance. The balance of each Holder’s Capital Account as of the effective date of this Agreement is set forth on Schedule B attached hereto.

SECTION 4.3.                                                      Allocations of Net Income and Net Loss.

(a)                                 Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each fiscal year of the Company as of the end of each such year or as circumstances otherwise require or allow. After making the allocations (if any) required by Section 4.3(b), Net Income or Net Loss shall be allocated among the Holders in such a manner that, as of the end of the period to which the allocation relates, to the greatest extent possible, the Capital Account of each Holder (determined after making all other adjustments provided for in this Agreement through the close of such period) shall be equal to the respective net positive amount (if any) that would be distributed to (or reserved for) such Holder if the Company were then to sell all of its assets for their Gross Asset Value, satisfy its liabilities and distribute its remaining cash (if any) to the Holders in accordance with Section 4.4(b).

(b)                                 Regulatory Allocations. Provisions governing the allocation of income, gain, loss, deduction and credit (and items thereof) are hereby incorporated by reference in this Agreement as may be necessary to provide that the Company’s allocation provisions contain a so-called “qualified income offset” and comply with all provisions relating to the allocation of so-called “nonrecourse deductions” and “partner nonrecourse deductions” and the chargeback thereof as set forth in the Regulations under Section 704(b) of the Code (any such allocations, “Regulatory Allocations”). It is the intent of the Members that, to the extent possible, all Regulatory Allocations shall be offset with other Regulatory Allocations or with special allocations of other items of

(4)  NTD: This language to be included only if Manager holds a majority of Common Units at Closing.

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Company income, gain, loss, or deduction pursuant to this Section 4.3(b). Therefore, notwithstanding any other section of this Agreement, the Manager shall make such offsetting special allocations of income, gain, loss, or deduction in whatever manner is appropriate so that, after such offsetting allocations are made, each Holder’s Capital Account balance is, to the extent possible, equal to the Capital Account balance such Holder would have had if the Regulatory Allocations were not part of the Agreement. The Manager shall elect to treat distributions of proceeds from a nonrecourse financing as not allocable to an increase in “partnership minimum gain” to the extent permitted by Regulation § 1.704-2(h)(3).

(c)                                  Allocations upon Transfer. For any fiscal year during which a Holder’s interest in the Company is assigned by such Holder, the portion of the Net Income and Net Loss of the Company that is allocable in respect of such Holder’s interest shall be apportioned between the assignor and the assignee of such Holder’s interest using any permissible method under Code Section 706 and the Regulations thereunder, as determined by the Manager; provided, however, that upon the admission of Pubco as a Member of the Company, the books of the Company shall be closed in accordance with Section 706(d) of the Code and consistent therewith (a) Net Income and Net Loss of the Company recognized as of the date of such admission shall be allocated among the Persons who were Holders prior to such date in accordance with this Section 4.3, and (b) Net Income and Net Loss recognized after such date shall be allocated among the Persons who were Holders after such date in accordance with this Section 4.3, in each case, as determined by the Manager.

(d)                                 Required Tax Allocations. All items of income, gain, loss, deduction and credit for federal income tax purposes shall be allocated to each Holder in the same manner as the Net Income or Net Loss (and each item of income, gain, loss and deduction related thereto) that is allocated to such Holder pursuant to Section 4.3(a), (b) and (c) to which such tax items relate. Notwithstanding the foregoing provisions of this Section 4.3, income, gain, loss, deduction, and credits with respect to property contributed or deemed contributed to the Company by a Holder shall be allocated among the Holders for federal and state income tax purposes pursuant to Regulations promulgated under Section 704(c) of the Code, so as to take account of the variation, if any, between the adjusted basis for federal income tax purposes of the property to the Company and its initial Gross Asset Value at the time of contribution. In the event the Gross Asset Value of any Company asset is adjusted pursuant to the definition of Gross Asset Value, subsequent allocations of income, gain, loss, deduction, and credits with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset for federal income tax purposes and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations consistent with the requirements of Regulations Section 1.704- 1(b)(2)(iv)(g). The allocations described in the two preceding sentences shall be made using any reasonable method permitted under applicable Regulations, as determined by the Manager. Allocations pursuant to this Section 4.3(d) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Holder’s Capital Account or share of Net Income or Net Loss. Allocations with respect to layers of Section 704(c) gain created prior to the date hereof will continue to be governed by the versions of this Agreement that were in effect on the dates those layers were created.

(e)                                  Holders’ Tax Reporting. The Holders acknowledge and are aware of the income tax consequences of the allocations made by this Section 4.3 and, except as may otherwise

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be required by applicable law, hereby agree to be bound by the provisions of Section 4.3 in reporting their shares of Company income, gain, loss, deductions, and credits for federal, state and local income tax purposes.

(f)            Section 754 Elections.  The Company shall make an election under Section 754 of the Code (and any comparable state tax elections) on its tax returns for the taxable year that includes the Effective Date, and shall also cause any entities treated as partnerships for income tax purposes and in which it owns a direct or indirect interest (other than solely through a subsidiary corporation) to make such elections, if such entities do not already have such elections already in effect.

SECTION 4.4.                  Distributions.

(a)           Timing and Amounts. Subject to any other restrictions set forth in this Agreement,  Distributable Assets will be distributed to the Holders by the Company at such times and in such amounts as is determined by the Manager; provided that Tax Distributions shall be made at such times and in such amounts as specified in Section 4.4(c).

(b)           Priority of Distributions. Except as otherwise provided in this Section 4.4(b) and in Section 4.4(c), Section 4.4(d), and Section 4.4(e), distributions of Distributable Assets to the Holders of Units shall be allocated among the Holders of Common Units pro rata; provided, that the amounts otherwise distributable to a Common Unit pursuant to this Section 4.4(b) which is not vested (or not otherwise subject to vesting) shall not be distributed (and shall be reserved by the Company) unless and until such time as such Common Unit vests in accordance with its terms, at which time that amount that would have been distributed but for this proviso shall be distributed to the holder of such Common Unit; provided further, however, that in the event such Common Unit is forfeited to the Company in accordance with its terms prior to the time such Common Unit vests, all such amounts that would have been distributed but for the immediately preceding proviso shall be redistributed in accordance with this Section 4.4(b) as of the time of the original distribution.

(c)           Tax Distributions. Unless prohibited by law or by any loan document or other creditor agreements, the Manager shall cause the Company to make a cash distribution to each Holder on or before April 1 of each year in an amount equal to (A) (i) the Taxable Income allocated to the Units held by such Holder for the immediately preceding tax year, minus (ii) Tax Loss in excess of Taxable Income, in each case, allocated to such Unit for all tax years prior to such tax year, multiplied by (B) 45% (such amount determined in accordance with the foregoing, whether or not actually distributed pursuant to this Section 4.4(c), a “Tax Distribution”). The Company shall make quarterly advances against the Tax Distributions throughout the year to provide the Holders with cash to pay estimated taxes on the Taxable Income for the year, based on a reasonable estimate (as determined by the Manager) of the Company’s Taxable Income for the year, and the amount of any such advances (or amounts withheld in accordance with Section 4.4(d)) shall reduce the final Tax Distribution to the applicable Holder. Tax Distributions distributed to Holders pursuant to this Section 4.4(c) shall be treated as interest-free advances on amounts otherwise distributable to a holder under this Agreement. Solely for the purposes of any Tax Distribution pursuant to this Section 4.4(c), all Common Units shall be treated as vested, whether such Common Units are actually vested or not.

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(d)           Withholding. The Company is authorized to pay over to the appropriate government authority with respect to the Holder of any Unit such amounts as is required by the Code or any other provision of federal, state or local tax or other law. Any amount so paid (or any amount withheld from distributions or payments to the Company on account of the status of any Holder of any Unit (or, if such Holder is fiscally transparent for U.S. federal income tax purposes, a direct or indirect beneficial owner of such Holder)) shall be treated as a Tax Distribution to the Holder of such Unit for all purposes under this Agreement. Promptly upon learning of any requirement under any provision of the Code or any other applicable law requiring the Company to withhold any sum from a distribution to a Holder or to make any payment to any taxing authority in respect of such Holder, the Company shall give written notice to such Holder of such requirement, and if practicable and if requested by such Holder, shall cooperate with such Holder in all lawful respects to minimize or to eliminate any such withholding or payment. For the avoidance of doubt, any tax or other obligation attributable to tax payable by the Company referred to in this Section 4.4(d) shall include without limitation, any “imputed underpayment” imposed on the Company under Section 6225 of the Code that is attributable to the Holder of any Unit (as determined by the Manager) and any associated interest or penalties, and any taxes, interest or penalties payable by the Company under any similar provisions of state or local tax laws. The provisions of this Section 4.4(d) shall survive the dissolution of the Company and the withdrawal of any Member or the transfer of any Member’s Units.

(e)           Limitations on Distributions. Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a distribution to any Holder on account of any Unit in the Company if such distribution would violate (i) the Act or other applicable law or (ii) the Credit Agreement.

ARTICLE V.
WITHDRAWAL; DISSOLUTION

SECTION 5.1.                  Member Withdrawal.

(a)           No Member shall have the power or right to withdraw or otherwise resign from the Company prior to the dissolution and winding up of the Company except pursuant to a Transfer permitted under this Agreement of all of such Member’s Units. Notwithstanding anything to the contrary contained in the Act, in no event shall any Member be deemed to have withdrawn from the Company or cease to be a Member upon the occurrence of any of the events specified in this Agreement (other than dissolution pursuant to Section 5.2), or any events similar thereto, unless the Member, after the occurrence of any such event, indicates in a written instrument that the Member has so withdrawn.

(b)           Pubco shall not, by any means, withdraw as a Member or otherwise cease to be a Member except in compliance with this Section 5.1(b). No withdrawal of Pubco as a Member or other cessation of Pubco to be a Member shall be effective unless (i) proper provision is made, in compliance with this Agreement, so that the obligations of Pubco and the rights of all Members under this Agreement and applicable law remain in full force and effect, and (ii) Pubco or its successor, as applicable, provides all other Members with contractual rights, directly enforceable by such other Members against Pubco or its successor, as applicable, to cause Pubco to comply with all Pubco’s obligations under this Agreement (other than in its capacity as Manager,

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if applicable).

SECTION 5.2.                  Dissolution.

(a)           Events. The Company shall be dissolved and its affairs shall be wound up on the first to occur of the following:

(i)            the entry of a decree of judicial dissolution of the Company under the Act;

(ii)           the sale or other transfer of all or substantially all of its assets; or

(iii)          upon the liquidation, dissolution or winding up of the Company as approved by the Manager; provided, however, the Manager shall not authorize or permit the liquidation or winding up of the Company absent a determination by the Manager that such liquidation or winding up is in the best interests of the Holders.

The death, retirement, resignation, expulsion, incapacity, bankruptcy or dissolution of a Member, or the occurrence of any other event that terminates the continued membership of a Member in the Company, shall not cause a dissolution of the Company, and the Company shall continue in existence subject to the terms and conditions of this Agreement.

(b)           Actions Upon Dissolution. When the Company is dissolved, the business and property of the Company shall be wound up and liquidated by the Manager. A reasonable time shall be allowed for the orderly liquidation of the assets of the Company and the discharge of liabilities to creditors so as to enable the Company to minimize the normal losses attendant upon a liquidation.

(c)           Priority. Following completion of the wind up and liquidation process, the assets of the Company shall be distributed in the following manner and order:

(i)            First, all debts and obligations of the Company, if any, shall first be paid, discharged or provided for by adequate reserves in accordance with the Act; and

(ii)           Second, the balance shall be distributed to the Holders in accordance with Section 4.4(b).

(d)           Cancellation of Certificate. On completion of the distribution of Company assets as provided herein, the Company is terminated, and shall file a certificate of cancellation with the Secretary of State of the State of Delaware, cancel any other filings made and take such other actions as may be necessary to terminate the Company.

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ARTICLE VI.
TRANSFERS

SECTION 6.1.                  Transfers.

(a)           Transfers by Holders. Subject to the other restrictions contained in this Agreement, no Holder shall Transfer any Units without the written consent of the Manager, which may be granted or withheld in its sole discretion, except a Holder may, without Manager consent, make a Permitted Transfer. A “Permitted Transfer” means any Transfer by a Holder to any of the following persons (each, a “Permitted Transferee”): (i) to such Holder’s spouse, children, grandchildren, parents, grandparents, and siblings or trust for the benefit of any such individuals; (ii) to an Affiliate of such Holder, to such Holder’s members if such person is a limited liability company, to such Holder’s partners if a partnership, or to such Holder’s shareholder(s) if a corporation; (iii) if Units are held by trust, to successor trusts and/or to the beneficiaries of such trust; (iv) if such Holder is a natural person, upon the death of such Holder, to his or her beneficiaries pursuant to laws of decent and distribution if the beneficiary is a Person specified in clauses (i) or (iii) above; (v) with respect to Ocean Rock, a transfer to Blue River; (vi) with respect to Blue River, a transfer to Ocean Rock; (vii) with respect to APM, any transfer to Gvodas; (viii) with respect to Gvodas, any transfer to APM; (ix) any transfer by APM to any entity that is controlled by or is under common control with APM; and (x) any transfer by BlueMountain to any fund or entity managed by BlueMountain Capital Management, LLC. Any attempted Transfer in violation of the terms of any provision of this Article VI shall be null and void ab initio and of no effect.

(b)           Transfer of Pubco’s Units.  Pubco may not Transfer all or any portion of the Units held thereby at any time, except to (i) any wholly-owned Subsidiary of Pubco, (ii) any Person of which Pubco is a wholly-owned Subsidiary, (iii) any Person into which Pubco is merged or consolidated or (iv) any transferee of all or substantially all of the assets of Pubco, which withdrawal and replacement shall be effective upon the delivery of such notice.

(c)           No Publicly Traded Partnership - Transfer Restrictions. The Manager shall prohibit any Transfer (and shall not recognize any Transfer) if such Transfer would cause the Company to be treated as a “publicly traded partnership” within the meaning of Section 7704 of the Code and the regulations promulgated thereunder.

(d)           Transferees Bound. Any Person who acquires in any manner whatsoever any Unit, irrespective of whether such Person has accepted and adopted in writing the terms and provisions of this Agreement, shall be deemed by the acceptance of the benefits of the acquisition thereof to have agreed to be subject to and bound by all of the terms and conditions of this Agreement that any predecessor in such Unit in the Company was subject to or by which such predecessor was bound.

(e)           Admission. The Manager shall have the right to admit as a Member any Person who acquires an interest in the Company, or any part thereof, from a Member or from the Company and shall admit as a Member any Person acquiring Units pursuant to a Permitted Transfer upon the transferee’s request and transferee’s compliance with the provisions of Section 6.1(a) and 6.1(b). Concurrently with the admission of any additional Member, the Manager shall

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forthwith cause any necessary papers to be filed and recorded and notice to be given wherever and to the extent required showing the admission of such Person as a Member, all at the expense, including payment of any professional and filing fees incurred, of the new Member (unless otherwise approved by the Manager, in which case, the Company may cover said expenses). Any Holder who is permitted to own a Unit pursuant to the terms of this Agreement but has not been admitted as a Member shall have the right to distributions and allocations with respect to such Unit owned by such Holder but shall not have any further rights as a Member under this Agreement or the Act.

(f)            Conditions. The admission of any Person as a Member shall be conditioned upon such Person’s written acceptance and adoption of all the terms and provisions of this Agreement, either by (i) execution and delivery of a joinder agreement, substantially in the form attached hereto as Exhibit A (the “Joinder Agreement”), and shall take such other actions as the Manager shall consider appropriate for such additional Member to become bound by the terms of this Agreement to the Company or (ii), if requested by the Manager, a writing evidencing the intent of such Person to become a Member (in form and substance reasonably satisfactory to the Manager).

(g)           This Section 6.1 shall apply with respect to all Holders of Units, and the legend on the cover page of this Agreement with respect to the membership interests shall apply with respect to all of the Units.

SECTION 6.2.                  Securities Law Compliance.  Each Holder further agrees that it will not make or attempt any Transfer of Units unless such Transfer is made pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and, in either case, in compliance with all applicable state securities laws. The Company agrees, and each Holder understands and consents, that the Company will not cause or permit the Transfer of any Units to be made on its books (or on any register of securities maintained on its behalf) unless the Transfer is permitted by, and has been made in accordance with the terms of this Agreement and all applicable federal and state securities laws. Each Holder agrees that in connection with any Transfer of Units that is not made pursuant to a registered public offering (other than to an Affiliate pursuant to Section 6.1(a) above), the Company may, in its sole discretion, request an opinion in form and substance reasonably satisfactory to the Company of counsel reasonably satisfactory to the Company stating that such transaction is exempt from registration under the Securities Act and in compliance with any registration or similar requirements under applicable state securities laws.

ARTICLE VII.
RESERVED

ARTICLE VIII.
RESERVED

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ARTICLE IX.
CONFIDENTIALITY; COVENANTS

SECTION 9.1.                  Use of Confidential Information. Each Holder agrees that it will not use at any time any Confidential Information of which any such Holder is or becomes aware except in connection with its investment in the Company (except that Holders who are managers, directors, officers or employees of the Company or its Subsidiaries shall also be permitted to use such Confidential Information in connection with the performance of their duties as managers, directors, officer or employees).

SECTION 9.2.                  Related Confidentiality Covenants.

(a)           Each Holder further agrees that the Confidential Information will be kept strictly confidential and will not be disclosed by it or its Agents, except (i) as required by applicable law, regulation or legal process or in response to any inquiry from a regulatory authority having jurisdiction over such Holder, and only after compliance with Section 9.2(b), and (ii) that it may disclose the Confidential Information or portions thereof to those of its and its Affiliates’ respective Agents who need to know such information in connection with the investment by the Holder in the Company or any potential transferees of any Holder so long as such transferee is bound by a confidentiality agreement comparable to the provisions contained herein. Each Holder agrees to be responsible for any breach of this Article IX by its Agents or potential transferees (it being understood that such responsibility shall be in addition to and not by way of limitation of any right or remedy the Company may have against such Agents or potential transferees with respect to any such breach).

(b)           If any Holder or Agent thereof becomes legally compelled (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any of the Confidential Information, such Holder or Agent shall provide the Company with prompt and, if possible, prior written notice of such requirement to disclose such Confidential Information. Upon receipt of such notice, the Company may seek a protective order or other appropriate remedy. If such protective order or other remedy is not obtained, such Holder and its Agents shall disclose only that portion of the Confidential Information which is legally required to be disclosed and shall, at the request and expense of the Company, take all reasonable steps to preserve the confidentiality of the Confidential Information. In addition, neither such Holder nor its Agent will oppose any action (and such Holder and its Agents will, if and to the extent requested by the Company and legally permissible to do so, cooperate with and assist the Company, at the Company’s expense and on a reasonable basis, in any reasonable action) by the Company to obtain an appropriate protective order or other reliable assurance that confidential treatment will be accorded the Confidential Information.

(c)           Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, the obligations of confidentiality contained herein and therein, as they relate to an investment in the Company (the “Transaction”), shall not apply to the tax structure or tax treatment of, or tax strategies relating to, the Transaction, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the tax structure and tax treatment of, and tax strategies relating to, the Transaction and all materials of any kind

26

(including opinions or other tax analysis) that are provided to such party relating to such tax treatment and tax structure; provided however, that such disclosure shall not include Confidential Information not relevant to the tax structure or tax treatment of the Transaction and shall not include information for which nondisclosure is reasonably necessary in order to comply with applicable securities laws.

SECTION 9.3.                  Non-Competition; Non-Solicitation.

(a)           Each Holder hired in an executive capacity by the Company and/or the Subsidiaries, which individuals shall sign this Agreement either currently or at the time any of the foregoing executives are hired, hereby covenants and agrees that such Holder shall not, directly or indirectly:

(i)            during the Restricted Period, engage, whether as principal, agent, investor, distributor, representative, stockholder, equity holder, consultant, volunteer or otherwise, with or without pay, in any activity or business venture, anywhere within a fifty (50) mile radius of each location at which the Company, Braden Partners, L.P. (d/b/a Pacific Pulmonary Services), Sound Oxygen Service LLC, Bennett Medical Services, MedBridge Home Medical, Roberts Home Medical, TriCounty Medical Equipment and Supply, LLC, Royal Medical Supply, Inc., First Choice Home Medical Equipment, LLC, Ocean LLC, Ocean of PA, Verus Healthcare, Inc., or any other Affiliate of the Company does business, which is competitive with the business of owning and/or operating a durable medical equipment business;

(ii)           during the Restricted Period, (A) solicit or endeavor to solicit any client, customer, director, officer, employee, agent or consultant of the Company or any of its Affiliates, either on such Holder’s own account or for any other Person, or (B) employ any person who was a manager, director, officer or employee of the Company or any of its Affiliates or any person who is or is likely to be in possession of confidential information or trade secrets of the Company or any of its Affiliates; or (C) induce or attempt to influence any Person that has a referring relationship with the Company or any of its Affiliates, or any health care payor or insurer that has a contractual arrangement with the Company or any of its Affiliates, to terminate or not renew such relationship; or

(iii)          take any action or make any statement the effect of which would be, directly or indirectly, to disparage the Company or any of its Affiliates or the business reputation or good name of the Company or any of its Affiliates.

(b)           Each Holder hereby acknowledges and agrees that the provisions set forth in this Section 9.3 are fair, reasonable and necessary to protect the legitimate interests of the Company and its Holders, and that this Section 9.3 was negotiated and bargained for by the parties hereto.

(c)           Each such Holder acknowledges and agrees that (i) a breach of the provisions of this Section 9.3 would result in immediate, substantial and irreparable damage to the

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Company and its Holders and (ii) such damage would be extremely difficult to measure in terms of monetary damages and no other remedy for such breach would be adequate. Therefore, upon such a breach, the Company shall be entitled to specific performance of these provisions and injunctive or other appropriate equitable relief and the breaching Person shall be responsible for the payment of court costs and other fees and expenses incurred by the Company (including reasonable attorneys’ fees) in connection with the enforcement of this Section 9.3.

(d)           Each such Holder hereby agrees that if the scope of any restriction or covenant contained in this Section 9.3 should be or become too broad or extensive to permit enforcement thereof to its fullest extent, then such restriction or covenant shall be enforced to the maximum extent permitted by law, and each Holder hereby consents and agrees that (i) it is the parties’ intention that the covenants and restrictions contained herein be enforced as written and (ii) in the event a court of competent jurisdiction determines that any restriction or covenant contained herein is too broad or extensive to permit enforcement thereof to its fullest extent, the scope of any such restriction or covenant may be modified accordingly in any judicial proceeding brought to enforce such restriction or covenant, but should be modified to permit enforcement of the restrictions and covenants contained herein to the maximum extent the court, in its judgment, will permit.

(e)           Notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to McLarty or any of its transferees.

(f)            For the purposes of clarity, notwithstanding the foregoing, the obligations and restrictions set forth in this Section 9.3 shall not apply to BlueMountain or any of its transferees.

(g)           Notwithstanding the foregoing, with respect to the obligations and restrictions of the Rollover Member and Mr. Roberts set forth in this Section 9.3, (i) SnapWorx, LLC and its business shall not be subject to this Section 9.3, provided that the business of SnapWorx, LLC shall comply with the restrictions outlined in that certain Subscription Agreement, dated May 17, 2018, between SnapWorx LLC and the Company and there shall be no breach of the restrictions outlined in the Subscription Agreement, and (ii) the business of providing an ozone cleaning product shall not be subject to this Section 9.3.

ARTICLE X.
REPRESENTATIONS AND WARRANTIES

SECTION 10.1.                Representations and Warranties of the Holders. Each Holder, severally and not jointly, represents and warrants to the Company and the other Holders as follows:

(a)           The execution, delivery and performance of this Agreement by such Holder will not violate (i) any provision of the certificate or articles of incorporation, bylaws, operating agreement, partnership agreement or other organizational documents of such Holder (if applicable), (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which such Holder or any of such Holder’s properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such

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indenture, agreement or other instrument.

(b)           This Agreement has been duly executed and delivered by such Holder, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of such Holder, enforceable against such Holder in accordance with its terms, subject to applicable bankruptcy, insolvency and other laws affecting the enforceability of creditors’ rights generally and the discretion of courts in granting or denying equitable remedies.

SECTION 10.2.                Representations and Warranties of the Company. The Company represents and warrants to each Holder as follows:

(a)           The execution, delivery and performance of this Agreement by the Company will not violate (i) any provision of this Agreement, (ii) any provision of applicable law or regulation, any order of any court or other agency of government, or (iii) any provision of any indenture, agreement or other instrument to which the Company or any of its properties or assets is bound, or conflict with, result in a breach of or constitute (with due notice or lapse of time or both) a default under any such indenture, agreement or other instrument.

(b)           This Agreement has been duly executed and delivered by the Company, and, when executed by the other parties hereto, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

ARTICLE XI.
REPORTS TO MEMBERS; TAX MATTERS

SECTION 11.1.                Books and Records; Financial Statements.

(a)           At all times during the continuance of the Company, the Company shall maintain, at its principal place of business, separate books of account for the Company that shall show a true and accurate record of all costs and expenses incurred, all charges made, all credits made and received and all income derived in connection with the operation of the Company business on an accrual method in accordance with GAAP consistently applied, and, to the extent inconsistent therewith, in accordance with this Agreement. Notwithstanding any provision to the contrary of the Act, such books of account, together with an executed copy of this Agreement and of the Certificate, shall at all times be maintained at the principal place of business of the Company and shall be open to inspection and examination at reasonable times by each Member and its duly authorized representatives for any purpose reasonably related to such Member’s interest in the Company. In addition to the other rights specifically set forth in this Agreement, each Member shall have access to all information to which a Member is entitled to have access pursuant to the Act and such other information regarding the Company and its business and affairs as such Person may reasonably request from time to time. The books of account and the records of the Company shall be examined by and reported upon as of the end of each fiscal year by a firm of independent certified public accountants that shall be selected by the Manager.

(b)           The Company shall prepare and maintain, or cause to be prepared and maintained, the books of account of the Company and the following financial information, prepared, in the case of clauses (i) and (ii) below, on an accrual basis in accordance with GAAP, together with an operating report in a form to be determined by the Manager analyzing such

29

information, shall be transmitted by the Company to each Member. Within ninety (90) days after the close of each fiscal year and within forty-five (45) days after the close of each fiscal quarter, such operating report and the following financial statements shall be transmitted by the Company to each Member:

(i)            the balance sheet of the Company as of the close of such fiscal period;

(ii)           a statement of Company profits and losses for such fiscal period; and

(iii)          a statement of the Company’s cash flows for such fiscal period.

(c)           Each Holder shall provide the Company upon request tax basis information about contributed assets and other tax information reasonably requested by the Company.

(d)           Determinations. All determinations, valuations and other matters of judgment required to be made for accounting purposes under this Agreement shall be made by the Manager and shall be conclusive and binding on all Holders and any other Person, and to the fullest extent permitted by law, no such Person shall have the right to an accounting or an appraisal of the assets of the Company or any successor thereto.

SECTION 11.2.                Fiscal Year. The fiscal year of the Company shall be the calendar year unless otherwise determined by the Manager or required in accordance with Section 706 of the Code.

SECTION 11.3.                Certain Tax Matters.

(a)           Preparation of Returns. The Manager shall cause to be prepared and filed all federal, state and local tax returns of the Company for each year for which such returns are required to be filed. The Manager shall determine the appropriate treatment of each item of Company income, gain, loss, deduction and credit and the accounting methods and conventions to be used by the Company under the tax laws of the United States, the several states and other relevant jurisdictions. Prior to March 15 of each year, the Manager shall cause the Company to distribute to each Holder all Company information reasonably necessary to enable each Holder to prepare its federal, state, and local income tax returns, including a Schedule K-1. Each Holder agrees that it shall not, except as otherwise required by applicable law or regulatory requirements, (i) treat, on its individual income tax returns, any item of income, gain, loss, deduction or credit allocated to the Holder by the Company in a manner inconsistent with the treatment of such item by the Company as reflected on the Schedule K-1 or other information statement furnished by the Company to such Holder for use in preparing its income tax returns in the absence of an administrative determination or judicial ruling to the contrary or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment.

(b)           Tax Matters Member. The Company and each Member hereby designate the Manager  as the “tax matters partner” for purposes of Section 6231(a)(7)of the Code; the “partnership representative” of the Company within the meaning of Section 6223 of the Code (as amended by the Bipartisan Budget Act of 2015) for any tax period subject to the provisions of

30

such Section 6223 of the Code, and in each case any analogous provisions of state law (in either capacity, the “Tax Matters Member”). The Tax Matters Member, on behalf of the Company and the Holders, shall be permitted to make any filing or election under the Code, the Regulations, or any other law or regulations that it believes to be in the best interests of the Company or the Holders. The Company shall indemnify and reimburse the Tax Matters Member for all expenses (including legal and accounting fees) incurred as Tax Matters Member pursuant to this clause (b).

ARTICLE XII.
MISCELLANEOUS

SECTION 12.1.                Governing Law. THIS AGREEMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, EXCLUDING ANY CONFLICT OF LAWS RULE OR PRINCIPLE THAT MIGHT REFER THE GOVERNANCE OR THE CONSTRUCTION OF THIS AGREEMENT TO THE LAW OF ANOTHER JURISDICTION. In the event of a direct conflict between the provisions of this Agreement and any provision of the Certificate or any mandatory provision of the Act, the applicable provision of the Certificate or the Act shall control. If any provision of this Agreement or the application thereof to any Person or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of that provision to other Persons or circumstances shall not be not affected thereby and that provision shall be enforced to the greatest extent permitted by law.

SECTION 12.2.                Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Person claiming by, through or under a Holder (whether as such Holder’s successor in interest or assign or otherwise), as distinct from a Holder itself, shall have any rights as, or in respect to, a Holder (including the right to approve or vote on any matter or to notice thereof).

SECTION 12.3.                Amendments; Waiver. The Manager may, to the fullest extent allowable under Delaware law, amend this Agreement; provided, however, the holders of a majority of the outstanding Common Units other than the Common Units held by the Manager shall be required to amend in any material respect Section 2.8, Section 2.9, Section 3.1, Article IV, Article V, and Section 7.1; and provided further that if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately (relative to any other Class of Units) affect a Class of Units, the Members holding a majority of all Units owned by Members of such disproportionately and adversely affected Class must approve such amendment or modification; and (b) if an amendment or modification of this Agreement or the Certificate (whether by merger, consolidation or otherwise) would adversely and disproportionately affect a Member holding Units of a particular Class (relative to the other Members holding Units of the same Class), such disproportionately and adversely affected Member must approve such amendment or modification. No provision of this Agreement shall be deemed to have been waived unless such waiver is contained in writing signed by the party charged with the waiver, and provided that no such waiver shall be deemed to be a waiver of any other or further obligation or liability of the party or parties in whose favor the waiver was given.

SECTION 12.4.                Notices. Whenever notice is required or permitted by this Agreement

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to be given, such notice shall be in writing and shall be given to any Holder at its address shown in the Company’s books and records, or, if given to the Company, at the designated business address of the Company. Each proper notice shall be effective upon any of the following: (i) personal delivery to the recipient, (ii) on the day scheduled for delivery to the recipient by a nationally recognized overnight courier service (charges prepaid) or (iv) five (5) Business Days after being deposited in the United States mail (first class, postage prepaid).

SECTION 12.5.                Counterparts. This Agreement may be executed in any number of counterparts (including by means of signature pages sent by facsimile or other electronic means), all of which together shall constitute a single instrument.

SECTION 12.6.                Power of Attorney. Each Member hereby irrevocably appoints the Manager as such Member’s true and lawful representative and attorney-in-fact, acting in such Member’s name, place and stead, (i) to make, execute, sign and file all instruments, documents and certificates which, from time to time, may be required to set forth any amendment (provided such amendment has been adopted in accordance with the terms of this Agreement) to this Agreement or which may be required by this Agreement or by the laws of the United States of America, the State of Delaware or any other state in which the Company shall determine to do business, or any political subdivision or agency thereof and (ii) to execute, implement and continue the valid and subsisting existence of the Company or to qualify and continue the Company as a foreign limited liability company in all jurisdictions in which the Company may conduct business. Such power of attorney is coupled with an interest and shall survive and continue in full force and effect notwithstanding the subsequent withdrawal from the Company of any Member for any reason and shall survive and shall not be affected by the disability or incapacity of such Member.

SECTION 12.7.                Entire Agreement. This Agreement and the other documents and agreements referred to herein or entered into concurrently herewith embody the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein and therein. This Agreement and such other documents and agreements supersede all prior agreements and understandings between the parties with respect to such subject matter.

SECTION 12.8.                Jurisdiction. Any suit, action or proceeding under or with respect to this Agreement, shall be brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and each of the Company and the Holders hereby submits to the exclusive jurisdiction of such courts for the purpose of any such suit, action, proceeding or judgment. Each of the Company and the Holders hereby irrevocably waives any objections which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement brought in any court of competent jurisdiction in the State of Delaware, New Castle County, and hereby further irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in any inconvenient forum.

SECTION 12.9.                WAIVER OF JURY TRIAL. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW WHICH CANNOT BE WAIVED, EACH PARTY HERETO HEREBY WAIVES AND COVENANTS THAT IT WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY

32

JURY IN ANY FORUM IN RESPECT OF ANY ISSUE OR ACTION, CLAIM, CAUSE OF ACTION OR SUIT (IN CONTRACT, TORT OR OTHERWISE), INQUIRY, PROCEEDING OR INVESTIGATION ARISING OUT OF OR BASED UPON THIS AGREEMENT OR THE SUBJECT MATTER HEREOF OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING. EACH PARTY HERETO ACKNOWLEDGES THAT IT HAS BEEN INFORMED BY THE OTHER PARTIES HERETO THAT THIS SECTION 12.9 CONSTITUTES A MATERIAL INDUCEMENT UPON WHICH THEY ARE RELYING AND WILL RELY IN ENTERING INTO THIS AGREEMENT. ANY PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 12.9 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF EACH SUCH PARTY TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

SECTION 12.10.             Section Titles. Section titles and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text hereof.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties have executed this Limited Liability Company Agreement as of the day and year first above written.

[MEMBERS]

Schedule A

Holders and Outstanding Common Units

[To come.]

Schedule B

Capital Accounts

[To come.]

IN WITNESS WHEREOF, the parties hereto have executed this Limited Liability Company Agreement as of the date first above written.

COMPANY:

ADAPTHEALTH HOLDINGS LLC

By:
Name: Luke McGee

SPECIFICALLY WITH RESPECT TO SECTION 9.3 HEREOF:

Joshua Parnes	Luke McGee

Alan Quasha	John M. Gvodas, Jr.

Jason Young

Exhibit A

FORM OF JOINDER AGREEMENT

TO

FIFTH AMENDED AND RESTATED LLC AGREEMENT

This Joinder Agreement (this “Agreement”) to the Fifth Amended and Restated Limited Liability Company Agreement of AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), dated as of [•], 2019 (the “Operating Agreement”), is executed and delivered as of the date set forth opposite the signature of the undersigned (the “Additional Member”) and is effective as of such date. Capitalized terms used but not defined herein have the respective meanings ascribed to them in the Operating Agreement.

WHEREAS, the Additional Member desires to receive Common Units of the Company;

WHEREAS, in connection with the receipt of the Common Units, the Additional Member must, among other things, become a party to the Operating Agreement;

NOW, THEREFORE, in consideration of the premises, the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. The Additional Member hereby certifies that it has received a copy of the Operating Agreement

2. The Additional Member hereby acknowledges and agrees with the Company that the Additional Member is a signatory and party to the Operating Agreement as of the date written below and thus subject to all terms and conditions of the Operating Agreement applicable to each Member of the Company.

IN WITNESS WHEREOF, the undersigned has executed this Agreement on the date set forth below.

Date:	MEMBER:

[Add Sig Block]

ACCEPTED:

ADAPTHEALTH HOLDINGS LLC

By:
Name:
Title:

EXHIBIT D

Amended and Restated Certificate of Incorporation of DFB Healthcare

[See Attached]

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DFB HEALTHCARE ACQUISITIONS CORP.

[            ], 2019

DFB Healthcare Acquisitions Corp., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY AS FOLLOWS:

1. The name of the Corporation is “DFB Healthcare Acquisitions Corp.”  The original certificate of incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on November 22, 2017 (the “Original Certificate”).

2. The Original Certificate was amended and restated on February 15, 2018 (the “First Amended and Restated Certificate of Incorporation”).

3. This Second Amended and Restated Certificate of Incorporation (the “Second Amended and Restated Certificate”), which both restates and amends the provisions of the First Amended and Restated Certificate of Incorporation, was duly adopted in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware, as amended from time to time (the “DGCL”).

4. This Second Amended and Restated Certificate shall become effective on the date of filing with Secretary of State of Delaware.

5. The text of the First Amended and Restated Certificate of Incorporation is hereby restated and amended in its entirety to read as follows:

ARTICLE I

NAME

The name of the corporation is AdaptHealth Holding Corporation (the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the DGCL. In addition to the powers and privileges conferred upon the Corporation by law and those incidental thereto, the Corporation shall possess and may exercise all the powers and privileges that are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.

ARTICLE III

REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is 251 Little Falls Drive, Wilmington, New Castle County, Delaware, 19808, and the name of the Corporation’s registered agent at such address is Corporation Service Company.

ARTICLE IV

CAPITALIZATION

Section 4.1 Authorized Capital Stock. The total number of shares of all classes of capital stock which the Corporation is authorized to issue is 250,000,000 shares, consisting of (a) 245,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”), which shall include (i) [       ] shares of Class A Common Stock (the “Class A Common Stock”) and (ii) [       ] shares of Class B Common Stock (the “Class B Common Stock”) and (b) 5,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).  Subject to the rights of the holders of any one or more series of Preferred Stock then outstanding, the number of authorized shares of any of the Class A Common Stock, Class B Common Stock or Preferred Stock may be increased or decreased, in each case by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL, and no vote of the holders of any of the Class A Common Stock, Class B Common Stock or Preferred Stock voting separately as a class will be required therefor.

Section 4.2  Existing Common Stock. Upon this Second Amended and Restated Certificate becoming effective pursuant to the DGCL, each share of the Corporation’s common stock, par value $0.0001 per share, issued and outstanding or held in treasury, shall automatically and without any action on the part of the holder thereof be renamed as and become one share of Class A Common Stock.

Section 4.3 Preferred Stock. The Board of Directors of the Corporation (the “Board”) is hereby expressly authorized to provide out of the unissued shares of the Preferred Stock for one or more series of Preferred Stock and to establish from time to time the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof, as shall be stated in the resolution or resolutions adopted by the Board providing for the issuance of such series and included in a certificate of designation (a “Preferred Stock Designation”) filed pursuant to the DGCL, and the Board is hereby expressly vested with the authority to the full extent provided by law, now or hereafter, to adopt any such resolution or resolutions.

Section 4.4 Common Stock.

(a)           Voting.

(i) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall exclusively possess all voting power with respect to the Corporation.

(ii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of shares of Common Stock shall be entitled to one vote for each such share on each matter properly submitted to the stockholders of the Corporation on which the holders of the shares of Common Stock are entitled to vote. The holders of Common Stock shall vote together as a single class on all matters on which the holders of the shares of Common Stock are entitled to vote.

(iii) Except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), at any annual or special meeting of the stockholders of the Corporation, the holders of the shares of Common Stock shall have the exclusive

1

right to vote for the election of directors and on all other matters properly submitted to a vote of the stockholders of the Corporation. Notwithstanding the foregoing, except as otherwise required by law or this Second Amended and Restated Certificate (including any Preferred Stock Designation), the holders of the shares of Common Stock shall not be entitled to vote on any amendment to this Second Amended and Restated Certificate (including any amendment to any Preferred Stock Designation) that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series of Preferred Stock are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) or the DGCL.

(b)           Dividends.  Subject to applicable law and the rights, if any, of the holders of any outstanding series of the Preferred Stock, the holders of the shares of Class A Common Stock shall be entitled to receive such dividends and other distributions (payable in cash, property or capital stock of the Corporation) when, as and if declared thereon by the Board from time to time out of any assets or funds of the Corporation legally available therefor and shall share equally on a per share basis in such dividends and distributions. Dividends shall not be declared or paid on the Class B Common Stock, except with respect to stock dividends as set forth in Section 4.4(d).

(c)           Liquidation Dissolution or Winding Up of the Corporation. Subject to applicable law, to the rights of the holders of Class B Common Stock to exchange their shares of Class B Common Stock and Common Units for shares of Class A Common Stock in accordance with the Exchange Agreement (or for the consideration payable in respect of shares of Class A Common Stock in such voluntary or involuntary liquidation, dissolution or winding up), and the rights, if any, of the holders of any outstanding series of the Preferred Stock, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, after payment or provision for payment of the debts and other liabilities of the Corporation, the holders of the shares of Class A Common Stock shall be entitled to receive all the remaining assets of the Corporation available for distribution to its stockholders, ratably in proportion to the number of shares of Class A Common Stock held by them. Except as otherwise provided above with respect to the exchange rights of holders of the Class B Common Stock under the terms of the Exchange Agreement, the holders of shares of Class B Common Stock, as such, shall not be entitled to receive any assets of the Corporation in the event of any liquidation, dissolution or winding-up of the affairs of the Corporation.

(d)           Reclassification.  In no event will any stock dividends, stock splits, reverse stock splits, combinations of stock, reclassifications or recapitalizations be declared or made on any Class A Common Stock or Class B Common Stock, as the case may be, unless contemporaneously therewith (i) all shares of Class A Common Stock and Class B Common Stock at the time outstanding are treated in the same proportion and the same manner and (ii) the stock dividend, stock split, reverse stock split, combination of stock, reclassification or recapitalization has been reflected in the same economically equivalent manner with respect to all Common Units. Stock dividends with respect to Class A Common Stock may be paid only with Class A Common Stock. Stock dividends with respect to Class B Common Stock may be paid only with Class B Common Stock; provided, that the deemed transfer and retirement of shares of Class B Common Stock to the Corporation in accordance with terms and conditions of the Exchange Agreement shall not be a transaction subject to this Section 4.4(d).

Section 4.5 Restrictions on Transfer and Issuances.

(a)          No shares of Class B Common Stock may be issued except to a holder of Common Units (other than the Corporation or any subsidiary of the Corporation that is a holder of

2

Common Units), such that after such issuance of Class B Common Stock such holder holds an identical number of Common Units and shares of Class B Common Stock.  The Corporation shall take all actions necessary so that, for so long as the Class B Common Stock is outstanding, the number of shares of Class B Common Stock outstanding shall equal the number of Common Units outstanding.

(b)           No shares of Class B Common Stock may be transferred by the holder thereof except (i) for no consideration to the Corporation, upon which transfer of such shares shall, to the full extent permitted by law, automatically be retired or (ii) the holder thereof also transfers a corresponding number of Common Units (as such numbers may be adjusted to reflect equitably any stock split, subdivision, combination or similar change with respect to Class B Common Stock of Common Units) in accordance with the terms of the Exchange Agreement, dated as of the date hereof, between the Corporation, AdaptHealth Holdings LLC (“AdaptHealth”) and the other persons from time to time party thereto (as may be amended, the “Exchange Agreement”), copies of which will be provided to any stockholder of the Corporation upon written request therefor. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock the number of shares of Class A Common Stock that shall be issuable pursuant to the Exchange Agreement to satisfy its obligations under the Exchange Agreement; provided that nothing contained herein shall be construed to preclude the Corporation from satisfying its obligations in respect of any such exchange by delivery of (x) shares of Class A Common Stock which are held in the treasury of the Corporation or (y) cash in lieu of shares of Class A Common Stock in the amount permitted by the Exchange Agreement.  All shares of Class A Common Stock issued upon any such exchange will, upon issuance, be validly issued, fully paid and non-assessable. Any stock certificates representing shares of Class B Common Stock shall include a legend referencing the transfer restrictions set forth herein. As used in this Second Amended and Restated Certificate of Incorporation, “Common Units” has the meaning assigned to such term in the Fifth Amended and Restated Limited Liability Agreement of AdaptHealth, as may be amended.

(c)           Pursuant to the Exchange Agreement, each holder of Class B Common Stock has the right to surrender a Common Unit together with a share of Class B Common Stock to AdaptHealth in exchange for one fully paid and non-assessable share of Class A Common Stock (or the cash equivalent). Any shares of Class B Common Stock surrendered in such an exchange shall automatically be deemed canceled without any action on the part of any person, including the Corporation. Any such canceled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

(d)           Transfer Taxes.  The issuance of shares of Class A Common Stock upon the exchange of Class B Common Stock and Common Units under the terms of the Exchange Agreement will be made without charge to the holders of the shares of Class B Common Stock and of the Common Units for any stamp or other similar tax in respect of the issuance, unless any such shares of Class A Common Stock are to be issued in a name other than that of the then record holder of the shares of Class B Common Stock and Common Units being exchanged, in which case the person or persons requesting the issuance thereof will pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in the issuance or will establish to the reasonable satisfaction of the Corporation that the tax has been paid or is not payable.

Section 4.6 Rights and Options. The Corporation has the authority to create and issue rights, warrants and options entitling the holders thereof to acquire from the Corporation any shares of its capital stock of any class or classes, with such rights, warrants and options to be evidenced by or in instrument(s) approved by the Board. The Board is empowered to set the exercise price, duration, times

3

for exercise and other terms and conditions of such rights, warrants or options; provided, however, that the consideration to be received for any shares of capital stock issuable upon exercise thereof may not be less than the par value thereof.

ARTICLE V

BOARD OF DIRECTORS

Section 5.1 Board Powers. The business and affairs of the Corporation shall be managed by, or under the direction of, the Board. In addition to the powers and authority expressly conferred upon the Board by statute, this Second Amended and Restated Certificate or the Bylaws of the Corporation (“Bylaws”), the Board is hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the provisions of the DGCL, this Second Amended and Restated Certificate, and any Bylaws adopted by the stockholders of the Corporation; provided, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

Section 5.2 Number, Election and Term.

(a) The number of directors of the Corporation, other than those who may be elected by the holders of one or more series of the Preferred Stock voting separately by class or series, shall be fixed from time to time exclusively by the Board pursuant to a resolution adopted by a majority of the Board.

(b) Subject to Section 5.5 hereof, the Board shall be divided into three classes, as nearly equal in number as possible and designated Class I, Class II and Class III. The Board is authorized to assign members of the Board already in office to Class I, Class II or Class III. The term of the initial Class I Directors shall expire at the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, the term of the initial Class II Directors shall expire at the second annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate and the term of the initial Class III Directors shall expire at the third annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate. At each succeeding annual meeting of the stockholders of the Corporation, beginning with the first annual meeting of the stockholders of the Corporation following the effectiveness of this Second Amended and Restated Certificate, each of the successors elected to replace the class of directors whose term expires at that annual meeting shall be elected for a three-year term or until the election and qualification of their respective successors in office, subject to their earlier death, resignation, retirement, disqualification or removal. Subject to Section 5.5 hereof, if the number of directors that constitutes the Board is changed, any increase or decrease shall be apportioned by the Board among the classes so as to maintain the number of directors in each class as nearly equal as possible, but in no case shall a decrease in the number of directors constituting the Board shorten the term of any incumbent director. Subject to the rights of the holders of one or more series of Preferred Stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of Preferred Stock, the election of directors shall be determined by a plurality of the votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. The Board is hereby expressly authorized, by resolution or resolutions thereof, to assign members of the Board already in office to the aforesaid classes at the time this Second Amended and Restated Certificate (and therefore such classification) becomes effective in accordance with the DGCL.

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(c) Subject to Section 5.5 hereof, a director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

(d) Unless and except to the extent that the Bylaws shall so require, the election of directors need not be by written ballot. The holders of shares of Common Stock shall not have cumulative voting rights.

Section 5.3 Newly Created Directorships and Vacancies. Subject to Section 5.5 hereof, newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other cause may be filled solely and exclusively by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director (and not by stockholders), and any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification or removal.

Section 5.4 Removal. Subject to Section 5.5 hereof, any or all of the directors may be removed from office at any time, but only for cause and only by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 5.5 Preferred Stock - Directors. Notwithstanding any other provision of this Article V, and except as otherwise required by law, whenever the holders of one or more series of the Preferred Stock shall have the right, voting separately by class or series, to elect one or more directors, the term of office, the filling of vacancies, the removal from office and other features of such directorships shall be governed by the terms of such series of the Preferred Stock as set forth in this Second Amended and Restated Certificate (including any Preferred Stock Designation) and such directors shall not be included in any of the classes created pursuant to this Article V unless expressly provided by such terms.

ARTICLE VI

BYLAWS

In furtherance and not in limitation of the powers conferred upon it by law, the Board shall have the power and is expressly authorized to adopt, amend, alter or repeal the Bylaws by the affirmative vote of a majority of the total number of directors present at a regular or special meeting of the Board at which there is a quorum or by unanimous written consent. The Bylaws also may be adopted, amended, altered or repealed by the stockholders of the Corporation; provided, however, that in addition to any vote of the holders of any class or series of capital stock of the Corporation required by law or by this Second Amended and Restated Certificate (including any Preferred Stock Designation), the affirmative vote of the holders of at least a majority of the voting power of all then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders of the Corporation to adopt, amend, alter or repeal the Bylaws; and provided further, however, that no Bylaws hereafter adopted by the stockholders of the Corporation shall invalidate any prior act of the Board that would have been valid if such Bylaws had not been adopted.

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ARTICLE VII

SPECIAL MEETINGS OF STOCKHOLDERS; ACTION BY WRITTEN CONSENT

Section 7.1 Special Meetings. Subject to the rights, if any, of the holders of any outstanding series of the Preferred Stock, and to the requirements of applicable law, special meetings of stockholders of the Corporation may be called only by the Chairman of the Board, the Chief Executive Officer of the Corporation, or the Board pursuant to a resolution adopted by a majority of the Board, and the ability of the stockholders of the Corporation to call a special meeting is hereby specifically denied. Except as provided in the foregoing sentence, special meetings of stockholders of the Corporation may not be called by another person or persons.

Section 7.2 Advance Notice. Advance notice of stockholder nominations for the election of directors and of business to be brought by stockholders before any meeting of the stockholders of the Corporation shall be given in the manner provided in the Bylaws.

Section 7.3 Action by Written Consent. Except as may be otherwise provided for or fixed pursuant to this Second Amended and Restated Certificate (including any Preferred Stock Designation) relating to the rights of the holders of any outstanding series of Preferred Stock, any action required or permitted to be taken by the stockholders of the Corporation must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders of the Corporation.

ARTICLE VIII

LIMITED LIABILITY; INDEMNIFICATION

Section 8.1 Limitation of Director Liability. A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended unless a director violated his or her duty of loyalty to the Corporation or its stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived improper personal benefit from his or her actions as a director. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

Section 8.2 Indemnification and Advancement of Expenses.

(a) To the fullest extent permitted by applicable law, as the same exists or may hereafter be amended, the Corporation shall indemnify, defend and hold harmless each person who is or was made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a “proceeding”) by reason of the fact that he or she is or was a director or officer of the Corporation or, while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust, other enterprise or nonprofit entity, including service with respect to an employee benefit plan (an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent, or in any other capacity while serving as a director, officer, employee or agent, against all liability and loss suffered and expenses (including, without limitation,

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attorneys’ fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred by such indemnitee in connection with such proceeding. The Corporation shall to the fullest extent not prohibited by applicable law pay the expenses (including attorneys’ fees) incurred by an indemnitee in defending or otherwise participating in any proceeding in advance of its final disposition; provided, however, that, to the extent required by applicable law, such payment of expenses in advance of the final disposition of the proceeding shall be made only upon receipt of an undertaking, by or on behalf of the indemnitee, to repay all amounts so advanced if it shall ultimately be determined that the indemnitee is not entitled to be indemnified under this Section 8.2 or otherwise. The rights to indemnification and advancement of expenses conferred by this Section 8.2 shall be contract rights and such rights shall continue as to an indemnitee who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators. Notwithstanding the foregoing provisions of this Section 8.2(a), except for proceedings to enforce rights to indemnification and advancement of expenses, the Corporation shall indemnify and advance expenses to an indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board.

(b) The rights to indemnification and advancement of expenses conferred on any indemnitee by this Section 8.2 shall not be exclusive of any other rights that any indemnitee may have or hereafter acquire under law, this Second Amended and Restated Certificate, the Bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

(c) Any repeal or amendment of this Section 8.2 by the stockholders of the Corporation or by changes in law, or the adoption of any other provision of this Second Amended and Restated Certificate inconsistent with this Section 8.2, shall, unless otherwise required by law, be prospective only (except to the extent such amendment or change in law permits the Corporation to provide broader indemnification rights on a retroactive basis than permitted prior thereto), and shall not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision in respect of any proceeding  (regardless of when such proceeding is first threatened, commenced or completed) arising out of, or related to, any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

(d) This Section 8.2 shall not limit the right of the Corporation, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other than indemnitees.

ARTICLE IX

CORPORATE OPPORTUNITY

The Corporation renounces, to the fullest extent permitted by law, any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, any Excluded Opportunity pursuant to Section 122(17) of the DGCL. An “Excluded Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of (i) any director of the Corporation who is not an employee of the Corporation or any of its subsidiaries, or (ii) any holder of Common Stock or Preferred Stock or any partner, member, director, stockholder, employee or agent of any such holder, other than someone who is an employee of the Corporation or any of its subsidiaries (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person expressly and solely in such Covered Person’s capacity as a director of the

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Corporation, such opportunity is one the Corporation is legally and contractually permitted to undertake and would otherwise be reasonable for the Corporation to pursue, and to the extent the director is permitted to refer that opportunity to the Corporation without violating any legal or contractual obligation. Any amendment, repeal or modification of the foregoing provisions of this Article IX shall not adversely affect any right or protection of any director, officer or other agent of the Corporation existing at the time of such amendment, repeal or modification.

ARTICLE X

AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

The Corporation reserves the right at any time and from time to time to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate (including any Preferred Stock Designation), and other provisions authorized by the laws of the State of Delaware at the time in force that may be added or inserted, in the manner now or hereafter prescribed by this Second Amended and Restated Certificate and the DGCL; and, except as set forth in Article VIII, all rights, preferences and privileges of whatever nature herein conferred upon stockholders, directors or any other persons by and pursuant to this Second Amended and Restated Certificate in its present form or as hereafter amended are granted subject to the right reserved in this Article X.

ARTICLE XI

EXCLUSIVE FORUM FOR CERTAIN LAWSUITS

Section 11.1 Forum. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder (including a beneficial owner) to bring (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation, its directors, officers or employees arising pursuant to any provision of the DGCL or this Second Amended and Restated Certificate or the Bylaws, (iv) any action asserting a claim against the Corporation, its directors, officers or employees governed by the internal affairs doctrine or (v) any action to interpret, apply, enforce or determine the validity of this Second Amended and Restated Certificate, except for, as to each of (i) through (iv) above, any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within ten days following such determination), which is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, or for which the Court of Chancery does not have subject matter jurisdiction.

Section 11.2 Consent to Jurisdiction. If any action the subject matter of which is within the scope of Section 11.1 immediately above is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce Section 11.1 immediately above (an “FSC Enforcement Action”) and (ii) having service of process made upon such stockholder in any such FSC Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder.

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ARTICLE XII

SEVERABILITY

If any provision or provisions (or any part thereof) of this Second Amended and Restated Certificate shall be held to be invalid, illegal or unenforceable as applied to any person, entity or circumstance for any reason whatsoever, then, to the fullest extent permitted by law, (i) the validity, legality and enforceability of such provisions in any other circumstance and of the remaining provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable that is not itself held to be invalid, illegal or unenforceable) and the application of such provision to other persons or entities and circumstances shall not in any way be affected or impaired thereby, and (ii) the provisions of this Second Amended and Restated Certificate (including, without limitation, each portion of any paragraph of this Second Amended and Restated Certificate containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to permit the Corporation to protect its directors, officers, employees and agents from personal liability in respect of their good faith service or for the benefit of the Corporation to the fullest extent permitted by law.

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IN WITNESS WHEREOF, DFB Healthcare Acquisitions Corp. has caused this Second Amended and Restated Certificate to be duly executed and acknowledged in its name and on its behalf by an authorized officer as of the date first set forth above.

DFB HEALTHCARE ACQUISITIONS CORP.

By:
Name:
Title:

EXHIBIT E

Directors and Officers of DFB Healthcare

Directors

1.              Richard Barasch – Chairman of the Board

2.              Luke McGee

3.              Josh Parnes

4.              Alan Quasha

5.              Director designated by Deerfield

6.              Director designated by BlueMountain

7.              Independent Director

Officers

The officers of the Company as of the date hereof in their current positions.

EXHIBIT F

Tax Receivable Agreement

[See Attached]

TAX RECEIVABLE AGREEMENT

by and among

[ ],

CERTAIN OTHER PERSONS NAMED HEREIN,

and

THE AGENT

DATED AS OF [ ]

TAX RECEIVABLE AGREEMENT

This TAX RECEIVABLE AGREEMENT (this “Agreement”), dated as of [ ], 2019, is hereby entered into by and among AdaptHealth Holding Corporation, a Delaware corporation (together with its Subsidiaries that are consolidated for U.S. federal income and applicable state and local Tax purposes, and assuming for this purpose that all available elections to file consolidated tax returns have been made, the “Corporate Taxpayer”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), the TRA Holders and the Agent.

RECITALS

WHEREAS, the TRA Holders currently hold, directly or indirectly, limited liability company interests (“Units”) in the Company, which is classified as a partnership for U.S. federal income tax purposes;

WHEREAS, the Corporate Taxpayer is the managing member of the Company;

WHEREAS, the Company and each of its direct and indirect Subsidiaries that is treated as a partnership for U.S. federal income tax purposes will have in effect an election under Section 754 of the Internal Revenue Code of 1986, as amended (the “Code”), and any corresponding provisions of state and local Tax law, for each Taxable Year in which an Exchange (as defined below) occurs, which election is expected to result, with respect to the Corporate Taxpayer, in an adjustment to the Tax basis of the assets owned by the Company and such Subsidiaries;

WHEREAS, from and after the Closing Date (as defined below), the TRA Holders may sell all or a portion of their Units (solely to the extent such Units are Exchangeable Units (as defined below)), together with shares of Class B Common Stock (as defined below), to the Corporate Taxpayer for cash and/or Class A Common Stock (as defined below) in one or more Exchanges, and as a result of such Exchanges, the Corporate Taxpayer is expected to obtain or be entitled to certain Tax benefits as further described herein; and

WHEREAS, Blocker is taxable as a corporation for U.S. federal income tax purposes;

WHEREAS, the shareholder of Blocker will enter into certain reorganization transactions with the Corporate Taxpayer in connection with the Merger (the “Reorganization Transactions”), and as a result of such transactions the Corporate Taxpayer will obtain or be entitled to certain Tax benefits as further described herein;

WHEREAS, this Agreement is intended to set forth the agreements among the parties hereto regarding the sharing of the Tax benefits realized by the Corporate Taxpayer as a result of the Exchanges and the Reorganization Transactions;

NOW, THEREFORE, in consideration of the foregoing and the respective covenants and agreements set forth herein, and intending to be legally bound hereby, the parties hereto agree as follows:

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ARTICLE I.

DEFINITIONS

Section 1.1.           Definitions. As used in this Agreement, the terms set forth in this Article I shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

“Accrued Amount” has the meaning set forth in Section 3.1(b) of this Agreement.

“Actual Tax Liability” means, with respect to any Taxable Year, the actual liability for Taxes of (i) the Corporate Taxpayer and (ii) without duplication, the Company, but only with respect to Taxes imposed on the taxable income of the Company that is allocable to the Corporate Taxpayer or to the other members of the consolidated, combined, or unitary group of which the Corporate Taxpayer is a member for such Taxable Year.

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly, through one or more intermediaries, Controls, is Controlled by, or is under common Control with, such first Person.

“Agent” means [ ] or such other Person designated as such pursuant to Section 7.6(c).

“Agreed Rate” means a per annum rate of LIBOR plus 100 basis points.

“Agreement” has the meaning set forth in the preamble to this Agreement.

“Amended Schedule” has the meaning set forth in Section 2.4(b) of this Agreement.

“Attributable” has the meaning set forth in Section 3.1(b) of this Agreement.

“Attribute Schedule” has the meaning set forth in Section 2.2 of this Agreement.

“Basis Adjustment” means any adjustment to the Tax basis of a Reference Asset as a result of an Exchange and the payments made pursuant to this Agreement with respect to such Exchange (as calculated under Section 2.1 of this Agreement), including, but not limited to: (i) under Sections 734(b), 743(b), and 754 of the Code (in situations where, following an Exchange, the Company remains classified as a partnership for U.S. federal income tax purposes); and (ii) under Sections 732(b), 734(b) and 1012 of the Code (in situations where, as a result of one or more Exchanges, the Company becomes an entity that is disregarded as separate from its owner for U.S. federal income tax purposes), and in each case, comparable sections of state and local Tax laws. For the avoidance of doubt, (i) the amount of any Basis Adjustment resulting from an Exchange of Exchangeable Units shall be determined without regard to any Section 743(b) adjustment attributable to such Exchangeable Units prior to such Exchange, (ii) payments made under this Agreement shall not be treated as resulting in a Basis Adjustment to the extent such payments are treated as Imputed Interest, and (iii) for the purpose of calculating any Basis

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Adjustment resulting from an Exchange, all consideration shall be allocated to the purchase of Exchangeable Units (and none to the Class B Common Stock, if any) in such Exchange.

“Beneficial Owner” means, with respect to a security, a Person who directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares:

(i)                                     voting power, which includes the power to vote, or to direct the voting of, such security and/or

(ii)                                  investment power, which includes the power to dispose of, or to direct the disposition of, such security. The terms “Beneficially Own” and “Beneficial Ownership” shall have correlative meanings.

“Blocker” means Access Point Medical Inc., a Delaware corporation.

“Blocker NOLs” means the net operating losses, capital losses, disallowed interest expense carryforwards under Section 163(j) of the Code and credit carryforwards of Blocker relating to taxable periods ending on or prior to the Effective Time.

“Board” means the board of directors of the Corporate Taxpayer.

“Business Day” means any day other than a Saturday, Sunday or other day on which the banks in New York, New York are authorized by law to be closed.

“Cash Payment” has the meaning set forth in the Exchange Agreement.

“Change of Control” means the occurrence of any of the following events:

(i)            any “person” or “group” (within the meaning of Sections 13(d) of the Exchange Act (excluding any “person” or “group” who, on the Closing Date, is the Beneficial Owner of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities)) becomes the Beneficial Owner of securities of the Corporate Taxpayer representing more than 50% of the combined voting power of the Corporate Taxpayer’s then outstanding voting securities;

(ii)           (A) the shareholders of the Corporate Taxpayer approve a plan of complete liquidation or dissolution of Corporate Taxpayer or

(B) there is consummated an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets, other than such sale or other disposition by the Corporate Taxpayer of all or substantially all of the Corporate Taxpayer’s assets to an entity at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Corporate Taxpayer in substantially the same proportions as their ownership of the Corporate Taxpayer immediately prior to such sale or other disposition;

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(iii)          there is consummated a merger or consolidation of the Corporate Taxpayer with any other corporation or other entity, and, immediately after the consummation of such merger or consolidation, either (A) the board of directors of the Corporate Taxpayer immediately prior to the merger or consolidation does not constitute at least a majority of the board of directors of the company surviving the merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof, or (B) all of the Persons who were the respective Beneficial Owners of the voting securities of the Corporate Taxpayer immediately prior to such merger or consolidation do not Beneficially Own, directly or indirectly, more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation;

(iv)          the following individuals cease for any reason to constitute a majority of the number of directors of the Corporate Taxpayer then serving: individuals who were directors of the Corporate Taxpayer on the Closing Date or any new director whose appointment or election to the Board or nomination for election by the Corporate Taxpayer’s shareholders was approved or recommended by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors of the Corporate Taxpayer on the Closing Date or whose appointment, election or nomination for election was previously so approved or recommended by the directors referred to in this clause (iv); or

(v)           a “change of control” or similar defined term in any agreement governing indebtedness of the Company or any of its Subsidiaries with aggregate principal amount or aggregate commitments outstanding in excess of $25,000,000.

Notwithstanding the foregoing, a “Change of Control” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the Class A Common Stock and Class B Common Stock of the Corporate Taxpayer immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in and voting control over, and own substantially all of the shares of, an entity which owns all or substantially all of the assets of the Corporate Taxpayer immediately following such transaction or series of transactions.

“Change of Control Date” has the meaning set forth in the Exchange Agreement.

“Class A Common Stock” has the meaning set forth in the LLC Agreement.

“Class B Common Stock” has the meaning set forth in the LLC Agreement.

“Closing Date” has the meaning set forth in the Agreement and Plan of Merger, dated as of July 8, 2019 by and among the Corporate Taxpayer, DFB Merger Sub LLC, a Delaware limited liability company, the Company, Access Point Medical, Inc., a Delaware corporation, Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership, BM AH Holdings, LLC, a Delaware limited liability company, BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership and AH Representative LLC, a Delaware limited liability company, as the Company Unitholders’ Representative.

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“Code” has the meaning set forth in the recitals of this Agreement.

“Common Units” has the meaning set forth in the LLC Agreement.

“Company” has the meaning set forth in the recitals of this Agreement.

“Control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“Corporate Taxpayer” has the meaning set forth in the preamble to this Agreement.

“Corporate Taxpayer Return” means the U.S. federal and/or state and local Tax Return of the Corporate Taxpayer (including any consolidated group of which the Corporate Taxpayer is a member, as further described in Section 7.13(a) of this Agreement) filed with respect to any Taxable Year.

“Cumulative Net Realized Tax Benefit” for a Taxable Year means the cumulative amount (but not less than zero) of Realized Tax Benefits for all Taxable Years of the Corporate Taxpayer, up to and including such Taxable Year, net of the cumulative amount of Realized Tax Detriments for the same period. The Realized Tax Benefit and Realized Tax Detriment for each Taxable Year shall be determined based on the most recent Tax Benefit Schedule or Amended Schedule, if any, in existence at the time of such determination.

“Default Rate” means a per annum rate of LIBOR plus 500 basis points.

“Determination” shall have the meaning ascribed to such term in Section 1313(a) of the Code or similar provision of any state and local Tax law or any other event (including the execution of IRS Form 870-AD) that finally and conclusively establishes the amount of any liability for Tax.

“Disputing Party” has the meaning set forth in Section 7.9 of this Agreement.

“Early Termination” has the meaning set forth in Section 4.1 of this Agreement.

“Early Termination Date” means the date of an Early Termination Notice for purposes of determining the Early Termination Payment.

“Early Termination Effective Date” has the meaning set forth in Section 4.4 of this Agreement.

“Early Termination Notice” has the meaning set forth in Section 4.4 of this Agreement.

“Early Termination Payment” has the meaning set forth in Section 4.5(b) of this Agreement.

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“Early Termination Rate” means a per annum rate of LIBOR plus 100 basis points.

“Early Termination Schedule” has the meaning set forth in Section 4.4 of this Agreement.

“Effective Time” has the meaning set forth in the Exchange Agreement.

“Exchange” means any “Exchange” as defined in the Exchange Agreement (including, for the avoidance of doubt, any Change of Control).

“Exchange Act” has the meaning set forth in the LLC Agreement.

“Exchange Agreement” means that certain Exchange Agreement, dated as of [ ], by and among the Corporate Taxpayer, the Company and the other parties thereto.

“Exchange Schedule” has the meaning set forth in Section 2.1 of this Agreement.

“Exchangeable Unit” has the meaning set forth in the Exchange Agreement.

“Expert” means a “Big 4” accounting firm not disqualified by conflicts or independence analysis or such nationally recognized expert in the particular area of disagreement as is mutually acceptable to both parties.

“Hypothetical Tax Liability” means, with respect to any Taxable Year, the liability for Taxes of the Corporate Taxpayer and, without duplication, the Company, but only with respect to Taxes imposed on taxable income of the Company allocable to the Corporate Taxpayer or to the other members of the consolidated, combined, or unitary group of which the Corporate Taxpayer is a member for such Taxable Year (in each case, using the same methods, elections, conventions, and similar practices used on the relevant Corporate Taxpayer Return), but without taking into account (i) any Basis Adjustments, (ii) Blocker NOLs and (iii) any deduction attributable to Imputed Interest for the Taxable Year. For the avoidance of doubt, Hypothetical Tax Liability shall be determined without taking into account the carryover or carryback of any Tax item (or portions thereof) that is attributable to any Basis Adjustments, Blocker NOLs and Imputed Interest.

“Imputed Interest” means any interest imputed under Section 1272, 1274 or 483 or other provision of the Code and any similar provision of any state and local Tax law with respect to the Corporate Taxpayer’s payment obligations under this Agreement. For the avoidance of doubt, Imputed Interest shall not include any Accrued Amount.

“IRS” means the U.S. Internal Revenue Service.

“LIBOR” means during any period, a rate per annum equal to the ICE LIBOR rate for a period of one month (“ICE LIBOR”), as published on the applicable Bloomberg screen page (or such other commercially available source providing quotations of ICE LIBOR as may be designated by the Corporate Taxpayer from time to time) at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such period, for dollar deposits (for

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delivery on the first day of such period) with a term equivalent to such period. If ICE LIBOR ceases to be published, “LIBOR” shall mean a rate, selected by the Corporate Taxpayer in good faith, with characteristics similar to ICE LIBOR or consistent with market practices generally.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“Material Objection Notice” has the meaning set forth in Section 4.4 of this Agreement.

“Merger” has the meaning set forth in the Exchange Agreement.

“Net Tax Benefit” has the meaning set forth in Section 3.1(b) of this Agreement.

“Objection Notice” has the meaning set forth in Section 2.4(a) of this Agreement.

“Payment Date” means any date on which a payment is required to be made pursuant to this Agreement.

“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity.

“Realized Tax Benefit” means, for a Taxable Year, the excess, if any, of the Hypothetical Tax Liability over the Actual Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Benefit unless and until there has been a Determination.

“Realized Tax Detriment” means, for a Taxable Year, the excess, if any, of the Actual Tax Liability over the Hypothetical Tax Liability. If all or a portion of the Actual Tax Liability for the Taxable Year arises as a result of an audit by a Taxing Authority for any Taxable Year, such liability shall not be included in determining the Realized Tax Detriment unless and until there has been a Determination.

“Reconciliation Dispute” has the meaning set forth in Section 7.9 of this Agreement.

“Reconciliation Procedures” means the procedures described in Section 7.9 of this Agreement.

“Reference Asset” means, with respect to any Exchange, an asset that is held by the Company, or any of its direct or indirect Subsidiaries that is treated as a partnership or disregarded entity for purposes of the applicable Tax (but only to the extent such Subsidiaries are not held through any entity treated as a corporation for purposes of the applicable Tax), at the time of such Exchange. A Reference Asset also includes any asset that is “substituted basis property” under Section 7701(a)(42) of the Code with respect to a Reference Asset.

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“Schedule” means any of the following: (i) an Exchange Schedule, (ii) a Tax Benefit Schedule, or (iii) the Early Termination Schedule.

“Senior Obligations” has the meaning set forth in Section 5.1 of this Agreement.

“Subsidiaries” means, with respect to any Person, as of any date of determination, any other Person as to which such Person, owns, directly or indirectly, or otherwise controls more than 50% of the voting power or other similar interests or the sole general partner interest or managing member or similar interest of such Person.

“Tax Benefit Payment” has the meaning set forth in Section 3.1(b) of this Agreement.

“Tax Benefit Schedule” has the meaning set forth in Section 2.3(a) of this Agreement.

“Tax Proceeding” has the meaning set forth in Section 6.1 of this Agreement.

“Tax Return” means any return, declaration, report or similar statement filed or required to be filed with respect to Taxes (including any attached schedules), including, without limitation, any information return, claim for refund, amended return and declaration of estimated Tax.

“Taxable Year” means a taxable year of the Corporate Taxpayer as defined in Section 441(b) of the Code or comparable section of state or local Tax law, as applicable (which, for the avoidance of doubt, may include a period of less than twelve (12) months for which a Tax Return is made), ending on or after the date hereof.

“Taxes” means any and all U.S. federal, state and local taxes, assessments or similar charges that are based on or measured with respect to net income or profits, and any interest related to such Tax.

“Taxing Authority” means any federal, national, state, county or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi- governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

“TRA Holder” means each of those Persons set forth on Schedule A and their respective successors and permitted assigns pursuant to Section 7.6(a).

“Transferor” has the meaning set forth in Section 7.13(b) of this Agreement.

“Treasury Regulations” means the final, temporary and proposed regulations under the Code promulgated from time to time (including corresponding provisions and succeeding provisions) as in effect for the relevant Taxable Year.

“Units” has the meaning set forth in the recitals of this Agreement.

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“Valuation Assumptions” means, as of an Early Termination Date, the assumptions that (i) in each Taxable Year ending on or after such Early Termination Date, the Corporate Taxpayer will have taxable income sufficient to fully utilize the deductions arising from all Basis Adjustments, Blocker NOLs and the Imputed Interest during such Taxable Year or future Taxable Years (including, for the avoidance of doubt, Basis Adjustments and Imputed Interest that would result from future Tax Benefit Payments that would be paid in accordance with the Valuation Assumptions, further assuming such future Tax Benefit Payments would be paid on the due date, without extensions, for filing the Corporate Taxpayer Return for the applicable Taxable Year) in which such deductions would become available, (ii) any loss or credit carryovers generated by deductions or losses arising from any Basis Adjustment, Blocker NOLs or Imputed Interest that are available in the Taxable Year that includes the Early Termination Date and any Blocker NOLs that have not been  previously utilized in determining a Tax Benefit Payment as of the Early Termination Date, will be utilized by the Corporate Taxpayer in the earliest possible Taxable Year permitted by the Code and the Treasury Regulations from the Early Termination Date, (iii) the U.S. federal, state and local income and franchise tax rates that will be in effect for each Taxable Year ending on or after such Early Termination Date will be those specified for each such Taxable Year by the Code and other law as in effect on the Early Termination Date, (iv) any non-amortizable Reference Assets to which any Basis Adjustment is attributable will be disposed of for cash at their fair market value in a fully taxable transaction for Tax purposes on the earlier of (A) the fifteenth anniversary of the Exchange which gave rise to such Basis Adjustment or (B) the Early Termination Date, and (v) if, at the Early Termination Date, there are Exchangeable Units that have not been transferred in an Exchange, then all Exchangeable Units and (if applicable) shares of Class B Common Stock shall be deemed to be transferred in an Exchange effective on the Early Termination Date.

Section 1.2.           Other Definitional and Interpretative Provisions. The words “hereof,” “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. “Writing,” “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any agreement or contract are to that agreement or contract as amended, modified or supplemented from time to time in accordance with the terms thereof. References to any Person include the successors and permitted assigns of that Person. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively.

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ARTICLE II.

DETERMINATION OF CERTAIN REALIZED TAX BENEFITS

Section 2.1.           Exchange Schedule. Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for each Taxable Year in which any Exchange has been effected by a TRA Holder, the Corporate Taxpayer shall deliver to the Agent a schedule (the “Exchange Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each TRA Holder participating in any Exchange during such Taxable Year, (i) the Basis Adjustments with respect to the Reference Assets as a result of the Exchanges effected by such TRA Holder in such Taxable Year and (ii) the period (or periods) over which such Basis Adjustments are amortizable and/or depreciable.

Section 2.2.           Attribute Schedule.  Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for the Taxable Year including the Effective Date, the Corporate Taxpayer shall deliver to the Agent a schedule (the “Attribute Schedule”) that shows, in reasonable detail necessary to perform the calculations required by this Agreement, including with respect to each TRA Holder to which such items are applicable (i) the Blocker NOLs attributable to Blocker as of the Effective Date and (ii) any applicable limitations on the use of Blocker NOLs for Tax purposes (including under Section 382 of the Code).

Section 2.3.           Tax Benefit Schedule.

(a)           Tax Benefit Schedule. Within ninety (90) calendar days after the filing of the U.S. federal Corporate Taxpayer Return for any Taxable Year in which there is a Realized Tax Benefit or Realized Tax Detriment, the Corporate Taxpayer shall provide to the Agent: (i) a schedule showing, in reasonable detail, (A) the calculation of the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year, (B) the portion of the Net Tax Benefit, if any, that is Attributable to each TRA Holder, (C) the Accrued Amount with respect to any such Net Tax Benefit that is Attributable to such TRA Holder, (D) the Tax Benefit Payment determined pursuant to Section 3.1(b) of this Agreement due to each such TRA Holder, and (E) the portion of such Tax Benefit Payment that the Corporate Taxpayer intends to treat as Imputed Interest (a “Tax Benefit Schedule”), (ii) a reasonably detailed calculation by the Corporate Taxpayer of the Hypothetical Tax Liability, (iii) a reasonably detailed calculation by the Corporate Taxpayer of the Actual Tax Liability, (iv) a copy of the Corporate Taxpayer Return for such Taxable Year, and (v) any other work papers reasonably requested by the Agent. In addition, the Corporate Taxpayer shall allow the Agent reasonable access at no cost to the appropriate representatives of the Corporate Taxpayer in connection with a review of such Tax Benefit Schedule. The Tax Benefit Schedule will become final as provided in Section 2.4(a) and may be amended as provided in Section 2.4(b) (subject to the procedures set forth in Section 2.4(b)).

(b)           Applicable Principles. The Realized Tax Benefit or Realized Tax Detriment for each Taxable Year is intended to measure the decrease or increase in the Corporate Taxpayer’s actual liability for Taxes for such Taxable Year that is attributable to the Basis Adjustments, Blocker NOLs and Imputed Interest, determined using a “with and without” methodology. For the avoidance of doubt, such actual liability for Taxes will take into account the deduction of the portion of the Tax Benefit Payment that must be accounted for as interest under the Code based

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upon the characterization of Tax Benefit Payments as additional consideration payable by the Corporate Taxpayer. For purposes of calculating the Realized Tax Benefit or Realized Tax Detriment for any Taxable Year, carryforwards or carrybacks of any Tax item (such as a net operating loss) attributable to the Basis Adjustments and Imputed Interest shall be considered to be subject to the rules of the Code and the Treasury Regulations and the corresponding provisions of state and local Tax laws, as applicable, governing the use, limitation and expiration of carryforwards or carrybacks of the relevant type. If a carryforward or carryback of any Tax item includes a portion that is attributable to the Basis Adjustment, Blocker NOLs or Imputed Interest (a “TRA Portion”) and another portion that is not so attributable (a “Non-TRA Portion”), such respective portions shall be considered to be used in accordance with the “with and without” methodology so that: (i) the amount of any Non-TRA Portion is deemed utilized first, followed by the amount of any TRA Portion; and (ii) in the case of a carryback of a Non-TRA Portion, such carryback shall not affect the original “with and without” calculation made in the applicable prior Taxable Year. For the avoidance of doubt, the TRA Portion of any Tax item when such item is incurred shall be determined using a marginal “with and without” methodology by calculating (i) the amount of such Tax item for all Tax purposes taking into account the Basis Adjustments, Blocker NOLs or Imputed Interest and (ii) the amount of such Tax item for all Tax purposes without taking into account the Basis Adjustments, Blocker NOLs or Imputed Interest, with the TRA Portion equal to the excess of the amount specified in clause (i) over the amount specified in clause (ii) (but only if such excess is greater than zero). The parties agree that (i) any payment under this Agreement, including the Accrued Amount (other than amounts (i) arising from Blocker NOLs or (ii) accounted for as Imputed Interest) will be treated as a subsequent upward adjustment to the purchase price of the relevant Exchangeable Units and will have the effect of creating additional Basis Adjustments to Reference Assets for the Corporate Taxpayer in the year of payment, and (ii) as a result, such additional Basis Adjustments will be incorporated into the current year calculation and into future year calculations, as appropriate.

Section 2.4.           Procedure; Amendments.

(a)           An applicable Schedule or amendment thereto shall become final and binding on all parties thirty (30) calendar days from the first date on which the Agent has received the applicable Schedule or amendment thereto unless (i) the Agent, within thirty (30) calendar days after receiving an applicable Schedule or amendment thereto, provides the Corporate Taxpayer with notice of a material objection to such Schedule (“Objection Notice”) made in good faith or (ii) the Agent provides a written waiver of such right of any Objection Notice within the period described in clause (i) above, in which case such Schedule or amendment thereto becomes binding on the date a waiver from the Agent has been received by the Corporate Taxpayer. If the Corporate Taxpayer and Agent, for any reason, are unable to successfully resolve the issues raised in an Objection Notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of such Objection Notice, the Corporate Taxpayer and Agent shall employ the Reconciliation Procedures under Section 7.9.

(b)           The applicable Schedule for any Taxable Year may be amended from time to time by the Corporate Taxpayer (i) in connection with a Determination affecting such Schedule, (ii) to correct inaccuracies in the Schedule identified as a result of the receipt of additional factual information relating to a Taxable Year after the date the Schedule was provided to the Agent, (iii) to comply with the Expert’s determination under the Reconciliation Procedures, (iv) to reflect

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a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to a carryback or carryforward of a loss or other Tax item to such Taxable Year, (v) to reflect a change in the Realized Tax Benefit or Realized Tax Detriment for such Taxable Year attributable to an amended Corporate Taxpayer Return filed for such Taxable Year or (vi) to adjust an Exchange Schedule to take into account payments made pursuant to this Agreement (any such Schedule, an “Amended Schedule”).  The Corporate Taxpayer shall provide an Amended Schedule to the Agent within sixty (60) calendar days of the occurrence of an event referenced in clauses (i) through (vi) of the preceding sentence. For the avoidance of doubt, in the event a Schedule is amended after such Schedule becomes final pursuant to Section 2.4(a), the Amended Schedule shall not be taken into account in calculating any Tax Benefit Payment in the Taxable Year to which the amendment relates but instead shall be taken into account in calculating the Cumulative Net Realized Tax Benefit for the Taxable Year in which the amendment actually occurs.

ARTICLE III.

TAX BENEFIT PAYMENTS

Section 3.1.           Payments.

(a)           Within five (5) calendar days after a Tax Benefit Schedule delivered to the Agent becomes final in accordance with Section 2.4(a), the Corporate Taxpayer shall pay to each TRA Holder the Tax Benefit Payment in respect of such TRA Holder determined pursuant to Section 3.1(b) for such Taxable Year. Each such payment shall be made by check, by wire transfer of immediately available funds to the bank account previously designated by the TRA Holder to the Corporate Taxpayer, or as otherwise agreed by the Corporate Taxpayer and the TRA Holder. For the avoidance of doubt, no Tax Benefit Payment shall be made in respect of estimated Tax payments, including, without limitation, U.S. federal or state estimated income Tax payments.

(b)           A “Tax Benefit Payment” in respect of a TRA Holder for a Taxable Year means an amount, not less than zero, equal to the sum of the portion of the Net Tax Benefit Attributable to such TRA Holder and the Accrued Amount with respect thereto. A Net Tax Benefit is “Attributable” to a TRA Holder to the extent that it is derived from any (i) Basis Adjustment or Imputed Interest that is attributable to the Exchangeable Units acquired or deemed acquired by the Corporate Taxpayer in an Exchange undertaken by or with respect to such TRA Holder or (ii) Blocker NOLs or Imputed Interest that is attributable to the Blocker. Subject to Section 3.3, the “Net Tax Benefit” for a Taxable Year shall be an amount equal to the excess, if any, of (i) 85% of the Cumulative Net Realized Tax Benefit as of the end of such Taxable Year over (ii) the total amount of payments previously made under this Section 3.1 (excluding payments attributable to Accrued Amounts); provided, for the avoidance of doubt, that no TRA Holder shall be required to return any portion of any previously made Tax Benefit Payment. The “Accrued Amount” with respect to any portion of a Net Tax Benefit shall equal an amount determined in the same manner as interest on such portion of the Net Tax Benefit for a Taxable Year calculated at the Agreed Rate from the due date (without extensions) for filing the Corporate Taxpayer Return for such Taxable Year until the Payment Date. For the avoidance of doubt, for Tax purposes, the Accrued Amount shall not be treated as interest but shall instead be treated as additional consideration for the acquisition of Exchangeable Units in an Exchange or the stock of Blocker in the Reorganization Transactions (as applicable) unless otherwise required by law.

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Section 3.2.           No Duplicative Payments. It is intended that the provisions of this Agreement will not result in duplicative payment of any amount (including interest) required under this Agreement. It is also intended that the provisions of this Agreement will result in 85% of the Cumulative Net Realized Tax Benefit, and the Accrued Amount thereon, being paid to the TRA Holders. The provisions of this Agreement shall be construed in the appropriate manner to achieve these fundamental results.

(a)           Section 3.3 Pro Rata Payments; Coordination of Benefits.

(b)           Notwithstanding anything in Section 3.1 to the contrary, to the extent that the aggregate amount of the Corporate Taxpayer’s Tax benefit subject to this Agreement is limited in a particular Taxable Year because the Corporate Taxpayer does not have sufficient taxable income to fully utilize available deductions and other attributes, the limitation on the Tax benefit for the Corporate Taxpayer shall be allocated among the TRA Holders in proportion to the respective amounts of Net Tax Benefit that would have been determined under this Agreement if the Corporate Taxpayer had sufficient taxable income so that there were no such limitation.

(c)           After taking into account Section 3.3(a), if for any reason the Corporate Taxpayer does not fully satisfy its payment obligations to make all Tax Benefit Payments due under this Agreement in respect of a particular Taxable Year, then (i) the Corporate Taxpayer will pay the same proportion of each Tax Benefit Payment due to each TRA Holder in respect of such Taxable Year, without favoring one obligation over the other, and (ii) no Tax Benefit Payment shall be made in respect of any Taxable Year until all Tax Benefit Payments in respect of prior Taxable Years have been made in full.

(d)           To the extent the Corporate Taxpayer makes a payment to a TRA Holder in respect of a particular Taxable Year under Section 3.1(a) of this Agreement (taking into account Section 3.3(a) and (b), but excluding payments attributable to Accrued Amounts) in an amount in excess of the amount of such payment that should have been made to such TRA Holder in respect of such Taxable Year, then (i) such TRA Holder shall not receive further payments under Section 3.1(a) until such TRA Holder has foregone an amount of payments equal to such excess and (ii) the Corporate Taxpayer will pay the amount of such TRA Holder’s foregone payments to the other Persons to whom a payment is due under this Agreement in a manner such that each such Person to whom a payment is due under this Agreement, to the maximum extent possible, receives aggregate payments under Section 3.1(a) (taking into account Section 3.3(a) and (b), but excluding payments attributable to Accrued Amounts) in the amount it would have received if there had been no excess payment to such TRA Holder.

ARTICLE IV.

TERMINATION

Section 4.1.           Early Termination by the Corporate Taxpayer. With the written approval of a majority of its independent directors, the Corporate Taxpayer may terminate this Agreement at any time by paying to each TRA Holder the Early Termination Payment due to such TRA Holder pursuant to Section 4.5(b), provided, however, that this Agreement shall only terminate upon the receipt of the Early Termination Payment by the TRA Holders (such termination, an “Early

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Termination”). Upon payment of the Early Termination Payment by the Corporate Taxpayer, the Corporate Taxpayer shall not have any further payment obligations under this Agreement, other than for any (i) Tax Benefit Payment previously due and payable but unpaid as of the Early Termination Notice and (ii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the Early Termination Date (except to the extent that the amount described in clause (ii) is included in the Early Termination Payment).

Section 4.2.           Early Termination upon Change of Control. In the event of a Change of Control, all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the Change of Control Date and shall include, but not be limited to the following: (a) payment of the Early Termination Payment calculated as if an Early Termination Notice had been delivered on such Change of Control Date, (b) payment of any Tax Benefit Payment in respect of a TRA Holder agreed to by the Corporate Taxpayer and such TRA Holder as due and payable but unpaid as of the Early Termination Notice, and (c) payment of any Tax Benefit Payment due for any Taxable Year ending prior to, with or including such Change of Control Date (except to the extent that the amount described in clause (c) is included in the Early Termination Payment). In the event of a Change of Control, the Early Termination Payment shall be calculated utilizing the Valuation Assumptions and by substituting in each case the term “Change of Control Date” for the term “Early Termination Date.”

Section 4.3.           Breach of Agreement.

(a)           In the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, whether as a result of failure to make any payment when due, as a result of failure to honor any other material obligation required hereunder or by operation of law as a result of the rejection of this Agreement in a case commenced under the Bankruptcy Code or otherwise, then, unless otherwise waived in writing by a majority of the TRA Holders, such breach shall be treated as an Early Termination and all obligations hereunder shall be accelerated and such obligations shall be calculated as if an Early Termination Notice had been delivered on the date of such breach and shall include, but shall not be limited to, (i) the Early Termination Payment calculated as if an Early Termination Notice had been delivered on the date of a breach, (ii) any Tax Benefit Payment previously due and payable but unpaid as of the date of the breach, and (iii) any Tax Benefit Payment due for any Taxable Year ending prior to, with or including the date of the breach (except to the extent that the amount described in clause (iii) is included in the Early Termination Payment). Notwithstanding the foregoing, in the event that the Corporate Taxpayer breaches any of its material obligations under this Agreement, a majority of the TRA Holders shall be entitled to elect to receive the amounts set forth in clauses (i), (ii), and (iii) above or to seek specific performance of the terms hereof.

(b)           The parties agree that the failure to make any payment due pursuant to this Agreement within three (3) months of the date such payment is due shall be deemed to be a breach of a material obligation under this Agreement for all purposes of this Agreement, and that it shall not be considered to be a breach of a material obligation under this Agreement to make a payment due pursuant to this Agreement within three (3) months of the date such payment is due. The Corporate Taxpayer shall use its commercially reasonable efforts to maintain sufficient available funds for the purpose of making required payments under this Agreement and shall use its

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commercially reasonable efforts to avoid entering into credit agreements that could be reasonably anticipated to materially delay the timing of any payments under this Agreement.

Section 4.4.           Early Termination Notice. If the Corporate Taxpayer chooses to exercise its right of early termination under Section 4.1 above, the Corporate Taxpayer shall deliver to the Agent notice of such intention to exercise such right (the “Early Termination Notice”). Upon delivery of the Early Termination Notice or the occurrence of an event described in Section 4.2 or Section 4.3(a), the Corporate Taxpayer shall deliver (i) a schedule showing in reasonable detail the calculation of the Early Termination Payment (the “Early Termination Schedule”) and (ii) any other work papers reasonably requested by the Agent. In addition, the Corporate Taxpayer shall allow the Agent reasonable access at no cost to the appropriate representatives of the Corporate Taxpayer in connection with a review of such Early Termination Schedule. The Early Termination Schedule shall become final and binding on all parties thirty (30) calendar days from the first date on which the Agent has received such Schedule or amendment thereto unless (x) the Agent, within thirty (30) calendar days after receiving the Early Termination Schedule, provides the Corporate Taxpayer and each other Agent with notice of a material objection to such Schedule made in good faith (“Material Objection Notice”) or (y) the Agent provides a written waiver of such right of a Material Objection Notice within the period described in clause (x) above, in which case such Schedule becomes binding on the date a waiver from the Agent has been received by the Corporate Taxpayer (the “Early Termination Effective Date”). If the Corporate Taxpayer and Agent, for any reason, are unable to successfully resolve the issues raised in such notice within thirty (30) calendar days after receipt by the Corporate Taxpayer of the Material Objection Notice, the Corporate Taxpayer and Agent shall employ the Reconciliation Procedures under Section 7.9.

Section 4.5.           Payment upon Early Termination.

(a)           Within three (3) calendar days after the Early Termination Effective Date, the Corporate Taxpayer shall pay to each TRA Holder its Early Termination Payment. Each such payment shall be made by check, by wire transfer of immediately available funds to a bank account or accounts designated by the TRA Holder, or as otherwise agreed by the Corporate Taxpayer and the TRA Holder.

(b)           The “Early Termination Payment” shall equal, with respect to each TRA Holder, the present value, discounted at the Early Termination Rate as of the Early Termination Date, of all Tax Benefit Payments that would be required to be paid by the Corporate Taxpayer to such TRA Holder beginning from the Early Termination Date and assuming that the Valuation Assumptions are applied.

ARTICLE V.

SUBORDINATION AND LATE PAYMENTS

Section 5.1.           Subordination. Notwithstanding any other provision of this Agreement to the contrary, any Tax Benefit Payment, Early Termination Payment or any other payment required to be made by the Corporate Taxpayer to any TRA Holder under this Agreement shall rank subordinate and junior in right of payment to any principal, interest or other amounts due and payable in respect of any obligations in respect of indebtedness for borrowed money of the

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Corporate Taxpayer and its Subsidiaries (such obligations, “Senior Obligations”) and shall rank pari passu with all current or future unsecured obligations of the Corporate Taxpayer that are not Senior Obligations. For the avoidance of doubt, notwithstanding the above, the determination of whether it is a breach of this Agreement if the Corporate Taxpayer fails to make any Tax Benefit Payment when due is governed by Section 4.3(a).

Section 5.2.           Late Payments by the Corporate Taxpayer. The amount of all or any portion of any Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement not made to any TRA Holder when due under the terms of this Agreement shall be payable together with any interest thereon, computed at the Default Rate (or, if so provided in Section 4.3(a), at the Agreed Rate) and commencing from the date on which such Tax Benefit Payment, Early Termination Payment or any other payment under this Agreement was due and payable.

ARTICLE VI.

NO DISPUTES; CONSISTENCY; COOPERATION

Section 6.1.           Participation in the Corporate Taxpayer’s and Tax Matters. Except as otherwise provided herein, the Corporate Taxpayer shall have full responsibility for, and sole discretion over, all Tax matters concerning the Corporate Taxpayer, including without limitation preparing, filing or amending any Tax Return and defending, contesting or settling any issue pertaining to Taxes of the Corporate Taxpayer. Notwithstanding the foregoing, the Corporate Taxpayer (i) shall notify the Agent of, and keep the Agent reasonably informed with respect to, the portion of any audit, examination, or any other administrative or judicial proceeding (a “Tax Proceeding”) of the Corporate Taxpayer by a Taxing Authority the outcome of which is reasonably expected to affect the rights and obligations of the TRA Holders under this Agreement, (ii) shall provide the Agent with reasonable opportunity to provide information and other input to the Corporate Taxpayer and its advisors concerning the conduct of any such portion of a Tax Proceeding, and (iii) shall not enter into any settlement with respect to any such portion of a Tax Proceeding that could have a material effect on the TRA Holders’ rights (including the right to receive payments) under this Agreement without the written consent of the Agent, such consent not to be unreasonably withheld, conditioned or delayed; provided, however, that the Corporate Taxpayer shall not be required to take any action, or refrain from taking any action, that is inconsistent with any provision of the LLC Agreement; provided, further, that, notwithstanding anything to the contrary contained herein, the Corporate Taxpayer shall prepare, file, and/or amend all Tax Returns in accordance with applicable law (including with respect to the calculation of taxable income and any calculations required to be made under this Agreement) and nothing in this Agreement shall prevent the Agent or any TRA Holder from disputing such Tax matters in accordance with Section 7.9.

Section 6.2.           Consistency. The Corporate Taxpayer and the TRA Holders agree to report and cause to be reported for all purposes, including U.S. federal, state and local Tax purposes and financial reporting purposes, all Tax-related items (including, without limitation, the Basis Adjustments, Imputed Interest, and each Tax Benefit Payment), but, for financial reporting purposes, only in respect of items that are not explicitly characterized as “deemed” or in a similar manner by the terms of this Agreement, in a manner consistent with that set forth in any Schedule

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required to be provided by or on behalf of the Corporate Taxpayer under this Agreement, as finally determined pursuant to Section 2.4, unless otherwise required by applicable law. If the Corporate Taxpayer and any TRA Holder, for any reason, are unable to successfully resolve any disagreement concerning such treatment within thirty (30) calendar days, the Corporate Taxpayer and such TRA Holder shall employ the Reconciliation Procedures under Section 7.9.

Section 6.3.           Cooperation. Each TRA Holder shall (i) furnish to the Corporate Taxpayer in a timely manner such information, documents and other materials as the Corporate Taxpayer may reasonably request for purposes of making any determination or computation necessary or appropriate under this Agreement, preparing any Tax Return or contesting or defending any Tax Proceeding, (ii) make itself available to the Corporate Taxpayer and its representatives to provide explanations of documents and materials and such other information as the Corporate Taxpayer or its representatives may reasonably request in connection with any of the matters described in clause (i) above, and (iii) reasonably cooperate in connection with any such matter. The Corporate Taxpayer shall reimburse the TRA Holder for any reasonable third-party costs and expenses incurred pursuant to this Section 6.3.

ARTICLE VII.

MISCELLANEOUS

Section 7.1.           Notices. All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Phoenix, Arizona time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Corporate Taxpayer or the Company, to:

AdaptHealth Holding Corporation
780 Third Avenue

New York, New York 10017
Telephone: (212) 551-1600
Attention:   Chris Wolfe
Email:          chris.wolfe@dfbhealthcare.com

with a copy (which shall not constitute notice to the Corporate Taxpayer or the Company) to:

Greenberg Traurig, LLP
200 Park Avenue
New York, New York  10166

Facsimile:  (212) 801-6400

Telephone: (212) 801-9200
Attention:   Alan I. Annex, Esq.
Email:          annexa@gtlaw.com

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If to the Agent, to:

[    ]
[    ]
Facsimile No:  [    ]

Telephone No.: [    ]
Attention: [                                        ]
Email:       [                                        ]

If to a TRA Holder other than the Agent, to:

The address set forth in the records of the Company.

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

Section 7.2.           Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart. Delivery of an executed signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.

Section 7.3.           Entire Agreement; No Third Party Beneficiaries. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and their respective successors and permitted assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, except as expressly provided in Section 3.3.

Section 7.4.           Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Delaware, without regard to the conflicts of laws principles thereof that would mandate the application of the laws of another jurisdiction.

Section 7.5.           Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable

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manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

Section 7.6.           Successors; Assignment.

(a)           No TRA Holder may assign this Agreement to any person without the prior written consent of the Corporate Taxpayer; provided, however, that

(i)                                     to the extent Common Units are transferred in accordance with the terms of the LLC Agreement, the transferring TRA Holder shall have the option to assign to the transferee of such Common Units the transferring TRA Holder’s rights under this Agreement with respect to such transferred Common Units as long as such transferee has executed and delivered, or, in connection with such transfer, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to become a “TRA Holder” for all purposes of this Agreement, and

(ii)                                  any and all payments payable or that may become payable to a TRA Holder pursuant to this Agreement that, once an Exchange has occurred, arise with respect to the Exchangeable Units transferred in such Exchange, may be assigned to any Person or Persons as long as any such Person has executed and delivered, or, in connection with such assignment, executes and delivers, a joinder to this Agreement, in form and substance reasonably satisfactory to the Corporate Taxpayer, agreeing to be bound by Section 7.14 and acknowledging specifically the terms of Section 7.6(b).

For these purposes, a pledge by a TRA Holder of some or all of its rights, interests or entitlements under this Agreement to any U.S. bank in connection with a bona fide loan or other indebtedness shall not constitute an assignment of this agreement; provided that (y) if Common Units are transferred to such U.S. bank as a result of a foreclosure or other action relating to such pledge, such transfer shall be a transfer within the meaning of Section 7.6(a)(i) or (z) if such U.S. bank becomes entitled to payments payable or that may become payable to a TRA Holder as a result of such pledge, such U.S. bank will be treated as a Person to whom such payments were assigned within the meaning of Section 7.6(a)(ii). For the avoidance of doubt, if a TRA Holder transfers Common Units but does not assign to the transferee of such Common Units the rights of such TRA Holder under this Agreement with respect to such transferred Common Units, such TRA Holder shall continue to be entitled to receive the Tax Benefit Payments, if any, due hereunder with respect to, including any Tax Benefit Payments arising in respect of a subsequent Exchange of, such Common Units.

(b)           Notwithstanding the foregoing provisions of this Section 7.6, no assignee described in Section 7.6(a)(ii) shall have any rights under this Agreement except for the right to enforce its right to receive payments under this Agreement.

(c)           The Person designated as the Agent may not be changed without the prior written consent of the Corporate Taxpayer and TRA Holders who would be entitled to receive more than

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fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of Early Termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange).

(d)           Except as otherwise specifically provided herein, all of the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the parties hereto and their respective successors, assigns, heirs, executors, administrators and legal representatives. The Corporate Taxpayer shall cause any direct or indirect successor (whether by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporate Taxpayer, by written agreement, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporate Taxpayer would be required to perform if no such succession had taken place.

Section 7.7.           Amendments; Waivers. No provision of this Agreement may be amended unless such amendment is approved in writing by each of the Corporate Taxpayer and by TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of Early Termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange); provided, however, that no such amendment shall be effective if such amendment would have a disproportionate effect on the payments certain TRA Holders will or may receive under this Agreement unless all such disproportionately affected TRA Holders consent in writing to such amendment.

Section 7.8.           Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

Section 7.9.           Reconciliation. In the event that the Corporate Taxpayer and the Agent or any TRA Holder (as applicable, the “Disputing Party”) are unable to resolve a disagreement with respect to the calculations required to produce the schedules described in Section 2.4, Section 4.4 and Section 6.2 within the relevant period designated in this Agreement (“Reconciliation Dispute”), the Reconciliation Dispute shall be submitted for determination to the Expert. The Expert shall be a partner or principal in a nationally recognized accounting or law firm, and unless the Corporate Taxpayer and the Disputing Party agree otherwise, the Expert shall not, and the firm that employs the Expert shall not, have any material relationship with the Corporate Taxpayer or the Disputing Party or other actual or potential conflict of interest. If the parties are unable to agree on an Expert within fifteen (15) calendar days of receipt by the respondent(s) of written notice of a Reconciliation Dispute, the Expert shall be appointed by the International Chamber of Commerce Centre for Expertise. The Expert shall resolve (a) any matter relating to the Exchange Schedule or an amendment thereto or the Early Termination Schedule or an amendment thereto within thirty (30) calendar days, (b) any matter relating to a Tax Benefit Schedule or an amendment thereto within fifteen (15) calendar days , and (c) any matter related to treatment of any tax-related item as contemplated in Section 6.2 within fifteen (15) calendar days, or, in each case, as soon

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thereafter as is reasonably practicable after such matter has been submitted to the Expert for resolution. Notwithstanding the preceding sentence, if the matter is not resolved before any payment that is the subject of a disagreement would be due (in the absence of such disagreement) or any Tax Return reflecting the subject of a disagreement is due, any portion of such payment that is not under dispute shall be paid on the date prescribed by this Agreement and such Tax Return may be filed as prepared by the Corporate Taxpayer, subject to adjustment or amendment upon resolution. The costs and expenses relating to the engagement of such Expert or amending any Tax Return shall be borne by the Corporate Taxpayer except as provided in the next sentence. The Corporate Taxpayer and the Disputing Party shall each bear its own costs and expenses of such proceeding, unless (i) the Expert adopts such Disputing Party’s position, in which case the Corporate Taxpayer shall reimburse such Disputing Party for any reasonable out-of-pocket costs and expenses in such proceeding, or (ii) the Expert adopts the Corporate Taxpayer’s position, in which case such Disputing Party shall reimburse the Corporate Taxpayer for any reasonable out-of-pocket costs and expenses in such proceeding. Any dispute as to whether a dispute is a Reconciliation Dispute within the meaning of this Section 7.9 shall be decided by the Expert. The Expert shall finally determine any Reconciliation Dispute and the determinations of the Expert pursuant to this Section 7.9 shall be binding on the Corporate Taxpayer and its Subsidiaries and the Disputing Party and may be entered and enforced in any court having jurisdiction.

Section 7.10.         Consent to Jurisdiction. Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

Section 7.11.         Waiver of Jury Trial. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE,

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ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

Section 7.12.         Withholding. The Corporate Taxpayer shall be entitled to deduct and withhold from any payment payable pursuant to this Agreement such amounts as the Corporate Taxpayer is required to deduct and withhold with respect to the making of such payment under the Code or any provision of U.S. federal, state, local or non-U.S. Tax law. To the extent that amounts are so withheld and paid over to the appropriate Taxing Authority by the Corporate Taxpayer, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the relevant TRA Holder.

Section 7.13.         Admission of the Corporate Taxpayer into a Consolidated Group; Transfers of Corporate Assets.

(a)           If the Corporate Taxpayer becomes a member of an affiliated, consolidated, combined, or unitary group of corporations that files a consolidated, combined, or unitary income Tax Return pursuant to Sections 1501 et seq. of the Code or any corresponding provisions of U.S. state or local Tax law, or would be eligible to become a member of such a group at the election of one or members of that group, then, subject to the application of the Valuation Assumptions upon a Change of Control: (i) the provisions of this Agreement shall be applied with respect to the group as a whole; and (ii) Tax Benefit Payments, Early Termination Payments and other applicable items hereunder shall be computed with reference to the consolidated taxable income of the group as a whole.

(b)           If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a corporation (or a Person classified as a corporation for Tax purposes) with which such entity does not file a consolidated Tax Return pursuant to Section 1501 of the Code or any provisions of state or local Tax law, such entity, for purposes of calculating the amount of any Tax Benefit Payment or Early Termination Payment (e.g., calculating the gross income of the entity and determining the Realized Tax Benefit or Realized Tax Detriment of such entity) due hereunder, shall be treated as having disposed of such asset in a fully taxable transaction on the date of such contribution. The consideration deemed to be received by such entity shall be equal to the fair market value of the contributed asset. Thus, for example, in determining the Hypothetical Tax Liability of the entity, the taxable income of the entity shall be determined by treating the entity as having sold the asset for its fair market value, recovering any basis applicable to such asset (using the Tax basis that such asset would have had at such time if no Basis Adjustments had been made), while the Actual Tax Liability of the entity would be determined by recovering the actual Tax basis of the asset that reflects any Basis Adjustments. For purposes of this Section 7.13, a transfer of a partnership interest shall be treated as a transfer of the transferring partner’s share of each of the assets and liabilities of that partnership. If any entity that is obligated to make a Tax Benefit Payment or Early Termination Payment hereunder transfers one or more assets to a partnership (or a Person classified as a partnership for Tax purposes), the principles of this Section 7.13(b) and this Agreement shall govern the treatment of such transfer and any subsequent allocations of income, gain, loss or deductions from such partnership to such entity.

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Section 7.14.         Confidentiality.

(a)           The Agent, each TRA Holder and each of the TRA Holder’s assignees acknowledges and agrees that the information of the Corporate Taxpayer is confidential and, except in the course of performing any duties as necessary for the Corporate Taxpayer and its Affiliates, as required by law or legal process or to enforce the terms of this Agreement, such person shall keep and retain in the strictest confidence and not disclose to any Person any confidential matters, acquired pursuant to this Agreement, of the Corporate Taxpayer and its Affiliates and successors, concerning the Company and its Affiliates and successors or the TRA Holders, learned by the Agent or any TRA Holder heretofore or hereafter. This Section 7.14 shall not apply to (i) any information that has been made publicly available by the Corporate Taxpayer or any of its Affiliates, becomes public knowledge (except as a result of an act of the Agent or a TRA Holder in violation of this Agreement) or is generally known to the business community and (ii) the disclosure of information (A) as may be proper in the course of performing such TRA Holder’s obligations, or monitoring or enforcing such TRA Holder’s rights, under this Agreement, (B) as part of such TRA Holder’s normal reporting, rating or review procedure (including normal credit rating and pricing process), or in connection with such TRA Holder’s or such TRA Holder’s Affiliates’ normal fund raising, marketing, informational or reporting activities, or to such TRA Holder’s (or any of its Affiliates’) Affiliates, auditors, accountants, attorneys or other agents, (C) to any bona fide prospective assignee of such TRA Holder’s rights under this Agreement, or prospective merger or other business combination partner of such TRA Holder, provided that such assignee or merger partner agrees to be bound by the provisions of this Section 7.14, (D) as is required to be disclosed by order of a court of competent jurisdiction, administrative body or governmental body, or by subpoena, summons or legal process, or by law, rule or regulation; provided that any TRA Holder required to make any such disclosure to the extent legally permissible shall provide the Corporate Taxpayer prompt notice of such disclosure, or to regulatory authorities or similar examiners conducting regulatory reviews or examinations (without any such notice to the Corporate Taxpayer), or (E) to the extent necessary for a TRA Holder to prepare and file its Tax Returns, to respond to any inquiries regarding such Tax Returns from any Taxing Authority or to prosecute or defend any Tax Proceeding with respect to such Tax Returns. Notwithstanding anything to the contrary herein, the Agent (and each employee, representative or other agent of Agent or its assignees, as applicable) and each TRA Holder and each of its assignees (and each employee, representative or other agent of such TRA Holder or its assignees, as applicable) may disclose to any and all Persons, without limitation of any kind, the Tax treatment and Tax structure of the Corporate Taxpayer, the Company, the Agent, the TRA Holders and their Affiliates, and any of their transactions, and all materials of any kind (including opinions or other Tax analyses) that are provided to the Agent or the TRA Holder relating to such Tax treatment and Tax structure.

(b)           If the Agent or an assignee or a TRA Holder or an assignee commits a breach, or threatens to commit a breach, of any of the provisions of this Section 7.14, the Corporate Taxpayer shall have the right and remedy to have the provisions of this Section 7.14 specifically enforced by injunctive relief or otherwise by any court of competent jurisdiction without the need to post any bond or other security, it being acknowledged and agreed that any such breach or threatened breach shall cause irreparable injury to the Corporate Taxpayer or any of its Subsidiaries or the TRA Holders and the accounts and funds managed by the Corporate Taxpayer and that money

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damages alone shall not provide an adequate remedy to such Persons. Such rights and remedies shall be in addition to, and not in lieu of, any other rights and remedies available at law or in equity.

Section 7.15.         No Similar Agreements. Neither the Corporate Taxpayer nor any of its Subsidiaries shall enter into any additional agreement providing rights similar to this Agreement to any Person (including any agreement pursuant to which the Corporate Taxpayer is obligated to pay amounts with respect to tax benefits resulting from any net operating losses or other tax attributes to which the Corporate Taxpayer becomes entitled as a result of a transaction) without the prior written consent of the TRA Holders who would be entitled to receive more than fifty percent (50%) of the aggregate amount of the Early Termination Payments payable to all TRA Holders hereunder if the Corporate Taxpayer had exercised its right of early termination on the date of the most recent Exchange (excluding, for purposes of this sentence, all payments made to any TRA Holder pursuant to this Agreement since the date of such most recent Exchange).

Section 7.16.         Change in Law. Notwithstanding anything herein to the contrary, if, in connection with an actual or proposed change in law, a TRA Holder reasonably believes that the existence of this Agreement could cause income (other than income arising from receipt of a payment under this Agreement) recognized by such TRA Holder upon any Exchange to be treated as ordinary income rather than capital gain (or otherwise taxed at ordinary income rates) for U.S. federal income and all applicable state and local Tax purposes or would have other material adverse Tax consequences to the TRA Holder and/or its direct or indirect owners, then at the election of the TRA Holder and to the extent specified by the TRA Holder, this Agreement (i) shall cease to have further effect with respect to such TRA Holder, (ii) shall not apply to an Exchange by the TRA Holder occurring after a date specified by it, or (iii) shall otherwise be amended in a manner determined by the TRA Holder to waive any benefits to which such TRA Holder would otherwise be entitled under this Agreement, provided that such amendment shall not result in an increase in or acceleration of payments under this Agreement at any time as compared to the amounts and times of payments that would have been due in the absence of such amendment.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the Corporate Taxpayer, the Company, the Agent, and the TRA Holders have duly executed this Agreement as of the date first written above.

CORPORATE TAXPAYER:

AdaptHealth Holding Corporation

By:
Name: [ ]
Title: [ ]

COMPANY:

AdaptHealth Holdings, LLC

By:
Name: [ ]
Title: [ ]

AGENT:

By:
Name: [ ]

[The signatures of the TRA Holders are attached in Schedule A.]

Signature Page to Tax Receivable Agreement

TRA HOLDER:

[ ]

By:
Name:
Title:

EXHIBIT G

Exchange Agreement

[See Attached]

FORM OF EXCHANGE AGREEMENT

This EXCHANGE AGREEMENT (as it may be amended from time to time in accordance with the terms hereof, the “Agreement”), dated as of July [  ], 2019 and effective as of immediately prior to the consummation of the Merger (as defined below) (the “Effective Time”), is made by and among AdaptHealth Holding Corporation, a Delaware corporation (“Pubco”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the holders from time to time of the Company’s Common Units (as defined below) listed on Exhibit A hereto (collectively, the “Members” and individually, a “Member”).

WHEREAS, Pubco intends to consummate the transactions (the “Merger”) described in that certain Agreement and Plan of Merger, dated as of July 8, 2019, by and among Pubco, the Company, BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker” and, together with the BM Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), AH Representative LLC, a Delaware limited liability company (the “Company Unitholders’ Representative”), and, solely for purposes of Section 7.20 thereof, the BM Blocker Sellers (as defined therein) and, solely for purposes of Section 7.21 thereof, the A Blocker Seller (as defined therein); and

WHEREAS, the parties to this Agreement desire to provide for the exchange of Exchangeable Units together with shares of Class B Common Stock (as defined below) for shares of Class A Common Stock (as defined below), on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and undertakings contained herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE XI

SECTION 11.01          Definitions.

As used in this Agreement, the following terms have the following meanings:

“Affiliate” has the meaning set forth in the LLC Agreement.

“Agreement” has the meaning set forth in the preamble.

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York or the State of Delaware are authorized or required by law to be closed.

“Cash Payment” means, with respect to any Exchange, an amount in cash equal to the product of (x) the Net Exchanged Unit Amount, (y) the then-applicable Exchange Rate, and (z) the Class A Common Stock Value.

“Change of Control” has the meaning set forth in the Tax Receivable Agreement.

“Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Pubco.

“Class A Common Stock Value” means, with respect to any Exchange, the arithmetic average of the volume-weighted average prices for a share of Class A Common Stock on the principal U.S. securities exchange or automated or electronic quotation system on which the Class A Common Stock trades, as reported by Bloomberg, L.P., or its successor, for each of the three (3) consecutive full Trading Days ending on and including the last full Trading Day immediately prior to the date the related Exchange Notice is delivered, subject to appropriate and equitable adjustment for any stock splits, reverse splits, stock dividends or similar events affecting the Class A Common Stock. If the Class A Common Stock no longer trades on a securities exchange or automated or electronic quotation system, then the Class A Common Stock Value shall be determined in good faith by a majority of the directors of Pubco that do not have an interest in the Exchangeable Units and shares of Class B Common Stock being Exchanged.

“Class B Common Stock” means the Class B common stock, par value $0.0001 per share, of Pubco.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Unit” has the meaning set forth in the LLC Agreement.

“Contribution Notice” has the meaning set forth in Section 2.1(a)(iv).

“Effective Time” has the meaning set forth in the preamble.

“Exchange” has the meaning set forth in Section 2.1(a)(i).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Date” has the meaning set forth in Section 2.1(a)(iii).

“Exchange Notice” has the meaning set forth in Section 2.1(a)(iii).

“Exchange Rate” means the number of shares of Class A Common Stock for which one Common Unit is entitled to be Exchanged. The Exchange Rate will also be used to determine the number of shares of Class B Common Stock that a Member must surrender upon an Exchange. On the date of this Agreement, the Exchange Rate shall be one, subject to adjustment pursuant to Section 2.2 of this Agreement.

“Exchangeable Unit” means a Common Unit. For the avoidance of doubt, the Common Units held by Pubco are not Exchangeable Units.

“Liens” means any and all liens, charges, security interests, options, claims, mortgages, pledges, proxies, voting trusts or agreements, obligations, understandings or arrangements, or other restrictions on title or transfer of any nature whatsoever.

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“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Agreement of the Company dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“Manager” has the meaning set forth in the LLC Agreement.

“Member” has the meaning set forth in the preamble.

“Merger” has the meaning set forth in the recitals.

“Net Exchanged Unit Amount” means, with respect to an Exchange, the number of Common Units set forth in the applicable Exchange Notice.

“Permitted Transferee” has the meaning set forth in the LLC Agreement.

“Person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government.

“Pubco” has the meaning set forth in the recitals.

“Registration Rights Agreement” means the Registration Rights Agreement by and among Pubco and the other parties thereto, dated as of the date hereof, as the same may be amended, amended and restated or replaced from time to time.

“SEC” means the Securities and Exchange Commission.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof and without limitation, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the manager, managing member, managing director (or a board comprised of any of the foregoing) or general partner of such limited liability company, partnership, association or other business entity. For purposes hereof, references to a “Subsidiary” of any Person shall be given effect only at such times that such Person has one or more Subsidiaries.

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“Takeover Laws” means any “moratorium,” “control share acquisition,” “business combination,” “fair price” or other form of anti-takeover laws and regulations of any jurisdiction that may purport to be applicable to this Agreement or the transactions contemplated hereby.

“Tax Receivable Agreement” means that certain Tax Receivable Agreement, dated on or about the date hereof, among Pubco, the Company and the other parties thereto, as the same may be amended, amended and restated or replaced from time to time.

“Trading Day” means a day on which the Nasdaq Capital Market or such other principal U.S. securities exchange on which the Class A Common Stock is listed or admitted to trading is open for the transaction of business (unless such trading shall have been suspended for the entire day) or if the shares of Class A Common Stock are not listed or admitted to trading on such exchange, on the automated quotation system on which the shares of Class A Common Stock are then authorized for quotation.

“Voting Securities” means any equity securities of Pubco that are entitled to vote generally in matters submitted for a vote of Pubco’s stockholders or generally in the election of Pubco’s Board of Directors.

ARTICLE XII

SECTION 12.01                               Exchange of Common Units.

(a)                                 Elective Exchanges.

(i)                                     Each Member shall be entitled, upon the terms and subject to the conditions hereof and the LLC Agreement, to surrender Exchangeable Units and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (in each case, free and clear of all Liens) to Pubco in exchange for the delivery to such Member (or its designee) of either, at the option of Pubco, (x) a number of shares of Class A Common Stock that is equal to the product of the applicable Net Exchanged Unit Amount multiplied by the Exchange Rate or (y) the applicable Cash Payment. Any exchange of Exchangeable Units and Class B Common Stock for Class A Common Stock or the Cash Payment, as applicable, is defined herein as an “Exchange.” Subject to Section 2.1(a)(ii), a Member may Exchange Common Units at any time and from time to time, but a Member may not Exchange Common Units more than once per fiscal quarter without the prior consent of Pubco or the Manager. The minimum number of Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) that may be exchanged by any Member shall be the lesser of (A) 10,000 and (B) all of the Exchangeable Units (and corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate, if any) then held by such Member and its Affiliates, except that such minimum shall not apply if such Exchange is in connection with the exercise of any incidental registration rights pursuant to the Registration Rights Agreement.

(ii)                                  Notwithstanding anything to the contrary contained herein, no Member shall be entitled to effectuate an Exchange of Exchangeable Units (and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate,

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if any) as set forth in this Section 2.1(a), and Pubco shall have the right to refuse to honor any request for such an Exchange, if at any time Pubco determines based on the advice of counsel that such Exchange (1) would be prohibited by law or regulation (including, without limitation, the unavailability of a registration of such Exchange under the Securities Act, or an exemption from the registration requirements thereof), (2) would not be permitted under any agreement with Pubco or any of its Subsidiaries to which the applicable Member is party (including, without limitation, the LLC Agreement), (3) would result in a negative adjustment from the Exchange under Section 743(b) of the Code with respect to the Company, or (4) solely in the case of an Exchange requested by an officer, director or other personnel of Pubco, the Company or any of their Subsidiaries, would not be permitted under any written policy of Pubco, the Company or any of their Subsidiaries related to restrictions on trading by such officers, directors or other personnel. Upon such determination, Pubco shall notify the Member requesting the Exchange of such determination, which such notice shall include an explanation in reasonable detail as to the reason that the Exchange has not been honored.

(iii)                               A Member shall exercise its right to effectuate an Exchange of Exchangeable Units and a corresponding number of shares of Class B Common Stock after taking into account the Exchange Rate (if any), as set forth in this Section 2.1(a) by delivering to Pubco and the Company during normal business hours, (A) a written election of exchange in respect of the Exchangeable Units to be exchanged substantially in the form of Exhibit B hereto (an “Exchange Notice”), duly executed by such Member, (B) any certificates in such Member’s possession representing such Exchangeable Units, (C) any stock certificates in such Member’s possession representing such shares of Class B Common Stock and (D) if Pubco or any exchanging Subsidiary requires the delivery of the certification contemplated by Section 2.4(b), such certification or written notice from such Member that it is unable to provide such certification. An Exchange pursuant to this Section 2.1(a) shall be effected on the second Business Day following the Business Day on which Pubco shall have received the items specified in clauses (A)-(D) of the first sentence of this Section 2.1(a)(iii) or such later date that is a Business Day specified in the Exchange Notice (such Business Day, the “Exchange Date”); provided, that Pubco may establish alternate exchange procedures as necessary in order to facilitate the establishment by a Member of a trading plan meeting the requirements of Rule 10b5-1 under the Exchange Act. On the Exchange Date, all rights of the exchanging Member as a holder of the Exchangeable Units and shares of Class B Common Stock that are subject to the Exchange shall cease, and unless Pubco has elected Cash Payment, such Member (or its designee) shall be treated for all purposes as having become the record holder of the shares of Class A Common Stock to be received by the exchanging Member in respect of such Exchange.

(iv)                              Within two (2) Business Days following the Business Day on which Pubco has received the Exchange Notice, Pubco shall give written notice (the “Contribution Notice”) to the exchanging Member of its intended settlement method; provided that if Pubco does not timely deliver a Contribution Notice, Pubco shall be deemed to have not elected the Cash Payment method.

(v)                                 A Member may specify, in an applicable Exchange Notice, that the Exchange is to be contingent (including as to timing) upon the occurrence of any

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transaction or event, including the consummation of a purchase by another Person (whether in a tender or exchange offer, an underwritten offering, Change of Control transaction or otherwise) of shares of Class A Common Stock or any merger, consolidation or other business combination.

(vi)                              Notwithstanding anything to the contrary herein, the settlement method with respect to an Exchange by the Company pursuant to Section 7.1 of the LLC Agreement shall be the applicable Cash Payment.

(b)                                 Change of Control. Pubco shall provide written notice of an expected Change of Control to all Members within the earlier of (x) five (5) Business Days following the execution of the agreement with respect to such Change of Control and (y) ten (10) Business Days before the proposed date upon which the contemplated Change of Control is to be effected, indicating in such notice such information as may reasonably describe the Change of Control transaction, subject to applicable law, including the date of execution of such agreement or such proposed effective date, as applicable, the amount and types of consideration to be paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, in the Change of Control (which consideration shall be equivalent whether paid for Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock), any election with respect to types of consideration that a holder of Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, shall be entitled to make in connection with the Change of Control, the percentage of total Exchangeable Units and shares of Class B Common Stock or shares of Class A Common Stock, as applicable, to be transferred to the acquirer by all shareholders in the Change of Control, and the number of Exchangeable Units and shares of Class B Common Stock held by each Member that Pubco intends to require to be Exchanged for shares of Class A Common Stock in connection with the Change of Control. Pubco shall update such notice from time to time to reflect any material changes to such notice. Pubco may satisfy any such notice and update requirements described in the preceding two sentences by providing such information on a Form 8-K, Schedule TO, Schedule 14D-9, Preliminary Merger Proxy on Schedule 14A, Definitive Merger Proxy on Schedule 14A or similar form filed with the SEC.

(c)                                  Exchange Consideration. As promptly as practicable on or after the Exchange Date, provided the Member has satisfied its obligations under Section 2.1(a)(iii), Pubco shall deliver or cause to be delivered to such Member (or its designee), either certificates or evidence of book-entry shares representing the number of shares of Class A Common Stock deliverable upon the applicable Exchange, registered in the name of the relevant exchanging Member (or its designee) or, if Pubco has so elected, the Cash Payment. Notwithstanding anything set forth in this Section 2.1(c) to the contrary, to the extent the Class A Common Stock issued in the exchange will be settled through the facilities of The Depository Trust Company, Pubco will, upon the written instruction of an exchanging Member, deliver the shares of Class A Common Stock deliverable to such Member through the facilities of The Depository Trust Company to the account of the participant of The Depository Trust Company designated by such Member in the Exchange Notice. Upon a Member exercising its right to Exchange in accordance with Section 2.1(a)(i), Pubco shall take such actions as may be required to ensure that such Member receives the shares of Class A Common Stock or the Cash Payment that such exchanging Member is entitled to receive in connection with such Exchange pursuant to this Section 2.1.

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(d)                                 Legends.

(i)                                     The shares of Class A Common Stock issued upon an Exchange, other than any such shares issued in an Exchange subject to an effective registration statement under the Securities Act, shall bear a legend in substantially the following form:

THE TRANSFER OF THESE SECURITIES HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY OTHER JURISDICTION, AND MAY NOT BE SOLD OR TRANSFERRED OTHER THAN IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED (OR OTHER APPLICABLE LAW), OR AN EXEMPTION THEREFROM.

(ii)                                  Pubco covenants and agrees that, if a registration statement under the Securities Act is effective and available for Class A Common Stock to be delivered with respect to any Exchange, Class A Common Stock that have been registered under the Securities Act shall be delivered in respect of such Exchange. If any Exchange in accordance with this Agreement is to be effected at a time when any required registration has not become effective or otherwise is unavailable, upon the request and with the reasonable cooperation of the exchanging Member requesting such Exchange, Pubco shall use commercially reasonable efforts to promptly facilitate such Exchange pursuant to any reasonably available exemption from such registration requirements. Pubco shall use commercially reasonable efforts to list the Class A Common Stock required to be delivered upon Exchange prior to such delivery upon each national securities exchange or inter-dealer quotation system upon which the outstanding Class A Common Stock may be listed or traded at the time of such delivery.

(iii)                               If (A) any shares of Class A Common Stock have been sold pursuant to a registration statement that has been declared effective by the SEC, (B) all of the applicable conditions of Rule 144 are met, or (C) the legend (or a portion thereof) otherwise ceases to be applicable, Pubco, upon the written request of the holder thereof, shall promptly provide such holder or its respective transferees with new certificates (or evidence of book-entry share) for securities of like tenor not bearing the provisions of the legend with respect to which the restriction has terminated. In connection therewith, such holder shall provide Pubco with such information in its possession as Pubco may reasonably request (which may include an opinion of counsel reasonably acceptable to Pubco) in connection with the removal of any such legend.

(e)                                  Cancellation of Class B Common Stock. Any shares of Class B Common Stock surrendered in an Exchange shall automatically be deemed cancelled without any action on the part of any Person, including Pubco. Any such cancelled shares of Class B Common Stock shall no longer be outstanding, and all rights with respect to such shares shall automatically cease and terminate.

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(f)                                   Expenses. Subject to any other arrangement or agreement among Pubco and an applicable Member, Pubco, any exchanging Subsidiary and each exchanging Member shall bear their own expenses in connection with the consummation of any Exchange, whether or not any such Exchange is ultimately consummated, except that Pubco shall bear any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, any Exchange; provided, however, that if any shares of Class A Common Stock are to be delivered in a name other than that of the Member that requested the Exchange (or The Depository Trust Company or its nominee for the account of a participant of The Depository Test Company that will hold the shares for the account of such Member) or the Cash Payment is to be paid to a Person other than the Member that requested the Exchange, then such Member or the Person in whose name such shares are to be delivered or to whom the Cash Payment is to be paid shall pay to Pubco the amount of any transfer taxes, stamp taxes or duties, or other similar taxes in connection with, or arising by reason of, such Exchange or shall establish to the reasonable satisfaction of Pubco that such tax has been paid or is not payable.

(g)                                  Publicly Traded Partnership. Notwithstanding anything to the contrary herein, if the Manager of the Company, after consultation with its outside legal counsel and tax advisor, shall determine in good faith that interests in the Company do not meet the requirements of Treasury Regulation Section 1.7704-1(h) (or other provisions of those Regulations as determined by the Manager in its sole discretion), the Company may impose such restrictions on Exchanges as the Company may reasonably determine to be necessary or advisable so that the Company is not treated as a “publicly traded partnership” under Section 7704 of the Code.

SECTION 12.02                               Adjustment.

The Exchange Rate shall be adjusted accordingly if there is: (a) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class B Common Stock or Common Units that is not accompanied by a substantively identical subdivision or combination of the Class A Common Stock; or (b) any subdivision (by any stock or unit split, stock or unit dividend or distribution, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse stock or unit split, reclassification, reorganization, recapitalization or otherwise) of the shares of Class A Common Stock that is not accompanied by a substantively identical subdivision or combination of the shares of Class B Common Stock or Common Units. To the extent not reflected in an adjustment to the Exchange Rate, if there is any reclassification, reorganization, recapitalization or other similar transaction (including any Change of Control) in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, then upon any subsequent Exchange, an exchanging Member shall be entitled to receive the amount of such security, securities or other property that such exchanging Member would have received if such Exchange had occurred immediately prior to the effective date of such reclassification, reorganization, recapitalization or other similar transaction, taking into account any adjustment as a result of any subdivision (by any split, distribution or dividend, reclassification, reorganization, recapitalization or otherwise) or combination (by reverse split, reclassification, recapitalization or otherwise) of such security, securities or other property that occurs after the effective time of such reclassification, reorganization, recapitalization or other similar transaction. For the avoidance of doubt, if there is any reclassification, reorganization,

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recapitalization or other similar transaction (including any Change of Control) in which the Class A Common Stock is converted or changed or exchanged into or for another security, securities or other property, this Section 2.2 shall continue to be applicable, mutatis mutandis, with respect to such security or other property.

SECTION 12.03                               Class A Common Stock to be Issued.

(a)                                 Pubco shall at all times reserve and keep available out of its authorized but unissued Class A Common Stock, solely for the purpose of issuance upon an Exchange, such number of shares of Class A Common Stock as shall be sufficient to effect the conversion of all outstanding Common Units; provided, however, that nothing contained herein shall be construed to preclude Pubco from satisfying its obligations in respect of any such Exchange by delivery of unencumbered purchased shares of Class A Common Stock (which may or may not be held in the treasury of Pubco or any subsidiary thereof) or cash in lieu of shares of Class A Common Stock in accordance with this Agreement.

(b)                                 Pubco has taken and will take all such steps as may be required to cause to qualify for exemption under Rule 16b-3(d) or (e), as applicable, under the Exchange Act, and be exempt for purposes of Section 16(b) under the Exchange Act, any acquisitions or dispositions of equity securities of Pubco (including derivative securities with respect thereto) and any securities that may be deemed to be equity securities or derivative securities of Pubco for such purposes that result from the transactions contemplated by this Agreement, by each director or officer of Pubco (including directors-by-deputization) who may reasonably be expected to be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Pubco upon the registration of any class of equity security of Pubco pursuant to Section 12 of the Exchange Act (with the authorizing resolutions specifying the name of each such officer or director whose acquisition or disposition of securities is to be exempted and the number of securities that may be acquired and disposed of by each such Person pursuant to this Agreement).

(c)                                  If any Takeover Law or other similar law or regulation becomes or is deemed to become applicable to this Agreement or any of the transactions contemplated hereby, Pubco shall use its reasonable best efforts to render such law or regulation inapplicable to all of the foregoing.

(d)                                 Pubco covenants that all shares of Class A Common Stock issued upon an Exchange will, upon issuance, be validly issued, fully paid and non-assessable and not subject to any preemptive right of stockholders of Pubco or to any right of first refusal or other right in favor of any Person.

SECTION 12.04                               Withholding; Certification of Non-Foreign Status.

(a)                                 If Pubco shall be required to withhold any amounts by reason of any federal, state, local or foreign tax rules or regulations in respect of any Exchange, Pubco shall be entitled to take such action as it deems appropriate in order to ensure compliance with such withholding requirements, including, at its option, withholding shares of Class A Common Stock with a fair market value equal to the minimum amount of any taxes that Pubco may be required to withhold with respect to such Exchange. To the extent that amounts are (or property is) so withheld and paid

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over to the appropriate taxing authority, such withheld amounts (or property) shall be treated for all purposes of this Agreement as having been paid (or delivered) to the applicable Member.

(b)                                 An exchanging Member shall deliver to Pubco a certification of non-foreign status that meets the requirements of Treasury Regulation Section 1.1445-2(b) and Section 1446(f) of the Code prior to an Exchange. In the event the Member does not provide such certification, Pubco shall nevertheless deliver or cause to be delivered to the exchanging Member the Class A Common Stock or the Cash Payment in accordance with Section 2.1, but subject to withholding as provided in Section 2.4(a).

SECTION 12.05                               Tax Treatment.

Unless otherwise required by applicable law, the parties hereto acknowledge and agree that any Exchange with Pubco or the Company shall be treated as a direct exchange between Pubco and the Member for U.S. federal and applicable state and local income tax purposes. The parties hereto intend to treat any Exchange consummated hereunder as a taxable sale of the Exchangeable Units in a transaction governed by Section 1001 of the Code by the exchanging Member to Pubco for U.S. federal and applicable state and local income tax purposes and no party hereto shall take an position inconsistent with such intended tax treatment on any tax return, amendment thereof or any other communication with a taxing authority, in each case unless otherwise required by a “determination” within the meaning of Section 1313 of the Code.

SECTION 12.06                               Distributions.

No Exchange will impair the right of an exchanging Member to receive any distribution for periods ending on or prior to the Exchange Date for such Exchange (but for which payment had not yet been made with respect to the Exchangeable Units in question at the time the Exchange is consummated).

ARTICLE XIII

SECTION 13.01                               Representations and Warranties of Pubco.

Pubco represents and warrants that (i) it is a corporation duly incorporated and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite corporate power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby and to issue the Class A Common Stock in accordance with the terms hereof, (iii) the execution and delivery of this Agreement by Pubco and the consummation by it of the transactions contemplated hereby (including the issuance of the Class A Common Stock) have been duly authorized by all necessary corporate action on the part of Pubco, including all actions necessary to ensure that the acquisition of shares of Class A Common Stock pursuant to the transactions contemplated hereby, to the fullest extent of each of Pubco’s Board of Directors’ power and authority and to the extent permitted by law, shall not be subject to any Takeover Laws, (iv) this Agreement constitutes a legal, valid and binding obligation of Pubco enforceable against Pubco in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, and (v) the execution, delivery and performance of this Agreement by Pubco and the consummation by Pubco of the transactions contemplated hereby will not (A) result

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in a violation of the certificate of incorporation of Pubco or the bylaws of Pubco or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Pubco is a party, or (C) based on the representations to be made by each Member pursuant to the written election in the form of Exhibit A attached hereto in connection with Exchanges made pursuant to the terms of the Agreement, result in a violation of any law, rule, regulation, order, judgment or decree applicable to Pubco or by which any property or asset of Pubco is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on Pubco or its business, financial condition or results of operations.

SECTION 13.02                               Representations and Warranties of the Company.

The Company represents and warrants that (i) it is a limited liability company duly formed and is existing and in good standing under the laws of the State of Delaware, (ii) it has all requisite power and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) the execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company, (iv) this Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally, (v) it is an entity treated as a partnership for U.S. federal income tax purposes and is not classified as a “publicly traded partnership” as defined under Section 7704 of the Code, and (vi) the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby will not (A) result in a violation of the certificate of formation of the Company or the LLC Agreement or (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Company or by which any property or asset of the Company is bound or affected, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not reasonably be expected to have a material adverse effect on the Company or its business, financial condition or results of operations.

SECTION 13.03                               Representations and Warranties of the Members.

Each Member, severally and not jointly, represents and warrants that (i) if it is not a natural person, that it is duly incorporated or formed and, to the extent such concept exists in its jurisdiction of organization, is existing and in good standing under the laws of such jurisdiction, (ii) it has all requisite legal capacity and authority to enter into and perform this Agreement and to consummate the transactions contemplated hereby, (iii) if it is not a natural person, the execution and delivery of this Agreement by it and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or other entity action on the part of such Member, (iv) this Agreement constitutes a legal, valid and binding obligation of such Member

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enforceable against it in accordance with its terms, except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws relating to or limiting creditors’ rights generally and (v) the execution, delivery and performance of this Agreement by such Member and the consummation by such Member of the transactions contemplated hereby will not (A) if it is not a natural person, result in a violation of the certificate of incorporation, bylaws or other organizational documents of such Member, (B) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Member is a party or by which any property or asset of such Member is bound or affected, or (C) result in a violation of any law, rule, regulation, order, judgment or decree applicable to such Member, except with respect to clause (B) or (C) for any conflicts, defaults, accelerations, terminations, cancellations or violations that would not in any material respect result in the unenforceability against such Member of this Agreement.

ARTICLE XIV

SECTION 14.01                               Notices.

All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given or made when (a) delivered personally to the recipient, (b) delivered by means of electronic mail (with hard copy sent to the recipient by reputable overnight courier service (charges prepaid) that same day) if emailed before 5:00 p.m. Eastern Time on a Business Day, and otherwise on the next Business Day, or (c) one (1) Business Day after being sent to the recipient by reputable overnight courier service (charges prepaid). Such notices, demands and other communications shall be sent to the address for such recipient set forth in the Company’s books and records, or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

If to the Company or Pubco to:

AdaptHealth Holdings LLC
122 Mill Road, Suite A130

Phoenixville, Pennsylvania 19460

Attention:  Luke McGee

Email:                         luke.mcgee@adapthealth.com

with a copy (which shall not constitute notice to the Company or Pubco) to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, New York 10019
Attention:  Steven J. Gartner and Michael E. Brandt

Email:                         sgartner@willkie.com and mbrandt@willkie.com

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SECTION 14.02                               Permitted Transferees.

To the extent that a Member (or an applicable Permitted Transferee of such Member) validly transfers after the date hereof any or all of its Common Units and corresponding shares of Class B Common Stock after taking into account the Exchange Rate (to the extent that such Member holds such shares), to a Permitted Transferee of such Person or to any other Person in a transaction not in contravention of, and in accordance with, the LLC Agreement, then the transferee thereof shall have the right to execute and deliver a joinder to this Agreement, in the form attached hereto as Exhibit C. Upon execution of any such joinder, such transferee shall, with respect to such transferred Common Units and shares of Class B Common Stock (to the extent that such Member holds such shares), be entitled to all of the rights and bound by each of the obligations applicable to the relevant transferor hereunder; provided that the transferor shall remain entitled to all of the rights and bound by each of the obligations with respect to Common Units and shares of Class B Common Stock (to the extent that such Member holds such shares) that were not so transferred.

SECTION 14.03                               Severability.

The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof. If any provision of this Agreement, or the application thereof to any Person or entity or any circumstance, is found to be invalid or unenforceable in any jurisdiction, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision and (b) the remainder of this Agreement and the application of such provision to other Persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

SECTION 14.04                               Counterparts.

This Agreement and any amendments may be executed simultaneously in two or more counterparts and delivered via facsimile or .pdf, each of which shall be deemed an original and all of which, when taken together, shall constitute one and the same document. The signature of any party to any counterpart shall be deemed a signature to, and may be appended to, any other counterpart.

SECTION 14.05                               Entire Agreement.

This Agreement together with the LLC Agreement and the Tax Receivables Agreement (a) constitutes the entire agreement and supersedes all other prior agreements, both written and oral, among the parties with respect to the subject matter hereof and (b) is not intended to confer upon any Person, other than the parties hereto and their Permitted Transferees, any rights or remedies hereunder.

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SECTION 14.06                               Further Assurances.

Each party hereto shall execute, deliver, acknowledge and file such other documents and take such further actions as may be reasonably requested from time to time by any other party hereto to give effect to and carry out the transactions contemplated herein.

SECTION 14.07                               Governing Law.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

SECTION 14.08                               Consent to Jurisdiction.

Each party hereto irrevocably submits to the exclusive jurisdiction of the United States District Court for the State of Delaware and the state courts of the State of Delaware for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each party hereto further agrees that service of any process, summons, notice or document by United States certified or registered mail (in each such case, prepaid return receipt requested) to such party’s respective address set forth in the Company’s books and records or such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party shall be effective service of process in any action, suit or proceeding in Delaware with respect to any matters to which it has submitted to jurisdiction as set forth above in the immediately preceding sentence. Each party hereto irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the State of Delaware or the state courts of the State of Delaware and hereby irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in such court has been brought in an inconvenient forum.

SECTION 14.09                               Waiver of Jury Trial.

BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, EACH PARTY TO THIS AGREEMENT (INCLUDING THE COMPANY) HEREBY WAIVES ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE BETWEEN OR AMONG ANY OF THE PARTIES HERETO, WHETHER ARISING IN CONTRACT, TORT, OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED OR INCIDENTAL TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE RELATIONSHIPS ESTABLISHED AMONG THE PARTIES HEREUNDER.

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SECTION 14.10                               Amendments.

The provisions of this Agreement may be amended only by the affirmative vote or written consent of each of (i) the Company and (ii) Members holding a majority of the then outstanding Common Units (excluding Common Units held by Pubco); provided that no amendment may disproportionately affect the rights of a Member compared to other Members without the consent of such Member. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 14.11                               Assignment.

Neither this Agreement nor any of the rights or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors, assigns and Permitted Transferees.

SECTION 14.12                               Independent Obligations.

The obligations of each Member hereunder are several and not joint with the obligations of any other Member, and no Member shall be responsible in any way for the performance of the obligations of any other Member under hereunder. The decision of each Member to enter into to this Agreement has been made by such Member independently of any other Member. Nothing contained herein, and no action taken by any Member pursuant hereto, shall be deemed to constitute the Members as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Members are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated hereby.

SECTION 14.13                               Specific Enforcement.

The parties hereto acknowledge that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

[Signature Pages to Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized representatives as of the day and year first above written.

ADAPTHEALTH HOLDING CORPORATION

By:
Name:
Title:

ADAPTHEALTH HOLDINGS LLC

By:
Name:
Title:

[MEMBERS]

By:
Name:
Title:

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Exhibit A

Number of
Common
Units
Name and Address of Member	Owned

[•]	[•]
[•]
[•]

[•]	[•]
[•]
[•]

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Exhibit B

[Form of]

Exchange Notice

AdaptHealth Holdings LLC

122 Mill Road, Suite A130

Phoenixville, Pennsylvania 19460

Attention: Luke McGee

Email:  luke.mcgee@adapthealth.com

Reference is hereby made to the Exchange Agreement, dated as of [•], 2019 (as amended from time to time, the “Exchange Agreement”), by and among AdaptHealth Holding Corporation, a Delaware corporation (“Pubco”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the holders from time to time of the Company’s Common Units listed on Exhibit A to the Exchange Agreement (collectively, the “Members” and individually, a “Member”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The undersigned Member hereby transfers to Pubco effective as of the Exchange Date, the number of Exchangeable Units in Exchange for either shares of Class A Common Stock to be issued in its name as set forth below or, at the option of Pubco, the Cash Payment payable to the account set forth below, in accordance with the terms of the Exchange Agreement.

Legal Name of Member: [•]

Address: [•]

Number and Type of Exchangeable Units to be Exchanged: [•]

Number of shares of Class B Common Stock to be Exchanged (if any) : [•]

If Pubco elects a Cash Payment:

Account Number: [•]

Legal Name of Account Holder: [•]

The undersigned hereby represents and warrants that (i) the undersigned has full legal capacity to execute and deliver this Exchange Notice and to perform the undersigned’s obligations hereunder; (ii) this Exchange Notice has been duly executed and delivered by the undersigned and is the legal, valid and binding obligation of the undersigned enforceable against it in accordance with the terms thereof or hereof, as the case may be, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally and the availability of equitable remedies; (iii) the Exchangeable Units and shares of Class B Common Stock subject to this Exchange Notice are being transferred to the Company, free and clear of any Liens; (iv) no consent, approval, authorization, order, registration or qualification of any third party or with any court or governmental agency or body having jurisdiction over the undersigned, the Exchanged Units or shares of Class B Common Stock subject to this Exchange Notice is required to be obtained by the undersigned for the transfer of such Exchanged Units or shares of Class B Common Stock to the Company; and (v) the undersigned is either not currently in possession of material non-public

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information concerning Pubco or will not be in possession of such material non-public information at the time the shares of Class A Common Stock are sold by the undersigned in any public sale.

The undersigned hereby irrevocably constitutes and appoints any officer of Pubco or the Company as the attorney of the undersigned, with full power of substitution and resubstitution in the premises, to do any and all things and to take any and all actions that may be necessary to transfer to the Company the Exchanged Units and shares of Class B Common Stock (if any) subject to this Exchange Notice and to deliver to the undersigned the shares of Class A Common Stock or Cash Payment to be delivered in Exchange therefor.

IN WITNESS WHEREOF, the undersigned, but authority duly given, has caused this Exchange Notice to be executed and delivered by the undersigned or by its duly authorized attorney.

[•]

Name:
Title:
Dated:

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Exhibit C

[Form of]

Joinder

This Joinder (“Joinder”) is a joinder to the Exchange Agreement, dated as of [•], 2019 (as amended from time to time, the “Exchange Agreement”), by and among AdaptHealth Holding Corporation, a Delaware corporation (“Pubco”), AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), and the holders from time to time of the Company’s Common Units listed on Exhibit A to the Exchange Agreement (collectively, the “Members” and individually, a “Member”). Capitalized terms used but not defined herein shall have the meanings given to them in the Exchange Agreement.

The Company, Pubco and the undersigned agree that all questions concerning the construction, validity and interpretation of this Joinder shall be governed by, and construed in accordance with, the law of the State of Delaware, without giving effect to any choice or conflict of law provision or rule, notwithstanding that public policy in Delaware or any other forum jurisdiction might indicate that the laws of that or any other jurisdiction should otherwise apply based on contacts with such state or otherwise. In the event of any conflict between this Joinder and the Exchange Agreement, the terms of this Joinder shall control.

The undersigned, having acquired Common Units and, if applicable, shares of Class B Common Stock, hereby joins and enters into the Exchange Agreement. By signing and returning this Joinder to the Company and Pubco, the undersigned (i) accepts and agrees to be bound by and subject to all of the terms and conditions of and agreements of a Member contained in the Exchange Agreement, with all attendant rights, duties and obligations of a Member thereunder and (ii) makes each of the representations and warranties of a Member set forth in Section 3.3 of the Exchange Agreement as fully as if such representations and warranties were set forth herein. The parties to the Exchange Agreement shall treat the execution and delivery hereof by the undersigned as the execution and delivery of the Exchange Agreement by the undersigned and, upon receipt of this Joinder by the Company and Pubco, the signature of the undersigned set forth below shall constitute a counterpart signature to the signature page of the Agreement.

[•]

Name:
Title:
Dated:

Address for Notice: [•]

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EXHIBIT H

Board Designation Letter Agreement

[See Attached]

            , 2019

BM AH Holdings, LLC

BlueMountain Foinaven Master Fund L.P.

BMSB L.P.

BlueMountain Fursan Fund L.P.

BlueMountain Summit Opportunities Fund II (US) L.P.

c/o BlueMountain Capital Management, LLC

280 Park Avenue — 12th Floor

New York, NY

Attn: General Counsel

Email: legalnotices@bmcm.com

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Agreement and Plan of Merger, dated as of July 8, 2019 (the “Merger Agreement”), by and among AdaptHealth Holdings LLC, a Delaware limited liability company (the “Company”), DFB Healthcare Acquisitions Corp., a Delaware corporation (“Pubco”), Access Point Medical, Inc., a Delaware corporation (the “A Blocker”), Clifton Bay Offshore Investments L.P., a British Virgin Islands limited partnership (the “A Blocker Seller”), BlueMountain Foinaven Master Fund L.P., a Cayman Islands exempted limited partnership, BMSB L.P., a Delaware limited partnership, BlueMountain Fursan Fund L.P., a Cayman Islands exempted limited partnership (collectively, the “BM Blocker Sellers” and, together with the A Blocker Seller, the “Blocker Sellers”), BM AH Holdings, LLC, a Delaware limited liability company (the “BM Blocker” and together with the A Blocker, the “Blockers”), DFB Merger Sub LLC, a Delaware limited liability company (“Merger Sub”), and AH Representative LLC, as the Company Unitholders’ Representative (the “Company Unitholders’ Representative”) and (ii) the BM Redemption Notes (as such term is defined in the Merger Agreement) and the BM Replacement Notes (as such term is defined in the Merger Agreement), collectively, the “BM Notes”).  Capitalized terms used but not otherwise defined herein shall have the meaning set forth in the BM Notes.

1.              Pubco Board Seat

i.                  During the period commencing upon the date hereof and ending on the Board Right Termination Date, the Purchasers (or their permitted transferees) holding a majority of the outstanding principal amount under the BM Notes (the “Noteholder Majority”) shall have the option and right, exercisable by delivering a written notice of such designation to the Company, to designate and nominate for election one (1) person (the “Board Designee”) to serve on the board of directors of Pubco (the “Board”), and the Company and Pubco, whether acting through the Board, any applicable committee of the Board or otherwise, shall take all actions within its control that are necessary or advisable to effect the foregoing, including, without limitation, by taking any or all of the following actions as necessary: (i) causing one or more incumbent directors serving on the Board to resign;

(ii) expanding the size of the Board; (iii) appointing such Board Designee to any vacant or newly-created director position; (iv) including the Board Designee in the slate of director nominees recommended to Pubco’s stockholders for election to the Board or (v) including the Board Designee in the proxy statement prepared by Pubco in connection with the solicitation of proxies for any meeting of Pubco stockholders called with respect to the election of members of the Board at which the election of the Board Designee is to be considered, and at every adjournment or postponement thereof, and on every action or approval by written consent of the Board with respect to the election of members of the Board; provided, however; that such Board Designee shall (x) not be prohibited from serving as a director pursuant to any rule or regulation of the Securities and Exchange Commission or any national securities exchange on which Pubco’s equity interests are listed or admitted to trading, and (y) not be an employee or director of any competitor to the Company or Pubco.  The Purchasers agree upon the Company’s or Pubco’s request, to timely provide Pubco with accurate and complete information relating to the Board Designee as may be required to be disclosed by Pubco under the Exchange Act and the rules and regulations promulgated thereunder. The initial Board Designee is [•]. Prior to the Board Right Termination Date, the Board Designee may be removed or replaced by the Noteholder Majority at any time, and any vacancy occurring by reason the death, disability, resignation, removal for cause or other cessation of a person serving as Board Designee, shall be filled solely by the Noteholder Majority.  Any action by the Noteholder Majority to designate, remove or replace a Board Designee shall be evidenced in writing furnished to the Board, shall include a statement that the action has been approved by the Noteholder Majority and shall be executed by or on behalf of the Noteholder Majority. While serving as a Board Designee, a Board Designee shall be entitled to vote on any matter on which independent members of the Board are entitled to vote on (unless prohibited by the rules and regulations of the Securities and Exchange Commission or applicable national securities exchange). Notwithstanding any rights to be granted or provided to the Board Designee hereunder, the Board may exclude the Board Designee from access to any Board or committee materials or information or meeting or portion thereof or written consent if the Board determines, in good faith, including the Board Designee in discussions relating to such determination (but not requiring the affirmative vote of such Board Designee), that such access would reasonably be expected to result in a conflict of interest with the Pubco or the Company (other than a conflict of interest with respect to the Noteholder’s ownership interest in Pubco or the Company); provided, that such exclusion shall be limited to the portion of the Board or committee material or information and/or meeting or written consent that is the basis for such exclusion and shall not extend to any portion of the Board or committee material and/or meeting that does not involve or pertain to such exclusion. Subject to the immediately preceding sentence, the Board Designee will receive the same information provided to other similarly situated (i.e., independent, non-affiliate) members of the Board, at the same time as such information is provided to other similarly situated members of the Board, including without limitation monthly information packages, and will receive copies of all written materials and other information given to members of any committee of the Board.  The option and right to appoint a Board Designee granted to the Purchasers hereunder may not be transferred or assigned directly or indirectly whether by contract, merger, operation of law or otherwise, without the prior written consent of the Company.

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ii.              [The Board Designee is not entitled to compensation from Pubco or the Company].(5)  Pubco will reimburse the Board Designee for all reasonable and documented expenses incurred in connection with the Board Designee’s participation in meetings of the Board or any committee of the Board, including, without limitation, all reasonable and documented travel, lodging and meal expenses, in each case to the same extent as Pubco reimburses any other non-executive member of the Board for such expenses.

iii.          Pubco shall maintain in effect at all times directors’ and officers’ indemnity insurance covering the Board Designee to the same extent and on the same terms as any directors’ and officers’ indemnity insurance maintained by the Pubco with respect to the other non-executive members of the Board.  Any directors’ and officers’ indemnity insurance shall be primary to any insurance coverage for the Board Designee maintained by any other person.  Prior to the Board Right Termination Date, Pubco shall not amend or alter any right to indemnification, exculpation or the advancement of expenses covering or benefiting any Board Designee contained in Pubco’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws as in effect on the date of the BM Notes without the prior written consent of the Noteholder Majority, except if such amendment or alteration (A) provides a broader right to indemnification, exculpation or advancement of expenses than those previously contained in the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, as applicable, or (B) is required to comply with applicable law.

iv.           Unless otherwise agreed in writing by BlueMountain, subject to applicable law and applicable stock exchange rules, Pubco shall take all necessary or advisable action, whether acting through the Board, any applicable committee of the Board or otherwise, to cause the Board Designee to be appointed to the Compensation Committee of the Board; provided, that the Board Designee satisfies all applicable independence requirements, as determined in good faith by the Board.

v.              For the purposes of the BM Notes, the “Board Right Termination Date” means the date upon which the BM Notes have been paid in full.  For the avoidance of doubt, upon the Board Right Termination Date (A) the Noteholder Majority’s rights pursuant to this Section 1 shall expire and terminate immediately and (B) the Noteholder Majority shall cause any Board Designees to resign from the Board.

vi.           Notwithstanding the foregoing in this Section 1, if the BM Notes are not paid in full on or prior to the date that is fifteen (15) days following the Maturity Date, then, until the BM Notes have been paid in full, the number of Board Designees that the Noteholder Majority shall have the right to designate hereunder shall be increased to the greater of (x) two (2) and (y) twenty-five percent (25%) of the number of seats on the Board, rounded down to the nearest whole number, and the provisions of this Section 1 shall apply with respect to any such additional Board Designee, mutatis mutandis.

(5)  NTD: To be confirmed.

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2.              Activities of Pubco.  Prior to the Board Right Termination Date, Pubco may, in its sole and absolute discretion, from time to time hold or acquire assets in its own name or otherwise other than through the Company and its Subsidiaries; provided, that in such event Pubco shall take commercially reasonable measures to ensure that the economic benefits and burdens of such assets are otherwise vested in the Company or its Subsidiaries, through assignment, mortgage, loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company or any of its Subsidiaries, Pubco shall negotiate in good faith to amend the Surviving Company LLC Agreement (as such term is defined in the Merger Agreement) to reflect such activities and the direct ownership of assets by Pubco. Nothing contained herein shall be deemed to prohibit Pubco from executing any guarantee of indebtedness of the Company or its Subsidiaries.

3.              Miscellaneous.

i.                  This agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware applicable to contracts executed in and to be performed in that State.  All actions and proceedings arising out of or relating to this agreement shall be heard and determined exclusively in any Delaware Chancery Court, or if such court does not have subject matter jurisdiction, any court of the United States located in the State of Delaware.  The parties hereto hereby (a) submit to the exclusive jurisdiction of the Delaware Chancery Court for the purpose of any Action arising out of or relating to this agreement brought by any party hereto, and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this agreement may not be enforced in or by any of the above-named courts.

ii.              Each of the parties hereto hereby waives to the fullest extent permitted by applicable law any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this agreement.  Each of the parties hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce that foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this agreement, by, among other things, the mutual waivers and certifications herein.

iii.           This agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

[Remainder of this page intentionally left blank]

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Please evidence your agreement with the foregoing by executing in the space indicated below.

Very truly yours,

ADAPTHEALTH HOLDING CORPORATION

By:
Name:
Title:

ADAPTHEALTH HOLDINGS, LLC

By:
Name:
Title:

Agreed and accepted:

[BLUEMOUNTAIN ENTITIES]

By:
Name:
Title: